    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 5, 1999

                                            REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                            ------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                  INTUIT INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                             7372                            77-0034661
 (STATE OR OTHER JURISDICTION OF      (PRIMARY STANDARD INDUSTRIAL             (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)      CLASSIFICATION CODE NUMBER)            IDENTIFICATION NO.)

                                  INTUIT INC.
                               2535 GARCIA AVENUE
                            MOUNTAIN VIEW, CA 94043
                                 (415) 944-6000
   (ADDRESS AND TELEPHONE NUMBER OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                           CATHERINE VALENTINE, ESQ.
                                  INTUIT INC.
                           P.O. BOX 7850, M.S. 52028
                          MOUNTAIN VIEW, CA 94039-7850
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                                   COPIES TO:

    CATHERINE VALENTINE, ESQ.        KATHERINE TALLMAN SCHUDA, ESQ.          ROBERT KRUEGER, ESQ.
           INTUIT INC.                     FENWICK & WEST LLP         HONIGMAN MILLER SCHWARTZ AND COHN
    P.O. BOX 7850, M.S. 52028             TWO PALO ALTO SQUARE           2290 FIRST NATIONAL BUILDING
   MOUNTAIN VIEW, CA 94039-7850           PALO ALTO, CA 94306               DETROIT, MI 48226-3583
          (650) 944-6656                     (650) 494-0600                     (313) 465-7452

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
        Upon consummation of the merger described herein (the "Merger").

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement number for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
     TITLE OF EACH CLASS           PROPOSED MAXIMUM        PROPOSED MAXIMUM        PROPOSED MAXIMUM           AMOUNT OF
       OF SECURITIES TO              AMOUNT TO BE           OFFERING PRICE        AGGREGATE OFFERING         REGISTRATION
        BE REGISTERED               REGISTERED(1)             PER SHARE                PRICE(2)                 FEE(3)
------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par
  value.......................        14,607,928                 $(2)              $339,005,872.00            $94,243.63
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------

(1) Based on the maximum number of shares of common stock, par value $0.01 per share, of Intuit Inc. that may be issued pursuant to the acquisitions of Rock Financial Corporation (14,388,414 shares) and Title Source, Inc. (219,514 shares).

(2) Computed for Rock pursuant to Rules 457(f)(1) and 457(c) and based on the average of the high and low prices per common share, par value $.01 per share, of Rock on the Nasdaq National Market on November 3, 1999 ($19.75). Computed for Title pursuant to Rule 457(f)(2) and based on the aggregate book value of the outstanding common shares, par value $.01 per share, of Title as of September 30, 1999 ($1,295,013.00).

(3) Pursuant to Rule 457(b), the registration fee is offset by the filing fee of $64,490.15 previously paid by Rock with the filing of preliminary proxy materials on Schedule 14A on October 22, 1999. Accordingly, $29,753.48 is being paid herewith.
                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PROXY STATEMENT                                                       PROSPECTUS

ROCK FINANCIAL CORPORATION                                           INTUIT INC.
TITLE SOURCE, INC.                       COMMON STOCK, PAR VALUE $0.01 PER SHARE
                                                               14,607,928 SHARES

Dear Shareholder:

    The shareholders of Rock Financial Corporation are cordially invited to attend a special meeting of shareholders at Rock's National Support Center, 20555 Victor Parkway, Livonia, Michigan 48152, on December 8, 1999 at 10:00 a.m., Eastern Standard Time. The shareholders of Title Source, Inc. are cordially invited to attend a special meeting of shareholders at Title's principal executive offices, 3001 West Big Beaver Road, Suite 328, Troy, Michigan 48084, on December 8, 1999 at 1:00 p.m., Eastern Standard Time.

    At the Rock meeting, the Rock shareholders will be asked to consider and vote to approve a merger agreement with Intuit Inc. At the Title meeting, the Title shareholders will be asked to consider and vote to approve a merger agreement with Intuit Inc. The result of the mergers will be that both Title and Rock will become wholly-owned subsidiaries of Intuit. The Rock shareholders are not being asked to vote on the Title merger and the Title shareholders are not being asked to vote on the Rock merger.

    In the Rock merger, based on data as of October 20, 1999, Rock shareholders would be entitled to receive approximately 0.762286 of a share of Intuit common stock for each Rock common share they own. The actual exchange ratio will be calculated by a formula, but will not be less than 0.579832 of an Intuit share per Rock share or more than 0.841463 of an Intuit share per Rock share.

    In the Title merger, based on data as of October 20, 1999, Title shareholders will be entitled to receive approximately 57.447640 shares of Intuit common stock for each Title common share they own. The actual number will be calculated by a formula, but will not be less than 43.7 Intuit shares per Title share or more than 63.4 Intuit shares per Title share.

    THE ROCK BOARD OF DIRECTORS BELIEVES THAT THE ROCK MERGER IS IN THE BEST INTERESTS OF ROCK AND ITS SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT. THE TITLE BOARD OF DIRECTORS BELIEVES THAT THE TITLE MERGER IS IN THE BEST INTERESTS OF TITLE AND ITS SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

    Attached is a notice of special meeting of shareholders and a prospectus/proxy statement relating to the mergers. This document is the proxy statement for the Rock and Title shareholder meetings and the prospectus of Intuit for up to 14,607,928 shares of Intuit common stock to be issued in the mergers. It describes the mergers in detail. We encourage you to read it carefully.

    THE MERGERS AND AN INVESTMENT IN SHARES OF INTUIT INVOLVE RISKS. YOU SHOULD CAREFULLY CONSIDER THE DISCUSSION IN THE SECTION ENTITLED "RISK FACTORS" STARTING ON PAGE 19 OF THIS PROSPECTUS/PROXY STATEMENT.

    Under voting agreements that are described in this prospectus/proxy statement, the owners of a majority of the Rock common shares and Title common shares have agreed to vote their shares in favor of the approval and adoption of the merger agreement. Therefore, Rock and Title expect that the shareholder vote required to approve and adopt the merger agreement will occur regardless of whether or how other shareholders vote their shares.

    Whether or not you expect to attend your meeting, please complete, date and sign the enclosed proxy card and return it to us in the enclosed envelope as promptly as possible. Even if you return the proxy card, you may still withdraw your proxy and vote your shares in person if you attend the meeting.

    PLEASE DO NOT SEND YOUR STOCK CERTIFICATES WITH YOUR PROXY CARD.

                                      Sincerely,

  Daniel Gilbert                     Jeffrey K. Eisenshtadt
  Chairman of the Board and          President of Title
  Chief Executive Officer of Rock

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS/PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    Intuit common stock is listed on the Nasdaq National Market under the symbol "INTU."

    This prospectus/proxy statement is dated November 5, 1999 and was first mailed to shareholders on November 8, 1999.

                           ROCK FINANCIAL CORPORATION

ADDRESS UNTIL DECEMBER 3, 1999                                ADDRESS AFTER DECEMBER 3, 1999
30600 TELEGRAPH ROAD, FOURTH FLOOR                                      20555 VICTOR PARKWAY
BINGHAM FARMS, MICHIGAN 48025                                        LIVONIA, MICHIGAN 48152

                 NOTICE OF ROCK SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD DECEMBER 8, 1999

To the Shareholders of Rock Financial Corporation:

     NOTICE IS HEREBY GIVEN that a special meeting of shareholders of Rock Financial Corporation will be held at Rock's National Support Center, 20555 Victor Parkway, Livonia, Michigan 48152, at 10:00 a.m. Eastern Standard Time on Wednesday, December 8, 1999.

     The purpose of the special meeting is to approve and adopt the Agreement and Plan of Merger, dated as of October 6, 1999, among Rock, Intuit Inc., Title Source, Inc., Merger Sub 1, Inc., a wholly-owned subsidiary of Intuit, and Merger Sub 2, Inc., a wholly-owned subsidiary of Intuit.

     Under the Agreement and Plan of Merger, Merger Sub 1 will merge with and into Rock, Rock will become a wholly-owned subsidiary of Intuit and each outstanding common share, par value $0.01 per share, of Rock will be converted into the right to receive a fraction of a share of common stock of Intuit. This fraction is determined by dividing $23.00 by the average of the closing prices of Intuit common stock on the Nasdaq Stock Market over the 20 trading days ending on the third trading day before the date of the special meeting. However, if the fraction is less than 0.579832, the exchange ratio will be 0.579832. If that fraction is more than 0.841463, the exchange ratio will be 0.841463.

     Also, pursuant to this merger, outstanding options to purchase Rock common shares will be assumed by Intuit and become rights to purchase Intuit common stock pursuant to their existing terms. The number of shares subject to these options will be multiplied by the exchange ratio, described above, and the exercise price of these options will be divided by that exchange ratio.

     Rock is not aware of any other matters to be brought before the special meeting. Only shareholders of record on November 1, 1999 will be entitled to notice of, and to vote at, the meeting or any adjournment of the meeting.

     All shareholders are cordially invited to attend the meeting. Whether or not you expect to attend the meeting, please complete, date and sign the enclosed proxy and return it as promptly as possible to ensure your representation at the meeting. A return postage-prepaid envelope is enclosed for that purpose. Even if you return the proxy card, you may still withdraw your proxy and vote your shares in person if you attend the meeting.

     Your attention is called to the attached prospectus/proxy statement and the enclosed proxy card.

                                      By order of the Board of Directors

                                      Daniel Gilbert
                                      Chairman of the Board and
                                      Chief Executive Officer

Bingham Farms, Michigan
November 8, 1999

                               TITLE SOURCE, INC.
                      3001 WEST BIG BEAVER ROAD, SUITE 328
                              TROY, MICHIGAN 48084
                            ------------------------

                NOTICE OF TITLE SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD DECEMBER 8, 1999

To the Shareholders of Title Source, Inc.:

     NOTICE IS HEREBY GIVEN that a special meeting of shareholders of Title Source, Inc. will be held at Title's principal executive offices, 3001 West Big Beaver Road, Suite 328, Troy, Michigan 48084, at 1:00 p.m. Eastern Standard Time on Wednesday, December 8, 1999.

     The purpose of the special meeting is to approve and adopt the Agreement and Plan of Merger, dated as of October 6, 1999, among Title, Intuit Inc., Rock Financial Corporation, Merger Sub 1, Inc., a wholly-owned subsidiary of Intuit, and Merger Sub 2, Inc., a wholly-owned subsidiary of Intuit.

     Under the Agreement and Plan of Merger, Merger Sub 2 will merge with and into Title, Title will become a wholly-owned subsidiary of Intuit and each outstanding common share, par value $0.01 per share, of Title will be converted into the right to receive a number of shares of common stock of Intuit. The number is calculated by dividing $1,733.33 1/3 by the average of the closing prices of Intuit common stock on the Nasdaq Stock Market over the 20 trading days ending on the third trading day before the date of the special meeting. However, if this average of Intuit's closing prices is less than $27 1/3, $1,733.33 1/3 will be divided by $27 1/3, for a maximum possible exchange ratio of 63.4 shares of Intuit common stock for each Title common share. If the average of Intuit's closing prices is more than $39 2/3, $1,733.33 1/3 will be divided by $39 2/3, for a minimum possible exchange ratio of 43.7 shares of Intuit common stock for each Title common share.

     Also, pursuant to this merger, the outstanding option to purchase 600 common shares of Title will be converted into a number of shares of Intuit common stock that is calculated by dividing $800,000 by the average of the closing prices of Intuit common stock, as described above. If this average of Intuit's closing prices is less than $27 1/3, $800,000 will be divided by $27 1/3. If this average is more than $39 2/3, $800,000 will be divided by $39 2/3.

     Title is not aware of any other matters to be brought before the special meeting. Only shareholders of record on November 1, 1999 will be entitled to notice of, and to vote at, the meeting or any adjournment of the meeting.

     All shareholders are cordially invited to attend the meeting. Whether or not you expect to attend the meeting, please complete, date and sign the enclosed proxy card and return it as promptly as possible to ensure your representation at the meeting. A return postage-prepaid envelope is enclosed for that purpose. Even if you return the proxy card, you may still withdraw your proxy and vote your shares in person if you attend the meeting.

     Your attention is called to the attached prospectus/proxy statement and the enclosed proxy card.

                                      By order of the Board of Directors

                                      Jeffrey K. Eisenshtadt
                                      President

Troy, Michigan
November 8, 1999

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
FREQUENTLY ASKED QUESTIONS..................................    1
SUMMARY OF THE PROSPECTUS/PROXY STATEMENT...................    4
  The Companies.............................................    4
  Summary of the Transaction................................    5
  Comparative Per Share Data................................   12
  Intuit's Selected Historical Financial Data...............   15
  Rock's Selected Historical Financial Data.................   16
  Title's Selected Historical Financial Data................   18
RISK FACTORS................................................   19
  Risks relating to the proposed mergers....................   19
  Risks related to Intuit's business........................   21
  Risks related to Rock's business..........................   33
THE ROCK SPECIAL MEETING....................................   45
THE TITLE SPECIAL MEETING...................................   47
THE MERGERS.................................................   49
  Background of the mergers.................................   49
  Rock's and Title's reasons for the mergers................   50
  Intuit's reasons for the mergers..........................   51
  Recommendation of Rock's board of directors...............   51
  Recommendation of Title's board of directors..............   51
  Opinion of Rock's financial advisor.......................   52
  Interests of executive officers and directors in the
     mergers................................................   60
  Closing and effectiveness of the mergers..................   60
  Structure of mergers......................................   61
  What Rock shareholders will receive.......................   61
  What Title shareholders will receive......................   61
  Illustration of what Rock shareholders will receive.......   62
  Illustration of what Title shareholders will receive......   62
  Treatment of Rock stock options...........................   63
  Treatment of Title stock option...........................   63
  Exchange of Rock and Title stock certificates for Intuit
     stock certificates.....................................   64
  Material United States federal income tax consequences of
     the mergers............................................   64
  Accounting treatment of the mergers.......................   66
  Regulatory filings and approvals required to complete the
     mergers................................................   66
  Restrictions on sales of shares by affiliates of Intuit,
     Rock and Title.........................................   66
  Listing on the Nasdaq National Market of shares of Intuit
     common stock to be issued in the mergers...............   67
  Delisting and deregistration of Rock common shares after
     the mergers............................................   67
THE MERGER AGREEMENT........................................   68
  Representations and warranties............................   68
  Rock's and Title's conduct of their business before the
     closing of the mergers.................................   70
  No other negotiations.....................................   71
  Public disclosure.........................................   73
  Employee benefit plans....................................   73
  Conditions to closing the mergers.........................   74
  Termination of the merger agreement.......................   77

                                                              PAGE
                                                              ----
Termination fee.............................................   78
  Amendment, extension and waiver of the merger agreement...   79
RELATED AGREEMENTS..........................................   80
  The stock option agreement................................   80
  The voting agreements.....................................   82
  Non-competition agreement.................................   83
COMPARATIVE PER SHARE MARKET PRICE DATA.....................   84
COMPARISON OF RIGHTS OF HOLDERS OF INTUIT COMMON STOCK, ROCK
  COMMON SHARES AND TITLE COMMON SHARES.....................   86
BUSINESS OF TITLE...........................................  104
TITLE MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
  CONDITION AND RESULTS OF OPERATIONS.......................  107
QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET
  RISK......................................................  109
SHARE OWNERSHIP BY PRINCIPAL SHAREHOLDERS, MANAGEMENT AND
  DIRECTORS OF ROCK.........................................  110
SHARE OWNERSHIP BY PRINCIPAL SHAREHOLDERS, MANAGEMENT AND
  DIRECTORS OF TITLE........................................  111
MANAGEMENT..................................................  113
TITLE RELATED PARTY TRANSACTIONS............................  118
LEGAL OPINION...............................................  118
EXPERTS.....................................................  118
SHAREHOLDER PROPOSALS.......................................  118
DOCUMENTS INCORPORATED BY REFERENCE IN THIS PROSPECTUS/PROXY
  STATEMENT.................................................  119
WHERE YOU CAN FIND MORE INFORMATION.........................  120

                           FREQUENTLY ASKED QUESTIONS

Q: WHAT TRANSACTIONS ARE PROPOSED?

A: Intuit will be acquiring two companies, Rock and Title. In the transaction, each of the acquired companies will become a wholly-owned subsidiary of Intuit.

   The effectiveness of each merger is conditioned upon the closing of the other.

   For a more complete description of the mergers, see the section entitled "The Mergers" on page 49.

Q: WHAT WILL ROCK AND TITLE SHAREHOLDERS RECEIVE IN THE MERGERS?

A: As a result of the mergers, Rock and Title shareholders will receive shares of Intuit common stock in exchange for their Rock or Title common shares.

   Based on the formula used to compute the number of shares of Intuit common stock that holders of Rock and Title common shares will be entitled to receive in the mergers, based on data as of October 20, 1999:

   - Rock shareholders would receive approximately 0.762286 of a share of Intuit common stock for each Rock common share they own.

   - Title shareholders would receive approximately 57.447640 shares of Intuit common stock for each Title common share they own.

   Shareholders of both companies will receive cash based on the market price of Intuit common stock instead of any fractional share.

   For example, based on the sample exchange ratios described above, a holder of 100 Rock common shares would receive 76 shares of Intuit common stock and a check representing the value of the remaining 0.2286 of a share of Intuit common stock. A holder of 100 shares of Title common stock would receive 5,744 shares of Intuit common stock and a check representing the value of the remaining 0.7640 of a share of Intuit common stock.

   As a result of the mergers, the former shareholders of Rock will be entitled to receive a total of 11,323,494 shares of Intuit common stock and the former shareholders of Title will be entitled to receive a total of 172,342 shares of Intuit common stock. The number of shares of Intuit common stock issued to the former shareholders of Rock will represent approximately 5.6% of Intuit's common stock outstanding after the mergers. The number of shares of Intuit common stock issued to the former shareholders of Title will represent approximately 0.86% of Intuit's common stock outstanding after the mergers.

   These numbers are based on the sample exchange ratios described above. The actual exchange ratios may be different when the mergers are completed.

   Holders of options to purchase Rock common shares will hold options to purchase shares of Intuit common stock after completion of the mergers. The holder of an option to purchase Title common shares will receive shares of Intuit common stock and that option will be canceled.

   Intuit's and Rock's stock prices are volatile. We encourage you to obtain current market quotations of Intuit common stock and Rock common shares.

   For a more complete description of what you will receive in the mergers, see the sections entitled "The Mergers -- What Rock shareholders will receive" and "The Mergers -- What Title shareholders will receive," on page 61.

Q: DO THE BOARDS OF DIRECTORS OF ROCK AND TITLE RECOMMEND VOTING IN FAVOR OF THE
   TRANSACTION?

A: Yes. After careful consideration, Rock's board of directors and Title's board of directors each unanimously recommends that its shareholders vote in favor of the merger agreement and the applicable merger.

   For a more complete description of the recommendation of each company's board of directors, see the sections entitled "The Mergers -- Rock's and Title's reasons for the merger" on page 50, and "The Mergers -- Recommendation of Rock's board of directors" on page 51 and "The Mergers -- Recommendation of Title's board of directors" on page 51.

Q: WHAT DO I NEED TO DO NOW?

A: You should read this prospectus/proxy statement carefully, including its annexes, and consider how the transaction will affect you as a shareholder. You may also want to review the documents referenced under "Where You Can Find More Information" on page 120.

Q: HOW DO I CAST MY VOTE?

A: You should indicate on your proxy card how you want to vote, and sign and mail your proxy card in the enclosed return envelope as soon as possible so that your shares will be represented at your special meeting. If you fail to return your proxy card or to vote in person at your company's special meeting, the effect will be the same as a vote against the merger agreement and the applicable merger.

   For a more complete description of voting at the special meetings, see the section entitled "The Rock Special Meeting" on page 45 for Rock shareholders and "The Title Special Meeting" on page 47 for Title shareholders.

Q: WHAT DO I DO IF I WANT TO CHANGE MY VOTE?

A: If you want to change your vote, deliver to the secretary of Rock, if you are a Rock shareholder, or to the Secretary of Title, if you are a Title shareholder, a written notice of revocation of your proxy or a later-dated, signed proxy card before your special meeting.

   For a more complete description of how to change your vote, see the section entitled "The Rock Special Meeting" on page 45 for Rock shareholders and "The Title Special Meeting" on page 47 for Title shareholders.

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY
   SHARES FOR ME?

A: Your broker will vote your shares only if you provide instructions on how to vote by following the information provided to you by your broker.

Q: SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A: No. After the mergers are completed, you will receive written instructions for exchanging your Rock or Title stock certificates for Intuit stock certificates.

Q: WHEN DO YOU EXPECT THE MERGERS TO BE COMPLETED?

A: We are working toward completing the mergers as quickly as possible and hope to complete the mergers before the end of calendar 1999.

Q: WILL I RECOGNIZE A TAXABLE GAIN OR LOSS ON THE MERGERS?

A: We expect that if the mergers are completed, you will not recognize gain or loss for United States federal income tax purposes, except that you will recognize gain or loss with respect to cash received instead of fractional shares. We urge you to consult your own tax advisor to determine your particular tax consequences.

   For a more complete description of the tax consequences of the mergers, see the section entitled "The Mergers -- Material United States federal income tax consequences of the mergers" on page 64.

Q: WHOM SHOULD I CALL WITH QUESTIONS?

A: Rock shareholders should call Rock Investor Relations at (248) 723-7172 with any questions about the mergers. The number after December 3, 1999 is (734) 805-7172. Title shareholders should call Jeffrey K. Eisenshtadt at (248) 816-8080 with any questions about the mergers.

   You may also obtain additional information about Intuit and Rock from documents filed with the Securities and Exchange Commission by following the instructions in the section entitled "Where You Can Find More Information" on page 120.

                   SUMMARY OF THE PROSPECTUS/PROXY STATEMENT

                                 THE COMPANIES


                                              LOGO
                                              Rock Financial Corporation
LOGO                                          30600 Telegraph Road, Fourth Floor
Intuit Inc.                                   Bingham Farms, MI 48025
2535 Garcia Avenue                            (248) 540-8000 (until December 3, 1999)
Mountain View, CA 94043
(650) 944-6000                                20555 Victor Parkway
Intuit develops, sells and supports small     Livonia, Michigan 48152
business accounting, tax preparation and      (734) 805-5000 (after December 3, 1999)
consumer finance desktop software,            Rock Financial Corporation is a technology
financial supplies, such as computer          and service driven retail mortgage banking
checks, envelopes and invoices, and           company. Rock markets conventional,
Internet products and services for            governmental-insured, and sub-prime
individuals, small businesses and             mortgage loans and home equity lines of
financial professionals. Intuit's products    credit directly to consumers through the
and services are designed to automate         Internet at www.RockLoans.com, its call
commonly performed financial tasks and to     center, three retail branches and its
simplify the way individuals and small        strategic alliance program. Rock
businesses manage their finances.             processes, underwrites and closes loans
LOGO                                          without referring customers to another
Title Source, Inc.                            company to perform these services and
3001 West Big Beaver Road, Suite 328          without charging additional brokerage fees
Troy, Michigan 48084                          to customers.
(248) 816-8080
Title Source Inc. is an independent title
agency representing several national title
underwriters. Title provides title
insurance and escrow services to real
estate agents, lenders, attorneys,
corporations and homeowners. During 1998
and the six months ended June 30, 1999,
Title derived approximately 55% and 53% of
its revenues from title insurance and
escrow services provided in connection
with loans originated by Rock. Title
markets its services through 10 branches
in Southeast Michigan.

                           SUMMARY OF THE TRANSACTION

THE MERGERS

     In one merger, Rock and a wholly-owned subsidiary of Intuit will merge, and as a result Rock will become a wholly-owned subsidiary of Intuit.

     In the other merger Title and a wholly-owned subsidiary of Intuit will merge, and as a result Title will become a wholly-owned subsidiary of Intuit.

     The merger agreement is attached to this prospectus/proxy statement as Annex A. We encourage you to read the merger agreement carefully.

NO OTHER NEGOTIATIONS

     Until the mergers are completed or the merger agreement is terminated, Rock has agreed, with limited exceptions, not to take any action, directly or indirectly, with respect to an Acquisition Proposal, as defined on page 72 of this prospectus/proxy statement.

     Rock may furnish non-public information regarding Rock and Title to any person or entity making an unsolicited request that Rock's board determines in its good faith judgment is reasonably likely to make a Superior Offer, as defined on page 73 of this prospectus/proxy statement. If Rock receives an unsolicited, written, bona fide Acquisition Proposal that Rock's board determines in its good faith judgment may constitute a Superior Offer, then Rock may furnish non-public information regarding it and may, subject to the satisfaction of certain conditions, enter into discussions and negotiations with the person or group who has made the Acquisition Proposal if Rock provides written notice to Intuit and follows other specified procedures.

     Rock has agreed to inform Intuit promptly of any Acquisition Proposal, request for non-public information or inquiry that Rock reasonably believes could lead to an Acquisition Proposal. Rock has agreed to inform Intuit of the status and details of any Acquisition Proposal.

     Either of the boards of Rock or Title may withhold or withdraw its recommendation in favor of the applicable merger if it receives a Superior Offer and Intuit does not respond with a corresponding offer at least as favorable as the Superior Offer.

     For a more complete description of these limitations on the actions of Rock and Title with respect to an Acquisition Proposal, please refer to the sections entitled "The Merger Agreement -- No other negotiations," on page 71, "The Merger Agreement -- Termination of the merger agreement" on page 77 and "The Merger Agreement -- Termination fee" on page 78 and the corresponding sections of the merger agreement.

CONDITIONS TO COMPLETION OF THE MERGER

     The completion of both of the mergers depends upon meeting a number of conditions, including:

     - the merger agreement must be approved by Rock and Title shareholders;

     - no governmental injunction or order preventing the completion of the mergers may be in effect;

     - the waiting periods under antitrust laws must expire or be terminated;

     - the parties must have received legal opinions to the effect that the mergers will qualify as tax-free reorganizations;

     - the shares of Intuit common stock to be issued to Rock and Title stockholders in the mergers must have been approved for listing on the Nasdaq National Market;

     - the representations and warranties of each party in the merger agreement must be true and correct except as provided in the merger agreement;

     - the parties must have complied in all material respects with their respective agreements in the merger agreement;

     - no material adverse change shall have occurred with respect to Intuit or Rock and Title;

     - the parties must have received from third parties any required consents to the mergers, except as provided in the merger agreement;

     - the non-competition agreement described under the section entitled "Related Agreements -- Non-competition agreement" on page 83 must be in full force and effect; and

     - KPMG LLP must provide a letter regarding their concurrence with Rock's and Title's management's conclusions as to the appropriateness of pooling of interest accounting for the mergers as it relates to Rock and Title if they are completed in accordance with the merger agreement. This condition will be waived if KPMG LLP is unable to deliver the letter as a result of actions taken by Intuit.

     If either Intuit, Rock or Title waives any conditions, Rock and Title will consider the facts and circumstances at that time and make a determination as to whether a resolicitation of proxies from shareholders is appropriate.

VOTES REQUIRED FOR APPROVAL

     The holders of a majority of the outstanding Rock common shares and holders of a majority of the outstanding Title common shares must approve the merger agreement. Rock shareholders and Title shareholders are entitled to cast one vote per common share of Rock or Title, as applicable, owned as of November 1, 1999, the record date for each company's meeting. Daniel Gilbert and his brother, Gary Gilbert, own a majority of the outstanding common shares of both Rock and Title.

     Rock shareholders that own of record approximately 62.4% of the Rock common shares outstanding as of the record date have agreed to vote in favor of approval of the merger agreement. Please see the section entitled "Related Agreements -- The voting agreements" on page 82. Directors and executive officers of Rock as a group beneficially owned approximately 72.8% of the outstanding Rock common shares as of the record date.

     Title shareholders that own of record approximately 84.4% of the Title common shares outstanding as of the record date have agreed to vote in favor of approval of the merger agreement. Please see the section entitled "Related Agreements -- The voting agreements" on page 82. Directors and executive officers of Title as a group beneficially owned all of the outstanding Title common shares as of the record date.

TERMINATION OF THE MERGER AGREEMENT

     The merger agreement may be terminated by the parties' mutual consent.

     In addition, subject to qualifications, the merger agreement may be terminated by either of the parties under any of the following circumstances:

     - if the mergers are not completed by March 31, 2000, so long as the terminating party was not the principal cause of the mergers not occurring due to its breach of the merger agreement;

     - if a final governmental injunction or order prohibiting either of the mergers is issued and is not appealable;

     - if the Rock or Title shareholders do not approve the merger agreement; however, Rock or Title may not terminate the agreement if the failure to obtain shareholder approval resulted from their breach of the merger agreement or the breach of any voting agreement; or

     - if the conditions to completion of the mergers would not be satisfied (1) because of a breach of any representation, warranty, covenant or agreement by the other party, or (2) because a representation or warranty of the other party in the merger agreement becomes untrue.

     The merger agreement may be terminated by Intuit if any of the following Payment Events occurs:

     - Rock's or Title's board fails to recommend that their shareholders approve the merger agreement and the applicable merger;

     - Rock's board fails to reaffirm its recommendation of the merger upon the request of Intuit after an Acquisition Proposal has been publicly announced;

     - Rock's board approves or publicly recommends any Acquisition Proposal;

     - Rock enters into a letter of intent or other similar document or agreement relating to an Acquisition Proposal; or

     - any tender or exchange offer relating to securities of Rock begins and Rock does not recommend the rejection of that tender offer or exchange offer.

     For a more complete description of the manner in which the merger agreement may be terminated, see the section entitled "The Merger Agreement -- Termination of the merger agreement" on page 77.

TERMINATION FEE

     Rock will be obligated to pay Intuit a termination fee of $7.4 million if the merger agreement is terminated:

     - by Intuit because of any of the Payment Events described immediately above;

     - because Rock's or Title's shareholders fail to approve the merger agreement; or

     - because Rock or Title willfully breaches a representation, warranty or covenant in the merger agreement that constitutes a failure of a closing condition.

     Rock will be obligated to pay Intuit an additional $7.4 million if within 12 months after the termination, Rock is a party to an extraordinary transaction, such as a merger or sale of significant assets, or Rock enters into an agreement regarding an extraordinary transaction.

     For a more complete description of the payment of the termination fee, see the section entitled "The Merger Agreement -- Termination fee" on page 78.

THE STOCK OPTION AGREEMENT

     Intuit entered into a stock option agreement with Rock. Rock granted Intuit the option to buy up to a number of Rock common shares equal to 19.9% of the outstanding Rock common shares on the date that Intuit delivers notice to Rock of its election to exercise the option at an exercise price of $23.00 per share.

     Based on the number of Rock common shares outstanding on October 20, 1999, this option would be exercisable for approximately 2,956,076 Rock common shares. This option is not currently exercisable, and it will only become exercisable if specified conditions are triggered. These triggering conditions include any of the events giving rise to payment of the termination fee, failure by Rock's or Title's shareholders to approve the merger proposal at its meeting, the public announcement of an Acquisition Proposal, acquisition by any person of beneficial ownership of 20% or more of Rock's outstanding common shares and the start of a solicitation seeking to change the composition of Rock's board of directors.

     Intuit required Rock to grant the option as a prerequisite to entering into the merger agreement. The option may discourage third parties who are interested in acquiring a significant stake in Rock and is intended by Intuit to increase the likelihood that the mergers will be completed.

     There is a more complete description of the stock option agreement in the section entitled "Related Agreements -- The stock option agreement" on page 80. The stock option agreement is attached to this prospectus/proxy statement as Annex C. We urge you to read it in its entirety.

THE VOTING AGREEMENTS

     Two of Rock's shareholders, Daniel Gilbert and Gary Gilbert, entered into voting agreements with Intuit. The voting agreements require these shareholders to vote all the Rock common shares they own in favor of the Rock merger and the merger agreement at any meeting of shareholders of Rock and in any action taken by the written consent of shareholders of Rock. These Rock shareholders who entered into the voting agreements collectively held approximately 62.4% of the outstanding Rock common shares as of the record date.

     Six of Title's shareholders entered into voting agreements with Intuit. The voting agreements require these shareholders to vote all the Title common shares they own in favor of the Title merger and the merger agreement at any meeting of shareholders of Title and in any action taken by the written consent of shareholders of Title. These Title shareholders who entered into the voting agreements collectively held approximately 84.4% of the outstanding Title common shares as of the record date.

     There is a more complete description of the voting agreements in the section entitled "Related Agreements -- The voting agreements" on page 82. The form of Rock voting agreement is attached to this prospectus/proxy statement as Annex D and the form of Title voting agreement is attached to this prospectus/proxy statement as Annex E. We urge you to read them carefully.

OPINION OF FINANCIAL ADVISOR

     In deciding to approve the merger, Rock's board of directors considered an opinion from its financial advisor, Bear, Stearns & Co. Inc. as to the fairness of the exchange ratio to Rock's public shareholders from a financial point of view. For a more complete description of this opinion see the section entitled "The Mergers -- Opinion of Rock's financial advisor" on page 52. This opinion is attached to this prospectus/proxy statement as Annex C, and we urge you to read it carefully.

ACCOUNTING TREATMENT OF THE MERGERS

     Intuit intends to account for the mergers as a pooling of interests for financial reporting and accounting purposes, under generally accepted accounting principles. After the mergers, the results of operations of Rock and Title will be included in the consolidated financial statements of Intuit.

TAX TREATMENT OF THE MERGERS

     Intuit, Rock and Title intend that the mergers will be treated as a tax free reorganization for federal tax purposes. For a more complete description of the material federal income tax consequences of the mergers, see the section entitled "The Mergers -- Material United States federal income tax consequences of the mergers" on page 64.

INTERESTS OF EXECUTIVE OFFICERS AND DIRECTORS IN THE MERGER

     When considering the recommendations of Rock's and Title's boards of directors, you should be aware that the directors and executive officers of Rock and Title have interests in the mergers and have arrangements that are different from those of Rock and Title shareholders generally. These include:

     - At the effective time of the mergers, each outstanding option to purchase Rock common shares, including any stock option held by any executive officer or director of Rock, will be assumed by Intuit and will become an option to acquire common stock of Intuit after the mergers, with the number of shares subject to the option and the option exercise price to be adjusted according to the exchange ratio for the Rock merger;

     - Several executive officers of Rock and Title have agreements with Rock and Title that provide for benefits, including severance and other payments, that may be triggered upon termination of their employment after completion of the mergers;

     - Directors and executive officers of Rock and Title have customary rights to indemnification against specified liabilities, each has an indemnification agreement with his company, and Intuit is required to maintain directors' and officers' liability insurance for them; and

     - At the effective time of the mergers, the outstanding option to purchase Title common shares held by an executive officer and director of Title, will be converted into shares of Intuit common stock, as described in the section entitled "The Mergers -- Treatment of Title stock option" on page 63.

     As a result, these directors and executive officers could be more likely to vote to approve the merger agreement and the mergers than if they did not hold these interests. For a more complete description of the interests of persons in the merger, see the section entitled "The Mergers -- Interests of executive officers and directors in the mergers" on page 60.

APPRAISAL AND DISSENTERS' RIGHTS

     Under Michigan law, neither Rock nor Title shareholders are entitled to appraisal or dissenters' rights in the mergers. For a more complete description of appraisal and dissenters' rights, see the sections entitled "The Rock Special Meeting -- No dissenters' rights" on page 46 and "The Title Special Meeting -- No dissenters' rights" on page 48.

ANTITRUST APPROVAL REQUIRED TO COMPLETE THE MERGERS

     The mergers are subject to antitrust laws. We have made the required filings with the Department of Justice and the Federal Trade Commission. The Department of Justice or the Federal Trade Commission, as well as a foreign regulatory agency or government, state or private person, may challenge either or both of the mergers at any time before or after their completion. There is a more complete description of the antitrust issues in connection with the mergers in the section entitled "The Mergers -- Regulatory filings and approvals required to complete the mergers" on page 66.

RESTRICTIONS ON SELLING INTUIT COMMON STOCK RECEIVED IN THE MERGERS

     All shares of Intuit common stock received by Rock and Title shareholders in connection with the mergers will be freely transferable unless the holder is an affiliate of Intuit, Rock or Title under the Securities Act. For a more complete description of transfer restrictions that apply to these affiliates, see the section entitled "The Mergers -- Restrictions on sales of shares by affiliates of Intuit, Rock and Title" on page 66.

     In addition, affiliates of Intuit, Rock and Title must not sell any shares of Rock or Title common shares or Intuit common stock during the period that starts 30 days before completion of the merger and ends when Intuit publicly announces financial results covering at least 30 days of combined operations after completion of the mergers.

FORWARD-LOOKING STATEMENTS IN THIS PROSPECTUS/PROXY STATEMENT

     This prospectus/proxy statement and the documents incorporated into this prospectus/proxy statement by reference contain forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act. These statements include statements with respect to Intuit's, Rock's and Title's financial condition, results of operations and business and the expected impact of the mergers on Intuit's financial performance. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates" and similar expressions, as well as statements in the future tense, identify forward-looking statements.

     These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. These risks and uncertainties include:

     - the possibility that the value of the Intuit common stock in the transaction will increase or decrease prior to closing the mergers;

     - the technical, operational and personnel-related challenges in integrating Rock and Title with Intuit;

     - the possibility that the anticipated benefits from the merger, including increased revenue per loan, will not be fully realized;

     - the possible loss of key employees as a result of the mergers;

     - the possibility that the mergers might not be accounted for as a pooling of interests; and

     - other risk factors described in the section titled "Risk Factors" and as may be detailed from time to time in Intuit's and Rock's public announcements and filings with the Securities and Exchange Commission.

     In evaluating the mergers, you should carefully consider the discussion of these and other factors in the section entitled "Risk Factors" on page 19.

     This summary may not contain all of the information that is important to you. You should read carefully this entire prospectus/proxy statement and the other documents we refer to for a more complete understanding of the mergers. In particular, you should read the annexes to this prospectus/proxy statement, including the merger agreement, the stock option agreement, the form of voting agreement and the opinion of Bear Stearns.

     In addition, we incorporate important business and financial information about Intuit and Rock into this prospectus/proxy statement by reference that is not included in or delivered with this prospectus/proxy statement. See "Documents Incorporated by Reference in this Prospectus/Proxy Statement" on page
119. You may obtain the information incorporated into this prospectus/proxy statement by reference without charge by following the instructions in the section entitled "Where You Can Find More Information" on page 120.

                           COMPARATIVE PER SHARE DATA

     The following tables reflect (a) the supplementary historical net income
(loss) and book value per share of Intuit stock and the supplementary historical net income, cash dividends, and book value per Rock and Title common share in comparison with the unaudited pro forma net income (loss) and book value per share after giving effect to the proposed mergers on a "pooling of interests" basis and (b) the equivalent historical net income (loss) and book value per share attributable to a share of Intuit common stock which will be received for each Rock and Title common share. The information presented in the following tables should be read in conjunction with the historical consolidated financial statements and related notes of Intuit and the historical consolidated financial statements of Rock that are incorporated by reference in this prospectus/proxy statement.

                                                                YEAR ENDED JULY 31,
                                                              -----------------------
                                                              1999     1998     1997
                                                              -----   ------   ------
INTUIT PER SHARE DATA(6)(7)
INTUIT SUPPLEMENTARY HISTORICAL PER SHARE OF COMMON STOCK:
Net income (loss) from continuing operations per common
  share -- basic(2).........................................  $2.06   $(0.08)  $(0.02)
Net income (loss) from continuing operations per common
  share -- diluted(2).......................................   1.97    (0.08)   (0.02)
Book value per share at period end(1).......................   8.05     6.12     2.95

                                         6 MONTHS ENDED                 YEAR ENDED(4)
                                         --------------   -----------------------------------------
                                            JUNE 30,       JUNE 30,     DECEMBER 31,   DECEMBER 31,
                                              1999           1999           1998           1997
                                         --------------   -----------   ------------   ------------
                                          (UNAUDITED)     (UNAUDITED)
ROCK PER SHARE DATA
ROCK SUPPLEMENTARY HISTORICAL PER
  COMMON SHARE:
Total net income per common share --
  basic(2).............................      $0.15           $0.59
Total net income per common share --
  diluted(2)...........................       0.14            0.56
Pro forma net income per common
  share -- basic(2)....................                                    $0.89          $0.55
Pro forma net income per common
  share -- diluted(2)..................                                     0.85           0.51
Book value per share at period
  end(1)...............................       3.34            3.34          2.80           1.51
Cash dividends per common share........       0.04            0.08          0.06             --

                                                     6 MONTHS ENDED         YEAR ENDED(4)
                                                     --------------   --------------------------
                                                        JUNE 30,       JUNE 30,     DECEMBER 31,
                                                          1999           1999           1998
                                                     --------------   -----------   ------------
                                                      (UNAUDITED)     (UNAUDITED)
TITLE PER SHARE DATA
TITLE SUPPLEMENTARY HISTORICAL PER COMMON SHARE:
Total net income per common share -- basic(2)......     $157.23         $591.66       $695.28
Total net income per common share -- diluted(2)....      131.02          493.05        579.40
Book value per share at period end(1)..............      375.92          375.92        515.89
Cash dividends per common share....................      297.20          608.64        327.20

                                                                   YEAR ENDED
                                                                  JULY 31,(5)
                                                              --------------------
                                                              1999   1998    1997
                                                              ----   -----   -----
EQUIVALENT PER SHARE DATA (UNAUDITED)
EQUIVALENT PRO FORMA COMBINED PER COMMON SHARE:
Pro forma net income from continuing operations per Intuit
  share -- basic(2).........................................  2.00    0.01    0.03
Pro forma net income from continuing operations per Intuit
  share -- diluted(2).......................................  1.91    0.01    0.03
Net income from continuing operations per equivalent Rock
  and Title share -- basic(3)...............................  1.54    0.01    0.02
Net income from continuing operations per Rock and Title
  share -- diluted(3).......................................  1.48    0.01    0.02
Pro forma combined book value per Intuit share at period
  end(1)....................................................  7.84    5.98    2.90
Pro forma combined book value per equivalent Rock and Title
  share at period end(3)....................................  6.07    4.63    2.24

-------------------------
(1) The historical book value per share is computed by dividing stockholders' equity by the number of shares of common stock outstanding at the end of the applicable period. The pro forma combined book value per share is computed by dividing pro forma stockholders' equity by the pro forma number of shares of Intuit common stock outstanding at the end of the applicable period.

(2) Basic net income (loss) per share is computed using the weighted average number of common shares outstanding during the period. Diluted net income
    (loss) per share is computed using the weighted average number of common and common equivalent shares outstanding during the period. Common equivalent shares consist of the incremental common shares issuable upon the exercise of stock options and warrants (using the treasury stock method). Common equivalent shares are excluded from the computations if their effect is antidilutive.

(3) The equivalent pro forma combined Rock and Title common share data is calculated by multiplying the pro forma combined per share amounts by the weighted average exchange ratio. The weighted average exchange ratio has been calculated as total equivalent shares of Rock and Title divided by outstanding shares of Rock and Title at the effective date of the merger. In determining the exchange ratios, the average closing share price of Intuit stock for the twenty trading days ended October 15, 1999 has been used.

(4) Rock and Title per share information for the twelve months ended June 30, 1999 is presented on a pro forma basis to conform more closely with Intuit's July 31, 1999 fiscal year end. Pro forma amounts for the years ended December 31, 1998 and 1997 assume that Rock was taxed as a C Corporation for the entire applicable period.

(5) The pro forma combined net income per share data is computed assuming that the shares issued to effect the mergers were outstanding as of the beginning of the periods presented based on the assumptions in note (3) above, unless they were anti-dilutive. Rock and Title per common share information for the twelve months ended June 30, 1999 is presented to conform to Intuit's July 31, 1999 fiscal year end. Rock and Title per share information for the years ended December 31, 1998 and December 31, 1997 are presented to conform to Intuit's July 31, 1998 and July 31, 1997 fiscal year end, respectively.

(6) All Intuit per share amounts reflect the retroactive effect of the September 1999 three-for-one stock split.

(7) Intuit did not pay any cash dividends during any of the periods presented.

MARKET VALUE

     The following table presents the closing prices per share of Intuit common stock and Rock common shares as reported on the Nasdaq National Market on (1) October 6, 1999, the business day preceding public announcement that we entered into the merger agreement, and (2) November 4, 1999, the last full trading day for which closing prices were available at the time of the printing of this prospectus/proxy statement. It also presents the equivalent price per Rock common share and Title common share on those dates. The equivalent price per Rock share is equal to the closing price of a share of Intuit common stock on that date multiplied by 0.762286, the assumed exchange ratio, calculated based on data as of October 20, 1999. The equivalent price per Title common share is equal to the closing price of a share of Intuit common stock on that date multiplied by 57.447640, the assumed exchange ratio, calculated based on data as of October 20, 1999.

                                                   INTUIT     ROCK     EQUIVALENT    EQUIVALENT
                                                   COMMON    COMMON     PER ROCK      PER TITLE
                                                    STOCK    SHARES    SHARE PRICE   SHARE PRICE
                                                   -------   -------   -----------   -----------
October 6, 1999..................................  $30.125   $20.125     $22.96       $1,730.61
November 4, 1999.................................  $30.250   $20.313     $23.06       $1,737.79

                  INTUIT'S SELECTED HISTORICAL FINANCIAL DATA
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

     The following selected historical financial data of Intuit has been derived from Intuit's historical consolidated financial statements and related notes, and should be read together with those financial statements and related notes that are incorporated by reference in this prospectus/proxy statement.

                                                      YEAR ENDED JULY 31,
                                      ----------------------------------------------------
                                        1995       1996       1997       1998       1999
                                      --------   --------   --------   --------   --------
CONSOLIDATED STATEMENT OF OPERATIONS
DATA:
Net revenue.........................  $419,160   $538,608   $598,925   $592,736   $847,568
Net gain on marketable securities...        --         --         --         --    579,211
Income (loss) from continuing
  operations........................   (44,296)   (14,355)    (2,932)   (12,157)   376,549
Net income (loss)...................   (44,296)   (20,699)    68,308    (12,157)   376,549
Basic income (loss) per share from
  continuing operations.............     (0.36)     (0.11)     (0.02)     (0.08)      2.06
Basic net income (loss) per share...     (0.36)     (0.15)      0.49      (0.08)      2.06
Diluted net income (loss) per share
  from continuing operations........     (0.36)     (0.11)     (0.02)     (0.08)      1.97
Diluted net income (loss) per
  share.............................  $  (0.36)  $  (0.15)  $   0.48   $  (0.08)  $   1.97

                                                           JULY 31,
                                   --------------------------------------------------------
                                     1995       1996       1997        1998         1999
                                   --------   --------   --------   ----------   ----------
CONSOLIDATED BALANCE SHEET DATA:
Cash, cash equivalents and
  short-term investments.........  $197,775   $198,018   $205,099   $  382,832   $  823,430
Marketable securities............        --         --         --      499,285      431,319
Working capital..................   164,281    169,724    243,195      605,456      804,650
Total assets.....................   398,605    418,020    663,676    1,498,596    2,328,248
Long term obligations............     8,770      5,583     36,444       35,566       36,308
Total stockholders' equity.......  $280,399   $299,235   $415,061   $1,088,361   $1,510,810

                   ROCK'S SELECTED HISTORICAL FINANCIAL DATA
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

     The following selected historical financial data of Rock has been derived from Rock's historical financial statements and related notes, and should be read together with those financial statements and the related notes that are incorporated by reference in this prospectus/proxy statement.

                                                                                SIX MONTHS ENDED
                                        YEAR ENDED DECEMBER 31,(1)                  JUNE 30,
                              -----------------------------------------------   -----------------
                               1994      1995      1996      1997      1998      1998      1999
                              -------   -------   -------   -------   -------   -------   -------
STATEMENT OF INCOME DATA:
Revenue(2)(3)...............  $14,523   $24,252   $29,555   $52,110   $89,762   $41,016   $36,735
Net income (loss)(4)........  $  (267)  $ 6,863   $ 3,131   $11,415   $16,254   $ 9,037   $ 2,149
Pro forma information(4):
  Income before income
     taxes..................                                $11,415   $18,838   $ 9,209
  Provision for pro forma
     income taxes...........                                  4,109     6,593     3,131
                                                            -------   -------   -------
  Pro forma net income......                                $ 7,306   $12,245   $ 6,078
                                                            =======   =======   =======
Earnings per share (1999)/pro forma earnings per share:
  Basic.....................                                $  0.55   $  0.89   $  0.44   $  0.15
                                                            =======   =======   =======   =======
  Diluted...................                                $  0.51   $  0.85   $  0.41   $  0.14
                                                            =======   =======   =======   =======
Weighted average number of shares outstanding (1999)/ pro
  forma weighted average number of shares outstanding:
  Basic.....................                                 13,330    13,777    13,830    14,245
                                                            =======   =======   =======   =======
  Diluted...................                                 14,283    14,355    14,945    15,176
                                                            =======   =======   =======   =======
Cash dividends..............                                $    --   $  0.06   $  0.02   $  0.04
                                                            =======   =======   =======   =======

                                                     DECEMBER 31,
                                  --------------------------------------------------   JUNE 30,
                                   1994      1995       1996       1997       1998       1999
                                  -------   -------   --------   --------   --------   --------
SELECTED BALANCE SHEET DATA:
Cash and cash equivalents.......  $    --   $   686   $  3,289   $ 11,947   $ 30,082   $ 35,406
Mortgage loans held for sale....   26,717    73,996     85,009    121,344    155,631     81,917
Other assets....................    8,173    19,613     12,062     11,138     18,725     20,027
Total assets....................   34,890    94,295    100,360    144,429    204,437    137,345
Warehouse financing
  facilities....................   15,732    64,107     67,621     97,455    109,529     29,896
Drafts payable and other
  liabilities...................   12,885    13,661     20,393     31,866     56,873     57,784
Shareholders' equity............    6,273    16,527     12,346     15,108     38,035     49,451

-------------------------
(1) Rock began originating sub-prime loans in 1994, began originating high loan-to-value ratio loans in 1997, and discontinued high loan-to-value ratio loans in the fourth quarter of 1998. Of the 27 branches open at December 31, 1998, nine were opened during 1997, eight of which were opened since July 1, 1997, and five were opened in January 1998. See note 4 below.

(2) During 1994, Rock elected to retain, rather than sell, the servicing rights to its loans and received lower sales prices as a result. In 1994 Rock sold some of its servicing rights, and in 1995 Rock sold all of its remaining servicing rights and recognized a net gain on the sale of servicing rights. In 1996, 1997 and 1998, Rock sold its loans servicing released.

(3) Before 1998, Rock invested some of its excess cash in marketable securities. During 1995, 1996 and 1997, Rock sold a portion of its portfolio of marketable securities and recognized net gains of $346,000, $991,000 and $2,222,000. During 1994, Rock sold a portion of its portfolio of marketable securities and recognized a net loss of $202,000.

(4) After an evaluation of the performance of certain branches, Rock management concluded during the fourth quarter of 1998 that their continuing viability was questionable. The branches' performance was creating both operating losses and a "cash drain" on Rock's resources. As of December 31, 1998, management committed to a plan to close nine branches and one marketing center. In 1998, the combined net operating loss for the branches closed was $2.5 million. Management evaluated the impact of the closings in determining the loss to be accrued. The $2.0 million accrual for these costs is included in accrued expenses and other liabilities in Rock's December 31, 1998 balance sheet. In July 1999, Rock's board of directors approved the closing of all but three of Rock's branches. Approximately $3.5 million has been accrued in the third quarter ended September 30, 1999 for the costs of such closings.

    Rock has signed a lease for a 110,000 square foot facility that will afford it the room to potentially create a new 400-seat web/call center and its National Support Center. The move is expected to take place in the fourth quarter of 1999. Rock estimates that the move will cost it approximately $5.5 million for equipment, new technology, leasehold improvements, moving costs and accelerated depreciation in the third and fourth quarters of 1999, $3.5 million of which Rock expects to capitalize. Rock also expects that the new larger facility will increase Rock's operating expenses by approximately $125,000 to $150,000 a month.

    Rock expects to incur operating losses in the third and fourth quarters of 1999.

    On May 6, 1998, Rock ceased to be an S Corporation under the Internal Revenue Code and began to be taxed as a C Corporation. Therefore, net income for 1998 periods includes a provision for income taxes. Pro forma income taxes reflect adjustments for federal and state income taxes as if Rock had been taxed as a C corporation rather than an S corporation.

                   TITLE'S SELECTED HISTORICAL FINANCIAL DATA
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

     The following selected historical financial data of Title has been derived from Title's historical financial statements and related notes.

                                                                             SIX MONTHS ENDED
                                                          YEAR ENDED             JUNE 30,
                                                         DECEMBER 31,     ----------------------
                                                             1998           1998         1999
                                                        --------------    ---------    ---------
                                                        (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
STATEMENT OF INCOME DATA:
Operating revenue.....................................      $ 6,784        $ 2,808      $ 3,420
Net income............................................      $ 2,086        $   783      $   472
Earnings per share:
  Basic...............................................      $695.28        $260.89      $157.23
                                                            =======        =======      =======
  Diluted.............................................      $579.40        $217.37      $131.02
                                                            =======        =======      =======
Weighted average number of shares outstanding:
  Basic...............................................        3,000          3,000        3,000
                                                            =======        =======      =======
  Diluted.............................................        3,600          3,600        3,600
                                                            =======        =======      =======
Cash dividends........................................      $327.20        $ 15.76      $297.20
                                                            =======        =======      =======

                                                              DECEMBER 31,   JUNE 30,
                                                                  1998         1999
                                                              ------------   --------
SELECTED BALANCE SHEET DATA:
Cash and cash equivalents...................................    $ 1,650      $   972
Escrowed cash...............................................     21,947       14,108
Other assets................................................        955          954
          Total assets......................................     24,552       16,034
Escrow liabilities..........................................     21,947       14,074
Other current liabilities...................................        578          526
Long-term debt..............................................        479          306
Shareholders' equity........................................      1,548        1,128

     Title began business effective October 1, 1997, however, operations were not significant until 1998. Therefore, financial information for the period before January 1, 1998 is not included. Effective November 1, 1997, Title elected to be taxed as an S corporation under the Internal Revenue Code. Therefore, no provision for income tax is provided.

                                  RISK FACTORS

     The mergers will result in the shareholders of Rock and Title becoming stockholders of Intuit. In evaluating the merger to be voted on at your meeting, please carefully consider the information presented throughout this prospectus/proxy statement, and in particular the following risk factors. Some of those risk factors relate to the mergers, and the balance relate to the businesses of Intuit and Rock. In addition, you should refer to the risks associated with the businesses of Intuit and Rock that are described in materials incorporated into this prospectus/proxy statement by reference. These risk factors are cautionary statements that identify important factors that could cause actual results to differ materially from those in the forward-looking statements in this Risk Factors section, elsewhere in this prospectus/proxy statement and in the materials incorporated into this prospectus/proxy statement by reference.

RISKS RELATING TO THE PROPOSED MERGERS

ROCK AND TITLE SHAREHOLDERS WILL RECEIVE SHARES OF INTUIT COMMON STOCK BASED ON AN EXCHANGE RATIO THAT WILL CHANGE AS THE MARKET VALUE OF INTUIT COMMON STOCK CHANGES BEFORE THE MERGER CLOSES.

     The estimated exchange ratios of approximately 0.762286 shares of Intuit common stock per each outstanding Rock common share and approximately 57.447640 shares per each outstanding Title common share will change depending on the market price of Intuit common stock in the period before the special meeting of Rock's shareholders. However, the ratio for each Rock common share will not be less than 0.579832 Intuit shares and will not be more than 0.841463 Intuit shares, and the ratio for each Title common share will be calculated using a price of Intuit's common stock that is not less than $27 1/3 and not more than $39 2/3. The market price of Intuit's common stock is subject to fluctuations and has experienced significant volatility. We cannot predict the market prices for Intuit's common stock at any time in the period before the special meeting of Rock's shareholders, nor can Intuit predict the market price for its common stock after the mergers close. You are encouraged to obtain current market quotations of Intuit common stock, which is quoted on the Nasdaq National Market under the symbol INTU.

THERE ARE TECHNICAL, OPERATIONAL AND STRATEGIC CHALLENGES THAT MAY PREVENT INTUIT FROM SUCCESSFULLY INTEGRATING ROCK AND TITLE WITH INTUIT.

     The mergers involve technological, operational and personnel-related risks. The integration of Intuit, Rock and Title will be complex, time-consuming and expensive, and may disrupt the business of the combined company after the mergers if not completed in a timely and efficient manner. If the mergers are approved, the combined company will use common information and communication systems, operating procedures, financial controls and human resources practices. Intuit may encounter the following difficulties, costs and delays involved in integrating these operations:

     - Integrating the information and communications systems of Intuit, Rock and Title will be challenging, expensive and time-consuming;

     - Combining other operational systems, such as customer service, will be difficult;

     - Intuit, Rock or Title may lose key employees and the attention of the management teams of each company may be diverted from other ongoing business concerns; and

     - The business cultures of Intuit, Rock and Title may be more difficult to integrate than anticipated.

EXECUTIVE OFFICERS AND DIRECTORS OF THE COMPANIES HAVE DIFFERENT INTERESTS FROM YOURS.

     The directors and executive officers of both Rock and Title have interests in the mergers that are different from yours. Because of these benefits, these persons may be influenced to vote in favor of or to recommend the mergers. These benefits include:

     - At the effective time of the mergers, each outstanding option to purchase Rock common shares, including any stock option held by any executive officer or director of Rock, will be assumed by Intuit and will become an option to acquire common stock of Intuit after the mergers, with the number of shares subject to the option and the option exercise price to be adjusted according to the exchange ratio for the Rock merger;

     - Several executive officers of Rock and Title have agreements with Rock and Title that provide for benefits, including severance and other payments that may be triggered upon termination of their employment after completion of the mergers;

     - Directors and executive officers of Rock and Title have customary rights to indemnification against specified liabilities, each has an indemnification agreement with his company, and Intuit is required to maintain directors' and officers' liability insurance for them; and

     - At the effective time of the mergers, the outstanding option to purchase Title common shares held by an executive officer and director of Title, will be converted into shares of Intuit common stock, as described in the section entitled "The Mergers -- Treatment of Title Stock option" on page 63.

LOSS OF POOLING OF INTERESTS ACCOUNTING TREATMENT FOR THE MERGERS WOULD HARM THE FINANCIAL RESULTS OF THE COMBINED COMPANY.

     If the mergers do not qualify for pooling of interests accounting treatment for financial reporting purposes, the future reported earnings of Intuit would be harmed due to amortization of goodwill and other intangible assets resulting from the mergers, which would be likely to harm the trading price of Intuit's stock. The availability of pooling of interests accounting treatment for the mergers depends in part upon circumstances and events occurring after the effective time of the mergers. For example, there must not be any significant changes in the business of Intuit, including significant dispositions of assets, for a period of two years following completion of the mergers. Affiliates of Intuit, Rock and Title must not sell any shares of any of these companies' stock, except in specified limited amounts, during the period that starts 30 days before completion of the mergers and ends when Intuit publicly announces financial results covering at least 30 days of combined operations after the mergers. If the effective time of the mergers occurs before January 1, 2000, Intuit expects that these combined financial results would be published in February 2000. If affiliates of the companies sell shares in excess of a specified limited amount before that time, the mergers may not qualify for pooling of interests accounting treatment.

FAILURE TO COMPLETE THE MERGERS COULD HARM INTUIT, ROCK AND TITLE'S FUTURE BUSINESS AND OPERATIONS AND INTUIT AND ROCK STOCK PRICES.

     Intuit, Rock and Title face a number of special risks if the mergers are not completed, including the following:

     - Rock may be required to pay a termination fee equal to $7.4 million and, under specified circumstances, an additional $7.4 million;

     - The option Rock granted to Intuit to purchase up to a number of Rock common shares equal to 19.9% of Rock's outstanding common shares may become exercisable;

     - The price of Rock or Intuit common stock may decline to the extent that the current market price reflects a market assumption that the mergers will be completed; and

     - Costs related to the merger, such as legal and accounting fees and some financial advisor fees, must be paid even if the mergers are not completed.

     In addition, current and prospective employees of Intuit, Rock and Title may experience uncertainty about their future roles with the combined company, which may hurt each company's ability to attract and retain key management, marketing, technical and administrative personnel. This may impede subsequent integration of the companies, and if the mergers are not completed, this may harm Rock in particular.

     Further, if the merger is terminated and Rock's board of directors or Title's board of directors determines to seek another business combination, neither Rock nor Title may be able to find a party willing to combine with it on equivalent or more attractive terms. Furthermore, the option that Rock granted to Intuit, if exercised, would make it impossible for Rock for a period of time to account for future business combinations as a "pooling of interests," which would make it less likely that an attractive offer for Rock would be found.

ROCK MAY LOSE CONTRACTUAL RIGHTS DUE TO THE MERGER.

     Each of Rock and Title is a party to contracts, including real property leases. Some of these contracts require Rock and Title to obtain the consent of a third party in connection with the proposed mergers. Rock and Title have each agreed to obtain the necessary consents, except where the failure to do so would not have a material adverse effect on Rock, Title and their subsidiaries, taken as a group. Rock and Title may not be able to obtain all of the necessary consents. If these consents are not obtained and the mergers are completed, the combined company may be required to pay termination fees which could harm its operating results.

RISKS RELATED TO INTUIT'S BUSINESS

INTUIT'S REVENUE AND EARNINGS ARE HIGHLY SEASONAL.

     Sales of Intuit's tax products are heavily concentrated from November through March. Sales of its consumer finance and small business products are typically strongest during the year-end holiday buying season, and therefore major product launches usually occur in the fall to take advantage of this customer buying pattern. These seasonal patterns mean that Intuit's revenue is usually strongest during the quarters ending January 31 and April 30. Intuit experiences lower revenues for the quarters ending July 31 and October 31, while operating expenses to develop and manage products and services continue during these periods. This can result in significant operating losses in the July 31 and October 31 quarters.

INTUIT'S QUARTERLY AND ANNUAL FINANCIAL RESULTS FLUCTUATE SIGNIFICANTLY.

     Intuit's operating results can fluctuate for reasons other than seasonality, such as changes in product release dates, non-recurring events such as acquisitions, dispositions, gains and losses from marketable securities, and product price cuts in quarters with relatively high fixed expenses. Similarly, nonrecurring events can cause annual results to vary significantly from year to year. Because of these factors, Intuit believes that year-over-year quarterly or annual comparisons of its operating results may not be meaningful and results for any given quarter or year do not necessarily predict future performance.

INTUIT FACES INTENSE COMPETITION FROM MANY COMPANIES IN ALL OF ITS BUSINESS AREAS, BOTH DOMESTICALLY AND INTERNATIONALLY.

     Many of Intuit's competitors have significantly greater financial, technical and marketing resources and broader product lines than Intuit. In particular, Microsoft currently competes with Intuit in a number of product and service areas and is expected to begin to compete in tax preparation software in the upcoming tax season. Microsoft is a formidable competitor, and its presence in the personal tax market could lead to additional pricing pressures and could adversely impact Intuit's ability to negotiate advantageous terms with major retailers. In addition, most computer users access computer products and services and the Internet using certain key technologies, platforms and standards, such as Microsoft Windows. The dominance of any technology, platform or standard can limit the ability of software application vendors and providers of Internet-related content and services, such as Intuit, to gain access to customers. The provider of the dominant technology, standard or service has the ability to give preferred placement to its own offerings or to those of favored partners or even to deny access to particular products or companies.

     Intuit faces the risks that competitors will:

     - introduce products and services that are better than Intuit's products and services;

     - reduce prices;

     - gain better access to distribution channels;

     - increase advertising, including advertising targeted at Intuit customers; and

     - release new products before Intuit does.

     Any of these events, particularly any prolonged price competition, could result in decreases in Intuit's net revenue and/or profitability. They could also affect Intuit's ability to keep existing customers and acquire new customers, which is particularly important for Intuit's Internet-based products and services. In addition, in connection with a product development joint venture established by Intuit and some private investors, Intuit agreed with the joint venture not to compete in specified areas of Web-based personal finance until May 2008.

     Federal and state tax agencies have taken an increasingly active role in encouraging taxpayers to use electronic tax preparation and filing services. These services are increasingly available through the private sector. For example, during the 1998 tax year, Intuit's Quicken Tax Freedom Project donated online tax preparation and filing for taxpayers with $20,000 or less of income, and Intuit expects to expand the program for the 1999 tax year. However, the Internal Revenue Service and various state tax agencies may still take additional steps to provide government-subsidized tax preparation and filing services. Future regulatory and legislative activity in this area may impact Intuit's competitive position, as well as others in the tax preparation industry.

INTUIT'S INTERNET-BASED PRODUCTS AND SERVICES REQUIRE IT TO SUCCESSFULLY ADOPT, REFINE AND OPERATIONALLY SUPPORT A NEW BUSINESS MODEL.

     The business model for Intuit's Internet-based businesses contemplates revenues from advertising, marketing, transaction and processing fees, rather than from software sales. Intuit's Internet businesses require different approaches to product development and marketing. These businesses also depend on a different operational infrastructure than Intuit's desktop software businesses, and Intuit must continue to develop new and continually evolving internal systems and procedures to support these businesses and the complex requirements of its strategic Internet relationships. The rapid pace of change in this area creates unique risks, and Intuit may be unable to manage costs effectively and/or to meet customer expectations. During fiscal 1999, due in part to the rapid growth in some of these businesses, Intuit had some operational performance issues, including issues with its electronic tax filing service and the portfolio feature on its Quicken.com website. Intuit expects that it will face additional operational challenges as it continues to expand its online businesses, and these could have a significant impact on the success of these businesses.

INTUIT MUST CONTINUE TO MAINTAIN IMPORTANT DISTRIBUTION AND WEBSITE CONTENT RELATIONSHIPS AND SUCCESSFULLY MARKET AND PROMOTE ITS INTERNET-BASED PRODUCTS AND SERVICES.

     Website traffic is an important foundation for Intuit's Internet business model. Intuit has established important distribution relationships, such as its relationships with Excite@Home, America Online and others, to help Intuit continue to increase traffic and related revenue. Intuit also has important relationships with a number of third parties to provide content on its websites to attract customers. However, increased traffic may not necessarily result in increased advertising and transaction fee revenue for Intuit's online businesses. In addition, Intuit's distribution relationships require it to make significant financial commitments to these companies. For example, the Excite@Home agreement currently calls for Intuit to share certain revenue generated from its Quicken.com site and the America Online agreement calls for Intuit to make significant guaranteed payments to America Online over the term of the agreement. Also, due to the constantly evolving business environment in which Intuit's Internet businesses operate, it may be required to adapt some of its important business relationships in order to continue benefiting from those relationships. Intuit believes that to increase website traffic, it may also be required to independently market and promote its Internet-based products and services, in addition to relying on distribution relationships. These marketing efforts may require significant additional financial resources, given the intensely competitive environment, the increasing financial resources and marketing efforts of some of Intuit's competitors, and the low barriers to entry for many Internet-based businesses.

INTERNET BUSINESSES FACE RISKS RELATING TO CUSTOMER PRIVACY AND SECURITY AND INCREASING REGULATION.

     A significant risk for Intuit's Internet businesses is that customers may refuse to transact business over the Internet due to privacy or security concerns. Intuit currently incorporates a variety of security measures into its products and services, and it is developing a customer information privacy policy. However, a major breach of customer privacy or security, even by another company, could have serious consequences for Intuit's Internet-based businesses. Consumers' use of the Internet, particularly for commercial transactions, may not continue to increase as rapidly as it has during the past few years. If Internet use does not grow as a result of privacy or security concerns, or for other reasons, the growth of Intuit's Internet-based businesses would be hindered. In addition, because Intuit's Internet-based products are available in many states and foreign countries, it may be subject to regulation and taxation in many additional jurisdictions. To the extent that states or foreign countries are generally successful in their efforts to impose taxes on Internet commerce, the growth of the use of the Internet could slow substantially, which could slow the growth of Intuit's Internet-based businesses. If Internet activity becomes heavily regulated in other respects, that could have significant negative consequences for the growth of Intuit's Internet-based businesses.

INTUIT'S INTERNET BUSINESSES REQUIRE SIGNIFICANT RESEARCH AND DEVELOPMENT AND MARKETING EXPENDITURES.

     Intuit expects increased research and development expenses in fiscal 2000 due to investments in Internet-based initiatives. Intuit also anticipates increased selling and marketing expenses related to these initiatives and as a result of more intense competition in the personal tax market during fiscal 2000. This could harm Intuit's operating results, particularly if these expenses exceed expectations.

THE EXPANSION OF INTUIT'S INTERNET-BASED PRODUCTS AND SERVICES HAS HAD A SIGNIFICANT IMPACT ON ITS DEVELOPMENT PROCESS.

     Intuit's desktop software products tend to have a fairly predictable, structured development cycle of about 12-24 months. Once new products are released, they generally are not modified (except to fix defects) until the next scheduled product upgrade. The development process for Internet-based products is much more rapid, much less predictable and has much shorter development cycles. In addition, Internet-based products and services must incorporate technology to address customer concerns about privacy and security. Getting products and services launched quickly is crucial to competitive success, but this time pressure may result in lower product quality. Once launched, Internet-based offerings must be continuously and rapidly updated to incorporate changing technology and customer demands, as well as to fix defects.

EXPANSION OF INTUIT'S DESKTOP PRODUCT INTERNET CONNECTIVITY INITIATIVES DEPENDS TO SOME EXTENT ON INDUSTRY ADOPTION OF OFX AS A CONNECTIVITY STANDARD.

     Intuit intends to continue to promote the adoption of an Internet-based electronic communications link between Intuit's software products and financial institutions. This link is based on a communications standard called Open Financial Exchange(TM), which Intuit refers to as "OFX". While Intuit believes that OFX is the right strategic approach for it, Intuit faces risks and challenges in implementing it. Financial institutions may not implement OFX as rapidly as Intuit would like, or they may adopt alternative connectivity standards that do not support interoperability with OFX. If competing standards are adopted and supported by financial institutions, Intuit may need to incur significant expenses to alter its products.

IN ORDER TO SUCCEED IN THE PAYROLL BUSINESS, INTUIT MUST CONTINUE TO IMPROVE THE INTEGRATION OF THE OPERATIONS OF ITS PAYROLL PROCESSING SERVICE PROVIDER AND EXPAND AVAILABILITY FOR ITS ONLINE PAYROLL PROCESSING SERVICE.

     In October 1998, Intuit introduced Quickbooks Online Payroll service. To support the payroll service, Intuit has made significant systems and infrastructure investments and has incurred activation and set-up costs for new payroll service customers. Intuit expects the Quickbooks Online Payroll service to remain unprofitable until it is able to accumulate a large number of subscribers who have used the service long enough for Intuit to recover up-front costs related to the service.

     In connection with this new payroll service business and consistent with Intuit's strategy to expand products and services offerings to its small business customers, Intuit completed its acquisition of Computing Resources, Inc. ("CRI") on May 3, 1999. CRI has been Intuit's payroll processing service provider since October 1998. The acquisition of CRI will result in significant future acquisition-related costs, and is expected to present new business risks and integration challenges common in all acquisitions. For example, if Intuit is unable to provide accurate and timely payroll information, cash deposits or tax return filings, that failure could be costly to correct and may have a significant negative impact on Intuit's ability to attract and retain customers, who it believes will have a low tolerance for payroll processing errors. CRI's business depends to a significant degree on a financial institution that is currently the largest source of CRI's customers. Intuit's ability to successfully operate CRI will depend in part on retaining their existing customers and maintaining relationships with banks and other third parties who Intuit will rely on to retain existing customers and attract new customers outside of Intuit's QuickBooks customer base. Intuit's inability to do so could result in a negative impact on its revenue. Intuit is managing the new customer activation process at a measured rate in order to ensure high quality service levels and to minimize the impact of any potential service disruptions during the initial phases of the service. Though initial customer reaction to this service has been positive, it was not a significant contributor to Intuit's financial performance in fiscal 1999, and there is no assurance that it will be widely accepted. If subscriptions to this service don't meet expectations, Intuit's future operating results could suffer.

INTUIT'S FUTURE SUCCESS DEPENDS UPON ITS ABILITY TO QUICKLY INTRODUCE PRODUCT ENHANCEMENTS AND NEW PRODUCTS THAT MEET CUSTOMER DEMANDS.

     The markets in which Intuit competes, particularly in the Internet area, are characterized by rapidly changing customer demands, continuous technological changes and improvements, shifting industry standards and frequent new product introductions by other companies. In particular, the Internet has greatly enhanced the ability of customers to make product and price comparisons, shifting more power to consumers. Market and industry changes can quickly render existing products and services obsolete. Intuit's success depends on its ability to respond rapidly to these changes with new or enhanced products and services, new distribution methods, different competitive strategies and other appropriate changes to the way Intuit does business.

INTUIT'S TAX PRODUCTS MUST FOLLOW A DEMANDING AND RIGID ANNUAL DEVELOPMENT AND RELEASE CYCLE.

     The development of tax preparation software presents a unique challenge because of the demanding annual development cycle required to incorporate tax law changes each year. Tax law changes also affect Intuit's tax table service and its online payroll service. Intuit cannot predict how complex the tax law changes will be each year, when the changes will be made or when the tax forms that Intuit includes in its products will be available from the IRS and state tax agencies. The rigid development timetable for tax products increases the risk of a product launch delay as well as the risk of product errors. See the section entitled "-- Product bugs can be expensive to fix and can cause Intuit to lose customers" on page 26. Since the tax return preparation season is brief, it is imperative that Intuit release tax products as early as possible. Late release of tax products in any year could cause Intuit's current and prospective customers to choose a competitive product for that year's tax season. This would result in lost revenue in the current year and would make it more difficult for Intuit to sell its products to those customers in future tax seasons.

INTUIT'S WEB-BASED TAX PREPARATION AND ELECTRONIC FILING SERVICES MUST HANDLE EXTREMELY HEAVY CUSTOMER DEMAND DURING THE PEAK TAX SEASON.

     During the 1999 tax-filing season, Intuit experienced higher than expected demand for Web TurboTax, and was required to increase its capacity quickly to handle the increased demand. In the electronic filing area, Intuit experienced a brief interruption in its electronic filing services in February 1999 and on April 11 - 12, routine server maintenance procedures took longer than expected, resulting in a 14-hour outage for the electronic filing service. Intuit does not believe that this service outage had a material financial impact, prevented customers from completing and filing their returns in a timely manner or posed a risk that customer data would be lost or corrupted.

However, Intuit did experience negative publicity. The exact level of future demand for Web TurboTax and electronic filing will be very difficult to predict, and in future tax seasons Intuit could experience adverse financial and public relations consequences if these services are unavailable due to technical difficulties or other reasons.

PRODUCT BUGS CAN BE EXPENSIVE TO FIX AND CAN CAUSE INTUIT TO LOSE CUSTOMERS.

     New software products often contain undetected errors or "bugs" that hinder product performance, give customers incorrect results and/or damage customer data. These problems can be expensive to fix, particularly if Intuit needs to do a major corrective release or pay refunds to customers. They can also result in higher technical support costs and lost customers. In addition, Intuit guarantees the accuracy of the tax calculations performed by all of its personal tax products and reimburses any penalties and interest paid by consumer customers to the Internal Revenue Service or any state tax agency solely as a result of miscalculation on a form prepared using its personal tax products. If these products contain a calculation error affecting a significant number of consumer customers' returns, Intuit could be subject to liability claims and be required to make substantial payments.

     Year 2000 and other date-related processing issues may also cause software products to fail or malfunction unless the problems are corrected. If Intuit's products have significant Year 2000 defects, it could suffer lost sales or other negative consequences resulting from customer dissatisfaction, including additional litigation. See the section entitled "-- Problems related to the Year 2000 could have a significant adverse effect on Intuit's operations" on page 31.

INTUIT'S PRODUCT RETURNS MIGHT EXCEED RESERVES.

     Like most software companies, Intuit has a generous return policy for its distributors and retailers, although Intuit encourages them to make returns promptly. Intuit has an unconditional return policy for direct customers. Intuit establishes reserves for product returns in its financial statements, based on estimated future returns of products, taking into account promotional activities, the timing of new product introductions, distributor and retailer inventories of its products and other factors. In the past, returns have not generally exceeded the reserves Intuit has established for them. However, if in the future, retail sell-through of a major product falls significantly below expectations, or if competitors' promotional or other activities result in increased product returns for Intuit, returns could exceed the reserves established for them and could cause Intuit's net revenue to decline. In addition, the rate of product returns could increase as other changes in Intuit's distribution channels occur or existing products become obsolete.

     During the tax return preparation season, Intuit generally ships significantly more tax products to its distributors and retailers than it expects them to sell during the tax season, in order to reduce the risk that distributors or retailers will run out of products during the short tax season. As a result, Intuit has historically accepted significant returns of its tax products each year, principally from April to September, and expects to continue to do so in the future.

INTUIT FACES INCREASING COMPETITION FOR ACCESS TO DISTRIBUTION CHANNELS.

     There is an increasing number of companies competing for access to the distribution channels that Intuit uses. Intuit's arrangements with its distributors and retailers may be terminated by either party at any time without cause. Retailers typically have a limited amount of shelf space and promotional resources, for which there is intense competition. Any termination or significant disruption of Intuit's relationship with any of its major distributors or retailers, or a significant reduction in sales volume attributable to any of its principal resellers, could result in a significant decline in Intuit's net revenue. Also, the bankruptcy, deterioration in financial condition or other business difficulties of a distributor or retailer could impact Intuit's ability to collect accounts receivable from the affected party. This could harm Intuit's operating expenses if uncollectible amounts exceed the bad debt reserves Intuit has established.

     During the past few years, there has been increasing consolidation among retailers, and Intuit expects this consolidation trend to continue. Consolidation has resulted in a number of large retailers with significant bargaining power. This factor, combined with intense competition for access to retail shelf space and promotional support, has made it challenging for Intuit to negotiate financially favorable terms with retailers. Intuit expects to face even greater challenges in negotiating retail relationships in fiscal 2000 and beyond, particularly given Microsoft's expected entrance into the personal tax market.

     Intuit also has OEM, or original equipment manufacturer, relationships with hardware and software manufacturers who combine Intuit's products with their products and sell them to retailers and consumers. Although these OEM relationships have been a good source of new customers for Intuit, the sale prices it receives for OEM sales are often much lower than retail or direct sale prices, especially for consumer finance products. If competitive pressures or other factors cause Intuit to further increase the percentage of its products that are sold through OEMs, its revenue and operating margins could be adversely affected.

BUSINESSES THAT INTUIT ACQUIRES MUST BE INTEGRATED INTO ITS BUSINESS.

     Intuit's recent acquisitions include, Lacerte Software Corporation and Lacerte Educational Services Corporation in June 1998; Computing Resources, Inc. in May 1999; Boston Light Software Corp. in August 1999; SecureTax.com in August 1999 and Hutchison Avenue Software Corporation in August 1999. Intuit may complete other acquisitions in the future. Acquisitions expand Intuit's size, product lines, personnel and geographic locations. Integrating and organizing new businesses creates challenges for Intuit's operational, financial and management information systems, and Intuit must continue to address issues presented by growth through acquisitions.

INTUIT'S RECENT ACQUISITIONS HAVE RESULTED IN SIGNIFICANT ACQUISITION-RELATED EXPENSES.

     During the past three years, Intuit has recorded significant acquisition-related expenses. These expenses have had, and will continue to have, a significant impact on Intuit's financial results, which may make period-to-period comparisons of Intuit's financial results less meaningful. Acquisition-related expenses include amortization of purchased software (reflected in cost of goods sold) and amortization of goodwill and purchased intangibles (reflected in operating expenses), as well as charges for purchased research and development. Acquisition-related expenses were $39.0 million in fiscal 1997, $80.9 million in fiscal 1998 and $100.7 million in fiscal 1999.

     As of July 31, 1999, not taking into account the acquisitions Intuit completed during the first quarter of fiscal 2000 and assuming no impairment of value resulting in an acceleration of amortization, future amortization will reduce net income by approximately $123 million, $112 million and $107 million for the fiscal years ending July 31, 2000 through 2002. The acquisitions completed in the first quarter of fiscal 2000 and any future acquisitions or acceleration of amortization will result in an incremental negative impact on operating results.

INTUIT MUST PROVIDE RESPONSIVE CUSTOMER SERVICE AND TECHNICAL SUPPORT.

     Intuit has a full-time customer service and technical support staff that is supplemented by seasonal employees and outsourcing during periods of peak call volumes, such as during the tax return filing season, or shortly after a major product launch. Despite its efforts to adequately staff and equip its customer service and support operations, during peak periods, Intuit cannot respond promptly to all customer requests for assistance. During fiscal 1999, customers experienced significantly longer than expected "hold" times for customer service and/or technical support because Intuit's staffing was inadequate to handle higher than anticipated call volume. Intuit may also have an unusually high volume of requests, and be unable to respond promptly, if large numbers of shipments or customer orders are delayed or if its products have bugs. When Intuit experiences customer service and support problems, they can adversely affect customer relationships and Intuit's financial performance.

BUSINESS CONDITIONS IN INTERNATIONAL MARKETS CAN NEGATIVELY IMPACT INTUIT'S FINANCIAL PERFORMANCE.

     Conducting business internationally involves many risks, including longer accounts receivable collection cycles; difficulties in managing operations in different locations; unanticipated changes in foreign regulatory requirements; potential volatility in the political and economic conditions of foreign countries; fluctuations in foreign currency exchange rates; and additional challenges in the product development process. For example, the economic situation in Japan had a negative impact on international revenue and profits during fiscal 1998 and 1999. Intuit introduced its first release of QuickBooks in Japan in September 1998 in an effort to target a lower-priced market than its other small business products reach in Japan. However, the overall market for small business products and services in Japan continues to suffer. Also, developing and localizing products for foreign markets involves more risk, and is more time-consuming and costly than developing products for the U.S. market. Delays or other problems in product launches may be more likely because of these factors, and they can impact Intuit's financial performance. For example, Intuit experienced product launch delays in Germany in fiscal 1998 and fiscal 1999, which contributed to revenue declines in certain quarters.

INTUIT DEPENDS ON A SINGLE SOURCE SUPPLIER OF CHECKS.

     Intuit's financial supplies business has only one source for its domestic checks. In September 1995, Intuit entered into an exclusive five-year contract with John H. Harland Co. to print all of its domestic check products. Checks accounted for approximately 75% of supplies revenue in fiscal 1998 and approximately 60% in fiscal 1999. Intuit believes its relationship with Harland is strong, and the financial terms of the contract are favorable for Intuit. However, if Intuit experiences any problems with Harland's performance, it could have a material negative impact on sales of supplies and on Intuit as a whole.

INTUIT WILL DEPEND ON ONE MANUFACTURER FOR ALL OUTSOURCED ASPECTS OF ITS KEY RETAIL PRODUCT LAUNCHES IN FISCAL 2000.

     In August 1999 Intuit entered into a manufacturing and distribution agreement with Modus Media International, Inc. that will cover all outsourced aspects of the fiscal 2000 retail launches of Quicken, QuickBooks and TurboTax. Modus has provided similar services to Intuit on a more limited scale in the past, and has operations in multiple locations to provide redundancy. While Intuit believes that using a single vendor for its three primary retail product launches will improve the efficiency and reliability of its product launches, reliance on one vendor can have severe negative consequences if the vendor fails to perform for any reason.

INTUIT FACES INTENSE COMPETITION FOR QUALIFIED EMPLOYEES.

     Intuit believes that its future success and growth will depend on its ability to attract and retain qualified employees in all areas of its business. Intuit does not have any key person life insurance, and does not have employment agreements with any employees that can ensure continued service. Like many of its competitors, Intuit has had difficulties during the past few years hiring and retaining employees.

INTUIT'S ABILITY TO PROTECT ITS PROPRIETARY TECHNOLOGY IS LIMITED.

     Intuit relies on a combination of copyright, patent, trademark and trade secret laws, and employee and third-party nondisclosure and license agreements, to protect its software products and other proprietary technology. Intuit does not have any copy-protection mechanisms in its software because it does not believe they are practical or effective at this time. Current U.S. laws that prohibit copying give Intuit only limited practical protection from software "pirates," and the laws of many other countries provide very little protection for its copyright property. Policing unauthorized use of Intuit's products is difficult, expensive and time-consuming and Intuit expects that software piracy will be a persistent problem for its desktop software products. In addition, the unique technology of the Internet may tend to increase, and provide new methods for, illegal copying of the technology used in Intuit's desktop and Internet-based products.

INTUIT RELIES ON THIRD PARTY LICENSES FOR SOME OF ITS PRODUCTS AND SERVICES.

     Intuit does not own all of the software and other technologies used in its products and services, but it has the licenses from third parties that it believes are necessary for using that technology in its current products. It may be necessary to renegotiate with these third parties for inclusion of the licensed technology in any new versions of Intuit's current products or any new products. Third party licenses may not be available on reasonable terms, or at all. Intuit does not believe that its products, trademarks and other proprietary rights infringe anyone else's proprietary rights. However, other parties occasionally claim that features or content of Intuit's products, or its use of certain trademarks, may infringe their proprietary rights. Past claims have not resulted in any significant litigation, settlement or licensing expenses, but future claims could. Third parties may assert infringement claims against Intuit in the future, and claims could result in costly litigation or require Intuit to obtain a license to intellectual property rights of third parties. Third party licenses may not be available on reasonable terms, or at all.

THE ACQUISITION OF ROCK AND TITLE AND THE RESULTING EXPANSION OF THE QUICKENMORTGAGE MARKETSPACE WILL INCREASE INTUIT'S EXPOSURE TO THE RISKS OF THE ONLINE MORTGAGE BUSINESS.

     Intuit offers an online mortgage service through its QuickenMortgage web site. Intuit relies on a single third party technology provider to facilitate the electronic communications among lenders, customers and its QuickenMortgage site. Failure by that party to perform these services would require Intuit to discontinue certain aspects of its mortgage service until an alternative service provider could be located. This would have a serious negative impact on the performance of the QuickenMortgage marketspace. In addition, the mortgage business is interest-rate sensitive. As interest rates have risen during the past six months, the number of closed loans per month has declined about 25% from its peak and the number of applications per month has declined about 15% from its peak. If interest rates continue to rise, this will most likely continue to impact the volume of closed loans and applications. This impact will be exacerbated if Intuit completes its proposed acquisition of Rock and Title. If the mergers are completed, Intuit's exposure to the risks inherent in the online mortgage business will increase. For example, the mergers will significantly increase the fixed costs and infrastructure of Intuit's online mortgage business. As a result, decreases in loan volume will have a greater negative financial impact. Other risks include those that affect the Internet industry generally, as well as the other risks presented under the section entitled "-- Risks related to Rock's business" on page 33. The most important of these risks are:

     - the success of the business will depend on the ability to sell loans in the secondary market;

     - demand for mortgages may be significantly affected by interest rates or economic slowdowns;

     - Internet use might not grow and Internet mortgages might not become widely accepted;

     - margins for loans originated on the Internet may decline;

     - the consumer lending industry is intensely competitive;

     - volatile interest rates may affect the value of loans held for sale;

     - defaults on loans may lead to losses, even if the loans are sold; and

     - the online mortgage business is subject to extensive government regulation and could be adversely affected by that regulation.

SOME OF INTUIT'S PRODUCTS AND SERVICES ARE REGULATED BUSINESSES UNDER FEDERAL OR STATE LAWS THAT DO NOT APPLY TO MOST SOFTWARE COMPANIES.

     Intuit offers several regulated products and services through separate subsidiary corporations. Intuit's Quicken Investment Services, Inc. subsidiary (or "QISI") is registered as an investment adviser with the Securities and Exchange Commission and is subject to state regulatory laws as well. QISI is responsible for the investment-related features in Intuit products and services. The business activities of Interactive Insurance Services ("IIS"), which operates the Quicken InsureMarket website, are subject to state insurance regulations. Intuit's QuickenMortgage service is offered by a subsidiary called Intuit Lender Services, Inc. (or "ILSI"), which is subject to state mortgage and loan broker regulations. Establishing and maintaining regulated subsidiaries requires significant financial, legal and management resources. If the subsidiaries fail to comply with applicable regulations, they could face liability to customers, penalties and sanctions by government regulators and potentially be prohibited from engaging in their regulated business. In addition, federal and state regulations may restrict the business practices of these subsidiaries in a variety of areas, including advertising and distribution arrangements.

     Intuit's Quicken products allow customers of participating brokerages to trade securities through their broker's website. Quicken InsureMarket may expand its site to include other insurance products, such as variable annuities, that are considered "securities" under federal and state laws. Intuit believes it has structured these services in a way that does not subject Intuit to direct government regulation. However, it is possible that these services, or other services Intuit may offer in the future, may be regulated under federal and/or state securities or broker-dealer laws or other regulations. Intuit continually analyzes new business opportunities, and any new businesses that it pursues may require additional costs for regulatory compliance.

REGULATION OF ENCRYPTION TECHNOLOGY COULD ADVERSELY AFFECT INTUIT'S INTERNATIONAL SALES AND SERVICES.

     Various Intuit products contain powerful encryption technology. Government regulations currently prohibit this technology from being exported outside of the United States and Canada. Some agencies of the federal government are seeking to relax export laws, but new regulations have not been finalized. Restrictive regulations may harm international sales of Intuit's desktop software as well as Intuit's ability to provide the level of security customers are seeking in Internet-based products and services on a worldwide basis.

PROBLEMS RELATED TO THE YEAR 2000 COULD HAVE A SIGNIFICANT ADVERSE EFFECT ON INTUIT'S OPERATIONS.

     Costs directly attributed to Intuit's Year 2000 project were $6.5 million in fiscal 1999. These costs were comprised primarily of hardware, software, internal resources and consulting fees necessary for Intuit's Year 2000 testing activities during fiscal 1999. Intuit currently anticipates direct costs in the range of $10 to $16 million for fiscal 2000, resulting from the completion of the Year 2000 project phases and the transition into an ongoing maintenance and support activity in fiscal 2000. Intuit believes that the nature of its products and the size and profile of its customer base is likely to lead to a significant increase in the calls to its customer support centers throughout the remainder of calendar 1999 and early 2000. These support operations may experience call volumes not experienced to date and Intuit is developing plans designed to allow it to handle the anticipated increase in calls in a manner that will not lead to material incremental costs. Additionally, there will be costs associated with the manufacture and distribution of free solutions for products that are not Year 2000 ready or in some cases that will not be tested for Year 2000 readiness. Intuit believes the provision of free solutions may result in lost revenue for new product upgrades to within a range of $10 to $17 million, although the exact amount will depend on customer response to the Year 2000 issue.

     While Intuit is dedicating substantial resources toward attaining Year 2000 readiness, there is no assurance that it will be successful in its efforts to address Year 2000 issues. If Intuit is not successful, there could be significant adverse effects on its operations. For example, failure to achieve Year 2000 readiness for Intuit's internal systems could delay its ability to manufacture and ship products, disrupt its customer service and technical support facilities or interrupt customer access to its online products and services. If Intuit's products are not Year 2000 ready, Intuit could suffer lost sales or other negative consequences resulting from customer dissatisfaction, including additional litigation, which is discussed below. Intuit also relies heavily on third parties such as manufacturing suppliers, service providers, financial institutions and a large retail distribution channel. If these or other third parties experience Year 2000 failures or malfunctions, there could be a material negative impact on Intuit's ability to conduct ongoing operations. Many of Intuit's products are significantly interconnected with heavily regulated financial institutions. Intuit's relationships with financial institutions could be harmed if Intuit does not achieve Year 2000 readiness in a manner and on a time schedule that permits them to comply with regulatory requirements. Intuit may also incur additional costs if it is required to accelerate its Year 2000 readiness to meet financial institution requirements. As with all companies, Intuit also relies on other more widely used entities such as government agencies, public utilities and other external forces common to business and industry. Consequently, if these entities were to experience Year 2000 failures, this could disrupt Intuit's ability to conduct ongoing operations.

     In an effort to reduce the risks associated with the Year 2000, Intuit has incorporated contingency planning as part of its five-phase Year 2000 plan, building upon disaster recovery and contingency planning that it already has in place. This includes identifying areas where it is most vulnerable to Year 2000 risk and putting contingency plans in place before it experiences potential failures. Despite these efforts, Intuit may not anticipate or adequately provide for all contingencies.

     Several class action lawsuits have been filed against Intuit in California and New York, alleging Year 2000 issues with the online banking functionality in certain versions of its Quicken products, and it is possible that Intuit will face additional lawsuits. Intuit does not believe the pending lawsuits have merit and intends to defend them vigorously. Intuit has been working with financial institutions to provide solutions to their current online banking customers and is planning to make these solutions available before customers experience any Year 2000 problems.

     The above discussion regarding costs and risks for the Year 2000 is based on Intuit's best estimates given information that is currently available, and is subject to change. As Intuit continues to progress with its Year 2000 initiative, it may discover that actual results will differ materially from these estimates.

INTUIT HOLDS INVESTMENTS THAT HAVE BEEN VERY VOLATILE, AND SOME OF THE VOLATILITY WILL IMPACT ITS QUARTERLY EARNINGS.

     At July 31, 1999, Intuit owned 2.1 million shares of the Class A common stock of At Home Corporation, which does business as Excite@Home. Intuit has elected to report these Excite@Home shares as a trading security. As a result, Intuit is reporting both positive and negative fluctuations in the market value of this stock in net income. At July 31, 1999, Intuit reported a realized valuation loss of approximately $36.9 million for these securities for the period between the date of the merger of Excite and @Home to July 31, 1999. Future fluctuations in the carrying value of Excite@Home will impact Intuit's earnings.

     As of July 31, 1999, Intuit held 10.2 million shares, or approximately 19%, of the outstanding common stock of Checkfree Corporation and 970,813 shares, or approximately 4%, of the outstanding common stock of Security First Technologies. Intuit also holds equity investments in other companies in the Internet and electronic commerce industries. The stock prices of high technology companies have historically been volatile. Accordingly, it is possible that the market price of the stock of Checkfree, Security First or any other company in which Intuit has invested could decline substantially and quickly, which could result in a material reduction in the carrying value of these assets. If Intuit's investments in Checkfree, Security First or other investments become impaired (suffer more than a temporary decline in value), or if they are sold at a substantial loss, the decline in value or loss would result in a charge that would negatively affect Intuit's earnings.

THE MARKET PRICE OF INTUIT'S COMMON STOCK HAS BEEN VOLATILE.

     The market price of Intuit's common stock has been volatile because of many factors, including the seasonality and quarterly fluctuations in Intuit's revenue and operating results, announcements of technical innovations, new commercial products, company or product acquisitions, the development of strategic relationships by Intuit or its competitors, changes in earnings estimates by analysts and changes in market conditions in the computer hardware, computer software and Internet industries. In addition, the stock market has experienced volatility that has particularly affected the market prices of equity securities of many high technology companies and that often has been unrelated to the operating performance of the companies affected. These market fluctuations may adversely affect the market price of Intuit's common stock in the future. The trading range for Intuit's common stock for the 52 weeks ended November 4, 1999 was $16.19 to $36.92 and the closing price on November 4, 1999 was $30.25. These prices reflect a three-for-one stock split effected in September 1999. In the past, securities class action litigation has been filed against companies after a period of volatility in the market prices of their securities. Litigation against Intuit could result in substantial costs and a diversion of management's attention and resources, which could harm Intuit's operations.

INTUIT HAS IMPLEMENTED A NUMBER OF ANTI-TAKEOVER PROVISIONS THAT MAY ADVERSELY AFFECT THE MARKET PRICE OF ITS COMMON STOCK.

     In the future, Intuit may issue shares of preferred stock without further stockholder approval. The Intuit board of directors can determine the terms and conditions, and the rights, privileges and preferences of any preferred stock. The rights of Intuit's common stock holders will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued in the future. The issuance of preferred stock can provide desirable flexibility in connection with possible acquisitions and other corporate purposes. However, it could make it more difficult for a third party to acquire, or discourage a third party from acquiring, a majority of Intuit's outstanding voting stock. Intuit does not have any present plans to issue any shares of preferred stock. However, on April 29, 1998, Intuit's board of directors adopted a stockholder rights plan and amended its bylaws to eliminate the right of stockholders holding 10% of Intuit's outstanding common stock to call a special meeting of stockholders. In addition, Section 203 of the Delaware General Corporation Law restricts certain business combinations with any "interested stockholder" as defined under Delaware law. These provisions and Intuit's stockholder rights plan could discourage potential acquisition proposals and could delay or prevent a change in control of Intuit. They also may adversely affect the market price of its common stock, and may prevent changes in the management of Intuit.

RISKS RELATED TO ROCK'S BUSINESS

RECENT EVENTS ARE EXPECTED TO ADVERSELY AFFECT ROCK'S EARNINGS.

     Margins on all of Rock's products, and the volumes of its conventional loan and sub-prime loan originations, continued to decline in the second and third quarters of 1999 from the fourth quarter 1998 levels. The declines are primarily due to higher interest rates, lower refinancing loan volumes and Rock consolidation and closing of branches and one marketing center in 1999. Rock's third quarter earnings were substantially below its second quarter earnings and Rock incurred operating losses in the third quarter of 1999. Rock expects these trends to continue in the fourth quarter.

     Rock also is pursuing a strategy based on Internet, call center and strategic alliance mortgage lending channels. Rock expects that this transition will adversely affect its short-term earnings. Rock accrued approximately $3.5 million in the third quarter of 1999 relating to its third quarter consolidation and closing of its branches. Rock has signed a lease for a 110,000 square foot facility and intends to move its web/call center and National Support Center to the new facility in December 1999. Rock estimates that the move will cost it approximately $5.5 million for equipment, new technology, leasehold improvements, moving costs and accelerated depreciation in the third and fourth quarters of 1999, $3.5 million of which Rock expects to capitalize. Rock also expects the new larger facility will increase its operating expenses by approximately $125,000 to $150,000 a month. The move also may disrupt Rock's operations.

     Rock also launched a national advertising campaign in the third quarter of 1999 to increase recognition for its "Rock Financial" and "RockLoans.com" brand names. As a result, Rock's advertising expenses are up marginally despite a significant drop in revenues. Each of the events described above, however, is expected to have an adverse effect on Rock's earnings in the short-term.

ROCK DEPENDS ON ITS ABILITY TO SELL LOANS IN THE SECONDARY MARKET.

     Rock currently sells substantially all of its loans to independent whole or bulk loan buyers. The gain recognized from these sales represents a significant portion of Rock's revenues and net earnings. Further, Rock depends on the cash generated from these sales to fund its future loan closings and repay borrowings under its warehouse financing facilities. The prices Rock receives for its loans vary from time to time and may be materially adversely affected by several factors, including:

     - any reduction in the number of potential buyers of loans;

     - any increase in the amount of similar loans available for sale;

     - conditions in the loan securitization market or in the secondary market for loans in general or for Rock's loans in particular, which make Rock's loans less desirable to potential buyers;

     - increased prepayments of, or defaults under, loans in general;

     - the types and volume of loans being sold by Rock;

     - the level and volatility of interest rates; and

     - the quality of loans previously sold by Rock.

     A reduction in the size of the secondary market for the types of loans Rock closes may adversely affect its ability to sell loans in the secondary market, and, accordingly, adversely impact its profitability and ability to fund future loan closings.

ROCK IS DEPENDENT ON A LIMITED NUMBER OF INVESTORS TO PURCHASE ITS LOANS.

     Two loan buyers purchased an aggregate of approximately 88% of the sub-prime loans sold by Rock in the first eight months of 1999. One of them purchased approximately 72% of those sub-prime loans. Rock expects a majority of its sub-prime loans to be sold to one loan buyer for the remainder of 1999. If either of these buyers stops buying its loans and Rock cannot find equivalent purchasers on a timely basis, lowers the price it pays to Rock, or changes the material terms under which it buys Rock's loans, Rock's business could be materially adversely affected.

DEMAND FOR MORTGAGES MAY BE SIGNIFICANTLY AFFECTED BY INTEREST RATES OR ECONOMIC SLOWDOWNS.

     Demand for mortgages will be adversely affected by periods of economic slowdown or recession which may be accompanied by:

     - rising interest rates;

     - decreasing demand for consumer credit;

     - declining home sales;

     - declining real estate values; and

     - declining ability of borrowers to make loan payments or qualify for loans.

A decline in the volume of home sales generally reduces the demand for home purchase mortgages. A decline in real estate values reduces the ability of customers to use home equity to support borrowings. Changes in the level of consumer confidence, real estate values, and prevailing interest rates could reduce the demand for mortgages because of fears that delinquencies and foreclosures on those loans could be higher under adverse economic conditions and because fewer borrowers might meet the underwriting standards for Rock's loans. As a result of the decreased demand for mortgages, if interest rates rise, Rock could experience increasing market pressure to reduce the rates it charges borrowers, which in turn would reduce the revenue Rock earns on the sale of its loans, especially for conventional loans. While demand for mortgages in the United States increased significantly from 1997 to 1998, demand for mortgages is expected to decrease in 1999 from 1998 levels. In the second, third and fourth quarters of 1999, the volume of conventional loans Rock originated is or is expected to be lower than in the first quarter of 1999 and the margins on Rock's loan sales have declined from first quarter levels.

     Increases in prevailing interest rates, which typically accompany an economic slowdown, might make customers less willing to borrow money because of the higher payments. Rising interest rates, or interest rates that remain low for a sustained period of time, may adversely affect demand for refinancings. Partly as a result of rising interest rates in 1999, Rock has originated significantly fewer refinance loans in 1999 compared to 1998.

     In addition, a sharp decrease in interest rates over a short period may cause customers who have interest rates on mortgages committed through Rock to either delay closing their loans, fail to close their loans or refinance with another lender. In addition, if the percentage of committed loans that convert into closed loans declines substantially, the purchasers of these loans may lower the prices they pay Rock for its loans or decide not to buy loans from Rock.

     Furthermore, the rates of delinquencies and foreclosures and the frequency and severity of losses on mortgage loans generally increase during economic downturns or recessions. As a result, the prices paid by buyers of loans could be lower under adverse economic conditions.

INTERNET USE MIGHT NOT GROW AND INTERNET MORTGAGES MIGHT NOT BECOME WIDELY ACCEPTED.

     Rock's business strategy depends on consumers using the Internet for mortgage loans. The development of an Internet market for mortgage loans has only recently begun and is rapidly evolving. Therefore, the viability and growth potential of this market is significantly uncertain. The future growth of the Internet portion of Rock's web/call center division, if any, will depend on the following factors:

     - the growth of the Internet as a commerce medium generally, and as a market for consumer financial products and services specifically;

     - Rock's ability successfully and cost-effectively to market its services to a sufficiently large number of customers; and

     - Rock's ability to overcome a perception among many real estate market participants that obtaining mortgages on-line is risky for consumers.

     Rock cannot assure you that consumers will significantly increase their use of the Internet for obtaining mortgage loans, rather than just for rate shopping. If the Internet market for mortgage loans develops more slowly than expected, or if Rock's products do not achieve widespread market acceptance on the Internet, its business would be adversely affected.

ROCK'S INTERNET EXPENSES MAY EXCEED REVENUES FROM INTERNET MORTGAGES IN 1999.

     In order to be successful in the emerging Internet mortgage market, Rock must find ways to get consumers to its Web site and must differentiate itself from its competition. Developing distinctions will be critical because mortgages are perceived to be a commodity, with many lenders offering

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

substantially the same products. In addition, Rock will need to hire more employees for this business. Developing these distinctions and hiring additional employees to handle Rock's Internet operations, however, will require it to incur significant costs. Rock will likely have to incur these costs before its revenues, if any, from Internet mortgages are sufficient to cover them.

     Rock will also be required to enter into marketing arrangements to generate traffic on its web site. Rock might not be able to enter into these arrangements on terms that are acceptable to it, particularly in light of its acquisition by Intuit. Some parties may have already entered into exclusive arrangements with other mortgage lenders. In addition, the increasing demand for these arrangements may result in higher costs to Rock that might exceed the benefits from any resulting increase in the volume of traffic.

MARGINS FOR LOANS ORIGINATED ON THE INTERNET MAY DECLINE.

     Consumers seeking mortgages over the Internet might be more price sensitive than consumers seeking mortgages through other distribution channels. In addition, Rock's advertising and emphasis on lack of "middleman" fees might cause an increase in competition in the Internet mortgage market. Both of these factors, along with the increase in the number of participants in the Internet mortgage market, might result in price competition and lower margins on the loans Rock originates over the Internet.

ROCK'S INTERNET BUSINESS FACES RISKS RELATING TO CUSTOMER PRIVACY AND SECURITY, AS WELL AS INCREASING REGULATION.

     A significant risk for Rock's Internet business is that customers may refuse to transact business over the Internet due to privacy or security concerns. Rock currently incorporates a variety of security measures into its products and services. However, a major breach of customer privacy or security, even by another company, could have serious consequences for Rock's Internet-based business. Consumers' use of the Internet, particularly for commercial transactions, may not continue to increase as rapidly as it has during the past few years. If Internet use does not grow as a result of privacy or security concerns, or for other reasons, the growth of Rock's Internet-based business would be hindered. In addition, because Rock's Internet-based products are available in many states, it may be subject to regulation and taxation in many additional jurisdictions. To the extent that states are generally successful in their efforts to impose taxes on Internet commerce, the growth of the use of the Internet could slow substantially, which could slow the growth of Rock's Internet-based business. If Internet activity becomes heavily regulated in other respects, that could have significant negative consequences for the growth of Rock's Internet-based business.

     Rock may incur significant costs to protect against the threat of security breaches or to alleviate problems caused by these breaches. Rock also retains on its premises personal financial documents that it receives from prospective borrowers in connection with their loan applications. These documents are highly sensitive and if a third party were to misappropriate personal information, users could possible bring legal claims against Rock. In addition, Rock's privacy policies might not be deemed sufficient by its prospective customers or federal or state laws governing privacy that may be adopted in the future.

A FAILURE TO ESTABLISH OR MANAGE RELATIONSHIPS WITH THIRD PARTIES COULD ADVERSELY AFFECT ROCK'S BUSINESS.

     Rock plans to develop relationships with other companies to perform certain aspects of the loan underwriting process, including appraisals, credit reporting and title searches, in parts of the country

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

in which Rock has not been originating mortgages. Any failure on Rock's part to develop such relationships or any interruptions or delays in the provision of these services in existing or future markets may cause delays in the processing and closing of loans for customers. The value of the products and services Rock offers and the ultimate success of Rock's business are dependent on Rock's ability to obtain and manage the timely delivery of these services by third parties. If Rock is unsuccessful in obtaining or managing the timely delivery of these services, Rock will likely experience increased customer dissatisfaction and Rock's business could be adversely affected.

THE CONSUMER LENDING INDUSTRY IS INTENSELY COMPETITIVE.

     The consumer lending industry is highly competitive and fragmented. There are low barriers to entry and mortgage products are becoming more like commodities. Rock faces intense competition from:

     - numerous established mortgage providers, including commercial banks, savings and loan associations, credit unions, insurance companies, mortgage brokers, mortgage bankers and other consumer finance companies;

     - traditional lenders, such as Countrywide HomeLoans, Inc., Norwest Mortgage, Inc. and BankAmerica, offering access to their mortgage products over the Internet;

     - referral and advice sites established by, among others, Microsoft HomeAdvisor, iOwn.com, formerly known as HomeShark, Keystroke Financial, E-LOAN and Mortgage.com; and

     - new companies as they enter the market and current competitors expand their Internet services.

     Competition can take place on various levels, including convenience in obtaining a loan, service, marketing, pricing, including the interest rates, closing costs and processing fees offered, range of products and brand awareness. Rock can not assure you that it will be able to compete successfully with these consumer lenders on any or all of these levels.

     Many of the traditional lenders with which Rock competes are better established, have greater name recognition, have larger, established customer bases, have national processing infrastructures already in place and have substantially greater financial, marketing, technical and other resources than Rock does. In addition, Fannie Mae's automated underwriting system might attract additional competitors into the market with the capability of providing fast, efficient mortgage underwriting, which could significantly erode Rock's profit margins. Barriers to entry into the consumer lending industry are low, and the current level of gains on sales of mortgage loans in the secondary market and the increase in Internet mortgage lending could attract additional competitors into the market. Competition might also reduce Rock's loan closing volume.

     Rock's larger competitors can also undertake more extensive marketing campaigns for their brands, products and services, adopt more aggressive advertising and pricing policies and make more attractive offers to potential employees, Internet partners and third-party service providers. Increased competition, particularly on-line competition, could result in price reductions, reduced margins or loss of market share.

CHANGES IN EXISTING GOVERNMENT SPONSORED AND FEDERAL MORTGAGE PROGRAMS COULD NEGATIVELY AFFECT ROCK'S BUSINESS.

     Rock's ability to generate revenue through the sale of conventional loans is largely dependent upon the continuation of programs administered by Fannie Mae, the Federal Home Loan Mortgage

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

Corporation, "Freddie Mac," and others which facilitate the issuance of mortgage-backed securities. A portion of Rock's business is also dependent upon the continuation of various programs administered by the Federal Housing Administration and the Veterans Administration. Any discontinuation of, or significant reduction in, the operation of those programs could have a material adverse effect on Rock's business and results of operations.

ROCK IS DEPENDENT UPON THIRD PARTY AUTOMATED UNDERWRITING SOFTWARE.

     Rock is dependent on automated underwriting and other services offered by mortgage buyers, such as Fannie Mae and Freddie Mac, to help ensure that its mortgage services can be offered efficiently and on a timely basis. Rock currently has an agreement with Fannie Mae that authorizes its use of their automated underwriting services and enables it to sell qualified first mortgages to Fannie Mae or to secondary market investors that purchase conventional loans. Rock's agreement with Fannie Mae can be terminated by either party immediately upon the delivery of a written termination notice. The termination of any agreement with Fannie Mae would adversely impact Rock's business by reducing Rock's ability to streamline the mortgage origination process.

ROCK IS PARTICULARLY VULNERABLE TO FACTORS AFFECTING MICHIGAN BECAUSE OF ITS CONCENTRATION OF BUSINESS.

     During 1998, 85.8% of the number of loans Rock closed were secured by properties located in Michigan. During the six months ended June 30, 1999, 83.8% of the number of loans Rock closed were secured by properties located in Michigan. Because a high concentration of Rock's business is in Michigan, it is particularly vulnerable to economic factors affecting Michigan. A recession, decline in property values, natural disasters or other adverse economic, political or business development disproportionately affecting Michigan could negatively impact its ability to originate loans or sell them in the secondary market and could increase the rates of delinquency, foreclosure, bankruptcy and loss on the loans.

INCREASED MORTGAGE PREPAYMENTS COULD REDUCE THE GAINS ON ROCK'S LOAN SALES.

     Decreases in prevailing interest rates or increases in competition could increase prepayments of Rock's loans as customers refinance their loans with lower interest rate loans. An increase in prepayments of Rock's loans or of similar loans in the industry in general could reduce the prices wholesale purchasers are willing to pay for Rock's loans. Also, an increase in prepayments could increase Rock's recapture risk, as, in connection with some sub-prime loan sales, Rock agrees to repay to the purchaser of the loan a portion of the premium paid to Rock for the loan if the loan is prepaid within the first year after sale. The repayment obligation is generally proportional to the part of the year that the loan was outstanding. Rock made premium recapture payments of $154,909 for 1996, $297,954 for 1997, $627,141 for 1998 and $226,067 for the six
months ended June 30, 1999. An unexpected increase in prepayments of these loans could have a material adverse effect on Rock's business.

ROCK IS SUBSTANTIALLY DEPENDENT ON ITS FUNDING SOURCES.

     Rock funds substantially all of the loans it closes through borrowings under its warehouse financing facilities and funds generated by its operations. Borrowings are in turn generally repaid with the proceeds it receives from loan sales. Rock is currently, and may in the future continue to be, dependent upon a few lenders to provide the primary credit facilities for its loans. One of its current warehouse financing facilities is an uncommitted facility that may be discontinued at any time and expires in March 2000. Its other current warehouse financing facility expires, with respect to loans

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

committed to be made by any particular lender, 75 days after that lender demands payment, unless that lender is replaced. In addition, both of these facilities provide that any lender may demand repayment at any time.

     Rock's warehouse financing facilities could become unavailable through:

     - any demand for payment;

     - any failure to renew or replace the existing financing facilities before they expire;

     - any failure to obtain adequate funding under these facilities; or

     - any substantial reduction in the size of these facilities.

     In addition, Rock's ability to increase the volume of loans it closes is dependent, in part, on its ability to procure, maintain and manage increasingly larger lines of credit. Rock has no existing commitments for any additional financing, and cannot assure you that it will be able to obtain any additional financing on terms acceptable to it or at the time it is needed. If it does not achieve the degree of leverage it believes to be optimal, Rock might be less profitable than it might be otherwise.

VOLATILE INTEREST RATES MAY AFFECT THE VALUE OF ROCK'S LOANS HELD FOR SALE.

     The market value of a loan generally declines as interest rates rise, and fixed-rate loans are more sensitive to changes in market interest rates than adjustable-rate loans. When Rock promises a customer an interest rate for a loan before a loan buyer has promised to buy the loan from Rock, a gain or loss on the sale of the loan may result from changes in interest rates during the period between the date the interest rate is fixed and the date Rock receives a commitment to buy the loan. Rock hedges the interest rate risk on fixed, conforming loans sold to Fannie Mae or Freddie Mac along with loans originated pursuant to the guidelines of the FHA, but does not hedge this risk with respect to sub-prime loans. Any increase in interest rates during the period between the date the interest rate is fixed and the date Rock receives a commitment to buy the loan would adversely affect the value of the loan and the price at which Rock can sell it.

     This risk increases the longer Rock holds these loans before obtaining a commitment to buy them. Rock's increase in bulk sales of loans, rather than flow sales, increases the period of time Rock holds these loans before receiving a commitment to buy them. "Flow" sales are sales of loans underwritten by a third party who commits to purchase each individual loan its underwriters approve. "Bulk" sales are sales of loans underwritten to Rock's underwriting standards that Rock pools and then sells to third parties for cash. In order to hedge this interest rate risk with respect to conventional loans and government-insured loans, which Rock refers to together as "prime loans," which generally have a lower interest spread, Rock sells, on a forward basis, or obtains forward commitments from investors to purchase, the estimated amount of prime loans in process for which an interest rate has been fixed that will ultimately be funded. Sometimes, instead, Rock purchases treasury-based options based on its estimates of its exposure and the probable principal amount of prime loans in process for which an interest rate has been fixed that will ultimately be funded.

     When Rock's funding estimates differ from actual experience, the resulting mismatching of commitments to fund prime loans at certain interest rates and forward sales or commitments of prime loans with certain interest rates may have a material adverse effect on Rock's business, financial condition and results of operations. In addition, when Rock hedges its exposure to fluctuations in interest rates by purchasing treasury-based options, the movements in the interest rates on those securities might not match the changes in pricing of loans in the secondary market, resulting in a potential gain or loss to Rock. An effective hedging strategy is complex and no hedging strategy can

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

completely insulate Rock from changes in interest rates. In addition, hedging strategies involve transaction and other costs, and these costs could increase as the period covered by the hedging protection increases or in periods of rising and more greatly fluctuating interest rates. As a result, Rock's profitability could be adversely affected during any period of changes in interest rates.

ROCK'S RESULTS OF OPERATIONS DEPEND ON ECONOMIC CONDITIONS THAT CANNOT BE PREDICTED.

     Rock's quarterly revenues and net earnings can fluctuate and will depend on, among other things:

     - the size and timing of sales of its loans, their market value, and the supply of, and demand for, these loans;

     - prepayment rates;

     - the level and volatility of interest rates;

     - the volume of mortgage loan originations;

     - Rock's borrowing costs and credit losses;

     - Rock's ability to offer competitive rates; and

     - changes in market rates for origination and processing fees.

ROCK MAY SUFFER LOSSES AS A RESULT OF DEFAULTS ON ITS LOANS, EVEN THOUGH IT SELLS ITS LOANS.

     During the time a loan is held, Rock is subject to the various business risks associated with the mortgage lending business, including the risk of customer default, the risk of foreclosure and interest rate risk. If there is a default on a loan, factors such as the state of title to the property securing the loan or its physical condition, including environmental considerations, may make a potential buyer unwilling to purchase the property at a foreclosure sale or to pay a price sufficient to fully repay Rock. Foreclosure laws in various states may require a protracted foreclosure process. In addition, the condition of a property may deteriorate during the period of foreclosure proceedings. Customers may become subject to bankruptcy proceedings, in which case the amount and timing of loan payments may be materially adversely affected. Even assuming that the underlying property provides adequate security for the loan, Rock could encounter substantial delays in connection with the sale of defaulted loans and it could be delayed in receiving and reinvesting the proceeds of the sale.

SUB-PRIME LOANS HAVE HIGHER CREDIT RISK THAN CONVENTIONAL LOANS.

     Credit risks associated with sub-prime loans are greater than those associated with conventional loans. Sub-prime loans may differ from the other loans with respect to loan-to-value ratios, the credit and income history of the customers, and the documentation required for loan approval. As a result of these and other factors, the interest rates charged on these loans are often higher than those charged on conventional loans. The combination of different underwriting criteria and higher rates of interest may lead to higher delinquency rates and/or credit losses for sub-prime loans as compared to conventional loans, which could have a material adverse effect on Rock's business. In addition, product offerings for sub-prime loans frequently change which may make selling a sub-prime loan in the secondary market more difficult.

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

ROCK MAY HAVE ENVIRONMENTAL LIABILITIES AFTER FORECLOSING ON CONTAMINATED PROPERTY.

     During the course of Rock's business, Rock may acquire properties securing loans that are in default. There is a risk that hazardous or toxic waste could be found on properties Rock acquires in this manner. As a result, the value of these properties may be diminished. If Rock is forced to foreclose on a loan secured by contaminated property, it may be subject to environmental liabilities regardless of whether it was responsible for the contamination. Despite an investigation, hazardous substances or wastes, contaminants, pollutants or sources of them, as defined by state and federal laws and regulations, may be discovered on properties during Rock's ownership or after its sale of these properties to a third party. If hazardous substances are discovered, Rock may be required to remove those substances or sources and clean up the property at substantial expense, and this cost could exceed the value of the underlying properties.

     Rock may also be liable to tenants and users of neighboring properties. In addition, Rock may find it difficult or impossible to sell the property before or following any cleanup. Rock does not conduct or require any environmental testing on the properties securing its loans prior to the loan being made.

ROCK'S BUSINESS RESULTS IN SEVERAL CONTINGENT LIABILITIES RELATING TO REPURCHASES OF LOANS OR CUSTOMER CLAIMS.

     Rock may be required to repurchase or substitute loans that it sold if it breaches a representation or warranty in its agreement with the loan buyer, including as a result of any fraud or any misrepresentation made during the loan origination process. In connection with some sub-prime loan sales, Rock may be required to return a portion of the premium paid for the loan if the loan is prepaid within the first year after sale. In addition, potential losses can arise before the sale from many factors, as summarized in these Risk Factors, and the effects of these factors generally increase during any economic downturn or recession.

     In the ordinary course of Rock's business, it is subject to claims made against it by customers arising from, among other things, losses the customer may claim were incurred as a result of breaches of fiduciary obligations, misrepresentations, errors and omissions of its employees, officers and agents, including appraisers, incomplete loan documentation or its failure to comply with various laws and regulations applicable to its business. Industry participants are frequently named as defendants in litigation involving alleged violations of federal and state consumer lending laws and regulations, or other similar laws and regulations, as a result of the consumer-oriented nature of the industry in which Rock operates and uncertainties with respect to the application of various laws and regulations.

ROCK MAY INCUR LOSSES AS A RESULT OF REGULATORY ENFORCEMENT PROCEEDINGS AND LAWSUITS.

     Some sectors of, and participants in, the consumer finance industry have been adversely affected by regulatory enforcement actions and private class-action lawsuits regarding various consumer lending practices. These actions and lawsuits allege violations of the Real Estate Settlement Procedures Act, the Truth-In-Lending Act, the Equal Credit Opportunity Act and various other federal and state lending and consumer protection laws. Some of the practices which have been the subject of lawsuits against other companies include, but are not limited to:

     - miscellaneous "add on" fees;

     - truth-in-lending calculations and disclosures;

     - escrow and adjustable rate mortgage calculations and collections;

     - private mortgage insurance calculations;

     - disclosures and cancellation;

     - forced-placed hazard, flood and optional insurance;

     - payoff statement, release and reconveyance fees;

     - document preparation fees; and

     - unfair lending practices.

ROCK'S FINANCIAL CONDITION COULD BE ADVERSELY AFFECTED IF IT SELLS ITS LOANS WITH SERVICING RIGHTS RETAINED OR IF IT SECURITIZES ITS LOANS.

     Except during the period of time before a loan is sold, Rock does not retain the servicing rights to the loans it originates. Rock generally sells the servicing rights at the same time it sells the loan. If Rock started retaining the servicing rights to its loans, it would be subject to numerous additional risks, including:

     - decreased operating cash flow, because it would recognize taxable income relating to the servicing rights before it receives cash revenues; and

     - the potential of having to write down the value of the servicing rights through a charge to earnings, particularly as a result of changing interest rates and alternative financing options which lead to increased prepayments or changing default rates.

     Rock currently does not securitize its loans. If Rock began securitizing its loans, it would be subject to the following additional risks:

     - decreased operating cash flow, because it would recognize taxable income relating to future cash flows before it would receive cash revenues and because of cash requirements of the securitization program;

     - the potential of having to write down the value of the excess cash flow asset, recognized in connection with the securitization, through a charge to earnings, particularly as a result of changing interest rates and alternative financing options which lead to increased prepayments or changing default rates;

     - conditions in the general securities and securitization markets and the requirements of rating agencies and insurers;

     - the need to obtain satisfactory credit enhancements, such as insurance or letters of credit, to increase the credit rating of the securities and make them more marketable;

     - retention of credit enhancing residual interests, including reserves and other rights to cash remaining after the securities are repaid; and

     - increased potential for earnings fluctuations, including fluctuations as a result of delays in selling loan pools.

     In addition, the securitization market for many loans of the type Rock makes is relatively undeveloped and may be more susceptible to market fluctuations or other adverse changes than more developed capital markets.

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

ROCK IS SUBJECT TO EXTENSIVE GOVERNMENT REGULATION AND COULD BE ADVERSELY AFFECTED BY SUCH REGULATION.

     State Regulation. Most states have laws and regulations governing the registration or licensing and conduct of persons providing mortgage banking services. These laws and regulations also typically require consumer protection disclosures and compliance with loan solicitation procedures and a variety of other practices, throughout the various stages of the mortgage solicitation, application and approval process. In addition, after the mergers, Intuit may be subject to state licensing regulations, which require the periodic filing of financial information and other business information. If Intuit refuses or fails to comply with these filing requirements, Rock's existing licensing arrangements could be jeopardized.

     Federal Laws. In addition to state law, mortgage banking services are heavily regulated by federal law. For example:

     - the Real Estate Settlement Procedures Act, prohibits the payment and receipt of mortgage loan referral fees. The act, however, does permit persons to be compensated for the fair market value of non-referral services actually rendered;

     - the Truth-in-Lending Act, which we refer to as "TILA", contains disclosure requirements about the terms and conditions of loans and credit transactions to give consumers the ability to compare credit terms. TILA also guarantees consumers a three-day right to cancel some types of credit transactions;

     - the Equal Credit Opportunity Act prohibits lenders from discriminating against applicants on the basis of race, color, sex, age or marital status. That act restricts lenders from obtaining some types of information from loan applicants. It also requires disclosures by the lender regarding consumer rights and requires lenders to advise applicants of the reasons for any credit denial;

     - Federal law also regulates various aspects of credit reporting and debt collection relating to consumer loans;

     - Rock is subject to the rules and regulations of, and examinations by, the Department of Housing and Urban Development, Fannie Mae, and Freddie Mac; and

     - Rock's joint venture with Michigan National Bank is also subject to supervision and examination by the Office of the Comptroller of the Currency for compliance with banking laws.

     If Rock fails to comply with these state or federal requirements, it could be subject to:

     - civil and/or criminal liability;

     - loss of Rock's approved status and licenses, resulting in a potential prohibition from originating mortgage loans in that jurisdiction;

     - demands for indemnification or loan repurchases from buyers in the secondary market;

     - termination or suspension of Rock's servicing contracts without compensation;

     - rights of rescission for mortgage loans;

     - class-action lawsuits; and

     - administrative and enforcement actions and fines.

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

     Rock cannot assure you that:

     - Rock is, or will be, in full compliance with current laws, rules and regulations;

     - that more restrictive laws, rules and regulations will not be adopted or promulgated;

     - that existing laws and regulations will not be interpreted in a more restrictive manner, which could make compliance substantially more difficult or expensive; or

     - that new laws reducing or eliminating some of the benefits of purchasing a mortgage will not be enacted.

     The laws and regulations described above are subject to legislative, administrative and judicial interpretation, and some of these laws and regulations have been infrequently interpreted or only recently enacted. Infrequent interpretations of these laws and regulations or an insignificant number of interpretations of recently-enacted laws and regulations can result in ambiguity with respect to permitted conduct under these laws and regulations. Any ambiguity under the laws and regulations to which Rock is subject may lead to regulatory investigations or enforcement actions and private causes of action, such as class-action lawsuits, with respect to Rock's compliance with applicable laws and regulations.

THE ELIMINATION OR LIMITATION OF MORTGAGE INTEREST DEDUCTIONS COULD REDUCE THE DEMAND FOR LOANS OF THE TYPE ROCK MAKES.

     Members of Congress, government officials and political candidates from time to time have suggested eliminating or limiting the mortgage interest deduction for federal income tax purposes based on customer income, type of loan or principal amount. Some of Rock's loans are made to customers for the purpose of consolidating consumer debt or financing other consumer needs, and the competitive advantages of tax-deductible interest, when compared with alternative sources of financing, could be eliminated or seriously impaired by this government action. In addition, the elimination or substantial reduction in the home mortgage interest deduction could decrease home buying, which in turn would decrease the demand for home mortgages. The elimination of, or a substantial reduction in, the current home mortgage interest tax deduction would likely reduce the number of loans Rock makes, which could reduce its revenues.

     Intuit's, Rock's and Title's businesses differ, and Intuit's results of operations, as well as the price of Intuit's common stock, may be affected by factors different from those affecting Rock's results of operations and the price of Rock's common shares. For a discussion of Intuit's and Rock's businesses and factors to consider in connection with these businesses, see Intuit's annual report on Form 10-K for the fiscal year ended July 31, 1999 and subsequent reports and Rock's annual report on Form 10-K for the year ended December 31, 1998, and subsequent reports, all of which are incorporated into this prospectus/proxy statement by reference.

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

                            THE ROCK SPECIAL MEETING

DATE, TIME AND PLACE

     The special meeting of Rock shareholders will be held at Rock's National Support Center, 20555 Victor Parkway, Livonia, Michigan 48152, at 10:00 a.m. Eastern Standard Time on Wednesday, December 8, 1999. This prospectus/proxy statement is furnished in connection with the solicitation by Rock's board of directors of proxies to be used at the special meeting and at any adjournments of the special meeting.

PURPOSE

     The purpose of the special meeting is to approve and adopt the merger agreement, which is more fully described in this prospectus/proxy statement. Under the merger agreement, Merger Sub 1, a wholly-owned subsidiary of Intuit, would merge with Rock, with Rock continuing as the surviving corporation. Rock shareholders may also be asked to transact other business that may properly come before the special meeting or any adjournment of the special meeting.

RECORD DATE, OUTSTANDING SHARES AND VOTING RIGHTS

     Only Rock shareholders of record at the close of business on November 1, 1999 will be entitled to notice of and to vote at the special meeting or any adjournment of the meeting. As of the close of business on November 1, 1999, Rock had 14,855,754 outstanding common shares, par value $0.01 per share, and this is the only class of stock outstanding and entitled to vote. Each Rock common share is entitled to one vote on each matter submitted for a vote at the meeting.

QUORUM REQUIREMENTS AND VOTE REQUIRED

     The presence, in person or by properly executed proxy, of the holders of record of a majority of the outstanding Rock common shares entitled to vote, or 7,427,878 shares, is necessary to constitute a quorum at the special meeting or any adjournment of the special meeting.

     The approval and adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding Rock common shares entitled to vote on the merger agreement. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present at the special meeting, but they will have the effect of a "no" vote with respect to the approval and adoption of the merger agreement, because this approval and adoption requires the affirmative vote of a majority of the outstanding Rock common shares.

     Daniel Gilbert and Gary Gilbert have entered into voting agreements with Intuit and Rock under which they have agreed to vote all Rock common shares owned by them in favor of adoption and approval of the merger agreement. Under these voting agreements, they have also agreed to vote against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of Rock in the merger agreement or that would prevent the fulfillment of a condition under the merger agreement to Rock's or Intuit's obligation to complete the merger.

     Daniel Gilbert and Gary Gilbert are required to and intend to vote these shares in favor of the merger agreement. These shares are sufficient to approve and adopt the merger agreement without the affirmative vote of any other shareholder.

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

SOLICITATION OF PROXIES

     Rock, Title and Intuit will bear the entire cost of solicitation of proxies in the enclosed form, including the preparation, assembly, printing and mailing of this prospectus/proxy statement, the accompanying proxy card and any additional information furnished to shareholders. The solicitation of proxies by mail may be supplemented by telephone, telegraph or personal solicitation by directors, officers or other regular employees of Rock. No additional compensation will be paid to directors, officers or other regular employees for these services. Brokers, nominees and other similar record holders will be requested to forward soliciting material and, upon request, will be reimbursed by Rock for their out-of-pocket expenses.

NO DISSENTERS' RIGHTS

     Because Rock shareholders will receive shares of Intuit common stock, cash or both in the merger, shareholders may not dissent from completion of the merger agreement. Intuit's common stock is included in the Nasdaq National Market of the National Association of Securities Dealers, Inc., as of the record date.

REVOCABILITY AND VOTING OF PROXIES

     A Rock shareholder giving a proxy may revoke it at any time before it is voted by giving written notice of this revocation to the secretary of Rock or by executing and delivering to the secretary a later-dated proxy. Attendance at the meeting by a shareholder who has given a proxy will not have the effect of revoking it unless the shareholder gives written notice of revocation to the secretary before the proxy is voted. Any written notice revoking a proxy, and any later-dated proxy, should be sent to Rock. Until December 3, 1999, the address is Rock Financial Corporation, 30600 Telegraph Road, Fourth Floor, Bingham Farms, Michigan 48025, Attention: Secretary. After December 3, 1999, the address is Rock Financial Corporation, 20555 Victor Parkway, Livonia, Michigan 48152, Attention: Secretary.

     Valid proxies in the enclosed form which are returned in time for the meeting and executed and dated in accordance with the instructions on the proxy will be voted as specified in the proxy. If no specification is made, the proxies will be voted FOR the approval and adoption of the merger agreement.

RECOMMENDATION OF ROCK'S BOARD OF DIRECTORS

     THE MANAGEMENT AND THE BOARD OF DIRECTORS OF ROCK HAVE DETERMINED THAT THE MERGER AGREEMENT AND THE RELATED MERGER ARE IN THE BEST INTERESTS OF ROCK AND ITS SHAREHOLDERS AND RECOMMEND THAT SHAREHOLDERS VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT. YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.

                           THE TITLE SPECIAL MEETING

DATE, TIME AND PLACE

     The special meeting of Title shareholders will be held at Title's principal executive offices, 3001 West Big Beaver Road, Suite 328, Troy, Michigan 48084, at 1:00 p.m. Eastern Standard Time on Wednesday, December 8, 1999. This prospectus/proxy statement is furnished in connection with the solicitation by Title's board of directors of proxies to be used at the special meeting and at any adjournments of the special meeting.

PURPOSE

     The purpose of the special meeting is to approve and adopt the merger agreement, which is more fully described in this prospectus/proxy statement. Under the merger agreement, Merger Sub 2, a wholly-owned subsidiary of Intuit, would merge with Title, with Title continuing as the surviving corporation. Title shareholders may also be asked to transact other business that may properly come before the special meeting or any adjournment of the special meeting.

RECORD DATE, OUTSTANDING SHARES AND VOTING RIGHTS

     Only Title shareholders of record at the close of business on November 1, 1999 will be entitled to notice of and to vote at the special meeting or any adjournment of the meeting. As of the close of business on November 1, 1999, Title had 3,000 outstanding common shares, par value $0.01 per share, and this is the only class of stock outstanding and entitled to vote. Each Title common share is entitled to one vote on each matter submitted for a vote at the meeting.

QUORUM REQUIREMENTS AND VOTE REQUIRED

     The presence, in person or by properly executed proxy, of the holders of record of a majority of the outstanding Title common shares entitled to vote, or 1,501 shares, is necessary to constitute a quorum at the special meeting or any adjournment of the special meeting.

     The approval and adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding Title common shares entitled to vote on the merger agreement. Abstentions will be counted for purposes of determining whether a quorum is present at the special meeting, but they will have the effect of a "no" vote with respect to the approval and adoption of the merger agreement, because this approval and adoption requires the affirmative vote of a majority of the outstanding Title common shares.

     Daniel Gilbert, Gary Gilbert, Lindsay Gross, David Carroll, Richard Chyette and Jeffrey K. Eisenshtadt have entered into voting agreements with Intuit and Title under which they have agreed to vote all Title common shares owned by them in favor of adoption and approval of the merger agreement. Under these voting agreements, they have also agreed to vote against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of Title in the merger agreement or that would prevent the fulfillment of a condition under the merger agreement to Title's or Intuit's obligation to complete the merger.

     Daniel Gilbert, Gary Gilbert, Lindsay Gross, David Carroll, Richard Chyette and Jeffrey K. Eisenshtadt are required to and intend to vote these shares in favor of the merger agreement. These shares are sufficient to approve and adopt the merger agreement without the affirmative vote of any other shareholder.

SOLICITATION OF PROXIES

     Rock, Title and Intuit will bear the entire cost of solicitation of proxies in the enclosed form, including the preparation, assembly, printing and mailing of this prospectus/proxy statement, the accompanying proxy card and any additional information furnished to shareholders. The solicitation of proxies by mail may be supplemented by telephone, telegraph or personal solicitation by directors, officers or other regular employees of Title. No additional compensation will be paid to directors, officers or other regular employees for these services.

NO DISSENTERS' RIGHTS

     Because Title shareholders will receive shares of Intuit common stock, cash or both in the merger, shareholders may not dissent from completion of the merger agreement. Intuit's common stock is included in the Nasdaq National Market of the National Association of Securities Dealers, Inc., as of the record date.

REVOCABILITY AND VOTING OF PROXIES

     A Title shareholder giving a proxy may revoke it at any time before it is voted by giving written notice of this revocation to the secretary of Title or by executing and delivering to the secretary a later-dated proxy. Attendance at the meeting by a shareholder who has given a proxy will not have the effect of revoking it unless the shareholder gives written notice of revocation to the secretary before the proxy is voted. Any written notice revoking a proxy, and any later-dated proxy, should be sent to Title Source, Inc., 3001 West Big Beaver Road, Suite 328, Troy, Michigan 48084, Attention: Secretary.

     Valid proxies in the enclosed form which are returned in time for the meeting and are executed and dated in accordance with the instructions on the proxy will be voted as specified in the proxy. If no specification is made, the proxies will be voted FOR the approval and adoption of the merger agreement.

RECOMMENDATION OF TITLE'S BOARD OF DIRECTORS

     THE MANAGEMENT AND THE BOARD OF DIRECTORS OF TITLE HAVE DETERMINED THAT THE MERGER AGREEMENT AND THE RELATED MERGER ARE IN THE BEST INTERESTS OF TITLE AND ITS SHAREHOLDERS AND RECOMMEND THAT SHAREHOLDERS VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT. YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.

                                  THE MERGERS

     This section of the prospectus/proxy statement describes the proposed mergers. While we believe that the description covers the material terms of the mergers and the related transactions, this summary may not contain all of the information that is important to you. You should read this entire prospectus/proxy statement, including the annexes, and the other documents referred to in this prospectus/proxy statement carefully for a more complete understanding of the mergers. In addition, important business and financial information about each of Intuit and Rock is incorporated by reference into this prospectus/proxy statement. See the section entitled "Documents Incorporated by Reference in this Prospectus/Proxy Statement" on page 119. You may obtain the information incorporated by reference into this prospectus/proxy statement without charge by following the instructions in the section entitled "Where You Can Find More Information" on page 120.

BACKGROUND OF THE MERGERS

     In January 1999, Rock launched its web site, RockLoans.com, on a limited basis. The new web site became a major focus of Rock's growth and marketing strategy. In connection with that strategy, in May 1999, Daniel Gilbert, Rock's chief executive officer, and William Harris, Intuit's chief executive officer, exchanged phone calls. Each was familiar with the other's company, but wanted additional information as to the other's strategy. In early June 1999, while Mr. Gilbert was on vacation in California, he visited Intuit's offices in Mountain View and met with several people, including Mr. Harris. The companies primarily discussed a possible strategic alliance between Rock and Intuit. Rock had begun a joint venture with Michigan National Bank in April 1999 and was interested in entering into a similar arrangement with Intuit.

     After this meeting, Intuit's personnel made several trips to Rock's offices in June and July 1999. During these visits, Intuit's personnel were given presentations regarding Rock's secondary marketing, operations, and sales to provide them with information about Rock, its business and its operations. On July 12, 1999, the companies entered into a Mutual Nondisclosure Agreement in connection with the exchange of business information between the companies. In late July and early August 1999, both sides became more serious about entering into a relationship and for the first time the concept of a merger was introduced into the discussions. The two companies continued their discussions through August and by the end of August, a specific merger agreement was being discussed. The parties determined that Title would have to be part of any merger if the parties were to account for the transaction as a pooling of interests. In early September 1999, Rock received a non-binding term sheet describing a proposed merger transaction, through a stock-for-stock exchange that would be accounted for as a pooling of interests.

     On September 7, 1999, Rock's board of directors had a meeting, authorized Rock to engage Bear, Stearns & Co. Inc. as its financial advisor and received a presentation from Bear, Stearns & Co. Inc. regarding Rock's strategic alternatives. At that meeting, Rock's board authorized Rock's management to negotiate the terms of a strategic combination with Intuit and present the proposed transaction to the board of directors for its review. Over the next few weeks, the companies continued to discuss the terms of the proposed transaction. In mid-September 1999, Intuit began its legal due diligence process which continued for approximately two weeks. On September 16, 1999, Rock and Intuit signed an agreement pursuant to which Rock agreed not to solicit business combinations involving Rock through October 4, 1999. During this time, the companies negotiated the terms of the merger agreement. On October 5, 1999, Rock's board of directors met and approved the merger agreement, subject to the receipt of Bear Stearns' fairness opinion. On October 6, 1999, Title's board of directors and Intuit's board of directors met and approved the merger agreement, the merger agreement was finalized and signed, and Bear Stearns delivered its fairness opinion. On October 7, 1999, the merger agreement and the related merger were announced to the public.

ROCK'S AND TITLE'S REASONS FOR THE MERGERS

     Rock's and Title's boards believe that the mergers offer strategic and financial benefits to Rock, Title and their shareholders. Rock launched its web site, RockLoans.com, in January 1999 because Rock believes that the future growth of the mortgage industry will be conducted through electronic commerce and telephone call centers. Rock believes that the Internet has the potential to streamline and simplify the mortgage loan process, especially for companies that lend directly to the consumer, which eliminates the complication and costs of middlemen. Rock realized, however, that to generate customers on the Internet, it would have to launch a multi-million dollar national advertising campaign to increase the name recognition of its RockLoans.com brand and generate traffic on its web site.

     Rock and Title believe that a combination with Intuit's business will further their Internet strategy and their long-term goal of becoming a leader in on-line home loans and the title insurance required in connection with those loans. Intuit also believes that the Internet can simplify the mortgage process and reduce the related paperwork. Intuit desires to become a leader in this field by being one of the first to provide fast, efficient, convenient and low cost mortgages to consumers over the Internet. In addition, Intuit's QuickenMortgage already has a strong brand identity and significant traffic on its web site. Intuit has a large, loyal customer base of Quicken and TurboTax users and is a leading provider of several personal finance products that are increasingly integrated with its web sites. Intuit also has the financial strength to maintain its brand name and continue to generate traffic on its web sites.

     Rock determined that these strengths, combined with Rock's direct marketing, loan closing, secondary marketing, technology and management expertise and established and operational infrastructure, including a web site and call-center that originated mortgages in 31 states through the Internet in September 1999, would benefit both companies. In particular, Rock believes that a combination of its and Intuit's businesses will allow Rock to capture direct lending revenues from the large number of customers using Intuit's products and visiting its web sites and will provide the speed, efficiency and convenience of Internet-based mortgage lending to Intuit's mortgage customers. Rock and Intuit believe that the combined entity can take advantage of being one of the first and largest on-line mortgage banks.

     In addition, Rock's and Title's boards of directors determined that the consideration to be received in the merger by their shareholders provided financial benefits that are fair to their shareholders from a financial point of view. In making this determination, Rock's and Title's boards of directors considered the following factors, among others:

     - the exchange ratio for Rock's common shares is based on an assumed price per Rock share of $23.00, subject to a minimum and maximum exchange ratio, which reflects a premium over the market value of Rock's common shares;

     - the belief of the boards of directors of both Rock and Title that the mergers will permit their shareholders to receive more for their shares than they could otherwise reasonably expect to receive in the near future and will, if they desire, permit them to continue their investment in Rock and Title through Intuit, a large company that offers leading products in the personal financial industry whose stock is listed on The Nasdaq National Market;

     - the business, prospects, financial condition and results of operations of Rock, Title and Intuit, both separately and combined;

     - the historical market prices, volatility and trading information for Rock's and Intuit's common stock, and current financial market conditions;

     - Rock's book value per share as of June 30, 1999 of approximately $3.34, and Title's book value per share as of June 30, 1999 of approximately $375.92;

     - potential differences between the book and fair value of Rock's and Title's assets;

     - the prices received in other financial services business combinations;
       and

     - the opinion of Bear, Stearns & Co. Inc., Rock's financial advisor, that the proposed consideration to be received in the merger by Rock's public shareholders is fair to such shareholders from a financial point of view.

     The boards of directors did not assign relative weights to the foregoing factors or determine that any factor was of greater importance. Rather the boards of directors viewed their positions and recommendations as being based on the total information presented to them and considered by them. See the sections entitled "Summary of the Prospectus/Proxy Statement -- Rock's Selected Historical Financial Data" on page 16 and "Summary of the Prospectus/Proxy Statement -- Title's Selected Historical Financial Data" on page 18. For a description of Bear, Stearns & Co. Inc.'s opinion and fee in connection with merger, see the section entitled "The Mergers -- Opinion of Rock's financial advisor" on page 52.

INTUIT'S REASONS FOR THE MERGERS

     The Intuit board of directors approved the mergers and identified several potential benefits of the mergers that it believes will contribute to the success of Intuit. These potential benefits include:

     - the opportunity to increase revenue per loan from visitors to Intuit's Quicken Mortgage web site by originating and underwriting their mortgage loans, rather than simply referring them to other mortgage lenders;

     - the ability to manage the entire end-to-end customer mortgage experience;

     - the ability to offer home mortgages over the Internet throughout the U.S.;

     - access to Rock's mortgage processing and secondary mortgage market capabilities;

     - access to additional features such as real-time credit checks, instant pre-approvals and loan starting updates; and

     - the opportunity to provide an additional source of consumer traffic on its web sites.

RECOMMENDATION OF ROCK'S BOARD OF DIRECTORS

     AFTER CAREFUL CONSIDERATION, ROCK'S BOARD HAS DETERMINED THE MERGER AGREEMENT AND THE MERGER OF ROCK WITH A SUBSIDIARY OF INTUIT TO BE FAIR TO AND IN THE BEST INTERESTS OF THE ROCK SHAREHOLDERS AND RECOMMENDS THAT ROCK SHAREHOLDERS VOTE "FOR" APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

RECOMMENDATION OF TITLE'S BOARD OF DIRECTORS

     AFTER CAREFUL CONSIDERATION, TITLE'S BOARD HAS DETERMINED THE MERGER AGREEMENT AND THE MERGER OF TITLE WITH A SUBSIDIARY OF INTUIT TO BE FAIR TO AND IN THE BEST INTERESTS OF THE TITLE SHAREHOLDERS

AND RECOMMENDS THAT TITLE'S SHAREHOLDERS VOTE "FOR" APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

OPINION OF ROCK'S FINANCIAL ADVISOR

     Rock engaged Bear, Stearns & Co. Inc. as its financial advisor based on Bear Stearns' experience and expertise. Bear Stearns is an internationally recognized investment banking firm that has substantial experience in transactions similar to the merger. Bear Stearns, as part of its investment banking business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

     At the October 5, 1999 meeting of Rock's board of directors, Bear Stearns delivered a draft of its opinion to the effect that, as of the date of the opinion, and subject to the assumptions, qualifications and limitations presented in the opinion and to delivery of definitive agreements which Bear Stearns was to receive on October 6, 1999 from Rock, the exchange ratio was fair, from a financial point of view, to the shareholders of Rock, other than Rock's controlling shareholders.

     On October 6, 1999 Bear Stearns delivered its written opinion. We have attached the full text of Bear Stearns' written opinion as Annex C to this prospectus/proxy statement and urge you to read the opinion in its entirety. This opinion presents the assumptions made, matters considered and qualifications and limitations on the review undertaken by Bear Stearns and is incorporated herein by reference. THE SUMMARY OF THE BEAR STEARNS OPINION PRESENTED BELOW IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION WHICH IS ATTACHED AS ANNEX C TO THIS PROSPECTUS/PROXY STATEMENT. In reading the discussion of the fairness opinion presented below, Rock shareholders should be aware that Bear Stearns' opinion:

     - was provided to Rock's board of directors for its use and benefit;

     - did not address Rock's underlying business decision to enter into the merger;

     - did not constitute a recommendation to Rock's board of directors in connection with the merger;

     - does not constitute a recommendation to any Rock shareholder as to how to vote in connection with the merger proposal; and

     - was not intended to be relied upon or confer any rights or remedies upon any creditor or shareholder of Rock, or any other third party.

     Simultaneously with the execution of the merger agreement, some of the controlling shareholders of Rock entered into voting agreements with Intuit, under which, among other things, they agreed to vote their Rock common shares in favor of the merger agreement and the Rock merger. These shareholders will receive the same per share consideration as the other Rock shareholders. Although Bear Stearns evaluated the fairness, from a financial point of view, of the Rock exchange ratio to the shareholders of Rock, other than Rock's controlling shareholders, the Rock exchange ratio itself was determined by Intuit and Rock through arm's-length negotiations. Bear Stearns provided advice to Rock during the course of these negotiations. Rock did not provide specific instructions to, or place any limitations on, Bear Stearns with respect to the procedures to be followed or factors to be considered by it in performing its analyses or providing its opinion.

     In the course of performing its review and analyses for rendering this opinion, Bear Stearns has:

     - reviewed the merger agreement and the voting agreements;

     - reviewed Rock's Annual Report on Form 10-K for the year ended December 31, 1998 and its Quarterly Reports on Form 10-Q for the periods ended March 31, 1999 and June 30, 1999;

     - reviewed Rock's Registration Statement on Form S-1 filed April 30, 1998;

     - reviewed a draft (as provided by Intuit's management) of Intuit's Annual Report on Form 10-K (dated September 22, 1999) for the fiscal year ended July 31, 1999, Intuit's Annual Reports on Form 10-K for the fiscal years ended July 31, 1997 and July 31, 1998, as amended, and its Quarterly Reports on Form 10-Q for the fiscal quarters ended October 31, 1998, January 31, 1999 and April 30, 1999;

     - reviewed certain operating and financial information, including budgets and estimates, provided to Bear Stearns by Rock's and Intuit's management relating to their respective company's businesses and prospects;

     - met with members of Rock's and Intuit's senior management to discuss Rock's and Intuit's respective businesses, operations, historical and projected financial results and future prospects;

     - reviewed the historical prices, valuation parameters and trading volumes of the common shares of Rock and common stock of Intuit;

     - reviewed certain publicly available financial data, stock market performance data and valuation parameters of companies which Bear Stearns deemed generally comparable to Rock and Intuit;

     - reviewed the terms of recent acquisitions of companies which Bear Stearns deemed generally comparable to Rock and the merger; and

     - conducted other studies, analyses, inquiries and investigations as Bear Stearns deemed appropriate.

     Bear Stearns has relied upon and assumed, without independent verification, the accuracy and completeness of the financial and other information, including without limitation the budgets and estimates, provided to Bear Stearns by Rock and Intuit. Bear Stearns has assumed, without independent verification, that Rock's and Intuit's budgets and estimates have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the senior managements of Rock and Intuit as to the expected future performance of Rock and Intuit, respectively. Bear Stearns has not assumed any responsibility for the independent verification of any of this information or of the budgets and estimates provided to it. Bear Stearns has further relied upon the assurances of the senior managements of Rock and Intuit that they are unaware of any facts that would make the information and budgets and estimates provided to Bear Stearns incomplete or misleading.

     In arriving at its opinion, Bear Stearns did not perform or obtain any independent appraisal of the assets or liabilities of Rock and Intuit, nor was Bear Stearns furnished with any such appraisals. Bear Stearns assumed with Rock's consent that the merger will

     - qualify as a tax-free "reorganization" within the meaning of Section 368 of the Internal Revenue Code;

     - be accounted for as a pooling-of-interests in accordance with U.S. generally accepted accounting principles; and

     - otherwise be consummated in accordance with the terms described in the merger agreement, without the waiver of any material condition and with all the necessary material consents and approvals having been obtained without any limitations, restrictions, conditions, amendments or modifications that collectively would be material to Bear Stearns' analysis.

     Bear Stearns' opinion is necessarily based on economic, market and other conditions, and the information made available to Bear Stearns, as they exist and can be evaluated, as of the date of the opinion.

     The following is a brief summary of the material valuation and financial and comparative analyses considered by Bear Stearns in connection with the rendering of its opinion. This summary does not purport to be a complete description of the analyses underlying the Bear Stearns opinion and is qualified in its entirety by reference to the full text of the Bear Stearns opinion.

     In performing its analysis, Bear Stearns made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Bear Stearns, Intuit and Rock. Any estimates contained in the analysis performed by Bear Stearns are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by this analysis. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which these businesses or securities may actually be sold. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty. In addition, as described above, Bear Stearns' opinion was among several factors taken into consideration by Rock's board of directors in making its determination to approve the merger and the merger agreement.

     HISTORICAL PRICE ANALYSIS. Bear Stearns reviewed the historical relationship between the daily closing prices of Rock common shares and Intuit common stock. Bear Stearns noted that Rock's closing stock price on October 1, 1999 was $18.75 and Rock's average closing stock price for the latest 30 trading days as of October 1, 1999 was $17.91, compared to the proposed Rock exchange ratio of $23.00 as of October 1, 1999, after taking into account both the collar and Intuit's closing stock price as of that date. In this section, we refer to that exchange ratio after taking into account both the collar and Intuit's closing stock price as of that date as the "offer price." Bear Stearns also noted that Intuit's closing stock price on October 1, 1999 was $29.25, and Intuit's average closing stock price for the latest 30 trading days as of October 1, 1999 was $31.14. The Intuit stock price below which Rock shareholders would receive less than $23.00 per share, subject to the collar of the proposed transaction, is $27 1/3.

     MARKET PRICE PREMIUM ANALYSIS. Bear Stearns reviewed the historical relationship between the daily closing prices of Rock common shares and the offer price. Bear Stearns noted that at the offer price and based on Rock's closing stock price on October 1, 1999 and Rock's average closing stock price for the latest 30 trading days as of October 1, 1999, Rock shareholders were receiving a 23% and 28% premium, respectively.

     COMPARABLE COMPANY ANALYSIS. Bear Stearns compared operating, financial, trading and valuation information for Rock to publicly available operating, financial, trading and valuation information for selected companies, which, in Bear Stearns' judgment, were comparable to Rock for purposes of this analysis. Since Rock recently began originating mortgages on the Internet, Bear Stearns considered it appropriate to compare Rock with two groups of comparable companies: those with significant Internet loan originations and those which primarily operate through traditional mortgage loan origination channels, such as branches, brokers and call centers. The selected comparable companies included:

TRADITIONAL MORTGAGE ORIGINATION COMPANIES  INTERNET MORTGAGE ORIGINATION COMPANIES
------------------------------------------  ---------------------------------------
Countrywide Credit                          FiNet
Doral Financial                             E-Loan
Prism Financial                             Mortgage.com
Resource Bancshares
R&G Financial

     Bear Stearns' analysis was based on closing stock prices as of October 1, 1999. A summary of valuation multiples based on the latest available or the latest twelve months available financial data as of October 1, 1999 for Rock and the selected comparable companies is presented below:

                                                     EQUITY VALUE/
                                       ------------------------------------------
                                                           NET         TANGIBLE        PREMIUM/
                                         REVENUES        INCOME       BOOK VALUE     LOAN VOLUME
                                       -------------   -----------   ------------   --------------
Rock at the offer price..............           4.3x         38.8x           7.5x            13.1%
COMPARABLE TRADITIONAL MORTGAGE ORIGINATION COMPANIES
Range of Multiples...................    0.5x - 4.1x   3.0x - 4.1x    0.5x - 4.1x   (0.8%) - 19.1%
Harmonic Mean........................           1.1x          6.5x           1.4x             1.7%
Median...............................           1.8x          9.1x           2.1x             0.9%

COMPARABLE INTERNET MORTGAGE ORIGINATION COMPANIES
Range of Multiples...................  12.3x - 72.0x            NM   7.8x - 17.3x    19.1% - 63.8%
Harmonic Mean........................          18.4x            NM          10.5x            28.2%
Median...............................          14.7x            NM          10.1x            26.2%

In the table above, premium is defined as equity value minus tangible book value of equity. The net income of the comparable Internet mortgage origination companies is not meaningful because all of these companies had a net loss during this time period.

     Bear Stearns also compared the equity value to projected calendar year 2000 estimated revenues for Rock and the comparable companies. A summary of the multiples is presented below:

                                                              EQUITY VALUE/
                                                              2000E REVENUES
                                                              --------------
Rock at the offer price.....................................           6.8x
COMPARABLE TRADITIONAL MORTGAGE ORIGINATION COMPANIES
Range of Multiples..........................................    0.7x - 3.7x
Harmonic Mean...............................................           1.4x
Median......................................................           2.1x

COMPARABLE INTERNET MORTGAGE ORIGINATION COMPANIES
Range of Multiples..........................................   6.7x - 78.1x
Harmonic Mean...............................................          10.1x
Median......................................................           7.4x

     Bear Stearns noted that, for all of the valuation multiples, Rock's multiples at the offer price were above the harmonic mean and median for comparable traditional mortgage origination companies and below the harmonic mean and median for comparable Internet mortgage origination companies.

     Bear Stearns noted that, for the latest twelve months ended June 30, 1999, 3.4%, and for the latest three months ended September 30, 1999, 13.3%, of Rock's loans were originated through the Internet and that for calendar year 2000 Rock estimated that 26.5% of its total revenues would be derived from loans originated through the Internet. Using the traditional/Internet business mix indicated by Rock's Internet loan origination and estimated calendar year 2000 revenue percentages, Bear Stearns computed weighted valuation multiples for the comparable companies by weighing the traditional company multiples and the Internet company multiples by the indicated traditional and Internet business mix percentages for Rock, respectively. A summary of weighted valuation multiples based on the latest available or the latest twelve months available financial data as of October 1, 1999 for Rock and the comparable companies is presented below:

                                                     EQUITY VALUE/
                                        ---------------------------------------
                                                          NET        TANGIBLE        PREMIUM/
                                          REVENUES       INCOME     BOOK VALUE     LOAN VOLUME
                                        ------------   ----------   -----------   --------------
Rock at the offer price...............          4.3x     38.8x             7.5x            13.1%
USING ROCK LATEST TWELVE MONTHS ENDED JUNE 30, 1999 TRADITIONAL/INTERNET LOAN ORIGINATION MIX:
Range of Weighted Multiples for
  Comparable Companies................   0.9x - 6.3x        NM      0.8x - 4.5x   (0.1%) - 20.6%
Weighted Harmonic Mean for Comparable
  Companies...........................          1.7x        NM             1.7x             2.6%
Weighted Median for Comparable
  Companies...........................          2.2x        NM             2.3x             1.8%

USING ROCK LATEST THREE MONTHS ENDED SEPTEMBER 30, 1999 TRADITIONAL/INTERNET LOAN ORIGINATION
  MIX:
Range of Weighted Multiples for
  Comparable Companies................  2.1x - 13.1x        NM      1.5x - 5.8x     1.9% - 25.0%
Weighted Harmonic Mean for Comparable
  Companies...........................          3.4x        NM             2.6x             5.2%
Weighted Median for Comparable
  Companies...........................          3.5x        NM             3.1x             4.3%

In the table above, premium is defined as equity value minus tangible book value of equity. The net income using Rock's traditional/Internet loan origination mix is not meaningful because all of the comparable Internet companies had a net loss during this time period.

     A summary of Rock's and the comparable companies' weighted equity value to projected calendar year 2000 estimated revenue multiples is presented below:

                                                              EQUITY VALUE/
                                                              2000E REVENUE
                                                              -------------
Rock at the offer price.....................................           6.8x
USING ROCK ESTIMATED CALENDAR YEAR 2000 TRADITIONAL/INTERNET REVENUE MIX:
Range of Weighted Multiples for Comparable Companies........   2.3x - 23.3x
Weighted Harmonic Mean for Comparable Companies.............           3.7x
Weighted Median for Comparable Companies....................           3.5x

     Bear Stearns noted that, for all of the valuation multiples, Rock's multiples at the offer price were above the weighted harmonic mean and median multiples for comparable companies. Bear Stearns also noted that none of the comparable companies is identical to Rock and that, accordingly, any analysis of comparable companies necessarily involved complex consideration and judgments concerning differences in financial and operating characteristics and other factors that would necessarily affect the relative trading value of Rock versus the companies to which Rock was being compared.

     Bear Stearns also compared certain operating, financial, trading and valuation information for Intuit to certain publicly available operating, financial, trading and valuation information for selected companies, which, in Bear Stearns' judgment, were comparable to Intuit for purposes of this analysis. Since Intuit derives a portion of its revenues from its operations on the Internet, Bear Stearns considered it appropriate to compare Intuit with two groups of comparable companies, software companies and Internet portal companies. The selected comparable companies included:

            SOFTWARE COMPANIES                        INTERNET PORTAL COMPANIES
            ------------------                        -------------------------
Checkfree                                    Yahoo!
I2 Technologies                              Infoseek
Macromedia                                   Lycos
Peregrine Systems
Rational Software

     Bear Stearns' analysis was based on closing stock prices as of October 1, 1999. A summary of valuation multiples based on the latest twelve months available financial data and projected calendar year 1999 and 2000 net income estimates as of October 1, 1999 for Intuit and the selected comparable companies is presented below:

                                                        EQUITY VALUE/
                           -----------------------------------------------------------------------
                                LTM               LTM              CY 1999E           CY 2000E
                              REVENUES         NET INCOME         NET INCOME         NET INCOME
                           --------------   ----------------   -----------------   ---------------
Intuit...................            7.0x              67.2x               58.9x             46.0x
COMPARABLE SOFTWARE COMPANIES
Range of Multiples.......    5.5x - 20.5x   39.3x - 1,000.0x      34.1x - 136.5x     26.7x - 60.3x
Harmonic Mean............            8.2x              83.7x               59.3x             38.0x
Median...................            8.3x              88.5x               65.2x             40.3x

COMPARABLE INTERNET PORTAL COMPANIES
Range of Multiples.......  18.2x - 135.6x           1,462.0x   499.7x - 1,274.2x   169.9x - 317.3x
Harmonic Mean............           32.4x           1,462.0x              717.9x            221.3x
Median...................           32.8x           1,462.0x              887.0x            243.6x

     Bear Stearns noted that, for all of the valuation multiples except the calendar year 2000 estimated net income multiple for comparable software companies, Intuit's multiples at the closing stock price as of October 1, 1999 were below the harmonic mean and median for the comparable software and Internet portal companies. Bear Stearns also noted that none of the comparable companies is identical to Intuit and that, accordingly, any analysis of comparable companies necessarily involved complex consideration and judgments concerning differences in financial and operating characteristics and other factors that would necessarily affect the relative trading value of Intuit versus the companies to which Intuit was being compared.

     COMPARABLE ACQUISITIONS ANALYSIS. Bear Stearns reviewed and analyzed the publicly available financial terms of 18 selected merger and acquisition transactions in the relevant industry segments which, in Bear Stearns' judgment, were reasonably comparable to the merger, and compared the financial terms of these transactions to the financial terms of the merger. The selected transactions were separated into two groups based on whether the primary types of loans the acquired companies originated were prime mortgage loans or subprime loans. The 18 transactions were:

PRIME MORTGAGE LOAN ORIGINATION ACQUISITIONS
Chemical Bank's acquisition of Margaretten Financial
Chase Manhattan's acquisition of American Residential
Dominion Capital's acquisition of Resource Mortgage
Temple-Inland's acquisition of Knutson Mortgage
Dime Bancorp's acquisition of North American Mortgage
National Australia Bank's acquisition of HomeSide
GreenPoint Financial's acquisition of Headlands Mortgage
Chase Mortgage's acquisition of Mellon Bank's Mortgage Operations

SUBPRIME LOAN ORIGINATION ACQUISITIONS
Barnett Banks' acquisition of EquiCredit
AMRESCO's acquisition of Quality Mortgage USA
Aames Financial's acquisition of One Stop Mortgage
H&R Block's acquisition of Option One Mortgage
KeyCorp's acquisition of Champion Mortgage
First Union's acquisition of The Money Store
Conseco's acquisition of Green Tree Financial
GreenPoint Financial's acquisition of BankAmerica Housing Services Washington Mutual's acquisition of Long Beach Financial
National City's acquisition of First Franklin Financial

     Bear Stearns reviewed the prices paid in these transactions and analyzed various operating and financial information and imputed valuation multiples and ratios. Bear Stearns' analysis of the comparable acquisitions indicated that the range of valuation multiples based on the latest available or for the latest twelve months available financial data as of the date of the public announcement of the above transactions was as indicated below:

                                                 EQUITY VALUE/
                                      -----------------------------------
                                       NET INCOME     TANGIBLE BOOK VALUE    PREMIUM/LOAN VOLUME
                                      -------------   -------------------   ---------------------
Rock at the offer price.............          38.8x              7.5x                   13.1%
COMPARABLE PRIME MORTGAGE LOAN ORIGINATION ACQUISITIONS
Range of Multiples..................  11.0x - 41.9x       1.7x - 3.6x             1.3% - 2.9%
Harmonic Mean.......................          16.3x              2.1x                    1.7%
Median..............................          15.6x              1.9x                    1.5%

COMPARABLE SUBPRIME LOAN ORIGINATION ACQUISITIONS
Range of Multiples..................   3.4x - 27.5x       2.2x - 7.8x            3.0% - 36.0%
Harmonic Mean.......................          10.4x              3.7x                   10.4%
Median..............................          13.2x              3.3x                   18.9%

In the table above, premium is defined as equity value minus tangible book value of equity.

     Bear Stearns noted that, for all of the above valuation multiples except the median premium to loan volume multiple for comparable subprime transactions, Rock's multiples at the offer price were above the harmonic mean and median for the comparable transactions.

     Bear Stearns also noted that, for the latest twelve months ended June 30, 1999, 17.1% of Rock's originated loans were subprime loans. Using the prime/subprime business mix indicated by this loan origination percentage for Rock, Bear Stearns computed valuation multiples for the comparable transactions by weighing the prime transaction multiples and the subprime transaction multiples by the indicated prime and subprime business mix percentages for Rock, respectively. A summary of weighted valuation multiples based on the latest available or the latest twelve months available financial data as of the date of the public announcement of the comparable transactions is presented below:

                                                 EQUITY VALUE/
                                      -----------------------------------
                                       NET INCOME     TANGIBLE BOOK VALUE    PREMIUM/LOAN VOLUME
                                      -------------   -------------------   ---------------------
Rock at the offer price.............          38.8x              7.5x                   13.1%
USING ROCK LATEST TWELVE MONTHS ENDED JUNE 30, 1999 PRIME/SUBPRIME BUSINESS MIX;
Range of Weighted Multiples for
  Comparable Transactions...........   9.7x - 39.4x       1.8x - 4.3x             1.6% - 8.5%
Weighted Harmonic Mean for
  Comparable Transactions...........          15.3x              2.4x                    3.2%
Weighted Median for Comparable
  Transactions......................          15.2x              2.1x                    4.5%

In the table above, premium is defined as equity value minus tangible book value of equity.

     Bear Stearns noted that, for all of the above valuation multiples, Rock's multiples at the offer price were above the weighted harmonic mean and median multiples for the comparable transactions. Bear Stearns also noted that none of the comparable acquisitions was identical to the merger and that, accordingly, any analysis of the comparable acquisitions necessarily involved complex consideration and judgments concerning differences in financial and operating characteristics and other factors that would necessarily affect the acquisition value of Rock versus the acquisition values of the companies in the comparable acquisitions.

     The preparation of a fairness opinion is a complex process and involves various judgments and determinations as to the most appropriate and relevant assumptions and financial analyses and the application of these methods to the particular circumstances involved. The opinion is therefore not readily susceptible to partial analysis or summary description, and taking portions of the analyses set out above, without considering the analysis as a whole, would, in the view of Bear Stearns, create an incomplete and misleading picture of the processes underlying the analyses considered in rendering its opinion. Bear Stearns did not form an opinion as to whether any individual analysis or factor, whether positive or negative, considered in isolation, supported or failed to support its opinion. In arriving at its opinion, Bear Stearns considered the results of its separate analyses and did not attribute particular weight to any one analysis or factor. The analyses performed by Bear Stearns, particularly those based on estimates and budgets, are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by these analyses. These analyses were prepared solely as part of the Bear Stearns analysis of the fairness, from a financial point of view, of the exchange ratio to the shareholders of Rock, other than Rock's controlling shareholders.

     Pursuant to the terms of its engagement letter with Bear Stearns, Rock has agreed to pay Bear Stearns a total fee equal to 1.00% of the total consideration paid to Rock's shareholders in connection with the merger, $400,000 of which became payable to Bear Stearns upon the delivery of its opinion. In addition, Rock agreed to reimburse Bear Stearns for all reasonable out-of-pocket expenses incurred by Bear Stearns in connection with the merger, including fees and disbursements of its legal counsel. Rock has also agreed to indemnify Bear Stearns against certain liabilities in connection with its engagement, including certain liabilities under the federal securities laws.

     Bear Stearns has been previously engaged by Rock to provide certain investment banking and financial advisory services for which Bear Stearns received customary compensation. In addition, an affiliate of Bear Stearns currently provides Rock with an uncommitted reverse repurchase financing facility. Bear Stearns may provide financial advisory and financing services to the combined company and/or its affiliates and may receive fees for the rendering of these services. In the ordinary course of business, Bear Stearns may actively trade the equity securities of Rock and/or Intuit for its own account and for the account of its customers and, accordingly, may at any time hold a long or short position in these securities.

     Bear Stearns has not been retained as financial advisor to Title and has not expressed any opinion whatsoever to the shareholders of Title. Without limiting the generality of the foregoing, Bear Stearns has expressed no opinion as to the financial fairness to the shareholders of Rock or Title of the terms and provisions of the merger agreement, as these terms and provisions relate to Title, or of the merger or any other transaction involving Title.

INTERESTS OF EXECUTIVE OFFICERS AND DIRECTORS IN THE MERGERS

     When considering the recommendations of Rock's and Title's boards of directors, you should be aware that the directors and executive officers of Rock and Title have interests in the mergers and related arrangements that are different from the interests of Rock and Title shareholders generally. These include:

     - At the effective time of the mergers, each outstanding option to purchase Rock common shares, including any stock option held by any executive officer or director of Rock, will be assumed by Intuit and will become an option to acquire common stock of Intuit after the mergers, with the number of shares subject to the option and the option exercise price to be adjusted according to the exchange ratio for the Rock merger;

     - Several executive officers of Rock and Title have agreements with Rock and Title that provide for benefits, including severance and other payments, that may be triggered upon termination of their employment after completion of the mergers;

     - Directors and executive officers of Rock and Title have customary rights to indemnification against specified liabilities, each has an indemnification agreement with his company, and Intuit is required to maintain directors' and officers' liability insurance for them; and

     - At the effective time of the mergers, the outstanding option to purchase Title common shares held by an executive officer and director of Title, will be converted into Intuit common stock, as described in the section entitled "The Mergers -- Treatment of Title stock option" on page 63.

     As a result, these directors and officers could be more likely to vote to approve the merger agreement and the mergers than if they did not hold these interests.

CLOSING AND EFFECTIVENESS OF THE MERGERS

     The mergers will be completed when all of the conditions to closing the mergers are satisfied or waived, including approval and adoption of the merger agreement and approval of the mergers by the Rock and Title shareholders. The mergers will become effective upon the filing of certificates of merger for each merger with the Department of Consumer and Industry Services of the State of Michigan.

STRUCTURE OF MERGERS

     Merger Sub l, Inc., a newly-formed and wholly-owned subsidiary of Intuit, will be merged with and into Rock. Merger Sub 2, Inc., a newly-formed and wholly-owned subsidiary of Intuit, will be merged with and into Title. As a result of these mergers, the separate corporate existence of Merger Sub l and Merger Sub 2 will cease and Rock and Title will survive the mergers as wholly-owned subsidiaries of Intuit.

WHAT ROCK SHAREHOLDERS WILL RECEIVE

     Each Rock shareholder will receive a fraction of a share of Intuit common stock equal to the Rock exchange ratio.

     The Rock exchange ratio is calculated by dividing:

     - $23.00; by

     - the average of the closing prices of one share of Intuit common stock on the Nasdaq National Market over the 20 day trading period ending 3 trading days before the special meeting of Rock shareholders.

     If that fraction is less than 0.579832, the Rock exchange ratio will be
0.579832. If that fraction is more than 0.841463, the Rock exchange ratio will be 0.841463.

WHAT TITLE SHAREHOLDERS WILL RECEIVE

     Each title shareholder will receive a number of shares of Intuit common stock equal to the Title exchange ratio.

     The Title exchange ratio is calculated by dividing:

     - the quotient that results from dividing $5,200,000 by the total number of Title common shares outstanding immediately before the effective time of the merger (currently 3,000 shares), by

     - the average of the closing prices of one share of Intuit common stock on the Nasdaq National Market over the 20 trading day period ending 3 trading days before the special meeting of Rock shareholders; however, if this average trading price for Intuit common stock is less than $27 1/3, this average will be $27 1/3 and if this average trading price for Intuit common stock is more than $39 2/3, this average will be $39 2/3.

     The value of the consideration to be received by the shareholders of each of Rock and Title will, accordingly, vary depending on the market price per share of Intuit common stock. For Title shareholders the value of consideration to be received will also be affected by the number of Title securities outstanding; however, Title has agreed not to issue any additional securities after the date of the merger agreement.

ILLUSTRATION OF WHAT ROCK SHAREHOLDERS WILL RECEIVE

     The table below illustrates:

     - the Rock exchange ratio determined at various illustrative average Intuit stock prices;

     - the value of the shares of Intuit common stock issuable in the Rock merger, per Rock common share;

     - the approximate total number of shares of Intuit common stock issuable in exchange for the Rock common shares, based on 14,854,654 Rock common shares outstanding as of October 20, 1999; and

     - the total value of the consideration to be received by Rock shareholders based on 14,854,654 Rock common shares outstanding as of October 20, 1999.

                                                                    APPROXIMATE
                              EXCHANGE RATIO    VALUE FOR EACH     TOTAL NUMBER      TOTAL VALUE OF
       AVERAGE INTUIT            PER ROCK        ROCK COMMON         OF INTUIT       CONSIDERATION
        STOCK PRICE            COMMON SHARE         SHARE         SHARES ISSUABLE    TO BE RECEIVED
       --------------         --------------    --------------    ---------------    --------------
$42.00......................    0.579832            $24.35           8,613,204        $361,754,568
40.00.......................    0.579832             23.19           8,613,204         344,528,160
 39.67......................    0.579832             23.00           8,613,204         341,657,042
 38.00......................    0.605263             23.00           8,990,975         341,657,042
 36.00......................    0.638889             23.00           9,490,473         341,657,042
 34.00......................    0.676470             23.00          10,048,737         341,657,042
 32.00......................    0.718750             23.00          10,676,783         341,657,042
 30.00......................    0.766666             23.00          11,388,568         341,657,042
 28.00......................    0.821429             23.00          12,202,037         341,657,042
 27.33......................    0.841463             23.00          12,499,642         341,657,042
 26.00......................    0.841463             21.88          12,499,642         324,990,685
 24.00......................    0.841463             20.20          12,499,642         299,991,401
 22.00......................    0.841463             18.51          12,499,642         274,992,118

ILLUSTRATION OF WHAT TITLE SHAREHOLDERS WILL RECEIVE

     The table below illustrates:

     - the Title exchange ratio determined at various illustrative average Intuit stock prices;

     - the value of the shares of Intuit common stock issuable in the Title merger, per Title common share;

     - the approximate total number of shares of Intuit common stock issuable in exchange for the Title common shares, based on 3,000 Title common shares outstanding as of October 20, 1999; and

     - the total value of the consideration to be received by Title shareholders based on 3,000 Title common shares outstanding as of October 20, 1999.

                                                                    APPROXIMATE
                              EXCHANGE RATIO    VALUE FOR EACH     TOTAL NUMBER      TOTAL VALUE OF
       AVERAGE INTUIT           PER TITLE        TITLE COMMON        OF INTUIT       CONSIDERATION
        STOCK PRICE            COMMON SHARE         SHARE         SHARES ISSUABLE    TO BE RECEIVED
       --------------         --------------    --------------    ---------------    --------------
$42.00......................    43.697479         $1,835.29           131,092         $ 5,505,882
40.00.......................    43.697479          1,747.90           131,092           5,243,697
 39.67......................    43.697479          1,733.33           131,092           5,200,000
 38.00......................    45.614035          1,733.33           136,842           5,200,000
 36.00......................    48.148148          1,733.33           144,444           5,200,000
 34.00......................    50.980392          1,733.33           152,941           5,200,000
 32.00......................    54.166667          1,733.33           162,500           5,200,000
 30.00......................    57.777778          1,733.33           173,333           5,200,000
 28.00......................    61.904762          1,733.33           185,714           5,200,000
 27.33......................    63.414634          1,733.33           190,244           5,200,000
 26.00......................    63.414634          1,648.78           190,244           4,946,341
 24.00......................    63.414634          1,521.95           190,244           4,565,854
 22.00......................    63.414634          1,395.12           190,244           4,185,366

     The average of the closing price of the Intuit common stock for the 20 trading days ended October 15, 1999, was $30.17 per share. On October 20, 1999, there were 14,854,654 Rock common shares and 3,000 Title common shares outstanding. Assuming a Rock exchange ratio of 0.762286, an aggregate of 11,323,494 shares of Intuit common stock would be issuable to former holders of Rock common shares. Assuming a Title exchange ratio of 57.447640, an aggregate of 172,342 shares of Intuit common stock would be issuable to former holders of Title common shares.

TREATMENT OF ROCK STOCK OPTIONS

     Upon closing the mergers, each outstanding option to purchase Rock common shares will be assumed by Intuit and converted, in accordance with its terms, into an option to purchase the number of shares of Intuit common stock equal to the Rock exchange ratio times the number of Rock common shares which could have been obtained before the merger upon the exercise of each option, rounded down to the nearest whole share. The exercise price will be equal to the exercise price per Rock common share subject to the option before conversion divided by the Rock exchange ratio, rounded up to the nearest whole cent. In general, the other terms of each option will continue to apply according to their terms. Intuit will file a registration statement on Form S-8 for the shares of Intuit common stock issuable with respect to options assumed by Intuit and will maintain the effectiveness of that registration statement for as long as any of the options remain outstanding.

     Based on an exchange ratio of 0.762286, and based on options to purchase 2,148,730 Rock common shares outstanding as of October 20, 1999, these options will be exercisable for approximately 1,637,946 shares of Intuit common stock after the mergers.

TREATMENT OF TITLE STOCK OPTION

     An option to purchase 600 Title common shares will be converted into a number of shares of Intuit common stock equal to $800,000 (the deemed fair value of the outstanding Title option) divided by the average closing prices of the Intuit common stock on the Nasdaq National Market for the 20 trading day period ending 3 trading days preceding the special meeting of Rock shareholders.

However, if this average price is less than $27 1/3, the average price will be deemed to be $27 1/3, and if this average price is more than $39 2/3, the average price will be deemed to be $39 2/3.

     Based on data as of October 20, 1999, 26,514 shares of Intuit common stock would be issuable for this Title option. The maximum number of shares of Intuit common stock issuable with respect to this option is 29,268 and the minimum number of shares is 20,168.

EXCHANGE OF ROCK AND TITLE STOCK CERTIFICATES FOR INTUIT STOCK CERTIFICATES

     When the mergers are completed, Intuit's exchange agent will mail to Rock and Title shareholders a letter of transmittal and instructions for use in surrendering stock certificates in exchange for Intuit stock certificates. When you deliver your Rock or Title stock certificates to the exchange agent along with an executed letter of transmittal and any other required documents, your Rock or Title stock certificates will be canceled and you will receive Intuit stock certificates representing the number of full shares of Intuit common stock to which you are entitled under the merger agreement. Rock and Title shareholders will receive payment in cash, without interest, instead of any fractional shares of Intuit common stock which would have been otherwise issuable to you in the mergers. YOU SHOULD NOT SUBMIT YOUR ROCK OR TITLE STOCK CERTIFICATES FOR EXCHANGE UNLESS AND UNTIL YOU RECEIVE THE TRANSMITTAL INSTRUCTIONS AND A FORM OF LETTER OF TRANSMITTAL FROM THE EXCHANGE AGENT.

     Rock or Title shareholders are not entitled to receive any dividends or other distributions on Intuit common stock until the mergers are completed and they have surrendered their Rock or Title stock certificates in exchange for Intuit stock certificates. They will receive any dividends or other distributions, without interest, after surrender of Rock or Title stock certificates and the issuance of the corresponding Intuit certificates.

     Intuit will issue Rock or Title shareholders an Intuit stock certificate or a check instead of a fractional share only in a name in which the surrendered stock certificate is registered. If you wish to have your certificate issued in another name, you must present the exchange agent with all documents required to show and effect the unrecorded transfer of ownership and show that any applicable stock transfer taxes have been paid.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGERS

     The following general discussion summarizes the material United States federal income tax consequences of the mergers. This discussion is based on the Internal Revenue Code, the related regulations promulgated, existing administrative interpretations and court decisions, all of which are subject to change, possibly with retroactive effect. This discussion assumes that you hold your Rock or Title common shares as capital assets within the meaning of Section 1221 of the Internal Revenue Code. This discussion does not address all aspects of United States federal income taxation that may be important to you in light of your particular circumstances or your particular tax status, including the following:

     - shareholders of Rock or Title who are not citizens or residents of the United States;

     - financial institutions;

     - tax-exempt organizations;

     - pension funds;

     - insurance companies;

     - dealers in securities;

     - shareholders who acquired their shares through the exercise of options or similar derivative securities or otherwise as compensation; and

     - shareholders who hold their Rock or Title common shares as part of a straddle or conversion transaction.

     Our obligation to complete the merger is conditioned on the delivery of an opinion to Intuit from Fenwick & West LLP and to Rock and Title from Honigman Miller Schwartz and Cohn that the mergers will be treated as reorganizations for federal income tax purposes. In giving their opinions, Fenwick & West and Honigman Miller Schwartz and Cohn may rely upon customary factual representations made by Intuit and Rock and Title. Partners of Honigman Miller Schwartz and Cohn own 3,600 Rock common shares.

     Fenwick & West LLP has advised Intuit and Honigman Miller Schwartz and Cohn has advised Rock and Title that, assuming the accuracy of the requested factual representations, each merger will be treated as a reorganization for federal income tax purposes with the consequences described below. These opinions will not bind the IRS and will not preclude the IRS from adopting a position contrary to that expressed in the opinions, and no assurance can be given that contrary positions will not be successfully asserted by the IRS or adopted by a court if the issues are litigated. Neither Intuit nor Rock and Title intends to obtain a ruling from the IRS with respect to the tax consequences of the mergers.

     Tax implications to Rock and Title shareholders. Based on the conclusion that each merger will be treated as a reorganization, the material federal income tax consequences of the mergers to the Rock and Title shareholders will be as follows:

     - Except as discussed below with respect to the receipt of cash for fractional shares, current shareholders of Rock and Title will not recognize gain or loss for United States federal income tax purposes on the exchange of Rock and Title common shares for Intuit common stock in the mergers;

     - The aggregate tax basis of the Intuit common stock received as a result of the mergers should be the same as the aggregate tax basis in the Rock and Title common shares surrendered in the exchange, reduced by the tax basis of any Rock or Title common shares for which cash is received instead of fractional shares of Intuit common stock;

     - The holding period of the Intuit common stock received as a result of the exchange will include the period during which the Rock and Title common shares exchanged in the mergers were held; and

     - Rock and Title shareholders will recognize gain or loss for United States federal income tax purposes with respect to the cash they receive instead of a fractional share interest in Intuit common stock. The gain or loss will be measured by the difference between the amount of cash they receive and the portion of the tax basis of their shares of Rock or Title common shares allocable to the shares of Rock or Title common stock exchanged for the fractional share interest. This gain or loss will be capital gain or loss and will be a long-term capital gain or loss if the shares of Rock or Title common stock have been held for more than one year at the time the mergers are completed.

     Tax implications to Intuit, Rock and Title. Intuit, including its merger subsidiaries, and Rock and Title should not recognize gain or loss for United States federal income tax purposes as a result of the mergers.

     THIS DISCUSSION IS ONLY INTENDED TO PROVIDE YOU WITH A GENERAL SUMMARY, AND IT IS NOT INTENDED TO BE A COMPLETE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OR ANY OTHER CONSEQUENCES OF THE MERGERS. IN ADDITION, THIS DISCUSSION DOES NOT
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ADDRESS TAX CONSEQUENCES WHICH MAY VARY WITH, OR ARE CONTINGENT ON, YOUR
INDIVIDUAL CIRCUMSTANCES. MOREOVER, THIS DISCUSSION DOES NOT ADDRESS ANY NON-INCOME TAX OR ANY FOREIGN, STATE OR LOCAL TAX CONSEQUENCES OF THE MERGERS. ACCORDINGLY, YOU ARE STRONGLY URGED TO CONSULT WITH YOUR TAX ADVISOR TO DETERMINE THE PARTICULAR UNITED STATES FEDERAL, STATE, LOCAL OR FOREIGN INCOME OR OTHER TAX CONSEQUENCES TO YOU OF THE MERGERS.

ACCOUNTING TREATMENT OF THE MERGERS

     Intuit intends to account for the mergers as a pooling of interests for financial reporting and accounting purposes, under generally accepted accounting principles. After the mergers, the results of operations of Rock and Title will be included in the consolidated financial statements of Intuit.

REGULATORY FILINGS AND APPROVALS REQUIRED TO COMPLETE THE MERGERS

     The mergers are subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act, which prevents some transactions from being completed until required information and materials are furnished to the Antitrust Division of the Department of Justice and the Federal Trade Commission and the appropriate waiting periods end or expire. We have filed the required information and materials with the Department of Justice. The requirements of Hart-Scott-Rodino will be satisfied if the mergers are completed within one year from the termination of the waiting period.

     At any time before or after the closing of the mergers, the Antitrust Division of the Department of Justice, the Federal Trade Commission, as well as a foreign regulatory agency or government, could challenge the mergers and take action under the antitrust laws. Other persons could take action under the antitrust laws, including seeking to enjoin the mergers. Additionally, at any time before or after the completion of the mergers, even if the applicable waiting period was terminated, any state could take action under the antitrust laws. A challenge to the mergers could be made and if a challenge is made we may not prevail.

     None of us is aware of any other material governmental or regulatory approval required for closing the mergers, other than the effectiveness of the registration statement of which this prospectus/proxy statement is a part and compliance with applicable corporate law of Michigan and consents from licensing agencies.

RESTRICTIONS ON SALES OF SHARES BY AFFILIATES OF INTUIT, ROCK AND TITLE

     The shares of Intuit common stock to be issued in the mergers will be registered under the Securities Act. These shares will be freely transferable under the Securities Act, except for shares of Intuit common stock issued to any person who is an affiliate of Rock, Title or Intuit. Persons who may be deemed to be affiliates include individuals or entities that control, are controlled by, or are under common control of, any of us and may include some of our officers and directors, as well as our principal stockholders. Affiliates may not sell their shares of Intuit common stock acquired in the mergers except under (1) an effective registration statement under the Securities Act covering the resale of those shares, (2) an exemption under paragraph (d) of Rule 145 under the Securities Act or (3) any other applicable exemption under the Securities Act.

     Affiliates of Intuit, Rock and Title must not sell any shares of any of these companies' stock during the period that starts 30 days before completion of the mergers and ends when Intuit publicly announces financial results covering at least 30 days of combined operations after the mergers.

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LISTING ON THE NASDAQ NATIONAL MARKET OF SHARES OF INTUIT COMMON STOCK TO BE
ISSUED IN THE MERGERS

     It is a condition to the closing of the mergers that the shares of Intuit common stock to be issued in the mergers must be approved for quotation on the Nasdaq National Market, subject to official notice of issuance.

DELISTING AND DEREGISTRATION OF ROCK COMMON SHARES AFTER THE MERGERS

     If the mergers are completed, common stock of Rock will be delisted from the Nasdaq National Market and will be deregistered under the Securities Exchange Act. The shareholders of Rock and Title will become stockholders of Intuit, and their rights as stockholders will be governed by Intuit's amended and restated certificate of incorporation, Intuit's bylaws and the laws of the State of Delaware. See the section entitled "Comparison of Rights of Holders of Intuit Common Stock, Rock Common Shares and Title Common Shares" on page 86.

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                              THE MERGER AGREEMENT

     This section describes the merger agreement. While we believe that the description covers the material terms of the merger agreement, this summary may not contain all of the information that is important to you. The merger agreement is attached to this prospectus/proxy statement as Annex A and we urge you to read it carefully.

REPRESENTATIONS AND WARRANTIES

     Rock and Title each made substantially similar representations and warranties in the merger agreement, and Intuit made representations and warranties in the merger agreement, regarding aspects of their respective businesses, financial condition, structure and other facts pertinent to the mergers.

ROCK'S AND TITLE'S REPRESENTATIONS AND WARRANTIES

     Rock's and Title's representations and warranties include representations as to:

     - their corporate organization, good standing and qualification to do business;

     - their subsidiaries and ownership interests in other entities;

     - their articles of incorporation and bylaws;

     - their authority to enter into the merger agreement and, with respect to Rock, the stock option agreement;

     - required consents, waivers and approvals;

     - regulatory approvals required to complete the mergers;

     - their capitalization;

     - the effect of the mergers on their outstanding obligations;

     - Rock's filings and reports with the Securities and Exchange Commission;

     - their financial statements and liabilities;

     - changes in their business since their most recent financial statements;

     - their taxes;

     - title to the properties they own and lease;

     - their intellectual property, intellectual property that they use and infringement of other intellectual property;

     - the effect of the year 2000 on their computer systems;

     - their compliance with applicable laws;

     - permits required to conduct their business and compliance with those permits;

     - transactions with related parties;

     - litigation to which they are a party;

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     - their employee benefit plans;

     - their hazardous material activities and environmental liabilities;

     - their compliance with laws relating to privacy of users of their web sites;

     - their agreements, contracts and commitments;

     - payments, if any, required to be made to employees and directors by virtue of the mergers;

     - the accuracy of disclosures in their materials distributed or marketed by them;

     - their insurance;

     - information supplied by them in this prospectus/proxy statement and the related registration statement filed by Intuit;

     - approval by their boards of directors;

     - the fairness opinion received by Rock from its financial advisor;

     - brokers' and finders' fees in connection with the mergers;

     - the inapplicability of specified laws to the mergers;

     - identification of their affiliates; and

     - the absence of actions that would preclude Intuit from accounting for the mergers as pooling of interests.

INTUIT'S REPRESENTATIONS AND WARRANTIES

     Intuit's representations and warranties include representations as to:

     - Intuit's and the merger subsidiaries' corporate organization and their authority and qualification to do business;

     - Intuit's and the merger subsidiaries' certificate of incorporation or articles of incorporation and bylaws;

     - Intuit's and the merger subsidiaries' capitalization;

     - authorization, execution and delivery of the merger agreement by Intuit and the merger subsidiaries;

     - regulatory approvals required to complete the mergers;

     - Intuit's filings and reports with the Securities and Exchange Commission;

     - Intuit's financial statements;

     - changes in Intuit's business since July 31, 1999;

     - litigation involving Intuit;

     - information supplied by Intuit in this prospectus/proxy statement; and

     - the absence of actions that would prelude it from accounting for the mergers as pooling of interests.

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     The representations and warranties in the merger agreement are complicated and are not easily summarized. We urge you to read the articles of the merger agreement entitled "Representations and Warranties of Company," "Representations and Warranties of Title" and "Representations and Warranties of Parent, Merger Sub 1 and Merger Sub 2" carefully.

ROCK'S AND TITLE'S CONDUCT OF THEIR BUSINESS BEFORE THE CLOSING OF THE MERGERS

     Rock and Title each agreed that until the closing of the mergers or termination of the merger agreement, unless Intuit consents in writing or unless otherwise disclosed in a schedule to the merger agreement, each of them and their subsidiaries will carry on their business in all material respects in the usual, regular and ordinary course, and pay its debts and taxes when due. They have also agreed to use their commercially reasonable efforts consistent with past practices and policies to:

     - preserve intact their present business organizations;

     - keep available the services of their present officers and employees; and

     - preserve their relationships with customers, suppliers, licensors, licensees, and others with which they have business dealings.

     They each also agreed that until the closing of the mergers or termination of the merger agreement, unless Intuit consents in writing, unless required or permitted by the merger agreement or unless otherwise disclosed in a schedule to the merger agreement, each of them and their subsidiaries will conduct their business in compliance with specific restrictions relating to the following:

     - waiving stock repurchase rights, accelerating, amending or changing the period of exercisability of options or repurchase of restricted stock or repricing options granted or authorizing cash payments for any options granted under its stock plans;

     - transferring or licensing material intellectual property or modifying any rights to material intellectual property;

     - issuing dividends or making other distributions other than distributions to Title shareholders of amounts equal to their tax obligations with respect to the earnings of Title, not to exceed $500,000;

     - granting any severance or termination pay that exceeds $10,000 individually or $200,000 in the aggregate between both Rock and Title, except pursuant to existing agreements or as described in the next bullet;

     - adopting or amending any employee benefit plan, entering into or changing any employment agreement (other than in the ordinary course of business with employees who are terminable at will), paying any special bonus, increasing salaries, wages or fringe benefits (other than in the ordinary course of business consistent with past practice or as required by applicable law), or changing severance, indemnification or options, except pursuant to existing plans, except for bonuses to non-executive officers not exceeding a total of $600,000 and salary increases not exceeding $100,000 on an annualized basis;

     - issuing or redeeming securities other than grants of options to purchase no more than 100,000 Rock common shares or issuances of Rock common shares upon exercise of outstanding options on the date of the merger agreement or upon exercise of up to 100,000 options granted after the date of the merger agreement;

     - amending their articles of incorporation and bylaws;

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     - acquiring or agreeing to acquire any business or entity by merging with or acquiring any equity interest or material assets of other entities or entering into any material joint ventures, strategic partnerships or alliances;

     - acquiring any material assets, except in the ordinary course of business;

     - disposing of assets which are material to the business of Rock, Title and their subsidiaries, except in the ordinary course of business;

     - incurring or guaranteeing indebtedness except in the ordinary course of business or under existing loan agreements;

     - making payments outside the ordinary course of business or material capital expenditures outside the ordinary course of business in excess of $100,000 individually or $500,000 in the aggregate;

     - modifying or terminating material contracts outside of the ordinary course of business;

     - changing accounting practices, except as required by generally accepted accounting principles, or materially revaluing assets;

     - taking actions that would be reasonably likely to prevent Intuit from accounting for the mergers as pooling of interests;

     - entering into any licensing, distribution, advertising or similar agreements other than in the ordinary course consistent with past practices;

     - entering into any contracts, agreements or obligations granting exclusive distribution or other exclusive rights;

     - paying, discharging or satisfying any material claim, liability or obligation, other than in the ordinary course of business, except for those that are currently reserved against in their financial statements, or not in excess of $25,000 individually or $200,000 in total; and

     - not adopting any shareholder rights plan or "poison pill" or similar agreement.

     The agreements related to the conduct of Rock's and Title's businesses in the merger agreement are complicated and not easily summarized. We urge you to read the section of the merger agreement entitled "Conduct Prior to the Effective Time" carefully.

NO OTHER NEGOTIATIONS

     Until the mergers are completed or the merger agreement is terminated, Rock has agreed not to take any of the following actions directly or indirectly:

     - solicit, initiate, encourage or induce any Acquisition Proposal, as defined below;

     - participate in any discussions or negotiations regarding any Acquisition Proposal;

     - disclose any non-public information with respect to any Acquisition Proposal;

     - take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to any Acquisition Proposal;

     - engage in discussions with any person with respect to any Acquisition Proposal, except as to the existence and content of these restrictions;

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     - approve, endorse or recommend any Acquisition Proposal; or

     - enter into any letter of intent or similar document or any contract, agreement or commitment relating to any Acquisition Transaction, as defined below.

     However, before approval of the merger at the special meeting of Rock's shareholders, Rock may furnish non-public information regarding Rock, Title and their subsidiaries to any person or entity making an unsolicited request that Rock's board determines, in its good faith judgment, is reasonably likely to make a Superior Offer, as defined below, and if Rock receives an unsolicited, written, bona fide Acquisition Proposal before its shareholders' meeting that its board determines in good faith after consulting its financial advisor may constitute a Superior Offer, as defined below, Rock may enter into discussions and negotiations with the person or group who has made the Acquisition Proposal if:

     - Rock has not violated any of the restrictions described above;

     - Rock's board of directors determines in good faith after consultation with outside legal counsel that this action is required for the board of directors to meet its fiduciary obligations to Rock's shareholders under applicable law;

     - before furnishing non-public information to, or entering into any discussions with, any person or group, Rock gives Intuit written notice of the identity of the person or group, all of the material terms of the Acquisition Proposal and of Rock's intention to furnish non-public information to, or enter into discussions with, the person or group, and Rock receives a signed confidentiality agreement from the person or group containing terms at least as restrictive with regard to Rock's information as the confidentiality agreement with Intuit;

     - Rock gives Intuit at least three business days' advance notice of its intent to furnish non-public information or enter into discussions; and

     - Rock discloses the non-public information to Intuit at the same time that Rock furnishes this information to the person or group.

     Rock has agreed to inform Intuit promptly of any request for non-public information or any other inquiry that Rock reasonably believes could lead to an Acquisition Proposal or of any Acquisition Proposal, and the identity of the party making the Acquisition Proposal, request or inquiry, and the material terms of the Acquisition Proposal, request or inquiry. Rock also has agreed to keep Intuit informed as to the status and details of the Acquisition Proposal, request or inquiry.

     An ACQUISITION PROPOSAL is any offer or proposal relating to any transaction, other than an offer or proposal from Intuit or any of its affiliates, involving any of the following:

     - the acquisition or purchase of more than a 20% interest in the total outstanding voting securities of Rock or any of its subsidiaries;

     - any tender offer or exchange offer, that would result in any person or group beneficially owning 20% or more of the total outstanding voting securities of Rock or any of its subsidiaries;

     - any merger, consolidation, statutory share exchange, business combination or similar transaction involving Rock;

     - any sale, lease outside the ordinary course of business, exchange, transfer, license outside the ordinary course of business, or acquisition or disposition of more than 20% of the assets of Rock; or

     - any liquidation or dissolution of Rock.

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     A SUPERIOR OFFER with respect to Rock or Title is an unsolicited, bona fide written proposal made by a third party to complete any of the following transactions:

     - a merger, consolidation or statutory share exchange under which the shareholders immediately before the transaction hold less than 50% of the equity interest in the surviving entity of the transaction;

     - the acquisition by any person or group, including by way of a tender offer or an exchange offer or a two step transaction involving a tender offer followed by a merger, directly or indirectly, of ownership of 100% of the company's then outstanding capital stock; or

     - a sale of all or substantially all of the company's assets on terms that the board of the company determines, in its good faith judgment, after consulting with its financial advisor, to be more favorable to the company's shareholders than the terms of the applicable merger.

     Either of the Rock board or Title board may, without breaching the merger agreement, withdraw its recommendation in favor of that company's merger proposal and substitute a statement to the company's shareholders that because of special circumstances, the board has determined that it can make no recommendation with respect to the applicable merger or the merger agreement if:

     - a Superior Offer is made to that company and is not withdrawn;

     - the company provides written notice to Intuit that it has received the offer, identifying the party making the Superior Offer and specifying the material terms and conditions of the Superior Offer;

     - Intuit does not, within five business days after receiving this written notice, make an offer that the board of the company determines in its good faith judgment, after consulting its financial advisor, to be at least as favorable to the company's shareholders as the Superior Offer;

     - the company's board concludes, after consultation with its outside legal counsel, that, in light of the Superior Offer, the withholding and withdrawal of its recommendation and the substitution of a statement that it can make no recommendation with respect to the applicable merger or the merger agreement is required for the board to comply with its fiduciary obligations to the company's shareholders under applicable law; and

     - the company has not violated specified provisions in the merger agreement.

PUBLIC DISCLOSURE

     Each of us will consult with the others and, to the extent practicable, agree before issuing any press release or making any public statement with respect to the mergers, the merger agreement, or any Acquisition Proposal.

EMPLOYEE BENEFIT PLANS

     Intuit, Rock and Title will work together to agree upon mutually acceptable employee benefit and compensation arrangements so as to provide benefits to employees of Rock and Title generally equivalent to those provided to similarly situated employees of Intuit. If requested to do so by Intuit, Rock and Title will terminate their severance, separation, retention and salary continuation plans, programs or arrangements before the effective time of the mergers, subject to specified exceptions.

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CONDITIONS TO CLOSING THE MERGERS

     The parties' obligations to complete the mergers are subject to the satisfaction or waiver of each of the following conditions before closing the mergers:

     - the merger agreement must be approved by shareholders of Rock and Title;

     - Intuit's registration statement, of which this prospectus/proxy statement is a part, must be effective, no stop order suspending its effectiveness may be in effect and no proceedings for suspending its effectiveness may be pending before or threatened by the Securities and Exchange Commission;

     - no governmental entity shall have enacted or issued any law, regulation or order which has the effect of making the Rock merger illegal, otherwise prohibiting the closing of the mergers or prohibiting Intuit's ownership or operation of, or compelling Intuit to dispose of or hold separate, all or a material portion of the business or assets of Rock, Title and their subsidiaries, taken as a whole;

     - all waiting periods under applicable antitrust laws must have expired or been terminated;

     - Intuit, Rock and Title must each receive from their tax counsel an opinion to the effect that the mergers will constitute reorganizations within the meaning of section 368(a) of the Internal Revenue Code; and

     - the shares of Intuit common stock to be issued in the mergers or upon exercise of options assumed in the mergers must be authorized for quotation on Nasdaq National Market, subject to notice of issuance.

     Rock's and Title's obligations to complete the mergers are subject to the satisfaction or waiver of each of the following additional conditions before closing the mergers:

     - Intuit's representations and warranties that are qualified as to their materiality must be true and correct in all respects, and all other representations and warranties must be true and correct in all material respects, on the date the mergers are to be completed as if made at and as of that time, except:

      - Intuit's representations and warranties which address matters only as of a particular date, which must be true and correct, or true and correct in all material respects, as applicable, as of that date, and

      - where the failure to be true and correct, or true and correct in all material respects, as applicable, would not reflect or constitute a material adverse change, defined below, with respect to Intuit and its subsidiaries taken as a group, would not render either of the mergers invalid, and would not materially limit Rock's or Title's ability to complete the mergers on the material terms set forth in the merger agreement;

     - Intuit must have performed or complied in all material respects with all of its agreements and covenants in the merger agreement, except that this condition does not apply to any failure to comply with Intuit's covenants relating to:

      - public disclosure of the mergers,

      - use reasonable efforts to consummate the mergers, or

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      - work together to agree upon mutually acceptable employee benefit and compensation arrangements so as to provide benefits to employees of Rock and Title generally equivalent to those provided to similarly situated employees of Intuit,

      unless these failures result in a material adverse change with respect to Intuit and its subsidiaries taken as a whole, render either of the mergers invalid, or materially limit Rock's or Title's ability to complete the mergers on the material terms set forth in the merger agreement;

     - no material adverse change with respect to Intuit shall have occurred since October 6, 1999 and be continuing;

     - Intuit must have obtained all consents, waivers and approvals required in connection with the closing of the mergers, except to the extent that failure to obtain them would not result in a material adverse change with respect to Intuit and the merger subsidiaries, taken as a whole; and

     - Rock and Title shall have received an opinion of outside counsel to Intuit and the merger subsidiaries.

     Intuit's obligations to complete the mergers are subject to the satisfaction or waiver of each of the following additional conditions before closing the mergers:

     - Rock's and Title's representations and warranties that are qualified as to their materiality must be true and correct in all respects, and all other representations and warranties must be true and correct in all material respects, on the date the mergers are to be completed as if made at and as of that time, except:

      - Rock's and Title's representations and warranties which address matters only as of a particular date, must be true and correct, or true and correct in all material respects, as applicable, as of that date; and

      - where the failure to be true and correct, or true and correct in all material respects, as applicable, would not reflect or constitute a material adverse change with respect to Rock, Title and their subsidiaries taken as a group, would not render either of the mergers invalid, and would not materially limit Intuit's or the merger subsidiaries' ability to complete the mergers on the material terms set forth in the merger agreement;

     - Rock and Title must have performed or complied in all material respects with all of their agreements and covenants in the merger agreement, except that this condition does not apply to their failure to comply with their covenants relating to:

      - conduct of Rock's and Title's business in the usual and ordinary course relating to the transfer of their intellectual property rights, disposition of assets, amendment of material contracts, entering into licensing, distribution, marketing or similar agreements, or exclusive agreements, revaluation of assets, changes in accounting methods, any payment of indebtedness or discharge of obligations, or agreement to do any of the above; and

      - complying with the confidentiality agreement between Intuit, Rock and Title and providing Intuit access to information, public disclosure regarding the mergers, taking reasonable efforts to complete the mergers, obtaining third party consents and other agreements, working together to agree upon mutually acceptable employee benefits and compensation arrangements so as to provide benefits to employees of Rock and Title generally equivalent to those provided to similarly situated employees of Intuit, and other employee matters,

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      unless these failures result in a material adverse change with respect to
      Rock, Title and their subsidiaries taken as a group, render either of the mergers invalid, or materially limit Intuit's ability to complete the mergers on the material terms set forth in the merger agreement.

     - each affiliate of Rock and Title shall have entered into agreements with respect to their ownership of Rock and Title common shares, and, after the mergers, Intuit common stock and the agreements must be in effect;

     - no material adverse change with respect to Rock, Title or their subsidiaries shall have occurred since October 6, 1999 and be continuing;

     - Rock and Title must have obtained all consents, waivers and approvals required to complete the mergers and related transactions, except for those which if not obtained, would not be a material adverse change with respect to Rock, Title or their subsidiaries, taken as a group;

     - the non-competition agreement must be in effect;

     - Intuit shall have received an opinion of outside counsel to Rock and Title;

     - Intuit must have received a letter from KPMG LLP concurring with Rock's and Title's management's conclusions as to the appropriateness of pooling of interest accounting for Rock and Title for each of the mergers as it relates to Rock and Title, unless the letter cannot be delivered as a result of actions taken by Intuit or any of its subsidiaries after October 6, 1999; and

     - shareholders of Rock, if required to do so, shall have made all necessary antitrust filings.

     A MATERIAL ADVERSE CHANGE is defined to be any event, change or effect that is (or with the passage of time will be) materially adverse to the financial condition, assets, liabilities, business, operations or results of operations of the company or group taken as a whole. A MATERIAL ADVERSE CHANGE does not include an event, change or effect that:

     - arises or results, directly or indirectly, from general economic or financial, banking, capital or mortgage market conditions;

     - arises or results, directly or indirectly, from fluctuations in interest rates;

     - reflects seasonal fluctuations in business or operating results for either Rock or Intuit or their industries;

     - results from a written request by Intuit to Rock or Title that it change its manner of operations or levels of spending;

     - is a change in the market price of Intuit common stock or Rock common shares;

     - results from facts, events or projections known to the other party before October 6, 1999;

     - results from termination of Rock's joint venture agreement or operating agreement with Michigan National Bank, by Rock (or by agreement of Rock and Michigan National Bank) in each case with Intuit's written consent;

     - results from any termination or purported or attempted termination of Rock's joint venture agreement or operating agreement with Michigan National Bank as a result of the announcement of the merger agreement or the transactions contemplated by the merger agreement, if Rock takes reasonable actions necessary to oppose the termination or purported or attempted termination;

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     - is a letter or other indication by Michigan National Bank to terminate
       Rock's joint venture agreement or operating agreement with Michigan National Bank after the mergers close; or

     - results from the making of a permitted distribution by Title under the merger agreement.

TERMINATION OF THE MERGER AGREEMENT

     The merger agreement may be terminated at any time before the mergers are completed, whether before or after approval and adoption of the merger agreement and the mergers by shareholders of Rock or Title:

     - by mutual consent authorized by the boards of Intuit, Rock and Title;

     - by either Intuit or Rock, if the Rock merger is not completed by March 31, 2000 or by Intuit or Title if the Title merger is not completed by March 31, 2000, except that the right to terminate the merger agreement under this provision is not available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the merger to occur on or by March 31, 2000, and this action or failure to act constitutes a breach of the merger agreement;

     - by Intuit or Rock, in the case of the Rock merger, or by Intuit or Title, in the case of the Title merger, if there is any order of a court or governmental authority permanently enjoining, restraining or prohibiting the Rock or Title merger, as applicable, which is final and nonappealable;

     - by Intuit or Rock, in the case of the Rock merger, or by Intuit or Title, in the case of the Title merger, if the Rock merger or the Title merger is not approved by the shareholders of Rock or Title, as applicable, except that the right to terminate the merger agreement under this provision is not available to a party whose breach of the merger agreement or any voting agreement (in the case of Rock and Title) caused the failure to obtain shareholder approval;

     - by Intuit at any time before approval of the merger agreement by the required vote of shareholders of Rock and Title, if a Triggering Event, as described below, occurs with respect to Rock or Title; and

     - by Rock or Title, on the one hand, or Intuit, on the other, upon a breach of any representation, warranty, covenant or agreement on the part of the other in the merger agreement, or if any of the other's representations or warranties are or become untrue, so that the corresponding condition to closing the applicable merger would not be met. However, if the breach or inaccuracy is curable by the other through the exercise of its commercially reasonable efforts, and the other continues to exercise commercially reasonable efforts, then the first party may not terminate the merger agreement if the breach or inaccuracy is cured within 30 days after delivery of a notice of breach or inaccuracy.

     A TRIGGERING EVENT has occurred with respect to Rock or Title if:

     - that company's board of directors or any committee withdraws or modifies in a manner adverse to Intuit its recommendation in favor of the approval of the applicable merger;

     - that company fails to include in this prospectus/proxy statement the recommendation of its board of directors in favor of the approval of the merger agreement and the applicable merger;

     - Rock's board of directors fails to reaffirm its recommendation in favor of approval of the merger agreement within 10 days after Intuit requests in writing that this recommendation be reaffirmed at any time after the public announcement of an Acquisition Proposal;

     - Rock's board of directors approves or publicly recommends any Acquisition Proposal;

     - Rock enters into a letter of intent or agreement accepting an Acquisition Proposal; or

     - any party not affiliated with Intuit commences a tender or exchange offer relating to Rock's securities, and Rock does not send to its shareholders within 10 business days after the tender or exchange offer is first commenced a statement disclosing that Rock recommends rejection of the tender or exchange offer.

TERMINATION FEE

     If the merger agreement is terminated under the circumstances outlined below, then Rock is obligated to pay Intuit a termination fee of $7.4 million. Rock is obligated to pay this fee if:

     - Intuit terminates the merger agreement at any time before approval of the merger agreement by Rock's and Title's shareholders because a Triggering Event has occurred;

     - any party terminates the merger agreement because the required approval of the mergers by Rock's and Title's shareholders was not obtained, and the failure to obtain shareholder approval was not caused by any action or inaction which constitutes a breach of the merger agreement by the terminating party or a breach of any voting agreement (if the merger agreement is terminated by Rock or Title); or

     - Intuit terminates the merger agreement under its terms due a breach of a representation, warranty, covenant or agreement of Rock or Title and that breach was willful.

     Rock must pay an additional fee of $7.4 million if, within 12 months of terminating the merger agreement, it completes a Company Acquisition or enters into an agreement providing for a Company Acquisition.

     A COMPANY ACQUISITION is any of the following:

     - a merger, consolidation, statutory share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction in which Rock's shareholders immediately before the transaction hold less than 50% of the total equity interests in the surviving entity of the transaction;

     - a sale or other disposition by Rock of assets other than in the ordinary course of business representing more than 50% of the total fair market value of its business immediately before the sale; or

     - the acquisition by any person or group, including by way of a tender offer or an exchange offer or issuance by the company, directly or indirectly, of beneficial ownership of 50% or more of the outstanding voting securities of Rock or any of its subsidiaries or any merger, consolidation, statutory share exchange, business combination or similar transaction involving Rock.

AMENDMENT, EXTENSION AND WAIVER OF THE MERGER AGREEMENT

     We may amend the merger agreement at any time by execution of a written instrument signed by each of us, provided that we comply with applicable law in amending the agreement. Any of us may extend the other's time for the performance of any of the obligations or other acts under the merger agreement, waive any inaccuracies in the other's representations and warranties and waive compliance by the other with any of the agreements or conditions contained in the merger agreement.

                               RELATED AGREEMENTS

     This section describes agreements related to the merger agreement including the stock option agreement and the voting agreements. While we believe that these descriptions cover the material terms of these agreements, these summaries may not contain all of the information that is important to you. The stock option agreement is attached as Annex C, the form of Rock voting agreement is attached as Annex D and the form of Title voting agreement is attached as Annex
E. We urge you to read each of these agreements carefully.

THE STOCK OPTION AGREEMENT

     Under the stock option agreement, Rock granted Intuit an option to buy up to a number of Rock common shares equal to 19.9% of the outstanding Rock common shares as of the date of exercise of the option, at an exercise price of $23.00 per share. Based on the number of Rock common shares outstanding on October 20, 1999, the option would be exercisable for 2,956,076 Rock common shares. Intuit required Rock to grant this stock option as a prerequisite to entering into the merger agreement. The stock option agreement is attached to this prospectus/proxy statement as Appendix C. We urge you to read this agreement in its entirety.

     This option is intended to increase the likelihood that the mergers will be completed. Aspects of the stock option agreement may have the effect of discouraging persons who might now or at any time be interested in acquiring all or a significant interest in Rock before completion of the mergers. The number of shares issuable upon exercise of the option and the exercise price of the option are subject to adjustment under specified circumstances to prevent dilution.

     This option is not currently exercisable. Intuit may exercise the option in whole or in part and from time to time only if one or more of the following occurs:

     - Rock's or Title's board of directors withdraws or adversely amends its recommendation in favor of approval of the merger agreement or of the applicable merger;

     - Rock or Title fails to include in this prospectus/proxy statement the recommendation of its board of directors in favor of approval of the merger agreement and the applicable merger;

     - Rock's board of directors fails to reaffirm its recommendation in favor of approval of the merger agreement and the Rock merger within 10 business days of a written request from Intuit following the public announcement of any offer or proposal relating to any transaction or series of related transactions (other than those contemplated by the merger agreement) involving

      - any acquisition or purchase from Rock of more than a 20% interest in the total outstanding voting securities of Rock or any of its subsidiaries,

      - any tender offer or exchange offer that would result in any person or group beneficially owning 20% or more of the total outstanding voting securities of Rock or any of its subsidiaries,

      - any merger, consolidation, statutory share exchange, business combination or similar transaction involving Rock,

      - any sale, lease outside the ordinary course of business, exchange, transfer, license outside the ordinary course of business or acquisition or disposition of more than 20% of the assets of Rock, or

      - any liquidation or dissolution of Rock;

     - Rock's board of directors or committee of the board approves or publicly recommends any offer or proposal relating to any transaction or series of related transactions of the type described above;

     - Rock enters into any agreement or commitment accepting any offer or proposal relating to any transaction or series of related transactions of the type described above;

     - any party not affiliated with Intuit commences a tender or exchange offer relating to Rock's securities and Rock does not send to its shareholders within 10 business days after the tender or exchange offer is published a statement disclosing that Rock recommends rejection of the tender or exchange offer;

     - public announcement of any offer or proposal relating to any transaction or series of related transactions involving

      - any purchase from Rock or acquisition of more than a 20% interest in the total outstanding voting securities of Rock or any of its subsidiaries,

      - any tender offer or exchange offer that would result in any person or group beneficially owning 20% or more of the total outstanding voting securities of Rock or any of its subsidiaries,

      - any merger, consolidation, statutory share exchange, business combination or similar transaction involving Rock,

      - any sale, lease outside the ordinary course of business, exchange, transfer, license outside the ordinary course of business, acquisition or disposition of more than 20% of the assets of Rock, or

      - any liquidation or dissolution of Rock;

     - the acquisition by any person or group (other than Intuit and its affiliates) of beneficial ownership of 20% or more of the total outstanding voting securities of Rock or any of its subsidiaries;

     - the merger agreement is terminated for the reasons which would entitle Intuit to receive the termination fee;

     - Rock fails to hold the Rock shareholder meeting as promptly as practicable and in any event within 45 days of the date of this prospectus/proxy statement; or

     - upon a proxy solicitation by any person or entity other than Rock or its board of directors seeking to alter the composition of Rock's board of directors.

     The option will terminate upon the earliest of any of the following:

     - the effective time of the mergers;

     - the termination of the merger agreement by mutual written consent authorized by the boards of Intuit, Rock and Title;

     - the termination by Rock of the merger agreement if Intuit shall have breached its representations, warranties, covenants or agreements under the merger agreement such that the related conditions to closing shall have failed;

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

     - the termination by Rock or Intuit of the merger agreement if a governmental entity issues an order permanently prohibiting the Rock merger and this order is final and nonappealable or if the Rock merger has not been completed by March 31, 2000 and the failure to complete it was not caused by any action or inaction of the terminating party which constituted a breach of the merger agreement, but only if the option has not become exercisable before the termination; or

     - 12 months after termination of the merger agreement under any other circumstances;

except that if the option is exercisable but cannot be exercised due to government order, because the waiting period under the Hart-Scott-Rodino Act related to the issuance of the shares underlying the option has not expired or been terminated, or because any other condition to closing has not been satisfied, then the option will not terminate until the 10th business day after this impediment to exercise has been removed or, in the case of a government order, has become final and not appealable.

     If Intuit's proceeds from any sales or other dispositions of the option or shares purchased by exercising the option, plus any dividends on these shares, plus any termination fees payable by Rock in connection with the proposed mergers, is more than (1) $18,500,000 plus (2) the exercise price of the option, multiplied by the number of shares purchased, Intuit must promptly remit the difference in cash to Rock.

     The stock option agreement grants registration rights to Intuit with respect to Rock common shares represented by the option. Rock and Intuit agreed to indemnify the other against specified liabilities and expenses, including liabilities under the Securities Act. The stock option agreement also gives Intuit the right in specified events (generally, entering into an agreement for a business combination involving Rock or for the acquisition or disposition of more than 50% of Rock's assets or for the acquisition of more than 50% of Rock's outstanding voting securities) after the option becomes exercisable and before its termination, to surrender the option to Rock in exchange for a cash payment equal to the difference between the fair market value of the Rock common shares remaining subject to the option and the exercise price for those shares.

THE VOTING AGREEMENTS

     Intuit required Rock's major shareholders, Daniel Gilbert and Gary Gilbert, to enter into voting agreements as an inducement for Intuit to enter into the merger agreement. The Rock shareholders who entered into the voting agreements collectively held approximately 62.4% of the outstanding Rock common shares and voting power with respect to that stock as of the record date. As a result, assuming these shareholders vote as required by their voting agreements, the proposal will be approved. Under the voting agreements, these persons agreed to vote all Rock common shares that they beneficially own at any meeting of shareholders of Rock and in any action taken by the written consent of shareholders of Rock:

     - in favor of the Rock merger and the merger agreement, the execution and delivery by Rock of the merger agreement and all actions in furtherance of the Rock merger; and

     - against any action or agreement which would result in a breach of any representation, warranty, covenant or obligation of Rock in the merger agreement or that would preclude fulfillment of a condition precedent to completing the mergers.

     Intuit also required Title's major shareholders, Daniel Gilbert, Gary Gilbert, Lindsay Gross, David Carroll, Richard Chyette and Jeffrey K. Eisenshtadt, to enter into voting agreements as an inducement for Intuit to enter into the merger agreement. The Title shareholders who entered into

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

the voting agreements collectively held approximately 84.4% of the outstanding Title common shares and voting power with respect to that stock as of the record date. As a result, assuming these shareholders vote as required by their voting agreements, the proposal will be approved. Under the voting agreements, these persons agreed to vote all Title common shares that they beneficially own at any meeting of shareholders of Title and in any action taken by the written consent of shareholders of Title:

     - in favor of the Title merger and the merger agreement, the execution and delivery by Title of the merger agreement and all actions in furtherance of the Title merger; and

     - against any action or agreement which would result in a breach of any representation, warranty, covenant or obligation of Title in the merger agreement or that would preclude fulfillment of a condition precedent to completing the mergers.

     Concurrently with the execution of the voting agreements, each person also delivered an irrevocable proxy to Intuit and some of its officers granting them the right to vote the shares covered by the voting agreement as described above. None of the persons who entered into a voting agreement were paid additional consideration in connection with the voting agreements. The voting agreements will terminate upon the earlier to occur of the effective time of the mergers or the valid termination of the merger agreement in accordance with its terms.

NON-COMPETITION AGREEMENT

     Intuit required Dan Gilbert, an officer, director and principal shareholder of Rock, to enter into a non-competition agreement as an inducement for Intuit to enter into the merger agreement. Under this agreement, Mr. Gilbert has agreed that, for a period of four years following the effective time of the Rock merger, he will not engage in a business that is competitive with any material element of Rock's business or with any financial service or product offered over the Internet or any other electronic network or offered through call centers, that Intuit develops or markets during Mr. Gilbert's employment by Intuit, if such marketing or development has not been discontinued and if such financial service or product was within the scope of Mr. Gilbert's material employment duties with Intuit or was a matter with respect to which Mr. Gilbert gained substantial knowledge in connection with his employment with Intuit. In addition, during this four-year period, Mr. Gilbert has agreed that he will not solicit business from any customer of Intuit relating to a business that is competitive with Rock's or Intuit's businesses, as described above. Mr. Gilbert has also agreed that during this four-year period he will not solicit any director, employee, consultant or contractor of Intuit, Rock or any of their affiliates to terminate his or her employment or services with Intuit, Rock or any of their affiliates.

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

                    COMPARATIVE PER SHARE MARKET PRICE DATA

     Intuit common stock has been traded on the Nasdaq National Market under the symbol INTU since March 1993. Rock common shares have been traded on the Nasdaq National Market under the symbol RCCK since May 1, 1998. The is no public market for the Title common shares. The following table sets forth, for the calendar quarters indicated, the high and low closing sale prices per share of Intuit common stock and Rock common share as reported on the Nasdaq National Market. The trading prices for the Intuit common stock reflect a 3 for 1 stock split effected in September 1999.

                                                                   INTUIT
                                                                COMMON STOCK
                                                              ----------------
                                                               HIGH      LOW
                                                              -------   ------
Year Ended July 31, 1998:
First Quarter...............................................  $ 11.92   $ 7.96
  Second Quarter............................................    13.75     9.04
  Third Quarter.............................................    17.79    13.04
  Fourth Quarter............................................    22.17    15.00
Year Ended July 31, 1999:
  First Quarter.............................................  $ 17.04   $11.40
  Second Quarter............................................    32.77    16.63
  Third Quarter.............................................    36.75    25.69
  Fourth Quarter............................................    32.75    24.25
Year Ending July 31, 2000:
  First Quarter.............................................    35.27    23.00
  Second Quarter (through November 4, 1999).................  $30.375   $29.00

                                                                   ROCK
                                                               COMMON SHARES
                                                              ---------------
                                                               HIGH     LOW
                                                              ------   ------
Year Ended December 31, 1998:
Second Quarter (beginning May 1, 1998)......................  $12.50   $ 9.38
  Third Quarter.............................................   11.38     5.50
  Fourth Quarter............................................   15.47     3.75
Year Ended December 31, 1999:
  First Quarter.............................................  $19.44   $10.75
  Second Quarter............................................   35.00    13.63
  Third Quarter.............................................   21.82    15.38
  Fourth Quarter (through November 4, 1999).................   20.69    18.75

     The following table presents the closing prices per share of Intuit common stock and Rock common shares as reported on the Nasdaq National Market on (1) October 6, 1999, the business day preceding public announcement that we entered into the merger agreement, and (2) November 4, 1999, the last full trading day for which closing prices were available at the time of the printing of this prospectus/proxy statement. It also presents the equivalent price per Rock common share and Title common share on those dates. The equivalent price per Rock share is equal to the closing price of a share of Intuit common stock on that date multiplied by 0.762286, the assumed exchange ratio, calculated based on data as of October 20, 1999. The equivalent price per Title common share is equal to the closing price of a share of Intuit common stock on that date multiplied by 57.447640, the assumed exchange ratio, calculated based on data as of October 20, 1999.

                                                                         EQUIVALENT   EQUIVALENT
                                                     INTUIT     ROCK      PER ROCK    PER TITLE
                                                     COMMON    COMMON      SHARE        SHARE
                                                      STOCK    SHARES      PRICE        PRICE
                                                     -------   -------   ----------   ----------
October 6, 1999....................................  $30.125   $20.125     $22.96     $1,730.61
November 4, 1999...................................  $30.250   $20.313     $23.06     $1,737.79

     Intuit and Rock believe that Rock common shares presently trade on the basis of the value of Intuit's common stock expected to be issued in exchange for the Rock common shares in the merger, discounted primarily for the uncertainties associated with the merger. Rock and Title shareholders are advised to obtain current market quotations for Intuit common stock and Rock common shares. We cannot provide any guarantees as to the market prices of Intuit common stock or Rock common shares at any time before the closing of the mergers or as to the market price of the common stock of Intuit at any time after the mergers.

     Intuit has never paid cash dividends on its shares of capital stock. Rock has declared and paid cash dividends of $0.02 per share on its common shares quarterly from the second quarter of 1998 through the second quarter of 1999. However, after the dividend paid to shareholders of record on April 30, 1999, Rock determined to retain any future earnings for use in its business. Under Rock's warehouse line of credit, its ability to pay cash dividends is limited by requirements that it maintain a minimum tangible effective net worth, a maximum leverage ratio, a minimum ratio of current assets to current liabilities, and minimum working capital. If the mergers are not completed, Rock presently intends to retain future earnings, if any, for use in its business and would not pay any cash dividends in the foreseeable future.

     Title declared and paid cash dividends of $981,606 in 1998 and $891,600 in the six months ended June 30, 1999. Title is an S corporation, and, therefore, makes distributions to its shareholders each quarter in an amount necessary for them to make their estimated and final income tax payments on the portion of Title's income allocable to them. Title also made a special distribution in 1998 in an amount equal to the capital invested in Title by its shareholders and has also, generally, distributed the balance of its taxable income after it is determined each year. Under the merger agreement, each of Rock and Title have agreed not to pay cash dividends before the closing of the mergers without the written consent of Intuit, except for the tax distributions by Title to its shareholders. If the mergers are not completed, Title presently intends to continue distributing its earnings to its shareholders as it did before entering into the merger agreement.

     As of October 1, 1999, Intuit had approximately 740 stockholders of record. As of November 1, 1999, Rock had approximately 65 shareholders of record. As of November 1, 1999, Title had nine shareholders of record.

                       COMPARISON OF RIGHTS OF HOLDERS OF
                    INTUIT COMMON STOCK, ROCK COMMON SHARES
                            AND TITLE COMMON SHARES

     This section describes some of the differences among Intuit common stock, Rock common shares and Title common shares. While we believe that the description covers the material differences among the three, this summary may not contain all of the information that is important to you, including the articles/certificate of incorporation and bylaws of each company. You should read this entire prospectus/proxy statement and the other documents we refer to carefully for a more complete understanding of the differences among Intuit common stock, Rock common shares and Title common shares. You may obtain the information incorporated by reference into this prospectus/proxy statement without charge by following the instructions in the section entitled "Where You Can Find More Information" on page 120.

     References to Rock in this section refer to Rock Financial Corporation, the Michigan corporation in which Rock shareholders currently hold stock. References to Title in this section refer to Title Source, Inc., the Michigan corporation in which Title shareholders currently hold stock. References to Intuit in this section refer to Intuit Inc., the Delaware corporation in which Rock and Title shareholders will hold stock after the mergers. Currently, the rights of Rock shareholders are governed by the Michigan Business Corporation Act, or MBCA, the Rock restated articles of incorporation and the Rock bylaws. Currently, the rights of Title shareholders are governed by the MBCA, the Title restated articles of incorporation and the Title bylaws. After the merger, the rights of the Rock shareholders and Title shareholders who receive common stock of Intuit will be governed by the Delaware General Corporation Law, or DGCL, Intuit's certificate of incorporation, as amended from time to time, and Intuit's bylaws.

     The following paragraphs summarize the material differences among the rights of Intuit stockholders, Rock shareholders and Title shareholders under the applicable governing law, certificate or articles of incorporation and bylaws of each company.

VOTING

     Intuit. Intuit's bylaws provide that each Intuit stockholder has the right to one vote for each share of Intuit common stock held by the stockholder on each matter submitted to a vote. The DGCL also provides that a certificate of incorporation may allow cumulative voting for elections of directors of a corporation or elections held under specified circumstances. Intuit's certificate of incorporation does not provide for cumulative voting.

     Rock. Rock's bylaws provide that each Rock shareholder has the right to one vote for each Rock common share held by the shareholder on each matter submitted to a vote.

     Title. Title's bylaws provide that each Title shareholder has the right to one vote for each Title common share held by the shareholder on each matter submitted to a vote.

     The MBCA also permits cumulative voting for directors if specifically provided for in a corporation's articles of incorporation. Neither Rock's nor Title's restated articles of incorporation provide for cumulative voting for the election of directors.

STOCKHOLDER ACTIONS GENERALLY

     Intuit. Intuit's bylaws provide that, except for elections of directors and as otherwise stated in Intuit's certificate of incorporation or as provided by law, stockholder actions generally require the affirmative vote of a majority of the shares of stock entitled to vote on the matter that are present in person or represented by proxy at the meeting and are voted for or against the matter. At each meeting of stockholders the holders of a majority of the shares of stock entitled to vote at the meeting, present in person or represented by proxy, constitutes a quorum for the transaction of business, except if otherwise required by the DGCL.

     Rock. Rock's bylaws provide that, except for elections of directors, shareholder actions taken by a vote of the shareholders are authorized by a majority of the votes cast by the holders of shares entitled to vote on the action. At each meeting of shareholders, the holders of shares entitled to cast a majority of the votes at the meeting, present in person or represented by proxy, constitute a quorum for the transaction of business.

     Title. Title's bylaws with respect to this matter are substantially similar to those of Rock.

SPECIAL MEETING OF STOCKHOLDERS

     Intuit. Intuit's bylaws provide that special meetings of the stockholders may be called at any time by the chairman of the board, the chief executive officer, the president or a majority of the members of the board of directors. Intuit's bylaws require that special meetings called by any person or persons other than by a majority of the members of the board of directors be held not more than 120 nor fewer than 35 days after a written request to call a special meeting was delivered to each member of the board of directors.

     Rock. Rock's bylaws provide that special meetings of the shareholders may be called at any time by Rock's chief executive officer or board of directors and shall be called by Rock's president or secretary upon written request of the holders of a majority of all of the shares entitled to vote at the meeting.

     Title. Title's bylaws with respect to this matter are substantially similar to those of Rock.

     Under the MBCA, notwithstanding any other limitations provided in the bylaws, upon application of the holders of not less than 10% of all the shares entitled to vote at a meeting, the circuit court of the county in which the principal place of business or registered office is located, for good cause shown, may order a special meeting of shareholders to be called and held at such time and place, upon such notice and for the transaction of such business as may be designated in the order.

ACTION BY WRITTEN CONSENT IN LIEU OF A STOCKHOLDERS' MEETING

     Intuit. The Intuit stockholders may act without a meeting, without prior notice and without a vote, if the holders of outstanding stock having enough votes to authorize or take an action at a meeting at which all shares entitled to vote were present and voted sign a consent in writing, which states the action taken. This written stockholder consent must bear the date of signature of each stockholder who signs the consent and be delivered to Intuit. No written consent is effective unless, within 60 days of the earliest dated consent delivered to Intuit, written consents signed by a sufficient number of stockholders to take the action are delivered to Intuit. Prompt notice of the taking of corporate action by stockholders without a meeting by less than unanimous written consent of the stockholders must be given to those stockholders who have not consented in writing.

     Rock. Rock's restated articles of incorporation provide that the shareholders may act without a meeting, without prior notice and without a vote, if consents in writing, stating the action taken, are signed by the holders of outstanding shares having enough votes to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted. The written consents must bear the date of signature of each shareholder who signs the consent. No written consents are effective unless, within 60 days after the record date for determining shareholders entitled to express consent to or to dissent from a proposal without a meeting, written consents dated not more than 10 days before the record date and signed by a sufficient number of shareholders to take the action are delivered to Rock. Delivery shall be to Rock's registered office, its principal place of business, or an officer or agent of Rock having custody of the minutes of the proceedings of its shareholders. Delivery made to Rock's registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent must be given to shareholders who would have been entitled to notice of the shareholder meeting if the action had been taken at a meeting and who have not consented in writing. However, no action by written consent of holders of less than all of the outstanding shares entitled to vote on the action will be effective unless the proposed action has been approved by Rock's board of directors before the consent of shareholders is executed.

     Title. Title's restated articles of incorporation with respect to this matter are substantially similar to those of Rock, except that they do not contain the provision stating that no action by written consent of holders of less than all of the outstanding shares entitled to vote on the action will be effective unless the proposed action has been approved by the board of directors before the consent of shareholders is executed.

VOTING BY WRITTEN BALLOT

     Intuit. Intuit's bylaws provide that voting at meetings of stockholders need not be by written ballot unless a stockholder or stockholders holding shares representing at least 1% of the votes entitled to vote at the meeting, or the stockholder's or stockholders' proxy, makes a demand for written ballots at the meeting before voting begins. However, an election of directors must be by written ballot if any stockholder makes this demand at the meeting before voting begins.

     Rock. Rock's bylaws do not contain any provision requiring written ballots.

     Title. Title's bylaws do not contain any provision requiring written ballots.

RECORD DATE FOR DETERMINING STOCKHOLDERS

     Intuit. Intuit's bylaws provide that the board of directors may fix a record date which is not more than 60 nor less than 10 days before the date of a stockholder meeting, nor more than 60 days before any other action. If the board of directors does not fix a record date in the manner described above, then the record date for:

     - determining stockholders entitled to notice of or to vote at a meeting of stockholders will be at the close of business on the day before notice is given, or, if notice is waived, at the close of business on the day before the meeting;

     - determining stockholders entitled to express consent to corporate action in writing and without a meeting, when no earlier action by the board of directors is necessary, will be the day that the first written consent is delivered as specified in Intuit's bylaws; and

     - determining stockholders for any other purpose will be at the close of business on the same day on which the board of directors adopts the related resolution.

     Intuit's bylaws also provide that any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent without a meeting must, by written notice to the secretary of Intuit, request the board of directors to set a record date for the consent. The board must

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set the record date within 10 days after the request is received. The record date cannot be before, or more than 10 days after, the date upon which the resolution setting the record date is adopted by the board of directors. If the board does not set a record date within 10 days after the request is received, then the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by applicable law, will be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to Intuit. If no record date has been fixed by the board of directors and prior action by the board of directors is required by applicable law, then the record date for determining stockholders entitled to consent to corporate action in writing without a meeting will be at the close of business on the date on which the board of directors adopts the resolution taking the prior action.

     Rock. Rock's bylaws provide that the board of directors may fix, in advance, a record date which is not more than 60 nor less than 10 days before the date of a shareholder meeting, nor more than 10 days after the board resolution fixing a record date for determining shareholders entitled to express consent to, or dissent from, a proposal without a meeting, nor more than 60 days before any other action. If the board of directors does not fix a record date in the manner described above, then:

     - the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders will be at the close of business on the day before notice is given, or, if no notice is given, at the close of business on the day before the meeting;

     - if prior action by the board of directors is not required for the corporate action to be taken without a meeting, the record date for determining shareholders entitled to express consent to, or dissent from, a proposal without a meeting, will be the first date on which a signed written consent is properly delivered to Rock; and

     - the record date for determining shareholders for any other purpose will be at the close of business on the day the board of directors adopts the related resolution.

     Title. Title's bylaws with respect to this matter are substantially similar to those of Rock.

NOTICE OF BOARD NOMINATION AND OTHER STOCKHOLDER BUSINESS -- ANNUAL MEETINGS

     Intuit. Intuit's bylaws provide that written notice, stating the date, place and time of the meeting, must be delivered to each stockholder entitled to vote at a meeting not less than 10 nor more than 60 days before the date of the meeting. Nominations of persons for election to the board of directors and proposals of business to be considered by the stockholders at the annual meeting may be made:

     - by Intuit's notice of the meeting to each stockholder;

     - by or at the direction of the Intuit board of directors; or

     - by any stockholder of Intuit at the record date of the meeting who is entitled to vote at the meeting and who delivers timely notice to the secretary of Intuit, as specified below.

     If made by an Intuit stockholder, the proposal or nomination must be made by advance written notice given to the secretary of Intuit between 60 and 90 days before the first anniversary of the preceding year's annual meeting of stockholders. However, if the date of the annual meeting at which the nomination or business is proposed by a stockholder is more than 30 days before or more than 60 days after that anniversary, then the stockholder may give the notice no earlier than the 90th day before the meeting and not later than the later of 60 days before the meeting or the 10th day after the first public announcement of the meeting.

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     These notice provisions are subject to exceptions with respect to electing directors to fill board seats resulting from increases in the size of the board of directors not publicly announced at least 70 days before the annual meeting. In addition, other specified information regarding the business proposed for discussion and the stockholder making the proposal must be included in the stockholder notice to Intuit.

     Rock. Rock's bylaws provide that an annual meeting of Rock's shareholders must be held not later than 180 days after the end of the fiscal year, on a date to be determined by Rock's board of directors. At the annual meeting, Rock's shareholders elect directors and transact any other business that is properly brought before the meeting and described in the notice of meeting. If the annual meeting is not held on its designated date, Rock's board of directors must cause it to be held as soon after as convenient. Rock's bylaws provide that written notice of the annual meeting of shareholders, stating the place, date and time of the meeting and the purposes for which the meeting is called, must be given to each shareholder of record entitled to vote at that meeting at least 10 days, and not more than 60 days, before the meeting.

     Rock's bylaws provide that, except for filling vacancies, only persons who are nominated in accordance with the procedures in the bylaws are eligible for election as directors. Nominations of persons for election to the board of directors may be made at a meeting of shareholders:

     - by or at the direction of the Rock board of directors; or

     - by any Rock shareholder entitled to vote for the election of directors at the meeting who complies with the notice procedures specified in the bylaws.

     If made by a shareholder, the nomination must be made by advance written notice to Rock's secretary not less than 60 days nor more than 90 days before the meeting. However, if less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, for notice by the shareholder to be timely, it must be received not later than the close of business on the 10th day after the notice of the date of the meeting was mailed or the public disclosure was made. In addition, other specified information regarding the nominee and the shareholder making the nomination must be included in the shareholder notice to Rock.

     Title. Title's bylaws provide that an annual meeting of Title's shareholders must be held not later than 180 days after the end of the immediately preceding fiscal year, on a date to be determined by Title's board of directors. At the annual meeting, Title's shareholders elect directors and transact any other business that is properly brought before the meeting and described in the notice of meeting. If the annual meeting is not held on its designated date, Title's board of directors must cause it to be held as soon after as convenient. Title's bylaws provide that written notice of the annual meeting of shareholders, stating the place, date and time of the meeting and the purposes for which the meeting is called, must be given to each shareholder of record entitled to vote at that meeting at least 10 days, and not more than 60 days, before the meeting. Title's bylaws do not contain any provisions regarding the nomination of directors or the proposal of business for a meeting.

NOTICE OF BOARD NOMINATION AND OTHER STOCKHOLDER BUSINESS -- SPECIAL MEETINGS

     Intuit. Intuit's bylaws provide that the only business that can be conducted at a special meeting of Intuit stockholders are the items of business in Intuit's notice of the special meeting. As with annual meetings, Intuit's bylaws provide that written notice, stating the date, place and time of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, must be delivered to each stockholder entitled to vote at a meeting not less that 10 nor more than 60 days before the date of the meeting.

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     Intuit's amended and restated bylaws also provide that nominations of candidates for directors at a special meeting at which directors are to be elected must be made:

     - by the board of directors; or

     - if the board of directors has determined that directors will be elected at the meeting, by a stockholder of Intuit who is a stockholder of record at the time of giving of notice of the special meeting, who shall be entitled to vote at the meeting and who complies with the notice procedures described for annual meetings above.

     If Intuit calls a special meeting of stockholders to elect one or more directors to the board of directors, any stockholder nominations for the position(s) specified in the notice of meeting must be made by written notice delivered to Intuit not earlier than the 90th day before the special meeting and not later than the close of business on the later of the 60th day before the special meeting or the 10th day after the first public announcement of the special meeting and of the nominees proposed by the board of directors to be elected at the meeting.

     Rock. As with annual meetings, Rock's bylaws provide that written notice, stating the date, place and time of the meeting and the purposes for which the meeting is called, shall be given to each shareholder of record entitled to vote at the meeting not less that 10 nor more than 60 days before the date of the meeting. Rock's bylaws provide that, except for filling vacancies, only persons who are nominated in accordance with the procedures in the bylaws are eligible for election as directors. Nominations of persons for election to the board of directors may be made at a meeting of shareholders (including a special meeting):

     - by or at the direction of the Rock board of directors; or

     - by any Rock shareholder entitled to vote for the election of directors at the meeting who complies with the notice procedures specified in the bylaws.

     If made by a shareholder, the nomination must be made by advance written notice to Rock's secretary not less than 60 days nor more than 90 days before the meeting. However, if less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, for notice by the shareholder to be timely, it must be received not later than the close of business on the 10th day after the notice of the date of the meeting was mailed or the public disclosure was made. In addition, other specified information regarding the nominee and the shareholder making the nomination must be included in the shareholder notice to Rock.

     Title. As with annual meetings, Title's bylaws provide that written notice, stating the date, place and time of the meeting, and the purposes for which the meeting is called, must be given to each shareholder of record entitled to vote at the meeting not less that 10 nor more than 60 days before the date of the meeting.

NUMBER, CLASS AND TERM OF DIRECTORS

     Intuit. Intuit's bylaws provide that the board of directors must consist of at least 1 director and that the initial number of directors shall be 6, with changes in the number of directors permitted exclusively by a resolution of the board of directors. Each director holds office until the next annual meeting of stockholders and until his or her successor is elected or until his or her earlier death, resignation or removal.

     Rock. Article VIII of Rock's restated articles of incorporation provides that Rock's board of directors must consist of not less than 3 nor more than 15 directors and that the specific number of directors is set by board resolution.
Article VIII also provides that Rock's directors be divided into

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three classes -- Class I, Class II and Class III -- and that these classes be as nearly equal in number of directors as possible.

     At the 1998 annual meeting of shareholders, the Class I directors were elected for a one-year term, Class II directors for a two-year term and Class III directors for a three-year term. Rock's articles provide that at each succeeding annual meeting of shareholders, successors to the class of directors whose term expires at that annual meeting will be elected for a three-year term and until his or her successor is elected and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal. No decrease in the number of directors will shorten the term of any incumbent director. Amendment of Article VIII of Rock's articles of incorporation requires a unanimous written consent of shareholders, or the affirmative vote of holders of 90% of the outstanding common shares of Rock, in addition to the vote otherwise required by law.

     Title. Title's bylaws provide that the board of directors must consist of not less than 1 director nor more than 15 directors with the actual number of directors as determined from time to time by the board of directors. Each director holds office until the next annual meeting of stockholders and until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal.

ELECTION OF DIRECTORS

     Intuit. The holders of Intuit common stock elect all members of Intuit's board of directors. Directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

     Rock. The holders of Rock common shares elect all members of Rock's board of directors. Directors are elected by a plurality of the votes cast at any election of directors.

     Title. The holders of Title common shares elect all members of Title's board of directors. Directors are elected by a plurality of the votes cast at any election of directors.

RESIGNATION AND REMOVAL OF DIRECTORS

     Intuit. Intuit's bylaws provide that any director or the entire board of directors may:

     - resign at any time upon written notice to Intuit; and

     - subject to the right of the holders of preferred stock, be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

     Rock. Rock's bylaws provide that any director may:

     - resign at any time upon written notice to Rock; and

     - be removed, only for cause, by vote of the holders of a majority of the shares entitled to vote at an election of directors. Rock's articles also provide that directors may be removed only for cause.

     Title. Title's bylaws provide that any director may:

     - resign at any time upon written notice to Title; and

     - be removed, with or without cause, by vote of the holders of a majority of the shares entitled to vote at an election of directors.

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BOARD OF DIRECTORS VACANCIES

     Intuit. Intuit's bylaws state that any vacancy on the Intuit board of directors for any cause, and any newly created directorship resulting from any increase in the authorized number of directors, will be filled by the vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director, and not by the stockholders.

     Rock. Rock's articles of incorporation state that any vacancy on the Rock board of directors, and any newly created directorship resulting from any increase in the number of directors, may be filled only by the board by an affirmative vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director.

     Title. Title's bylaws state that any vacancy occurring in the Title board of directors, including vacancies resulting from an increase in the number of directors, may be filled by the board of directors by the affirmative vote of a majority of the directors remaining in office, even if less than a quorum, or by the shareholders.

NOTICE OF SPECIAL MEETINGS OF THE BOARD OF DIRECTORS

     Intuit. Intuit's bylaws provide that the chairman of the board, the president or a majority of the members of the board of directors then in office may call a special meeting of the board of directors. The bylaws require that notice of the time, date and place of the meeting be given at least 4 days before the meeting if the notice is mailed, or at least 24 hours before the meeting if notice is given by telephone, hand delivery, telegram, telex, mailgram, facsimile or similar communication method.

     Rock. Rock's bylaws provide that the chief executive officer may call and the president or secretary must call, upon written request of two directors, a special meeting of the board of directors. The bylaws require that notice of the time, date and place of the meeting be given at least 2 days before the meeting if the notice is mailed, or at least 24 hours before the meeting if notice is given by overnight carrier, telegram, facsimile, computer transmission or similar form of communication.

     Title. Title's bylaws with respect to this matter are substantially similar to those of Rock.

BOARD ACTION

     Intuit. Intuit's bylaws provide that, except as otherwise required by law, actions of the board of directors generally require the vote of a majority of the directors present at a meeting at which a quorum is present. A majority of the total number of authorized directors constitutes a quorum. Any action required or permitted to be taken at any meeting of the board of directors may be taken without a meeting if all members of the board consent in writing.

     Rock. Rock's bylaws provide that the vote of a majority of the directors present at a meeting at which a quorum is present will be the act of the board of directors or of a committee of the board of directors of Rock, unless a higher vote is otherwise required by law, Rock's restated articles of incorporation, Rock's bylaws or the resolution establishing the board committee. Rock's bylaws provide that a majority of the directors then in office constitute a quorum unless a higher number is required by Rock's restated articles of incorporation, Rock's bylaws or the resolution establishing the board committee. Any action required or permitted to be taken at any meeting of the board of directors may be taken without a meeting if all members of the board then in office consent in writing.

     Title. Title's bylaws with respect to this matter are substantially similar to those of Rock.

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ACTION BY COMMITTEES

     Intuit. Intuit's bylaws authorize the Intuit board of directors to establish committees by resolution passed by a majority of the whole board of directors. Each committee may consist of one or more Intuit directors. Any committee shall have all the powers and authority of the board of directors. No committee will have the power or authority to amend the certificate of incorporation, adopt an agreement of merger or consolidation in contravention of law, recommend to the stockholders the sale, lease or exchange of all or substantially all of Intuit's property and assets, a dissolution of Intuit or a revocation of a dissolution, or amend the bylaws of Intuit. Unless the resolution of the board of directors expressly provides, no committee will have the power or authority to declare a dividend, authorize the issuance of stock or adopt a certificate of ownership and merger in contravention of law.

     Rock. Rock's bylaws authorize the Rock board of directors to establish committees by resolution passed by a majority of the directors then in office specifying the power and duties of these committees. Each committee will consist of one or more Rock directors. Any committee, to the extent provided in a resolution of the board of directors, may exercise all the powers and authority of the board of directors. No committee will have the power or authority to amend the articles of incorporation, adopt an agreement of merger or share exchange, recommend to the shareholders the sale, lease or exchange of all or substantially all of Rock's property and assets, a dissolution of Rock or a revocation of a dissolution, amend the bylaws of Rock or fill vacancies in the board. Unless the resolution of the board of directors expressly provides, no committee will have the power or authority to declare a distribution or a dividend, or to authorize the issuance of shares.

     Title. Title's bylaws with respect to this matter are substantially similar to those of Rock.

AMENDMENT OF CERTIFICATE OF INCORPORATION

     Intuit. Section 242 of the DGCL authorizes a corporation to amend its certificate of incorporation in any way so long as the certificate as amended would only contain provisions lawful and proper for insertion in an original certificate of incorporation. Section 242 of the DGCL generally requires that, to amend a certificate of incorporation:

     - that corporation's board of directors must approve a resolution describing the proposed amendment; and

     - a majority of the outstanding stock entitled to vote on the proposed amendment must approve the amendment at a special or annual meeting of that corporation's stockholders.

     Rock and Title. Section 601 of the MBCA authorizes a corporation to amend its articles of incorporation in any way if the amendment contains only provisions that might lawfully be contained in original articles of incorporation filed at the time of making the amendment. Section 611 of the MBCA generally requires that, except for specified amendments relating to immaterial procedural matters that do not require shareholder action, amendments to the articles of incorporation must be approved by the shareholders by the affirmative vote of a majority of the outstanding shares entitled to vote on the proposed amendment, subject to greater voting requirements prescribed by the MBCA for specific amendments, or as may be provided by the articles of incorporation.

AMENDMENT OF BYLAWS

     Intuit. Intuit's certificate of incorporation provides that the board of directors has the power to adopt, amend or repeal the bylaws. Intuit's bylaws provide that stockholders holding a majority of Intuit's outstanding voting stock may adopt, amend or repeal the bylaws.

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     Rock. Rock's bylaws may be amended or repealed, or new bylaws may be adopted, by action of either the shareholders or a majority of the directors then in office. As described above, shareholder actions generally are authorized by a majority of the votes cast by the holders of shares entitled to vote on the action. The restated articles of incorporation or the bylaws may from time to time specify particular provisions of the bylaws which may not be altered or repealed by the board of directors.

     Title. Title's bylaws with respect to this matter are substantially similar to those of Rock.

AUTHORIZED CAPITAL STOCK

     Intuit. As of October 20, 1999, Intuit's certificate of incorporation authorized Intuit to issue up to 251,344,918 shares of capital stock, consisting of two classes: 250,000,000 shares of common stock, $0.01 par value per share, and 1,344,918 shares of preferred stock, $0.01 par value per share. 144,918 shares of the preferred stock were designated as Series A Preferred Stock and 200,000 shares of the preferred stock were designated as Series B Junior Participating Preferred Stock. With respect to Intuit's undesignated preferred stock, the Intuit board is authorized, without stockholder approval, to designate one or more series of preferred stock and to determine the number of shares included in any series and the designation, preferences, limitations and relative rights of the shares of any series. On October 20, 1999, there were 189,413,102 shares of Intuit common stock and no shares of Intuit preferred stock issued and outstanding.

     The Intuit board has approved an amendment to Intuit's certificate of incorporation to increase Intuit's authorized capital stock to 755,000,000 shares, consisting of two classes: 750,000,000 shares of common stock, $0.01 par value per share, and 5,000,000 shares of preferred stock, $0.01 par value per share. The Series A preferred stock would be eliminated. These amendments to Intuit's certificate of incorporation are subject to the approval of Intuit's stockholders at the annual meeting of the Intuit stockholders scheduled for November 30, 1999.

     Rock. Rock's restated articles of incorporation authorize Rock to issue up to 50,000,000 common shares, $.01 par value, and 1,000,000 preferred shares, $.01 par value. With respect to Rock's undesignated preferred shares, the Rock board is authorized, without shareholder approval, to issue preferred shares in one or more series, each series to bear a distinctive designation and to have the relative rights and preferences as prescribed by resolution of the board of directors. On October 20, 1999, there were 14,854,654 Rock common shares and no Rock preferred shares issued and outstanding.

     Title. Title's restated articles of incorporation authorize Title to issue up to 60,000 common shares, no par value. On October 20, 1999, there were 3,000 Title common shares issued and outstanding.

LIMITATION OF DIRECTOR LIABILITY

     Intuit. Intuit's certificate of incorporation provides that, to the full extent permitted by law, a director of Intuit will not be personally liable for monetary damages for breach of fiduciary duty as a director. The DGCL prohibits exculpation

     - for a breach of the director's duty of loyalty to the corporation or its stockholders;

     - for acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law;

     - for unlawful payments of dividends; or

     - for any transaction from which the director derived an improper personal benefit.

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     Rock. Rock's restated articles of incorporation provide that, to the full extent permitted by the MBCA or other applicable law now or later in effect, no director of Rock will be personally liable to Rock or its shareholders for or with respect to any acts or omissions in the performance of his or her duties as a director of Rock.

     Title. Title's restated articles of incorporation with respect to this matter are substantially similar to those of Rock.

     The MBCA provides that a corporation's articles of incorporation may include a provision eliminating or limiting a director's liability to the corporation or its shareholders for money damages for any action taken or any failure to take any action as a director, except for liability for:

     - the amount of a financial benefit received by a director to which he or she is not entitled;

     - intentional infliction of harm on the corporation or the shareholders;

     - a violation of Section 551 of the MBCA, generally relating to unlawful distributions and loans; or

     - an intentional criminal act.

INDEMNIFICATION

     Intuit. Intuit's certificate of incorporation and bylaws provide that its directors and officers shall be indemnified to the full extent authorized by the DGCL. Intuit's bylaws provide that this indemnification applies to all expenses, liabilities and losses reasonably incurred by the person in connection with any action, proceeding or suit brought against that person by reason of the fact that he or she is or was a director or officer of Intuit or is or was serving at the request of Intuit as a director or officer of another enterprise. Intuit's bylaws require Intuit to pay all expenses incurred by a director or officer in defending any proceeding described above as these expenses are incurred in advance of the final disposition of the proceeding. However, Intuit's bylaws do not require Intuit to advance any expenses to a person against whom Intuit directly brings a claim alleging that person has breached his or her duty of loyalty to Intuit, committed an act or omission not in good faith or that involves intentional misconduct or a knowing violation of law, or derived an improper benefit from a transaction.

     Section 145 of the DGCL generally provides for broad indemnification of a director or officer if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation. You should refer to Section 145 of the DGCL for further detail. Intuit's amended and restated bylaws also authorize the Intuit board of directors to authorize Intuit to enter into indemnification contracts with its directors, officers and employees, or anyone serving in that capacity with another enterprise at Intuit's request, with rights that may be broader than those described above with regard to Intuit's bylaws. Intuit has entered into indemnification agreements with its directors and executive officers.

     Rock. Rock's bylaws provide that Rock shall, to the full extent authorized or permitted by the MBCA, (1) indemnify any person who was, is or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, because that person is or was a director or officer of Rock or is or was serving at the request of Rock as a director, officer, employee, member or agent of another entity, and (2) pay or reimburse the reasonable expenses incurred by that person in connection with any of the matters described above in advance of final disposition of the matter. Rock has entered into indemnification agreements with its directors and most of its officers.

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     Like the DGCL, the MBCA generally permits indemnification of directors and officers for damages and expenses incurred by them because of their position with the corporation, as long as the director or officer has acted in good faith with the reasonable belief that his or her conduct was in the best interests of the corporation and not unlawful. However, the MBCA, unlike the DGCL, permits a corporation to indemnify persons against judgments in actions brought by or in the right of the corporation. The DGCL requires the Court of Chancery to approve such indemnification.

     Title. Title's bylaws with respect to this matter are substantially similar to those of Rock. Title has entered into indemnification agreements with its directors and officers.

INTERESTED DIRECTORS

     Intuit. Intuit's bylaws provide that a transaction between Intuit and an interested director will not be void or voidable solely for this reason if:

     - the material facts as to the interested director's relationship to or interest in the transaction are disclosed to or known by the directors, and a majority of the disinterested directors present at the meeting vote in good faith in favor of the transaction;

     - the material facts as to the interested director's relationship to or interest in the transaction are disclosed to or known by the stockholders, and the stockholders vote in good faith in favor of the transaction; or

     - the transaction is fair to Intuit as of the time it is authorized, approved or ratified by the board of directors, a committee of the board or the stockholders.

     Interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the transaction.

     Rock and Title. The MBCA generally provides that a transaction in which a director or officer is determined to have an interest shall not, because of the interest, be enjoined, set aside or result in damages or other sanctions in a shareholder's proceeding or derivative proceeding if the person interested in the transaction establishes any of the following:

     - the material facts of the transaction and the director's or officer's interest were disclosed or known to the board, a committee of the board, or the independent director or directors, and the board, committee, or independent director or directors authorized, approved or ratified the transaction by the affirmative vote of the majority of the directors on the board or the committee who had no interest in the transaction, though less than a quorum, or all independent directors who had no interest in the transaction;

     - the material facts of the transaction and the director's or officer's interest were disclosed or known to the shareholders entitled to vote and they authorized, approved or ratified the transaction by the majority of votes cast by the holders of shares who did not have an interest in the transaction; or

     - the transaction was fair to the corporation at the time entered into.

     A majority of the shares held by shareholders who did not have an interest in the transaction constitutes a quorum for the purpose of taking action by shareholders described above.

DIVIDENDS AND DISTRIBUTIONS

     Intuit. According to Section 154 of the DGCL, Intuit stockholders are entitled to receive dividends, subject to preferences of any outstanding preferred stock, out of assets legally available for dividend distribution at the times and amounts as the board of directors may from time to time determine. Under the DGCL, a corporation generally is permitted to declare and pay dividends out of surplus or out of net profits for the current and/or preceding fiscal year as long as the dividends will not reduce capital below the total amount of capital represented by the issued and outstanding stock of all classes having a preference on the distribution of assets. In addition, under the DGCL, a corporation may generally redeem or repurchase shares of its stock if the redemption or repurchase will not impair the capital of the corporation.

     Rock and Title. Under the MBCA, a corporation may make distributions to its shareholders upon the authorization of its board of directors and subject to restriction by the articles of incorporation, unless, after giving effect to that distribution:

     - the corporation would be unable to pay its debts as they become due in the usual course of business; or

     - the corporation's total assets would be less than the sum of its total liabilities plus, unless the articles of incorporation permit otherwise, the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights upon dissolution are superior to those receiving the distribution.

     Neither Rock's nor Title's restated articles of incorporation provide for dividend restrictions beyond those imposed by the MBCA.

LIQUIDATION

     Intuit. Under the DGCL, in the event of a liquidation, dissolution or winding up of Intuit, after payment of any amounts owed to creditors, subject to preferences of any outstanding preferred stock, the remaining assets of Intuit will be divided equally, on a share for share basis, to the holders of the common stock of Intuit.

     Rock and Title. Under the MBCA, in the event of a liquidation, dissolution or winding up of a corporation, after payment or adequate provision has been made for the corporation's debts, obligations, or liabilities, the remaining assets will be distributed in cash, in kind, or both in cash and in kind, to shareholders according to their rights and interests. However, a shareholder beneficially owning less than 5% of the outstanding shares may be paid in cash only, even if a shareholder beneficially owning 5% or more of the outstanding shares receives a distribution in kind, if the ownership of all shareholders receiving cash instead of distributions in kind without their written consent does not exceed 10% of all outstanding shares.

CORPORATE LAW RELATING TO ACQUISITIONS AND BUSINESS COMBINATIONS

     Intuit. Because Intuit's certificate of incorporation and bylaws do not contain a provision expressly electing not to be governed by Section 203 of the DGCL, Intuit is subject to the Delaware takeover statute.

     Section 203 of the DGCL prohibits a Delaware corporation from engaging in a "business combination" with an "interested stockholder" for 3 years following the date that the person becomes an interested stockholder. With certain exceptions, an interested stockholder is a person or group who or which owns 15% or more of the corporation's outstanding voting stock, including any rights to acquire stock, and stock with respect to which the person has voting rights only, or is an affiliate or associate of the corporation and was the owner of 15% or more of the corporation's voting stock at any time within the previous three years.

     For purposes of Section 203, the term "business combination" is defined broadly to include:

     - mergers with or caused by the interested stockholder;

     - sales or other dispositions to the interested stockholder, except proportionately with the corporation's other stockholders, of assets of the corporation or a subsidiary equal to 10% or more of the total market value of the corporation's consolidated assets or its outstanding stock;

     - the issuance or transfer by the corporation or a subsidiary of stock of the corporation or the subsidiary to the interested stockholder, except for transfers in a conversion or exchange or a pro rata distribution or specified other transactions, none of which increase the interested stockholder's proportionate ownership of any of the corporation's or the subsidiary's stock; or

     - receipt by the interested stockholder, except proportionately as a stockholder, directly or indirectly, of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or a subsidiary.

     The three-year moratorium imposed on business combinations by Section 203 does not apply if:

     - before the person becomes an interested stockholder the board of directors approves either the business combination or the transaction that resulted in the person becoming an interested stockholder;

     - the interested stockholder owns 85% of the corporation's voting stock upon completion of the transaction that made him an interested stockholder, excluding from the 85% calculation shares owned by directors who are also officers of the target corporation and shares held by employee stock plans that do not permit employees to decide confidentially whether to accept a tender or exchange offer; or

     - on or after the date the person becomes an interested stockholder, the board approves the business combination and it is also approved at a stockholder meeting by 66 2/3% of the voting stock not owned by the interested stockholder.

     A Delaware corporation may elect not to be governed by Section 203 by a provision in its original certificate of incorporation or an amendment to the certificate or to the bylaws, which amendment must be approved by majority stockholder vote and may not be further amended by the board of directors.

     Rock and Title. Both Rock's and Title's restated articles of incorporation contain a provision which expressly elects not to be governed by Chapter 7A of the MBCA, the section governing "business combinations." However, the board of directors may terminate this election in whole or in part by action of the majority of directors then in office. Neither Rock's nor Title's board of directors has terminated this election. Thus, neither corporation is subject to the restrictions on "business combinations" in Chapter 7A of the MBCA. In general, under Chapter 7A of the MBCA, "business combinations," defined to include, among other transactions, specified mergers, dispositions of assets or shares and recapitalizations, between covered Michigan business corporations or their subsidiaries and an "interested shareholder," defined as the direct or indirect beneficial owner of at least 10% of the voting power of a covered corporation's outstanding shares, can only be completed if approved by at least 90% of the votes of each class of the corporation's shares entitled to vote and by at least two-thirds of the voting shares not held by the interested shareholder or affiliates, unless five years have elapsed after the person involved became an "interested shareholder" and unless price and other conditions are satisfied. The board of directors has the power to elect to be subject to Chapter 7A as to specifically identified or unidentified interested shareholders.

     In general, under Chapter 7B of the MBCA, an entity that acquires "control shares" of Rock may vote the control shares on any matter only if a majority of all shares, and of all non-"interested shares," of each class of shares entitled to vote as a class, approve the voting rights. Interested shares are shares owned by officers, employee-directors, and the entity making the control share acquisition. Control shares are shares that when added to shares already owned by an entity, would give the entity voting power in the election of directors over any of the three thresholds: one-fifth, one-third and a majority. The effect of the statute is to condition the acquisition of voting control of a corporation on the approval of a majority of the pre-existing disinterested shareholders. Rock's board of directors has amended Rock's bylaws to provide that Chapter 7B does not apply.

VOTE REQUIRED TO APPROVE MERGERS, ACQUISITIONS AND OTHER TRANSACTIONS

     Intuit. Section 251 of the DGCL generally provides that an agreement of merger or consolidation requires the affirmative vote of a majority of the board of directors present at the board meeting and a majority of the outstanding shares of stock entitled to vote on the merger. This section also defines several exceptions where stockholder approval is not required. For example, the DGCL does not require a stockholder vote of the surviving corporation in a merger, unless the corporation provides otherwise in its certificate of incorporation, if:

     - the merger agreement does not amend the existing certificate of incorporation;

     - each share of the corporation outstanding before the merger is an identical outstanding or treasury share of the surviving corporation after the merger; and

     - the number of shares to be issued by the surviving corporation in the merger does not exceed 20% of the shares of the corporation outstanding immediately before the merger.

     Section 271 of the DGCL generally provides that a corporation may dispose of all or substantially all of its assets with the vote of a majority of the board of directors present at the board meeting and a majority of the outstanding shares of stock entitled to vote on the transaction.

     Rock and Title. Chapter 7 of the MBCA generally provides that a plan of merger or share exchange requires:

     - the board of directors to adopt the plan,

     - the board of directors to recommend the plan to the shareholders, unless the board determines that because of a conflict of interest or other special circumstances it should make no recommendation and communicates the basis for its determination to the shareholders with the plan, and

     - the shareholders to approve the plan by the affirmative vote of the holders of a majority of the outstanding shares of the corporation entitled to vote on the plan.

     Action by the shareholders of a surviving corporation on a plan of merger is not required if:

     - the articles of incorporation of the surviving corporation will not differ from the articles before the merger;

     - each shareholder of the surviving corporation whose shares were outstanding immediately before the effective date of the merger will hold the same number of shares, with identical designations, preferences, limitations and relative rights immediately after the merger;

     - the articles of incorporation of the corporation do not require action by the shareholders; and

     - the securities to be issued or delivered in the acquisition are, or may be converted into, shares of the surviving corporation's common shares, and the number of the acquiring corporation's common shares to be issued or delivered, plus those initially issuable upon conversion or exchange of any other securities to be issued or delivered, will not exceed 100% of the number of its common shares outstanding immediately before the acquisition plus the number of its common shares, if any, initially issuable upon conversion or exchange of any other securities then outstanding.

     In addition, a domestic corporation owning not less than 90% of another domestic corporation may generally merge the other corporation into itself, or merge itself into any such subsidiary corporation, without approval of the shareholders of any of the corporations, subject to exceptions.

     For a sale, lease or exchange of all or substantially all of a corporation's property in the usual and regular course of its business, the MBCA does not require shareholder approval. However, where a sale, lease or exchange is not in the usual and regular course of business, the MBCA requires approval by holders of a majority of the outstanding shares of the corporation entitled to vote.

APPRAISAL AND DISSENTERS' RIGHTS

     Intuit. Section 262 of the DGCL provides that a stockholder of a corporation involved in a merger or consolidation effected under specified sections of the DGCL may be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares if the requirements for eligibility described in this section are satisfied. However, no appraisal rights are available for shares of stock that, as of the record date for the stockholder vote on the merger-related proposals, were either

     - listed on a national securities exchange,

     - designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or

     - held of record by more than 2,000 holders.

     Rock and Title. Under the MBCA, a shareholder of a Michigan corporation is entitled to dissent from, and obtain payment of the fair value of his or her shares in the event of, any of the following corporate actions:

     - consummation of a plan of merger if shareholder approval is required for the merger by specified sections of the MBCA or by the articles of incorporation and the shareholder is entitled to vote on the merger, or the corporation is a subsidiary that is merged with its parent under
       Section 711 of the MBCA;

     - consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

     - consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange;

     - an amendment to the articles of incorporation giving rise to a right to dissent under Section 621 of the MBCA;

     - a transaction giving rise to a right to dissent under Section 754 of the MBCA, generally concerning upside-down transactions;

     - any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws or a resolution of the board provides that voting or non-voting shareholders are entitled to dissent and obtain payment for their shares; and

     - the approval of a control share acquisition giving rise to a right to dissent under Section 799 of the MBCA.

     Unless otherwise provided in the articles of incorporation, bylaws or a resolution of the board, a shareholder may not dissent from any of the following:

     - mergers, share exchanges, sales of all or substantially all of a corporation's assets, amendments to the articles of incorporation, and upside-down transactions otherwise giving rise to dissenters' rights, as to shares that are listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the national association of securities dealers;

     - mergers and share exchanges otherwise giving rise to dissenters' rights, in which shareholders receive cash or shares that are listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the national association of securities dealers or any combination of them; or

     - asset sales otherwise giving rise to dissenters' rights that are conducted under a plan of dissolution providing for distribution of substantially all of the corporation's net assets to shareholders in accordance with their respective interests within one year after the date of closing of the transaction where the transaction is for cash or shares that are listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the national association of securities dealers.

STOCKHOLDER RIGHTS PLAN

     Intuit. Intuit implemented a stockholder rights plan on May 5, 1998. Each holder of Intuit common stock received a dividend of one preferred share purchase right for each share of common stock held by the stockholder. This right entitles the stockholder to purchase 1/3000th of a share of Series B junior participating preferred stock at an exercise price of approximately $83.33. This preferred stock is structured so that the value of 1/3000th of a share of the preferred stock approximates the value of one share of common stock.

     The rights are currently neither exercisable nor traded separately from the common stock. If a person or a group acquires 20% or more of Intuit's common stock, or announces an intention to make a tender offer for Intuit's common stock which would result in a person or group acquiring 20% or more of Intuit's common stock, such a person or group being described as an acquiring person, then the rights will become exercisable and trade separately from the common stock.

     Upon a person or group becoming an acquiring person, the holder of rights, other than the acquiring person, will have the right to acquire shares of Intuit at a substantially discounted price. Additionally, if a person becomes an acquiring person and Intuit is acquired in a merger or other business combination, or 50% or more of its assets are sold in a transaction with an acquiring person, the holders of rights, other than the acquiring person, will have the right to acquire shares of common stock of the acquiring corporation at a substantially discounted price.

     After a person has become an acquiring person, Intuit's board of directors may exchange the outstanding rights, other than those held by the acquiring person, for common stock of Intuit at an exchange ratio of one share of common stock per right.

     The board of directors may redeem outstanding rights at a price of $0.001 per right at any time before a person becomes an acquiring person. Before that time, the terms of the rights may be amended by the board of directors. The rights will expire on May 1, 2008.

     Rock and Title. Neither Rock nor Title had adopted a stockholders rights plan or any similar anti-takeover plan.

                               BUSINESS OF TITLE

     Title Source Inc. is an independent title agency representing several national title insurance underwriters. Title provides title insurance and escrow services to real estate agents, lenders, attorneys, corporations and homeowners. During 1998 and the six months ended June 30, 1999, Title derived approximately 55% and 53%, respectively, of its revenues from title insurance and escrow services provided in connection with loans originated by Rock. Title is an S corporation, incorporated in May 1997 to acquire substantially all of the assets of Campbell Title Company of Michigan in October 1997. Title markets its services through 10 branches in Southeast Michigan. As of October 1, 1999, Title had 83 employees, including 10 licensed title insurance agents.

PRODUCTS

     Title's principal products and services are title insurance and escrow services. Title is a title insurance agent for American Pioneer Title Insurance Company, Fidelity National Title Insurance Company and First American Title Insurance Company. As such, it sells title insurance offered by these insurers to homeowners, lenders, and real estate investors. Title provides research regarding the title to, and encumbrances on, the properties being insured. Title also provides escrow services in connection with the closing of mortgage transactions and the sale of real estate. As part of its escrow services, Title collects and disburses payments at mortgage loan and real estate purchase closings. Following closing, all relevant documents are recorded with the respective county clerk and registrars office and a final policy of title insurance is issued to the client. Title earns revenues from commissions on title insurance policies it sells and earns fees charged for its escrow services.

MARKETING

     Title, through one or more of its agents, is a licensed title insurance agency in the states of Michigan, Florida, Illinois, Colorado, New York, Kansas, Wisconsin, Indiana, Maryland and Missouri and provides substantially all of its services in connection with transfers of real estate and mortgages in these states. Title markets its services through its own employees by establishing third-party relationships with persons from whom potential customers might seek advice about the types of title insurance and escrow services offered by Title, such as real estate brokers, home builders, attorneys, accountants and financial planners who are solicited in order to generate referral business. Additional marketing of Title's products and services is facilitated by direct mail and telemarketing efforts directly to the residential home owner market.

     Title provides a majority of its services for persons obtaining mortgages through Rock. Daniel Gilbert, the majority shareholder of Title, is also the chief executive officer and controlling shareholder of Rock. During 1998 and the six months ended June 30, 1999, Title derived approximately 55% and 53%, respectively, of its revenues from title insurance and escrow services provided in connection with loans originated by Rock.

COMPETITION

     The title insurance agent industry is highly competitive and fragmented. There are relatively low barriers to entry and title insurance products are becoming more like commodities. Title faces intense competition from numerous established title insurance and escrow service providers, many of which have larger, established customer bases and have substantially greater financial, marketing, technical and other resources than Title. Title believes that pricing, service, and convenience are the most important competitive factors affecting its business. Title cannot assure you that it will be able to compete successfully with other title insurance agents or escrow service providers with respect to any of these factors.

SEASONALITY

     Title insurance services are affected by consumer demand for home loans and residential and commercial real estate, which, in turn, is partially influenced by regional trends, economic conditions and personal preferences. Title's business is generally subject to seasonal trends with insurance and escrow service activity generally decreasing during the winter months, especially insurance and escrow services relating to home purchases. Title's lowest revenue and net income levels during the year have historically been in the first quarter.

GOVERNMENT REGULATION

     Title's business is subject to extensive regulation, supervision and licensing by state insurance authorities and is also subject to various laws and judicial and administrative decisions imposing requirements and restrictions on part or all of its operations. Regulated matters include, without limitation, licensing of insurance agents, marketing and advertising efforts, disclosure to customers, and escrow and disbursement requirements. Ten of Title's employees are licensed insurance agents. In addition, Title is subject to the Real Estate Settlement Procedures Act, in particular relating to disclosures regarding business done with Rock. Other regulations specific to each state, define the amount of controlled business activity that may be generated by an insurance agent or agency, written on behalf of the agent, agency, or person or corporation in control of the agent or agency. Additionally, some states have capitalization requirements for conducting business within specific counties in their respective states.

EMPLOYEES

     As of October 21, 1999, Title employed 83 full-time individuals, including 10 licensed title insurance agents. Title believes that its future success is dependent, in large part, on its ability to attract and retain highly qualified insurance and escrow employees. Title's employees are not represented by a union or subject to a collective bargaining agreement. Title believes that its relations with its current employees are good.

PROPERTIES

     Title's executive and administrative offices are located in leased premises at 3001 West Big Beaver Road, Suite 328, Troy, Michigan 48084 and consist of approximately 5,500 square feet. As of October 20, 1999, Title Source, Inc. had ten branches, all in southeastern Michigan. Title's branches are generally located in suburban central business districts and most are near Rock offices. Title also maintains leased space at the Oakland County courthouse, near the Wayne County registrar of deeds office and at the First American Title plant. Title leases all of its locations pursuant to leases that expire at varying times from one month after notice from the landlord to November 30, 2004. Title Source, Inc. believes that its facilities are adequate for its current needs and that additional space is available for future expansion. During 2000, Title might consolidate up to three of its existing branch locations into a new facility, located in the same building as the future National Support Center of Rock in Livonia Michigan.

TRADEMARKS

     Title's principal trademarks consist of rights to the following URLs:

     - http://www.titlesourceinc.com

     - http://www.etitlesource.com

     - http://www.eappraisalsource.com

     - http://www.etaxsource.com

     - http://www.ecreditsource.com

     - http://www.efloodsource.com

     - http://www.epmisource.com

LEGAL PROCEEDINGS

     Title is involved from time to time in routine litigation incidental to its business. Although it cannot accurately predict the amount of any liability that could arise with respect to these actions, in Title's opinion, any such liability will not have a material adverse effect on its financial position.

TITLE MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
                                   OPERATIONS

RESULTS OF OPERATIONS

SIX MONTHS ENDED JUNE 30, 1999 VERSUS SIX MONTHS ENDED JUNE 30, 1998

     Title's income before taxes decreased from $783,000 in the first six months of 1998 to $472,000 in the first six months of 1999, a decrease of $311,000, or 39.7%. Expenses in the first six months of 1999 were up more than revenues. Title expects this trend to continue in the third and fourth quarters of 1999.

     The following table sets forth information regarding the components of Title's revenues for the six months ended June 30, 1998 and 1999:

                                                              SIX MONTHS ENDED
                                                                  JUNE 30,
                                                              ----------------
                                                               1998      1999
                                                              ------    ------
                                                               (IN THOUSANDS)
Title Insurance Fees........................................  $1,961    $2,325
Closing Fees................................................     737       921
Document Preparation Income.................................      24        53
Postage and Delivery........................................      78       111
Other.......................................................       8        10
                                                              ------    ------
          Total Revenues....................................  $2,808    $3,420
                                                              ======    ======

     Title's revenues increased from $2.8 million in the first half of 1998 to $3.4 million in the first half of 1999, an increase of $0.6 million, or 21.8%. The increase was primarily due to the following:

     - A 15% increase in the number of transactions completed during the first six months of 1999 (5,765 units), compared to the first six months of 1998 (5,019 units);

     - A 3% increase in the average title premium earned on transactions closed during the first six months of 1999, compared to the first six months of 1998;

     - A 9% increase in the average closing fee earned on transactions closed during the first six months of 1999, compared to the first six months of 1998.

     - A 117% increase in documentation preparation income earned on transactions closed during the first six months of 1999, compared to the first six months of 1998.

     - A $32,500 increase in postage and delivery charges, for the first six months of 1999, compared to the first six months of 1998, which was offset by a corresponding direct cost increase.

     Title benefited from a greater number of active title transactions in process stemming from business activity in the fourth quarter of 1998, compared to the fourth quarter of 1997. Fourth quarter business activity converts to revenues in the first quarter of the following year. Title began operations after completing its acquisition of Campbell Title Company of Michigan in October 1997. Title's active title transactions in process have decreased in the third and fourth quarters of 1999, consistent with Rock's lower volumes of mortgage loan originations, which will result in correspondingly lower revenues.

     The following table sets forth information regarding the components of Title's expenses for the six months ended June 30, 1998 and 1999:

                                                              SIX MONTHS ENDED
                                                                  JUNE 30,
                                                              ----------------
                                                               1998      1999
                                                              ------    ------
                                                               (IN THOUSANDS)
Total Direct Costs..........................................  $  393    $  439
Operating Expenses..........................................   1,609     2,526
Depreciation Expense........................................      61        89
Interest Expense............................................      14        20
                                                              ------    ------
          Total Expenses....................................  $2,077    $3,074
                                                              ======    ======

     Total expenses increased from $2.1 million in the first half of 1998 to $3.1 million in the first half of 1999, an increase of $1.0 million, or 48%.

     Total direct costs reflect premium remittance to title insurance underwriters and postage and delivery expenses. A 12% increase in total direct costs in the first six months of 1999 compared to the first six months of 1998, corresponds to the increased number of transactions facilitated by Title.

     Operating expenses increased from $1.6 million in the first half of 1998 to $2.5 million in the first half of 1999, an increase of $0.9 million, or 57%. The increase was primarily due to increased staffing levels, contract labor, advertising and promotion, equipment rental and rent. Title hired salaried and commissioned employees throughout 1998 and into 1999 to meet business demand, to improve its customer service and in anticipation of new business opportunities. In addition, Title added two new branch locations during the fourth quarter of 1998 and the first quarter of 1999, accounting for an increase in rent, compensation and benefits, marketing, supplies, administrative overhead and depreciation. Title continues to incur these expenses, despite fewer transactions in the third and fourth quarters of 1999.

     The following table sets forth information regarding the components of other income for the six months ended June 30, 1998 and 1999:

                                                              SIX MONTHS ENDED
                                                                  JUNE 30,
                                                              ----------------
                                                              1998        1999
                                                              ----        ----
                                                               (IN THOUSANDS)
Interest Income.............................................  $11         $134
Rent Income.................................................    1            2
Other Income................................................    3            1
                                                              ---         ----
          Total Other Income................................  $13         $139
                                                              ===         ====

     Total other income increased by $126,000, or 969%, in the first six months of 1999 compared to the first six months of 1998 primarily due to interest income earned on money market interest and fixed income dividends directly related to Title's increased balance sheet assets available for interest earnings.

1998 RESULTS OF OPERATIONS

     1998 marked the first full year of operations for Title. Through the acquisition of the assets of Campbell Title Company of Michigan in the fourth quarter of 1997, Title acquired title agents and a mature title operation that has been in operation since 1977. Title benefited from a rapid increase in title order business throughout the year, producing an increase in gross revenues in each quarter.

     Title's expansion during 1998 included the hiring of additional staff to support the production of title policies and facilitate closing services. Title's activities were highly concentrated in southeastern Michigan during the year. As such, Title was able to realize certain economic efficiencies in title production and settlement services. Toward the end of 1998, Title began to focus on title production outside the State of Michigan and to expand its existing coverage to include every county within the state of Michigan. Title's geographic expansion efforts resulted in the need to hire additional staff, including attorneys, to coordinate issues related to expansion and production efforts.

     For the year ended December 31, 1998, Title realized a 30% pre-tax profit on earnings. The only material non-recurring charges to earnings, were discretionary payroll bonus payments aggregating approximately $60,000 unequally disbursed among the employees of Title.

LIQUIDITY AND CAPITAL RESOURCES

     Working capital at June 30, 1999 was $627,278, including cash of $15,079,959 (including $14,108,359 of escrowed cash) and marketable securities of $143,391.

     Title is obligated under various installment notes due at various times. The current portion of all obligations due at June 30, 1999 is $234,824.

     Material changes in cash flow for the six months ended June 30, 1999 included distributions paid to shareholders of $891,600.

     Future period revenue items may be subject to market risks, including interest rate fluctuations. Title's revenues are expected to decrease in the third and fourth quarters of 1999 due to rising interest rates and the volume of business referred by mortgage lenders and other sources of business.

           QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

     The table below provides information about Title's financial instruments that are sensitive to changes in interest rates, consisting of debt obligations. For these debt obligations, the table presents principal cash flows and related weighted average interest rates by expected maturity dates. The instruments' actual cash flows are denominated in U.S. dollars.

                                 JUNE 30, 1999
                             EXPECTED MATURITY DATE

                                                                        THERE-                FAIR
                         1999      2000       2001      2002     2003   AFTER     TOTAL      VALUE
                       --------   -------   --------   -------   ----   ------   --------   --------
                                                  (AMOUNTS IN THOUSANDS)
Long-Term Debt.......  $158,010   $69,090   $312,859   $21,705   $  0    $  0    $561,664   $561,664
Weighted Average
Interest Rate........   7.16836%  7.16005%   7.13462%  8.00000%   N/A     N/A      7.1572%       N/A

             SHARE OWNERSHIP BY PRINCIPAL SHAREHOLDERS, MANAGEMENT
                             AND DIRECTORS OF ROCK

     The following table sets forth information regarding the beneficial ownership of the Rock common shares as of November 1, 1999, by:

     - each person known by Rock to own more than 5% of its outstanding common shares;

     - each of Rock's directors;

     - Rock's Chief Executive Officer and its four most highly compensated executive officers; and

     - all of Rock's directors and executive officers as a group.

     The address of 5% shareholders listed below is 30600 Telegraph Road, Fourth Floor, Bingham Farms, Michigan 48025 (until December 3, 1999), and 20555 Victor Parkway, Livonia, Michigan 48152 (after December 3, 1999) except that Gary L. Gilbert's address is 640 N. LaSalle St., Suite 330, Chicago, Illinois 60610.

     The percentages of beneficial ownership in the table below are based on 14,855,754 common shares outstanding as of November 1, 1999. Beneficial ownership is determined under the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all common shares listed as beneficially owned.

                                                          SHARES BENEFICIALLY OWNED
                                                        -----------------------------
                                                          NUMBER     PERCENT OF CLASS
                                                        ----------   ----------------
Daniel Gilbert........................................  10,715,169         72.1%
Gary L. Gilbert.......................................   2,107,298         14.2
Lindsay Gross.........................................     877,601          5.9
David A. Brandon(1)...................................      12,000            *
David Katzman(2)......................................     289,270          1.9
Robert V. Schechter(3)................................      17,000            *
Michael D. Hollerbach.................................           0            *
Frank E. Plenskofski(4)...............................      47,333            *
David Carroll(5)......................................      33,400            *
Steven M. Stone.......................................      90,500            *
All directors and executive officers as a group (8
  persons)(6).........................................  10,883,402         72.8

-------------------------
 *  Represents less than 1% of outstanding Rock common shares.

(1) Includes 7,000 Rock common shares that Mr. Brandon has the right to acquire pursuant to stock options exercisable within 60 days of November 1, 1999.

(2) Includes 7,000 Rock common shares that Mr. Katzman has the right to acquire pursuant to stock options exercisable within 60 days of November 1, 1999.

(3) Includes 7,000 Rock common shares that Mr. Schechter has the right to acquire pursuant to stock options exercisable within 60 days of November 1, 1999.

(4) Includes 45,333 Rock common shares that Mr. Plenskofski has the right to acquire pursuant to stock options exercisable within 60 days of November 1, 1999.

(5) Includes 32,000 Rock common shares that Mr. Carroll has the right to acquire pursuant to stock options exercisable within 60 days of November 1, 1999.

(6) Includes 93,000 Rock common shares that all executive officers and directors as a group have the right to acquire pursuant to stock options exercisable within 60 days of November 1, 1999.

     Intuit might also be deemed to be the beneficial owner of 16.6% of Rock's common shares by virtue of its option described in the section entitled "Related Agreements -- The stock option agreement" on page 80.

     Under a shareholders agreement, dated as of May 6, 1998, among Rock Financial Corporation, Daniel B. Gilbert, Gary L. Gilbert, Lindsay Gross, Steven
M. Stone, Ross Niskar and Adam Schoener, each of the shareholder parties to the agreement, other than Daniel Gilbert, has given Daniel Gilbert all voting power over all shares currently owned or later acquired by them until May 6, 2008. The agreement does not restrict transfer of these shares and the shares will not be subject to the agreement if they are transferred to a third party in a public offering or under Rule 144 of the Securities Act. As of November 1, 1999, the following persons owned the following shares:

                        NAME                            SHARES
                        ----                            ------
Daniel B. Gilbert....................................  7,158,000
Gary L. Gilbert......................................  2,107,298
Lindsay Gross........................................    877,601
Steven M. Stone......................................     90,500
Ross Niskar..........................................    240,615
Adam Schoener........................................    236,715

     A total of 240,615 of the shares shown as beneficially owned by Ross Niskar and 235,715 of the shares shown as beneficially owned by Adam Schoener, are shares that they may acquire within 60 days of November 1, 1999 upon exercise of options. If and when the options are exercised, the shares received will be subject to the agreement, unless they are sold to a third party in a public offering or under Rule 144. Daniel Gilbert does not control the exercise of these options or the disposition of the underlying shares. On February 5, 1999, Steven Stone exercised options to purchase 230,770 Rock common shares and sold the shares to David Katzman, a director of Rock and Daniel Gilbert's and Gary Gilbert's first cousin. On March 31, 1999, Steven Stone exercised options to purchase 250,000 Rock common shares and sold the shares to a third party in a private transaction. These shares are still subject to the shareholders agreement.

             SHARE OWNERSHIP BY PRINCIPAL SHAREHOLDERS, MANAGEMENT
                             AND DIRECTORS OF TITLE

     The following table sets forth information regarding the beneficial ownership of the Title common shares as of November 1, 1999, by:

     - each person known by Title to own more than 5% of its outstanding common shares;

     - each of Title's directors;

     - Title's Chief Executive Officer; and

     - all of Title's directors and executive officers as a group.

     The address of each 5% shareholder listed below is 30600 Telegraph Road, Fourth Floor, Bingham Farms, Michigan 48025 (until December 3, 1999), and 20555 Victor Parkway, Livonia, Michigan 48152 (after December 3, 1999), except that Jeffrey K. Eisenshtadt's address is 3001 West Big Beaver Road, Suite 328, Troy, Michigan 48084, Steven Stone's address is 26010 Hersheyvale, Franklin, Michigan 48025, and Gary L. Gilbert's address is 640 N. LaSalle St., Suite 330, Chicago, Illinois 60610.

     The percentages of beneficial ownership in the table below are based on 3,000 common shares outstanding as of November 1, 1999. Beneficial ownership is determined under the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all common shares listed as beneficially owned.

                                                         SHARES BENEFICIALLY OWNED
                                                         --------------------------
                                                         NUMBER    PERCENT OF CLASS
                                                         ------    ----------------
Daniel Gilbert.........................................  2,700           90.0
Jeffrey K. Eisenshtadt(1)..............................    500           15.6
Steven M. Stone........................................    304           10.1
Gary L. Gilbert........................................    288            9.6
Lindsay Gross..........................................    180            6.0
All directors and executive officers as a group (2
  persons)(2)..........................................  3,200          100.0

-------------------------
(1) Includes 200 Shares of Title common stock that Mr. Eisenshtadt is expected to have the right to acquire pursuant to stock options exercisable within 60 days of November 1, 1999. This option is expected to be exchanged for shares of Intuit common stock in the Title merger.

(2) Includes 200 Shares of Title common stock that all executive officers and directors as a group are expected to have the right to acquire pursuant to stock options exercisable within 60 days of November 1, 1999.

     Under a shareholders agreement, dated as of November 28, 1997, among Title Source, Inc., Daniel B. Gilbert, Gary L. Gilbert, Lindsay Gross, Steven M. Stone, Ross Niskar, Adam Schoener, David Carroll, Richard Chyette and Jeffrey K. Eisenshtadt, each of the shareholder parties to the agreement, other than Daniel Gilbert and Jeffrey K. Eisenshtadt, has given Daniel Gilbert all voting power over all shares currently owned or later acquired by them. The agreement also restricts transfer of these shares and provides first refusal rights in favor of Daniel Gilbert, Title and the other shareholders. To Title's knowledge, as of November 1, 1999, the following persons owned the following shares:

                          NAME                             SHARES
                          ----                             ------
Daniel B. Gilbert........................................  1,548
Jeffrey K. Eisenshtadt...................................    500
Steven M. Stone..........................................    308
Gary L. Gilbert..........................................    288
Lindsay Gross............................................    180
David Carroll............................................    108
Richard Chyette..........................................    108
Ross Niskar..............................................     82
Adam Schoener............................................     82

     A total of 200 of the shares shown as beneficially owned by Jeffrey K. Eisenshtadt are shares that he is expected to be able to acquire within 60 days of November 1, 1999 upon exercise of options granted to him by Title. This option is expected to be exchanged for shares of Intuit common stock in the Title merger.

                                   MANAGEMENT

EXECUTIVE OFFICERS OF TITLE

     The current directors and executive officers of Title and the positions held by them are as follows:

                                      EXECUTIVE
               NAME                 OFFICER SINCE    AGE                    POSITION
               ----                 -------------    ---                    --------
Jeffrey K. Eisenshtadt............      10/97        32     President, Treasurer, Chief Executive
                                                            Officer and a Director
Daniel Gilbert....................      10/97        37     Secretary and a Director

     Directors are elected to hold office until the next annual meeting of shareholders and until their successors are elected and qualified, or until their earlier death, resignation or removal. All officers are appointed by, and serve at the discretion of, the board of directors.

     Jeffrey K. Eisenshtadt. Mr. Eisenshtadt has served as Title's President, Treasurer, and Chief Executive Officer and as one of its directors since it began operations in October 1997. From February 1996 to May 1997, he served as President of Bloomfield Insurance Agency, Inc., a property and casualty life insurance sales agency that is 100% owned by Robert Schechter, a director of Rock. From February 1995 to December 1996, he served as Fixed Income Trader (mortgage-backed securities, municipal bonds, and unit investment trusts) for Olde Discount Corporation, a company engaged in securities sales, trading and underwriting. From October 1991 to February 1995, he served as Senior Mortgage Banker for Rock, a retail mortgage banking company.

     Daniel Gilbert. Mr. Gilbert founded Rock in June 1985 and has served as its Chief Executive Officer since its inception in June 1985, and as its Chairman of the Board since December 1992. He has also served as the Secretary and as one of the directors of Title since it began operations in October 1997. He also served as Rock's President from February 1986 until February 1998 and from November 1998 until June 1999. Mr. Gilbert has been a director of Rock since its inception in June 1985. Gary L. Gilbert, a director of Rock, and Daniel Gilbert are brothers. David Katzman, a director of Rock, and Daniel Gilbert are first cousins.

NEW EXECUTIVE OFFICER OF ROCK

     Michael D. Hollerbach. Mr. Hollerbach has served as Rock's President and as one of its directors since June 1999. Since 1998 he has also served as President, a director and the sole shareholder of MDH Financial, Inc., an investment and advisory firm. From 1993 until 1998, Mr. Hollerbach served as Executive Vice President, Chief Financial Officer, and President of the Financial Services Group and one of the directors of Pulte Corporation, a home builder.

EXECUTIVE COMPENSATION FOR TITLE EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

     The following table sets forth information for the year ended December 31, 1998 concerning compensation of the person serving as Title's chief executive officer during the year ended December 31, 1998. No other executive officer's total annual salary and bonus exceeded $100,000 in 1998.

                                                                                 LONG TERM
                                                                                COMPENSATION
                                                                                ------------
                                                                                   AWARDS
                                                        ANNUAL COMPENSATION      SECURITIES
                  NAME AND                             ---------------------     UNDERLYING
             PRINCIPAL POSITION                YEAR    SALARY($)    BONUS($)     OPTIONS(#)
             ------------------                ----    ---------    --------    ------------
Jeffrey K. Eisenshtadt.......................  1998     100,000     189,816           0
President, Treasurer, and
  Chief Executive Officer

-------------------------
(1) Title commenced operations in October 1997.

COMPENSATION OF DIRECTORS

     Title does not pay its directors any fees for acting as directors or reimburse its directors for expenses of attending meetings.

OPTION GRANTS TABLE

     Title did not grant any stock options during the year ended December 31, 1998.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE TABLE

     The following table sets forth information concerning each exercise of stock options during the year ended December 31, 1998 by the executive officer named in the Summary Compensation Table above and the value of unexercised options held by him as of December 31, 1998:

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

                                                                         NUMBER OF
                                                                        SECURITIES       VALUE OF
                                                                        UNDERLYING      UNEXERCISED
                                                                        UNEXERCISED    IN-THE-MONEY
                                                                        OPTIONS AT      OPTIONS AT
                                             SHARES                      FY-END(#)       FY-END(#)
                                           ACQUIRED ON      VALUE      EXERCISABLE/    EXERCISABLE/
                  NAME                     EXERCISE(#)   REALIZED($)   UNEXERCISABLE   UNEXERCISABLE
                  ----                     -----------   -----------   -------------   -------------
Jeffrey K. Eisenshtadt...................        0             0           0/600         0/973,334

     The value of unexercised options is based on the implied $1,733.33 price per Title common share in the Title merger and ignoring the performance-based conditions to exercise of the option.

EMPLOYMENT CONTRACT AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENT FOR TITLE

     Jeffrey K. Eisenshtadt. As of November 28, 1997, Title entered into an employment agreement with Jeffrey K. Eisenshtadt. Pursuant to the employment agreement, Mr. Eisenshtadt shall have the position, authority and responsibilities established by Title's board of directors from time to time. The agreement provides Mr. Eisenshtadt with an annual salary of $100,000 and an annual performance bonus, payable within 90 days after the end of the calendar year, equal to two percent of Title's income before income taxes for the applicable calendar year.

     The agreement also provides for a distribution bonus, payable at the same time Title's shareholders receive distributions if Mr. Eisenshtadt is then employed by Title, equal to 200 times the actual amount per share distributed to Title's shareholders. This bonus does not apply to distributions to Title shareholders that:

     - are not in cash or property of Title;

     - are distribution of securities issued by Title;

     - are salaries, bonuses or other compensation that a shareholder receives for services rendered to Title;

     - are tax distributions to Title's shareholders required by the shareholders agreement among the shareholders and Title; or

     - are distributions before existing shareholders have received aggregate distributions from Title in cash equal to $333,333.33, in addition to any of the other distributions described above.

This bonus is no longer payable after the closing of an initial public offering of Title's common shares or after Mr. Eisenshtadt exercises in full his option to purchase 600 Title common shares.

     The agreement also provides for the payment of a stock option performance bonus after existing shareholders have received aggregate distributions from Title in cash equal to $333,333.33, in addition to any of the other distributions described above. The bonus is payable at each time Mr. Eisenshtadt exercises his stock option, if he is employed under the employment agreement at the time, and is equal to the exercise price for the common shares purchased upon the exercise. The agreement also provides for $150,000 of life insurance, as long as Mr. Eisenshtadt is insurable at standard rates, the reimbursement by Title of Mr. Eisenshtadt's business expenses and fringe benefits generally provided to other similar employees of Title.

     The agreement terminates on the earliest of:

     - the date of written notice from Title after Mr. Eisenshtadt's disability;

     - Mr. Eisenshtadt's death;

     - the date of written notice from Title (or the date specified in the notice) terminating Mr. Eisenshtadt's employment for cause;

     - November 28, 2002, unless extended by written agreement of Title and Mr. Eisenshtadt; or

     - 30 days after written notice by Title or Mr. Eisenshtadt.

     If Title terminates Mr. Eisenshtadt's employment without cause, Title must continue paying his salary for the shorter of (1) two years after the date of termination, and (2) the period from the date of termination until the earliest of November 28, 2002, Mr. Eisenshtadt's death, and

Mr. Eisenshtadt's permanent disability. Mr. Eisenshtadt has an obligation to seek other employment during this period, and Title may reduce its payments by any compensation Mr. Eisenshtadt receives for rendering services to others during this period. If Title terminates Mr. Eisenshtadt's employment without cause, Title must also pay him a pro rata annual performance bonus for the year of termination. The agreement also includes non-competition, confidentiality and non-solicitation agreements by Mr. Eisenshtadt. The non-competition and non-solicitation agreements generally apply until two years after the termination of his employment.

EMPLOYMENT CONTRACT AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENT FOR ROCK

     Michael D. Hollerbach. As of June 14, 1999, Rock entered into an employment agreement with Michael D. Hollerbach. Under the employment agreement, Mr. Hollerbach became a director of Rock effective July 1, 1999 and has been employed since June 14, 1999 as Rock's President with the authority and responsibilities that are customary and appropriate for that position and as may be established by Rock's Chief Executive Officer or board of directors from time to time. The agreement provides Mr. Hollerbach with an annual salary of $275,000, which may be increased from time to time, and a discretionary bonus determined by the board of directors or its compensation committee.

     Under the agreement, Rock has agreed to grant Mr. Hollerbach options to purchase 50,000 Rock common shares every three months beginning June 14, 1999 and ending December 14, 2000, if Mr. Hollerbach is then employed by Rock. The exercise price of the options will be the fair market value of the Rock common shares on the date of grant. The options will vest in one-fifth cumulative annual installments beginning one year after the date of grant. Mr. Hollerbach is also entitled to the fringe benefits generally provided to other employees of Rock.

     The agreement terminates on the earliest of

     - Mr. Hollerbach's death,

     - The date of written notice from Rock after Mr. Hollerbach's disability,

     - The date of written notice from Rock, or the date specified in the notice, terminating Mr. Hollerbach's employment,

     - 30 days after written notice by Mr. Hollerbach, or on such other date within the 30-day period as specified by Rock, and

     - June 14, 2004.

     If Rock terminates Mr. Hollerbach's employment without cause, Rock must

     - continue paying his salary for

        - 15 months, if termination occurs before a "change in control" (as defined in the below) occurs or more than six months after a change in control occurs, or

        - six months if termination occurs on, or within six months after, a change in control; and

     - continue his life and health coverage for 18 months, at Rock's expense, except that this obligation is reduced by any other life and health coverage provided to Mr. Hollerbach by any other person during the 18-month period.

     The agreement also provides for a change in control severance payment. If

     - a change in control occurs after June 14, 1999 and before June 14, 2004, and

     - Mr. Hollerbach's employment with Rock is terminated

      - by Rock without cause at any time from nine months before the change in control through the day before the change in control,

      - as a result of Mr. Hollerbach's death or disability at any time from 90 days before the change of control through the day before the change in control,

      - as a result of Mr. Hollerbach's resignation at any time at least six months after the change in control, or

      - for any reason, except for Mr. Hollerbach's resignation, at any time on or after the change of control,

     then Rock must pay Mr. Hollerbach, in cash, within 14 days after the later of the change in control or his termination, the sum of

      - $830,000 plus

      - $40,000 for each full month, not exceeding 40 months, between June 14, 1999 and

      - the date a change in control agreement (such as the merger agreement) is entered into if it is entered into before June 14, 2000 and the change in control occurs within six months after the agreement is entered into, or

      - the date the change in control occurs, in all other events, plus

     - if the change in control occurs after June 14, 2000 and is not pursuant to an agreement entered into before June 14, 2000 that closes within six months after it was entered into, $15,000 for each full month, not exceeding 28 months, between June 14, 2000 and the date the change in control occurs.

     A CHANGE IN CONTROL generally means

     - a merger, consolidation, reorganization or share exchange involving Rock, unless Rock's shareholders before the transaction own more than 50% of the outstanding shares and voting power of the surviving entity after the transaction;

     - any disposition of all or substantially all of Rock's assets to any person, other than specified persons related to Mr. Hollerbach or Rock,

     - Daniel Gilbert and Gary Gilbert sell more than half of the Rock common shares registered in their names as of June 14, 1999, excluding sales to specified persons related to Mr. Hollerbach, Rock, Daniel Gilbert or Gary Gilbert, or

     - Daniel Gilbert, Gary Gilbert and specified related persons and entities have registered in their names less than 25% of Rock's common shares.

     The agreement also includes non-competition, confidentiality and non-solicitation agreements by Mr. Hollerbach. The non-solicitation agreement generally applies until one year after the termination of his employment. The non-competition agreement generally applies until the termination of his employment.

                        TITLE RELATED PARTY TRANSACTIONS

     Title is a title insurance agency owned 51.6% by Daniel Gilbert, 10.13% by Steven M. Stone, 9.60% by Gary L. Gilbert, 6.00% by Lindsay Gross, and 3.60% by David Carroll, all directors, officers, employees and/or significant shareholders of Rock. Title was formed to acquire the assets of an existing title insurance agency, which acquisition occurred as of October 1, 1997. Rock recommends Title for some of the title insurance policies required in connection with its mortgage loans. For the year ended December 31, 1998, Title was paid $965,349 in fees for its closing services in connection with Rock's loans. In addition, customers of Rock paid $2,485,062 in premiums for title insurance placed through Title in connection with loans closed by Rock. Title cannot predict with certainty the amount of business proposed to be done with Rock in 1999.

     In connection with Title's acquisition of substantially all of the assets of Campbell Title Company of Michigan, Daniel Gilbert loaned Title $300,000 in October 1997. This amount was repaid in full in November 1997 in connection with Title's sale of common shares to its current shareholders, other than Jeffrey K. Eisenshtadt.

     Jeffrey K. Eisenshtadt paid the $33,333.33 subscription price for his 300 Title common shares by delivering a promissory note dated October 10, 1997 in that amount, bearing interest at 10% a year. The note was repaid in full in 1998 out of the proceeds of distributions to shareholders of Title.

                                 LEGAL OPINION

     Catherine L. Valentine, Esq., Vice President, General Counsel and Secretary of Intuit, will provide a legal opinion as to the legality of the shares of Intuit common stock offered under this prospectus/proxy statement. As of November 4, 1999, Ms. Valentine held options to purchase 111,255 shares of Intuit common stock (of which 21,879 shares are exercisable within the next 60 days).

                                    EXPERTS

     Ernst & Young LLP, independent auditors, have audited Intuit's consolidated financial statements and schedule included in Intuit's annual report on Form 10-K for the year ended July 31, 1999, as set forth in their report, which is incorporated in this prospectus/proxy statement by reference. Intuit's consolidated financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

     KPMG LLP, independent auditors, have audited Rock's consolidated financial statements included in Rock's annual report on Form 10-K for the year ended December 31, 1998, as set forth in their report included therein, which is incorporated in this prospectus/proxy statement by reference. Rock's consolidated financial statements are incorporated by reference in reliance on their report, given on their authority as experts in accounting and auditing.

                             SHAREHOLDER PROPOSALS

     Under Rule 14a-8 of the Exchange Act, a Rock shareholder may present one proposal for inclusion in Rock's proxy statement and for consideration at a special meeting of the Rock shareholders if the shareholder is eligible under Rule 14a-8 and if that shareholder complies with the procedural requirements of Rule 14a-8. Generally, to be eligible, a shareholder must have held at least $2,000 in market value of Rock common shares for at least one year before the date the shareholder submits the proposal and must establish proof of ownership of these securities. The proposal must clearly state the proposed course of action the shareholder believes Rock should adopt, but may not exceed 500 words in length.

     A proposal that is intended to be presented at Rock's 2000 annual meeting of shareholders and considered for inclusion in the proxy statement and proxy related to that meeting, must be received by Rock's secretary no later than December 22, 1999. A proposal that is intended to be presented at Rock's 2000 annual meeting of shareholders but is not intended to be considered for inclusion in the proxy statement and proxy related to that meeting, must be received by Rock's secretary no later than March 6, 2000. Any proposal should be sent by certified mail, return receipt requested and addressed to Rock Financial Corporation. Until December 3, 1999, the address is 30600 Telegraph Road, Fourth Floor, Bingham Farms, Michigan 48025, Attention: Secretary. After December 3, 1999, the address is 20555 Victor Parkway, Livonia, Michigan 48152, Attention:
Secretary. If Rock does not have notice of the matter by March 6, 2000, Rock's form of proxy in connection with that meeting may confer discretionary authority to vote on that matter.

                      DOCUMENTS INCORPORATED BY REFERENCE
                       IN THIS PROSPECTUS/PROXY STATEMENT

     This prospectus/proxy statement incorporates documents by reference which are not presented in or delivered with it. All documents filed by Intuit under
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, after the date of this prospectus/proxy statement and before the date of the Rock shareholders' meeting, are incorporated into this prospectus/proxy statement by reference and will constitute a part of this prospectus/proxy statement from the date of filing of those documents. All documents filed by Rock under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus/proxy statement and before the date of the Rock shareholders' meeting, are incorporated into this prospectus/proxy statement by reference and will constitute a part of this prospectus/proxy statement from the date of filing of those documents. You should rely only on the information contained in this prospectus/proxy statement or that we have referred you to. We have not authorized anyone to provide you with information that is different.

     The following documents, which have been filed by Intuit with the Securities and Exchange Commission, are incorporated into this prospectus/proxy statement by reference:

     - Intuit's Annual Report on Form 10-K, as amended, for the fiscal year ended July 31, 1999;

     - Intuit's proxy statement for its annual stockholder meeting on November 30, 1999;

     - The description of Intuit's common stock contained in Intuit's registration statement on Form 8-A, and any amendment or report filed for the purpose of updating that description; and

     - The description of Intuit's preferred stock purchase rights contained in Intuit's registration statement on Form 8-A, and any amendment or report filed for the purpose of updating that description.

     The following documents, which have been filed by Rock with the Securities and Exchange Commission, are incorporated into this prospectus/proxy statement by reference:

     - Rock's Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

     - Rock's Quarterly Report on Form 10-Q for the three-month period ended March 31, 1999;

     - Rock's proxy statement regarding its annual shareholder meeting on May 25, 1999;

     - Rock's Quarterly Report on Form 10-Q for the three-month period ended June 30, 1999;

     - Rock's Current Report on Form 8-K filed with the Securities and Exchange Commission on October 22, 1999; and

     - The description of Rock's common shares contained in Rock's registration statement on Form 8-A, effective May 1, 1998, and any amendment or report filed for the purpose of updating that description.

     TO THE EXTENT THAT ANY STATEMENT IN THIS PROSPECTUS/PROXY STATEMENT IS INCONSISTENT WITH ANY STATEMENT THAT IS INCORPORATED BY REFERENCE, THE STATEMENT IN THIS PROSPECTUS/PROXY STATEMENT WILL CONTROL. THE INCORPORATED STATEMENT WILL NOT BE DEEMED, EXCEPT AS MODIFIED OR SUPERSEDED, TO BE A PART OF THIS PROSPECTUS/PROXY STATEMENT OR THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS/PROXY STATEMENT IS A PART.

                      WHERE YOU CAN FIND MORE INFORMATION

     The documents incorporated into this prospectus/proxy statement by reference are available from us upon request. We will provide to you without charge, upon your written or oral request, a copy of all of the information that is incorporated in this prospectus/proxy statement by reference, except for exhibits unless the exhibits are specifically incorporated into this prospectus/proxy statement by reference. YOU SHOULD MAKE ANY REQUEST FOR DOCUMENTS BY DECEMBER 1, 1999 TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS. Reports, proxy statements and other information regarding Intuit or Rock may be inspected at:

       The National Association of Securities Dealers
       1735 K Street, N.W.
       Washington, D.C. 20006

     Requests for documents relating to Intuit should be directed to:

       Investor Relations
       Intuit Inc.
       Mail Stop 2550
       P.O. Box 7850
       Mountain View, CA 94039-7850
       Telephone: (650) 944-2713

     Requests for documents relating to Rock should be directed to:

       Until December 3, 1999:                   After December 3, 1999:
Investor Relations                        Investor Relations
Rock Financial Corporation                Rock Financial Corporation
30600 Telegraph Road, Fourth Floor        20555 Victor Parkway
Bingham Farms, Michigan 48025             Livonia, Michigan 48152
Telephone: (248) 723-7172                 Telephone: (734) 805-7172
e-mail: kelley.krass@rockloans.com        e-mail: kelley.krass@rockloans.com

     Intuit and Rock each file reports, proxy statements and other information with the Commission. Copies of our reports, proxy statements and other information may be read and copied at the public reference facilities maintained by the Commission:

Judiciary Plaza         Citicorp Center          Seven World Trade Center
Room 1024               500 West Madison Street  13th Floor
450 Fifth Street, N.W.  Suite 1400               New York, New York 10048
Washington, D.C. 20549  Chicago, Illinois 60661

     Copies of these materials can also be obtained by mail at prescribed rates from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 or by calling the Commission at 1-800-SEC-0330. You may obtain information on the operations of the public reference room by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site that contains reports, proxy statements and other information regarding each of us. The address of this web site is http://www.sec.gov. Intuit has filed a registration statement under the Securities Act with the Commission with respect to Intuit's common stock to be issued to Rock and Title shareholders in the mergers. This prospectus/proxy statement constitutes the prospectus of Intuit filed as part of the registration statement. This prospectus/proxy statement does not contain all of the information set forth in the registration statement because some parts of the registration statement are omitted as permitted by the rules and regulations of the Commission. You may inspect and copy the registration statement at any of the addresses listed above.

     Rock shareholders with questions about the mergers should call Investor Relations, Kelley Krass at (248) 723-7172 or e-mail her at kelley.krass@rockloans.com. After December 3, 1999, the telephone number is
(734) 805-7172.

     Title stockholders with questions about the mergers should call Jeffrey K. Eisenshtadt at (248) 816-8080.

     THIS PROSPECTUS/PROXY STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, THE INTUIT COMMON STOCK OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE THE OFFER, SOLICITATION OF AN OFFER OR PROXY SOLICITATION IN THAT JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS/PROXY STATEMENT NOR ANY DISTRIBUTION OF SECURITIES MEANS, UNDER ANY CIRCUMSTANCES, THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION CONTAINED IN OR INCORPORATED IN THIS PROSPECTUS/PROXY STATEMENT BY REFERENCE OR IN OUR AFFAIRS SINCE THE DATE OF THIS PROSPECTUS/PROXY STATEMENT. THE INFORMATION CONTAINED IN THIS PROSPECTUS/PROXY STATEMENT WITH RESPECT TO ROCK AND TITLE AND THEIR SUBSIDIARIES WAS PROVIDED BY ROCK AND THE INFORMATION CONTAINED IN THIS PROSPECTUS/PROXY STATEMENT WITH RESPECT TO INTUIT AND ITS SUBSIDIARIES WAS PROVIDED BY INTUIT.

                                                                         ANNEX A
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER

                                     AMONG

                                  INTUIT INC.,

                               MERGER SUB 1, INC.

                               MERGER SUB 2, INC.

                                      AND

                           ROCK FINANCIAL CORPORATION

                                      AND

                               TITLE SOURCE, INC.

                                OCTOBER 6, 1999

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER

     This AGREEMENT AND PLAN OF MERGER (this "AGREEMENT") is made and entered into as of October 6, 1999 among Intuit Inc., a Delaware corporation ("PARENT"), Merger Sub 1, Inc., a Michigan corporation and a wholly-owned subsidiary of Parent ("MERGER SUB 1"), Merger Sub 2, Inc., a Michigan corporation and a wholly-owned subsidiary of Parent ("MERGER SUB 2"), Rock Financial Corporation, a Michigan corporation ("COMPANY") and Title Source, Inc., a Michigan corporation ("TITLE").

                                    RECITALS

     A. Upon the terms and subject to the conditions of this Agreement and in accordance with the Michigan Business Corporation Act ("MICHIGAN LAW"), Parent, Merger Sub 1, Merger Sub 2, the Company and Title intend to enter into a business combination transaction in which the Company and Title become wholly-owned subsidiaries of Parent.

     B. The Mergers (as defined in Section 1.1) are intended to be treated as tax-deferred reorganizations pursuant to the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "CODE"). The parties also intend for each of the Mergers to qualify as "pooling of interest" transactions for accounting and financial reporting purposes.

     C. As of the date of this Agreement, the Board of Directors of Company (i) has determined that the Company Merger (as defined below) is advisable and fair to, and in the best interests of, Company and its shareholders, (ii) has approved this Agreement, the Company Merger and the other transactions contemplated by this Agreement and (iii) subject to the terms and conditions of
Section 6.2(c) below, has determined to recommend that the shareholders of Company approve this Agreement and the Company Merger.

     D. Concurrently with the execution of this Agreement, and as a condition and inducement to Parent's willingness to enter into this Agreement, Company shall execute and deliver a Stock Option Agreement in favor of Parent in substantially the form attached hereto as Exhibit A (the "STOCK OPTION AGREEMENT"). The Board of Directors of Company has approved the Stock Option Agreement.

     E. Concurrently with the execution of this Agreement, and as a condition and inducement to Parent's willingness to enter into this Agreement, certain shareholders of Company and certain shareholders of Title are entering into Voting Agreements in substantially the form attached hereto as Exhibit B (the "VOTING AGREEMENTS"). The Board of Directors of Company and Title have approved the Voting Agreements.

     F. Concurrently with the execution of this Agreement, and as a condition and inducement to Parent's willingness to enter into this Agreement, the chief executive officer of Company is entering into a noncompetition agreement with Parent, effective upon the Effective Time (the "NONCOMPETITION AGREEMENT").

     G. As of the date of this Agreement, the Board of Directors of Title (i) has determined that the Title Merger is advisable and fair to, and in the best interests of, Title and its shareholders, (ii) has approved this Agreement, the Title Merger and the other transactions contemplated by this Agreement and (iii) subject to the terms and conditions of Section 6.2(c) below, has determined to recommend that the shareholders of Title approve this Agreement and the Title Merger.

     H. The Board of Directors of Parent and the Board of Directors and shareholder of Merger Sub 1 (i) have determined that the Company Merger (as defined below) is advisable and fair to, and in the best interests of, Parent and Merger Sub 1 and (ii) have approved this Agreement, the Company Merger and the other transactions contemplated by this Agreement.

     I. The Board of Directors of Parent and the Board of Directors and shareholder of Merger Sub 2 (i) have determined that the Title Merger (as defined below) is advisable and fair to, and in the best interests of, Parent and Merger Sub 2 and (ii) have approved this Agreement, the Company Merger and the other transactions contemplated by this Agreement.

     In consideration of the foregoing and the representations, warranties, covenants and agreements set forth in this Agreement, the parties agree as follows:

                                   ARTICLE I

                                  THE MERGERS

     1.1 The Mergers. At the Effective Time and subject to and upon the terms and conditions of this Agreement, Merger Sub 1 shall be merged with and into Company in a merger in accordance with the applicable provisions of Michigan Law, (the "COMPANY MERGER"), the separate corporate existence of Merger Sub 1 shall cease and Company shall continue as the surviving corporation. At the Effective Time and subject to and upon the terms and conditions of this Agreement, Merger Sub 2 shall be merged with and into Title in a merger in accordance with the applicable provisions of Michigan Law (the "TITLE MERGER"), the separate corporate existence of Merger Sub 2 shall cease and Title shall continue as the surviving corporation. The Company Merger and the Title Merger are hereinafter sometimes referred to as the "MERGERS."

     1.2 Effective Time; Closing. Subject to the provisions of this Agreement, the parties hereto shall cause the Mergers to be consummated by filing certificates of merger, in such appropriate form as determined by the parties, with the Department of Consumer and Industry Services of Michigan in accordance with the relevant provisions of Michigan Law (the "ARTICLES OF MERGER") (the time of such filing (or such later time as may be agreed in writing by Company, Title and Parent, as applicable, and specified in the Articles of Merger) being the "EFFECTIVE TIME") as soon as practicable on or after the Closing Date (as herein defined). The closing of the Mergers (the "CLOSING") shall take place at the offices of Fenwick & West LLP, Two Palo Alto Square, Palo Alto, California, at a time and date to be specified by the parties, which shall be no later than the second business day after the satisfaction or waiver of the conditions set forth in Article VI, or at such other time, date and location as the parties hereto agree in writing (the "CLOSING DATE").

     1.3 Effect of the Mergers. At the Effective Time, the effect of the Mergers shall be as provided in this Agreement and the applicable provisions of Michigan Law. Without limiting the generality of the foregoing, (i) at the Effective Time all the property, rights, privileges, powers and franchises of Company and Merger Sub 1 shall vest in Company as the surviving corporation without reversion or impairment, and all debts, liabilities and duties of Company and Merger Sub 1 shall become the debts, liabilities and duties of Company as the surviving corporation and (ii) at the Effective Time all the property, rights, privileges, powers and franchises of Title and Merger Sub 2 shall vest in Title as the surviving corporation without reversion or impairment, and all debts, liabilities and duties of Title and Merger Sub 2 shall become the debts, liabilities and duties of Title as the surviving corporation.

     1.4  Articles of Incorporation; Bylaws.

     (a) At the Effective Time, (i) the Articles of Incorporation of Merger Sub 1, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of Company as the surviving corporation until thereafter amended as provided by law and such Articles of Incorporation of the surviving corporation; provided, however, that at the Effective Time, Article I of the Articles of Incorporation of Company as the surviving corporation shall be amended to read: "The name of the corporation is Rock Financial Corporation" and (ii) the Articles of Incorporation of Merger Sub 2, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of Title as the surviving corporation until thereafter amended as provided by law and such Articles of Incorporation of the surviving corporation; provided, however, that at the Effective Time, Article I of the Articles of Incorporation of Title as the surviving corporation shall be amended to read: "The name of the corporation is Title Source, Inc."

     (b) At the Effective Time, (i) the Bylaws of Merger Sub 1, as in effect immediately prior to the Effective Time, shall be the Bylaws of Company as the surviving corporation until thereafter amended and (ii) the Bylaws of Merger Sub 2, as in effect immediately prior to the Effective Time, shall be the Bylaws of Title as the surviving corporation until thereafter amended.

     1.5  Directors and Officers.

     (i) The directors of Company immediately following the Effective Time shall be the persons who were non-employee directors of Company and not greater than 10% shareholders of the Company and the persons who were the directors of Merger Sub 1 immediately prior to the Effective Time, until their respective successors are duly elected or appointed and qualified and the size of Company's Board shall be appropriately adjusted to reflect the new number of directors as of the Effective Time. The officers of Company immediately following the Effective Time shall be the persons who were the officers of Merger Sub 1 immediately prior to the Effective Time, until their respective successors are duly appointed.

     (ii) The directors of Title immediately following the Effective Time shall be the persons who were the directors of Merger Sub 2 immediately prior to the Effective Time, until their respective successors are duly elected or appointed and qualified. The officers of Title immediately following the Effective Time shall be the persons who were the officers of Merger Sub 2 immediately prior to the Effective Time, until their respective successors are duly appointed.

     1.6 Effect on Capital Stock. Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the Mergers and without any action on the part of Merger Sub 1, Merger Sub 2, Company, Title or the holders of any of the following securities:

          (a) Conversion of Company Common Stock; Title Common Stock; and Title Option.

           (i) Each common share, par value $0.01 per share, of Company ("COMPANY COMMON STOCK") issued and outstanding immediately prior to the Effective Time, other than any shares of Company Common Stock to be canceled pursuant to Section 1.6(b), will be canceled and extinguished and automatically converted (subject to Sections 1.6(d) and (e)) into the right to receive a number of shares of Common Stock, par value $0.01 per share, of Parent ("PARENT COMMON STOCK") equal to the Company Exchange Ratio (as defined below), upon surrender of the certificate representing such share of Company Common Stock in the manner provided in Section 1.7. The "COMPANY EXCHANGE RATIO" shall equal a fraction whose numerator equals $23.00 and whose denominator equals the average of the closing prices of Parent Common Stock on the Nasdaq Stock Market over the twenty (20) trading days ending on the third trading day before the date of the meeting of the Company's shareholders at which the Company Merger is approved (the "PARENT AVERAGE PRICE PER SHARE"); provided, that if such fraction is less than 0.579832, the Company Exchange Ratio shall be 0.579832 and if such fraction is more than 0.841463, the Company Exchange Ratio shall be 0.841463.

           (ii) Each common share, no par value per share, of Title ("TITLE COMMON STOCK") issued and outstanding immediately prior to the Effective Time, other than any shares of Title Common Stock to be canceled pursuant to Section 1.6(b), will be canceled and extinguished and automatically converted (subject to Sections 1.6(d) and (e)) into the right to receive a number of shares of Parent Common Stock equal to the Title Exchange Ratio (as defined below), upon surrender of the certificate representing such share of Title Common Stock in the manner provided in Section 1.7. The "TITLE EXCHANGE RATIO" shall equal a fraction whose numerator equals the Title Price Per Share (as defined below) and whose denominator equals the Parent Average Price Per Share; provided, that if the Parent Average Price Per Share is less than Twenty Seven and One-Third Dollars ($27 1/3), the Parent Average Price Per Share shall be Twenty Seven and One-Third Dollars ($27 1/3) and if the Parent Average Price Per Share is more than Thirty Nine and Two-Thirds Dollars ($39 2/3), the Parent Average Price Per Share shall be Thirty Nine and Two-Thirds Dollars ($39 2/3). The "TITLE PRICE PER SHARE" shall be the quotient that results from dividing (i) Five Million Two Hundred Thousand Dollars ($5,200,000) by (ii) the number of shares of capital stock of Title that are issued and outstanding as of immediately prior to the Effective Time.

           (iii) The Title Option (as defined in Section 3.2(a)) issued and outstanding immediately prior to the Effective Time will be canceled and extinguished and automatically converted (subject to Sections 1.6(d) and (e)) into the right to receive a number of shares of Parent Common Stock equal to the Title Option Amount (as defined below), upon surrender of the agreement representing such Title Option in the manner provided in Section 1.7. The "TITLE OPTION AMOUNT" shall equal a fraction whose numerator equals Eight Hundred Thousand Dollars ($800,000) and whose denominator equals the Parent Average Price Per Share; provided, that if the Parent Average Price Per Share is less than Twenty Seven and One-Third Dollars ($27 1/3) the Parent Average Price Per Share shall be Twenty Seven and One-Third Dollars ($27 1/3) and if the Parent Average Price Per Share is more than Thirty Nine and Two-Thirds Dollars
($39 2/3), the Parent Average Price Per Share shall be Thirty Nine and Two-Thirds Dollars ($39 2/3).

        (b) Cancellation of Company-Owned, Title-Owned and Parent-Owned Stock.

           (i) Each share of Company Common Stock held by Company or owned by Merger Sub 1, Parent or any direct or indirect wholly-owned subsidiary of Company or of Parent immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

           (ii) Each share of Title Common Stock held by Title or owned by Merger Sub 2, Parent or any direct or indirect wholly-owned subsidiary of Title or of Parent immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

        (c) Capital Stock of Merger Sub 1 and Merger Sub 2.

           (i) Each common share, no par value, of Merger Sub 1 issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable common share, no par value, of Company as the surviving corporation. Each certificate evidencing ownership of common shares of Merger Sub 1 shall evidence ownership of such common shares of Company as the surviving corporation.

           (ii) Each common share, no par value, of Merger Sub 2 issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable common share, no par value, of Title as the surviving corporation. Each certificate evidencing ownership of common shares of Merger Sub 2 shall evidence ownership of such common shares of Title as the surviving corporation.

        (d) Adjustments to Exchange Ratios and Title Option Amount.

           (i) The Company Exchange Ratio shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into, or exercisable to purchase, Parent Common Stock or Company Common Stock), reorganization, recapitalization, reclassification or other like change with respect to Parent Common Stock or Company Common Stock occurring on or after the date hereof and prior to the Effective Time.

           (ii) The Title Exchange Ratio and the Title Option Amount shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into, or exercisable to purchase, Parent Common Stock or Title Common Stock), reorganization, recapitalization, reclassification or other like change with respect to Parent Common Stock or Title Common Stock occurring on or after the date hereof and prior to the Effective Time.

        (e) Fractional Shares. No fraction of a share of Parent Common Stock will be issued by virtue of the Mergers, but in lieu thereof:

           (i) each holder of shares of Company Common Stock who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock that otherwise would be received by such holder pursuant to the Company Merger) shall receive from Parent an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the Parent Average Price Per Share.

           (ii) each holder of shares of Title Common Stock and each holder of the Title Option who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock that otherwise would be received by such holder pursuant to the Title Merger) shall receive from Parent an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the Parent Average Price Per Share.

        (f) Stock Options. At the Effective Time, all options to purchase Company Common Stock then outstanding under the Company's Amended and Restated 1996 Stock Option Plan (the "COMPANY STOCK OPTION PLAN") shall be assumed by Parent in accordance with Section 6.8 of this Agreement.

     1.7  Surrender of Certificates.

     (a) Exchange Agent. Parent shall select a bank or trust company acceptable to Company to act as the exchange agent (the "EXCHANGE AGENT") in the Mergers.

     (b) Provision of Common Stock. Promptly after the Effective Time, Parent shall make available to the Exchange Agent for exchange in accordance with this
Article I, the shares of Parent Common Stock issuable pursuant to Section 1.6 in exchange for outstanding shares of Company Common Stock, Title Common Stock and the Title Option, and cash in an amount sufficient for payment in lieu of fractional shares pursuant to Section 1.6(e) and any dividends or distributions to which holders of shares of Company Common Stock, Title Common Stock or the Title Option may be entitled pursuant to Section 1.7(d).

     (c) Exchange Procedures. Promptly after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record (as of the Effective
Time) of a certificate or certificates ("CERTIFICATES"), which immediately prior to the Effective Time represented outstanding shares of Company Common Stock or Title Common Stock and to the holder of the Title Option whose shares, or option in the case of the Title Option, were converted into shares of Parent Common Stock pursuant to Section 1.6, (i) a letter of transmittal in customary form (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates or the Title Options as applicable, shall pass, only upon delivery of the Certificates or the stock option agreement relating to the Title Option ("OPTION AGREEMENT"), as applicable, to the Exchange Agent and shall contain such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates or Option Agreement, as applicable, in exchange for certificates representing shares of Parent Common Stock, cash in lieu of any fractional shares pursuant to Section 1.6(e) and any dividends or other distributions pursuant to Section 1.7(d). Upon surrender of Certificates or the Option Agreement for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates or Option Agreement shall be entitled to receive in exchange therefor certificates representing the number of whole shares of Parent Common Stock into which their shares of Company Common Stock, shares of Title Common Stock and/or Title Option were converted at the Effective Time, payment in lieu of fractional shares which such holders have the right to receive pursuant to Section 1.6(e) and any dividends or distributions payable pursuant to Section 1.7(d), and the Certificates and Option Agreement so surrendered shall forthwith be canceled. Until so surrendered, outstanding Certificates and the outstanding Option Agreement will be deemed from and after the Effective Time, for all corporate purposes, to evidence only the ownership of the number of full shares of Parent Common Stock into which such shares of Company Common Stock, shares of Title Common Stock and/or Title Option shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.6(e) and any dividends or distributions payable pursuant to Section 1.7(d).

     (d) Distributions With Respect to Unexchanged Shares or the Title
Option. No dividends or other distributions declared or made after the date of this Agreement with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holders of any unsurrendered Certificates or Option Agreement with respect to the shares of Parent Common Stock represented thereby until the holders of record of such Certificates or Option Agreement shall surrender such Certificates or Option Agreement, as applicable. Subject to applicable law, following surrender of any such Certificates or Option Agreement, the Exchange Agent shall deliver to the record holders thereof, without interest, certificates representing whole shares of Parent Common Stock issued in exchange therefor along with payment in lieu of fractional shares pursuant to Section 1.6(e) hereof and the amount of any such dividends or other distributions with a record date after the Effective Time payable with respect to such whole shares of Parent Common Stock.

     (e) Transfers of Ownership. If certificates representing shares of Parent Common Stock are to be issued in a name other than that in which the Certificates surrendered in exchange therefor are registered, it will be a condition of the issuance thereof that the Certificates so surrendered will be properly endorsed and otherwise in proper form for transfer and that the persons requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of certificates representing shares of Parent Common Stock in any name other than that of the registered holder of the Certificates surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

     (f) No Liability. Notwithstanding anything to the contrary in this Section 1.7, neither the Exchange Agent, Parent, Company as the surviving corporation of the Company Merger, Title as the surviving corporation of the Title Merger, nor any party hereto shall be liable to a holder of shares of Parent Common Stock, Company Common Stock, Title Common Stock or Title Option for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

     1.8 No Further Ownership Rights in Company Common Stock, Title Common Stock or Title Option.

     (i) All shares of Parent Common Stock issued in accordance with the terms hereof in the Company Merger (including any cash paid in respect thereof pursuant to Section 1.6(e) and 1.7(d)) shall be deemed to have been issued in full satisfaction of all rights pertaining to the shares of Company Common Stock outstanding as of immediately prior to the Effective Time with respect to which the shares of Parent Common Stock were so issued, and there shall be no further registration of transfers on the records of Company as the surviving corporation of the Company Merger of shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If after the Effective Time, Certificates are presented to Company as the surviving corporation of the Company Merger for any reason, they shall be canceled and exchanged as provided in this Article I. Notwithstanding anything herein to the contrary, except to the extent waived in writing by Parent, any Certificate that is not properly submitted to the Exchange Agent for exchange and cancellation within two years after the Effective Time shall no longer evidence ownership of or any right to receive shares of Parent Common Stock and all rights of the holder of such Certificate, with respect to the shares previously evidenced by such Certificate, shall cease.

     (ii) All shares of Parent Common Stock issued in accordance with the terms hereof in the Title Merger (including any cash paid in respect thereof pursuant to Section 1.6(e) and 1.7(d)) shall be deemed to have been issued in full satisfaction of all rights pertaining to the shares of Title Common Stock and the Title Option outstanding as of immediately prior to the Effective Time with respect to which the shares of Parent Common Stock were so issued, and there shall be no further registration of transfers on the records of Title as the surviving corporation of the Title Merger of shares of Title Common Stock or the Title Option which were outstanding immediately prior to the Effective Time. If after the Effective Time, Certificates or Option Agreement (relating to the Title Option outstanding immediately before the Effective Time) are presented to Title as the surviving corporation of the Title Merger for any reason, they shall be canceled and exchanged as provided in this Article I. Notwithstanding anything herein to the contrary, except to the extent waived in writing by Parent, any Certificate or Option Agreement (relating to the Title Option outstanding immediately before the Effective Time) that is not properly submitted to the Exchange Agent for exchange and cancellation within two years after the Effective Time shall no longer evidence ownership of or any right to receive shares of Parent Common Stock and all rights of the holder of such Certificate or Option Agreement, with respect to the shares or Title Option previously evidenced by such Certificate or Option Agreement, shall cease.

     1.9 Lost, Stolen or Destroyed Certificates. In the event that any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, certificates representing the shares of Parent Common Stock into which the shares of Company Common Stock or Title Common Stock, as applicable, represented by such Certificates were converted pursuant to Section 1.6, cash for fractional shares, if any, as may be required pursuant to Section 1.6(e) and any dividends or distributions payable pursuant to Section 1.7(d); provided, however, that Parent may, in its discretion and as a condition precedent to the issuance of such certificates representing shares of Parent Common Stock, cash and other distributions, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent, Company as the surviving corporation of the Company Merger, Title as the surviving corporation of the Title Merger, or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

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     1.11  Tax and Accounting Consequences.

     (a) It is intended by the parties hereto that each of the Mergers shall constitute a reorganization within the meaning of Section 368 of the Code. The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Sections 354(a) and 361(a) of the Code and Treas. Reg. Sections 1.368-2(g) and 1.368-3(a).

     (b) It is intended by the parties hereto that each of the Mergers shall qualify for accounting treatment as "pooling of interest" transactions for accounting and financial reporting purposes.

     1.12 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest Company as the surviving corporation of the Company Merger with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Company and Merger Sub 1 and to vest Title as the surviving corporation of the Title Merger with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Title and Merger Sub 2, the officers and directors of Company, Title, Merger Sub 1 and Merger Sub 2 will take all such lawful and necessary action. Parent shall cause Merger Sub 1 and Merger Sub 2 to perform all of their obligations relating to this Agreement and the transactions contemplated hereby.

                                   ARTICLE II

                   REPRESENTATIONS AND WARRANTIES OF COMPANY

     As of the date of this Agreement and as of the Closing Date, Company represents and warrants to Parent and Merger Sub 1, subject to the exceptions specifically disclosed in writing in the disclosure letter and referencing a specific representation delivered by Company to Parent dated as of the date hereof and certified on behalf of the Company by a duly authorized officer of Company (the "COMPANY SCHEDULES") which Company Schedules shall be deemed, for all purposes of this Agreement (including without limitation Article VII), to be part of the representations and warranties made and given by Company under this
Article II, as follows:

     2.1  Organization; Subsidiaries

     (a) Company and each of its subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized; (ii) has the corporate or other applicable entity power and authority to own, lease and operate its assets and properties and to carry on its business as now being conducted; and (iii) except as would not be material to Company, is duly qualified or licensed to do business in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary.

     (b) Other than the corporations or other entities identified in Part 2.1 of the Company Schedules, neither Company nor any of the other corporations or other entities identified in Part 2.1 of the Company Schedules owns any capital stock of, or any equity interest of any nature in, any corporation, partnership, joint venture arrangement or other business entity, other than the entities identified in Part 2.1 of the Company Schedules, except for passive investments in equity interests of public companies as part of the cash management program of the Company. Neither Company nor any of its subsidiaries has agreed or is obligated to make, or is bound by any written, oral or other agreement, contract, subcontract, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature, as in effect as of the date hereof or as may hereinafter be in effect under

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which it may become obligated to make any future investment in or capital contribution to any other entity. Neither Company nor any of its subsidiaries, has, at any time, been a general partner of any general partnership, limited partnership or other entity. Part 2.1 of the Company Schedules indicates the jurisdiction of organization of each entity listed therein and Company's direct or indirect equity interest therein.

     (c) Company has delivered or made available to Parent a true and correct copy of the Articles of Incorporation and Bylaws of Company and similar governing instruments of each of its subsidiaries, each as amended to date, and each such instrument is in full force and effect. Neither Company nor any of its subsidiaries is in violation of any of the provisions of its Articles of Incorporation or Bylaws or equivalent governing instruments.

     2.2  Company Capital Structure.

     (a) The authorized capital stock of Company consists of 50,000,000 shares of Company Common Stock, of which there were 14,851,454 shares issued and outstanding as of September 24, 1999 and 1,000,000 preferred shares, par value $0.01 per share, none of which are issued or outstanding. Each outstanding share of Company Common Stock is entitled to one vote on each matter submitted to its shareholders for a vote. All outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid and nonassessable and are not subject to
(i) preemptive rights created by statute, the Articles of Incorporation or Bylaws of Company or any agreement or document to which Company is a party or by which it is bound, (ii) rights of first refusal created by statute, the Articles of Incorporation or Bylaws of Company, or (iii) with respect to shares held or beneficially owned by officers, directors or greater than 5% shareholders of Company only, rights of first refusal created by any agreement or document to which Company is a party or by which it is bound. No shares of Company Common Stock have been issued without certificates. As of September 24, 1999, Company had reserved an aggregate of 4,500,000 shares of Company Common Stock for issuance pursuant to the Company Stock Option Plan. Stock options granted under the Company Stock Option Plan are collectively referred to in this Agreement as "COMPANY OPTIONS." As of September 24, 1999, there were Company Options outstanding to purchase an aggregate of 2,171,930 shares of Company Common Stock. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. Part 2.2 of the Company Schedules list for each person who held Company Options as of September 24, 1999, the name of the holder of such option, the Company Stock Option Plan under which such option was granted, the exercise price of such option, the number of shares as to which such option had vested at such date, the vesting schedule for such option and whether the exercisability of such option will be accelerated in any way by the transactions contemplated by this Agreement, and indicates the extent of acceleration, if any. The terms of the Company Options permit the assumption of the Company Options as provided by Section 6.8 of this Agreement without the consent or approval of the holders of the Company Options, Company's shareholders or otherwise and without any acceleration of the exercise schedule or vesting provisions of such Company Options.

     (b) All outstanding shares of Company Common Stock or other capital stock of Company, all outstanding Company Options, and all outstanding shares of capital stock of each subsidiary of the Company have been issued and granted in compliance, in all material respects, with (i) all applicable securities laws and other applicable Legal Requirements (as defined below) and (ii) all material requirements set forth in applicable agreements or instruments. No shareholder of Company has the right to rescind the purchase of any shares of Company Common Stock from Company. For the purposes of this Agreement, "LEGAL REQUIREMENTS" means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree,

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rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity (as defined below).

     (c) No shares of the Company Common Stock that are outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition providing that such shares ("COMPANY STOCK SUBJECT TO FORFEITURE") may be forfeited or repurchased by Company upon any termination of the shareholders' employment, directorship or other relationship with Company (and/or any affiliate of Company) under the terms of any restricted stock purchase agreement or other agreement with Company that does not by its terms provide that such repurchase option, risk of forfeiture or other condition lapses upon consummation of the Company Merger.

     2.3  Obligations With Respect to Capital Stock. Except as set forth in
Section 2.2(a) or in Part 2.3 of the Company Schedules, there are no Company equity securities or similar ownership interests of any class of Company equity security, or any securities exchangeable or convertible into or exercisable for such equity securities or similar ownership interests, issued, reserved for issuance or outstanding. Except for securities Company owns free and clear of all Encumbrances (as defined herein), directly or indirectly through one or more subsidiaries, as of the date of this Agreement, there are no equity securities, partnership interests or similar ownership interests of any class of equity security of any subsidiary of Company, or any security exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. Except as set forth in Section 2.2(a) or in Part 2.2 or Part 2.3 of the Company Schedules and except for the Stock Option Agreement, there are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which Company or any of its subsidiaries is a party or by which it is bound obligating Company or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of Company or any of its subsidiaries or obligating Company or any of its subsidiaries to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement. Except as set forth in Part 2.3 of the Company Schedules, there are no registration rights and there is no voting trust, proxy, rights plan, or other agreement or understanding to which Company is a party or by which it is bound with respect to any equity security of any class of Company or with respect to any equity security, partnership interest or similar ownership interest of any class of any of its subsidiaries. Shareholders of Company will not be entitled to dissenters' or appraisal rights under applicable state law (including under Section 761 et seq. of Michigan Law) in connection with the Company Merger. For purposes of this Agreement, "ENCUMBRANCES" means any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

     2.4  Authority.

     (a) Company has all requisite corporate power and authority to enter into this Agreement and the Stock Option Agreement and to consummate the transactions contemplated hereby and thereby, subject to the approval of its shareholders. The execution and delivery of this Agreement and the Stock Option Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Company, subject only to the approval of this Agreement and the Company Merger by Company's shareholders as contemplated by Section 6.2 and the filing of the Articles of Merger pursuant to Michigan Law. An

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affirmative vote of the holders of a majority of the outstanding shares of the
Company is required for Company's shareholders to approve this Agreement and the Company Merger. No separate voting by a class of the Company's shareholders is or will be required in connection with the approval of the Company Merger or the other transactions contemplated hereby. This Agreement and the Stock Option Agreement have each been duly executed and delivered by Company and, assuming the due execution and delivery by Parent and Merger Sub 1, constitute the valid and binding obligations of Company, enforceable against Company in accordance with their terms, except as enforceability may be limited by bankruptcy and other similar laws affecting the rights of creditors generally and general principles of equity. Except as set forth in Part 2.4 of the Company Schedules and subject to obtaining the approval of this Agreement and the Company Merger by the Company's shareholders as contemplated by Section 6.2 and compliance with the requirements set forth in Section 2.4(b) below, the execution and delivery of this Agreement and the Stock Option Agreement by Company does not, and the performance of this Agreement and the Stock Option Agreement by Company will not, (i) conflict with or violate the Articles of Incorporation or Bylaws of Company or the equivalent organizational documents of any of its subsidiaries,
(ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Company or any of its subsidiaries or by which Company or any of its subsidiaries or any of their respective properties is bound or affected, or (iii) result in any material breach of or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, or impair Company's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a material Encumbrance on any of the material properties or assets of Company or any of its subsidiaries pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise, concession, or other instrument or obligation to which Company or any of its subsidiaries is a party or by which Company or any of its subsidiaries or its or any of their respective assets are bound or affected, except for such breaches or defaults which, in the aggregate, would not result in a material loss of benefits to Company or any of its subsidiaries, Parent, or Company as the surviving corporation. Part 2.4 of the Company Schedules list all consents, waivers and approvals under any of Company's or any of its subsidiaries' agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby, which, if individually or in the aggregate not obtained, would result in a material loss of benefits to Company or any of its subsidiaries, Parent, or Company as the surviving corporation.

     (b) Except as set forth in Part 2.4 of the Company Schedules, no consent, approval, order or authorization of, or registration, declaration or filing with any court, administrative agency or commission or other governmental authority or instrumentality, foreign or domestic ("GOVERNMENTAL ENTITY"), is required to be obtained or made by Company in connection with the execution and delivery of this Agreement and the Stock Option Agreement or the consummation of the Company Merger, except for (i) the filing of the Articles of Merger with the Department of Consumer and Industry Services of the State of Michigan and appropriate documents with the relevant authorities of other states in which Company is qualified to do business, (ii) the filing of the Proxy Statement/ Prospectus (as defined in Section 2.19) with the Securities and Exchange Commission ("SEC") in accordance with the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") and the effectiveness of the Registration Statement (as defined in Section 2.19), (iii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal, foreign and state securities (or related) laws and the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), and the securities or antitrust laws of any foreign country, and (iv) such other consents, authorizations, filings, approvals and registrations which if not obtained or made would not be material to Company or Parent or have a material adverse effect on the ability of the parties hereto to consummate the Company Merger.

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     2.5  SEC Filings; Company Financial Statements.

     (a) Company has filed all forms, reports and documents required to be filed by Company with the SEC since May 1, 1998 and has made available to Parent such forms, reports and documents in the form filed with the SEC. All such required forms, reports and documents (including those that Company may file subsequent to the date hereof) are referred to herein as the "COMPANY SEC REPORTS." As of their respective dates, the Company SEC Reports (i) were prepared in accordance with the requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Reports and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent corrected prior to the date of this Agreement by a subsequently filed Company SEC Report. All documents required to be filed as exhibits to the Company SEC Reports have been so filed. None of Company's subsidiaries is required to file any forms, reports or other documents with the SEC.

     (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports (the "COMPANY FINANCIALS"), including each Company SEC Report filed after the date hereof until the Closing, (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) was prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q, 8-K or any successor form under the Exchange Act) and (iii) fairly presented the consolidated financial position of Company and its subsidiaries as at the respective dates thereof and the consolidated results of Company's operations and cash flows for the periods indicated, except that the unaudited interim financial statements may not contain footnotes and were or are subject to normal and recurring year-end adjustments. The unaudited balance sheet of Company contained in the Company SEC Reports as of June 30, 1999 is hereinafter referred to as the "COMPANY BALANCE SHEET." Except as disclosed in the Company Financials, since the date of the Company Balance Sheet neither Company nor any of its subsidiaries has any liabilities required under GAAP to be set forth on a balance sheet (absolute, accrued, contingent or otherwise) which are, individually or in the aggregate, material to the business, results of operations or financial condition of Company and its subsidiaries taken as a whole, except for liabilities incurred since the date of the Company Balance Sheet in the ordinary course of business consistent with past practices and liabilities incurred in connection with this Agreement.

     (c) Company has heretofore furnished to Parent a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by Company with the SEC pursuant to the Securities Act or the Exchange Act.

     2.6 Absence of Changes. Since the date of the Company Balance Sheet there has not been: (i) any Material Adverse Change (as defined in Section 9.3(c)) with respect to Company, Title and their subsidiaries, taken as a group, (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, or any issuance of, any of Company's or any of its subsidiaries' capital stock, or any purchase, redemption or other acquisition by Company of any of Company's capital stock or any other securities of Company or its subsidiaries or any options, warrants, calls or rights to acquire any such shares or other securities except for repurchases from employees following their termination pursuant to the terms of their pre-existing

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stock option or purchase agreements, (iii) any split, combination or reclassification of any of Company's or any of its subsidiaries' capital stock,
(iv) up to the date of this Agreement, any granting by Company or any of its subsidiaries of any increase in compensation or fringe benefits to any of their executive officers, or any payment by Company or any of its subsidiaries of any bonus to any of their executive officers, or any granting by Company or any of its subsidiaries of any increase in severance or termination pay to any executive officer or any entry by Company or any of its subsidiaries into, or material modification or amendment of, any currently effective employment, severance, termination or indemnification agreement with any executive officer or any agreement with an executive officer the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction involving Company of the nature contemplated hereby, (v) up to the date of this Agreement, any granting by Company or any of its subsidiaries of any increase in compensation or fringe benefits to any of their non-executive officer employees, or any payment by Company or any of its subsidiaries of any bonus to any of their non-executive executive officer employees, or any granting by Company or any of its subsidiaries of any increase in severance or termination pay to any non-executive officer employee or any entry by Company or any of its subsidiaries into, or material modification or amendment of, any currently effective employment, severance, termination or indemnification agreement with any non-executive officer employees or any agreement with a non-executive officer employee the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction involving Company of the nature contemplated hereby, excluding any such increases, payments, grants or other agreements which individually obligate the Company to pay less than $50,000 annually to a non-executive officer employee and in the aggregate obligate the Company to pay less than $500,000 at any time in the future, and excluding any severance payments agreed to by the Company in connection with branch closings occurring since the date of the Company Balance Sheet, (vi) any material change or alteration in the policy of Company relating to the granting of stock options to its employees and consultants, (vii) entry by Company or any of its subsidiaries into, or material modification, amendment or cancellation of, any material licensing, distribution, marketing, reseller, merchant services, advertising, sponsorship or other similar agreement other than any such agreement entered into in the ordinary course of Company's business which is terminable by Company or its subsidiaries without penalty upon no more than 90 days prior notice and/or provides (or reasonably could provide) for payments by or to Company or its subsidiaries in an amount in excess of $100,000 over the term of the agreement (such excepted agreements, collectively, "ORDINARY COURSE AGREEMENTS"), (viii) any acquisition, sale or transfer of any material asset of Company or any of its subsidiaries other than in the ordinary course of business and other than any such agreement to which Parent has consented in writing, (ix) any material change by Company in its accounting methods, principles or practices, except as required by concurrent changes in GAAP or applicable law, or (x) any revaluation by Company of any of its assets, including, without limitation, writing off notes or accounts receivable other than in the ordinary course of business and other than revaluations or write offs of any amount, the sum of which in the aggregate is equal to less than $100,000 more than reserved in the Company Balance Sheet.

     2.7  Taxes.

     (a) Definition of Taxes. For the purposes of this Agreement (including without limitation this Section 2.7 and Section 3.7), "TAX" or "TAXES" refers to
(i) any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities relating to taxes, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts,
(ii) any liability for payment of any amounts of the type described in clause
(i) as a result of being a member of an affiliated consolidated, combined or unitary group, and

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(iii) any liability for amounts of the type described in clauses (i) and (ii) as a result of any express or implied obligation to indemnify another person or as a result of any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

     (b) Tax Returns and Audits. Except as set forth in Part 2.7 of the Company
Schedules:

        (i) Company and each of its subsidiaries have timely filed all federal, state, local and foreign returns, estimates, information statements and reports ("RETURNS") relating to Taxes required to be filed by or on behalf of Company and each of its subsidiaries with any Tax authority, such Returns are true, correct and complete in all material respects, and Company and each of its subsidiaries have paid all Taxes shown to be due on such Returns.

        (ii) Company and each of its subsidiaries with respect to its employees, independent contractors, and others as appropriate have withheld and paid over to the appropriate Tax Authority all appropriate federal and state income taxes, employment or other Taxes, including but not limited to, Taxes pursuant to the Federal Insurance Contribution Act ("FICA"), Taxes pursuant to the Federal Unemployment Tax Act ("FUTA").

        (iii) Neither Company nor any of its subsidiaries has been delinquent in the payment of any Tax nor is there any Tax deficiency outstanding, proposed or assessed against Company or any of its subsidiaries, nor has Company or any of its subsidiaries executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

        (iv) No audit or other examination of any Return of Company or any of its subsidiaries by any Tax authority is presently in progress, nor has Company or any of its subsidiaries been notified of any request for such an audit or other examination.

        (v) No adjustment relating to any Returns filed by Company or any of its subsidiaries has been proposed in writing formally or informally by any Tax authority to Company or any of its subsidiaries or any representative thereof.

        (vi) Neither Company nor any of its subsidiaries has any liability for unpaid Taxes which have not been accrued for or reserved on the Company Balance Sheet, whether asserted or unasserted, contingent or otherwise, which is material to Company, other than any liability for unpaid Taxes that may have accrued since the date of the Company Balance Sheet in connection with the operation of the business of Company and its subsidiaries in the ordinary course.

        (vii) There is no contract, agreement, plan or arrangement to which Company is a party, including but not limited to the provisions of this Agreement and the agreements entered into in connection with this Agreement, covering any employee or former employee of Company or any of its subsidiaries that, individually or collectively, would be reasonably likely to give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162(m) of the Code. There is no contract, agreement, plan or arrangement to which the Company is a party or by which it is bound to compensate any individual for excise taxes paid pursuant to Section 4999 of the Code.

        (viii) Neither Company nor any of its subsidiaries has filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by Company.

        (ix) Neither Company nor any of its subsidiaries is party to or has any obligation under any tax-sharing, tax indemnity or tax allocation agreement or arrangement.

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        (x) Except as may be required as a result of the Company Merger, Company and its subsidiaries have not been and will not be required to include any adjustment in Taxable income for any Tax period (or portion thereof) pursuant to
Section 481 or Section 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Closing.

        (xi) None of Company's or its subsidiaries' assets are tax exempt use property within the meaning of Section 168(h) of the Code.

        (xii) Company has made available to Parent or its legal or accounting representatives copies of all foreign, federal and state income tax and all state sales and use tax Returns for the Company and each of its subsidiaries filed for all periods since December 31, 1995.

        (xiii) There are no Encumbrances of any sort on the assets of the Company or Subsidiary relating to or attributable to Taxes, other than liens for Taxes not yet due and payable.

        (xiv) Effective as of March 1, 1992, the Company made a valid election under Section 1362 of the Code and any corresponding state or local tax provision to be an S corporation within the meaning of Sections 1361 and 1362 of the Code effective for all taxable periods beginning on or subsequent to March 1, 1992 and ending on May 5, 1998 (the "S-CORP. PERIOD"). Company and its shareholders during the S-Corp. Period have at no time taken any action inconsistent with the requirements of Company's S corporation status during the S-Corp Period, nor have Company or any of the Company shareholders during the S-Corp. Period failed at any time to take any action required in order to maintain Company's S Corporation status during the S-Corp. Period, and Company's S corporation election was not terminated (whether inadvertently or otherwise) at any time during the S-Corp. Period. During the S-Corp. Period, there were no recognized built in gains as defined in Section 1374, or any other entity level Tax liability not otherwise paid or provided for in the Company Balance Sheet.

     2.8  Title to Properties; Absence of Liens and Encumbrances.

     (a) Part 2.8 of the Company Schedules list all real property leases to which Company is a party and each amendment thereto that is in effect as of the date of this Agreement. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default) that could give rise to a claim against Company in an amount greater than $100,000. Other than the leaseholds created under the real property leases identified in Part 2.8 of the Company Schedules, the Company and its subsidiaries own no interests in real property.

     (b) Company has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Encumbrances, except as (i) described in Part
2.8 of the Company Schedules, (ii) reflected in the Company Financials and except for liens for Taxes not yet due and payable and (iii) such Encumbrances, if any, which are not material in amount, and which do not materially interfere with the present use of the property subject thereto or affected thereby.

     2.9 Intellectual Property. For the purposes of this Agreement, the following terms have the following definitions:

     "INTELLECTUAL PROPERTY" shall mean any or all of the following and all rights in, arising out of; or associated therewith: (i) all United States, international and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) all inventions (whether patentable or not), invention
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     disclosures, proprietary improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) all copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto throughout the world; (iv) all industrial designs and any registrations and applications therefor throughout the world; (v) all trade names, URLs, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor throughout the world (collectively, "TRADEMARKS"); (vi) all databases and data collections and all rights therein throughout the world; (vii) all moral and economic rights of authors and inventors, however denominated, throughout the world, and (viii) any similar or equivalent rights to any of the foregoing anywhere in the world.

     "COMPANY INTELLECTUAL PROPERTY" shall mean any Intellectual Property that is owned by, or exclusively licensed to, Company or one of its subsidiaries and used or planned to be used in the Company's or one of its subsidiaries' businesses as of the date of this Agreement or thereafter.

     "REGISTERED INTELLECTUAL PROPERTY" means all United States, international and foreign: (i) patents and patent applications (including provisional applications); (ii) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations or applications related to trademarks; (iii) registered copyrights and applications for copyright registration; and (iv) any other Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any state, government or other public legal authority.

     "COMPANY REGISTERED INTELLECTUAL PROPERTY" means all of the Registered Intellectual Property owned by, or filed in the name of, Company or one of its subsidiaries and used or planned to be used in the Company's or one of its subsidiaries' businesses as of the date of this Agreement or thereafter.

        (a) No material Company Intellectual Property or product or service of Company is subject to any proceeding or outstanding decree, order, judgment, agreement, or stipulation restricting in any manner the use, transfer, or licensing thereof by Company, or which may affect the validity, use or enforceability of such Company Intellectual Property.

        (b) Each material item of Company Registered Intellectual Property is valid and subsisting, all necessary registration, maintenance and renewal fees currently due in connection with such Company Registered Intellectual Property have been made and all necessary documents, recordations and certificates in connection with such Company Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Company Registered Intellectual Property.

        (c) Company or one of its subsidiaries owns and has good and exclusive title to, or has license (sufficient for the conduct of its business as currently conducted and as proposed to be conducted) to, each material item of Company Intellectual Property free and clear of any Encumbrance (excluding licenses and related restrictions) except (i) as described in Part 2.9 of the Company Schedules, (ii) as referred to in the Company Financials, (iii) for liens for Taxes not yet due and payable, and (iv) such Encumbrances, if any, which are not material in amount and which do not materially interfere with the present or planned use of the Company Intellectual Property subject thereto; and Company or one of its subsidiaries is the exclusive owner of all Trademarks used in connection with the operation or conduct of the business of Company and its subsidiaries, including the sale of any products or the provision of any services by Company and its subsidiaries.

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        (d) Company or one of its subsidiaries owns exclusively, and has good title to, all copyrighted works that are material Company products or which Company otherwise expressly purports to own and are material to the operation of its business.

        (e) To the extent that any material Intellectual Property has been developed or created by a third party for Company or any of its subsidiaries, Company or its subsidiaries, as the case may be, has a written agreement with such third party with respect thereto and Company or its subsidiary thereby either (i) has obtained ownership of and is the exclusive owner of, or (ii) has obtained a license (sufficient for the conduct of its business as currently conducted and as proposed to be conducted) to all such third party's Intellectual Property in such work, material or invention, to the extent it is legally possible to do so.

        (f) Neither Company has nor any of its subsidiaries transferred ownership of, or granted any exclusive license with respect to, any Intellectual Property that is material Company Intellectual Property, to any third party.

        (g) Part 2.9 of the Company Schedules list all material contracts, licenses and agreements to which Company is a party (i) with respect to material Company Intellectual Property licensed or transferred to any third party; or
(ii) pursuant to which a third party has licensed or transferred any material Intellectual Property to Company.

        (h) All material contracts, licenses and agreements relating to the material Company Intellectual Property are in full force and effect. The consummation of the transactions contemplated by this Agreement will neither violate nor result in the breach, modification, cancellation, termination, or suspension of such contracts, licenses and agreements. Company and each of its subsidiaries are in material compliance with, and have not materially breached any term of any of such contracts, licenses and agreements and, to the knowledge of Company and its subsidiaries, all other parties to such contracts, licenses and agreements are in compliance in all material respects with, and have not materially breached any term of, such contracts, licenses and agreements. Following the Closing Date, the Surviving Corporation will be permitted to exercise all of Company's rights under such contracts, licenses and agreements to the same extent Company would have been able to had the transactions contemplated by this Agreement not occurred and without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which Company would otherwise be required to pay.

        (i) The operation of the business of Company as such business currently is conducted, including Company's design, development, marketing and sale of the products or services of Company (including with respect to products currently under development) has not, does not and will not infringe or misappropriate the Intellectual Property of any third party or, to its knowledge, constitute unfair competition or trade practices under the laws of any jurisdiction.

        (j) Company has not received notice from any third party that the operation of the business of Company or any act, product or service of Company, infringes or misappropriates the Intellectual Property of any third party or constitutes unfair competition or trade practices under the laws of any jurisdiction.

        (k) To the knowledge of Company, no person has or is infringing or misappropriating any Company Intellectual Property.

        (l) Company and its subsidiaries have taken reasonable and appropriate steps to protect Company's and its subsidiaries' rights in Company's and such subsidiaries' confidential information and trade secrets that they wish to protect or any trade secrets or confidential information of third parties provided to Company or such subsidiaries, and, without limiting the foregoing, Company and

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its subsidiaries have and enforce a policy requiring each employee and contractor to execute a proprietary information/confidentiality agreement substantially in the form provided to Parent and all current and former employees and contractors of Company and its subsidiaries have executed such an agreement. All use, disclosure or appropriation of confidential information of third parties provided to Company or its subsidiaries, or of Company or its subsidiaries provided to third parties, has been pursuant to a written agreement between Company or such subsidiary and such third party.

        (m) None of Company's operating codes, programs, utilities, development tools and other software, as well as all hardware and systems, utilized by Company or any of its subsidiaries internally or to develop products or to provide services to customers (collectively, "SYSTEMS") will, as a result of processing data containing dates in the year 2000 and any preceding or following years, fail to initiate or operate, or to correctly store, represent and process (including sort) all dates (including single and multi-century formulas and leap year calculations) or abnormally terminate such processing in a manner materially adverse to the Company's business, operations, assets or financial condition. Company's Systems operate and will operate in all material respects substantially in accordance with their specifications prior to, during and after the year 2000 or any leap years. Company's Systems have been developed and tested to support numeric and date transitions from the twentieth century to the twenty-first century, and back (including without limitation all calculations, aging, reporting, printing, displays, reversals, disaster and vital records recoveries) without material error, corruption or impact to current and/or future operations. Since January 1, 1998, neither Company nor any of its subsidiaries has given to customers any written representations or warranties or indemnities with respect to year 2000 compliance or conformity, except where Company's liability is limited to amounts paid to Company pursuant to the contract in which such representation, warranty or indemnity appears and lost profits and consequential damages are expressly excluded.

     2.10 Compliance with Laws; Permits; Restrictions. Neither Company nor any of its subsidiaries is, in any material respect, in conflict with, or in default or in violation of (i) any law, rule, regulation, order, judgment or decree applicable to Company or any of its subsidiaries or by which Company or any of its subsidiaries or any of their respective properties is bound or affected, or
(ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Company or any of its subsidiaries is a party or by which Company or any of its subsidiaries or its or any of their respective properties is bound or affected, except for conflicts, violations and defaults that (individually or in the aggregate) would not cause Company to lose any material benefit or incur any material liability. Other than with respect to routine and periodic examinations conducted by Governmental Entities, which are performed in the ordinary course of business, no investigation or review by any Governmental Entity is pending or, to Company's knowledge, has been threatened in a writing delivered to Company against Company or any of its subsidiaries, nor, to Company's knowledge, has any Governmental Entity indicated an intention to conduct an investigation of Company or any of its subsidiaries. Neither Company nor any of its subsidiaries is liable, either primarily or jointly and severally with any other party, for any material fines, penalties or other any amounts payable to any Governmental Entity. There is no agreement, judgment, injunction, order or decree binding upon Company or any of its subsidiaries which has or could reasonably be expected to have the effect of prohibiting or impairing any business practice of Company or any of its subsidiaries, any acquisition of property by Company or any of its subsidiaries, the conduct of business by Company as currently conducted, or the Company Merger or other transactions contemplated by this Agreement. Neither Company nor any of its subsidiaries is subject to any reporting or filing requirement with or to any Governmental Entity other than such requirements which are applicable to companies in Company's line of business generally.

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     2.11  Compliance with Laws.

        2.11.1 Compliance with Applicable Law. Company and each of its subsidiaries has complied, and is now and at the Closing Date will be in compliance with, in all material respects, all applicable federal, state, local or foreign laws, ordinances, regulations, and rules, and all orders, writs, injunctions, awards, judgments, and decrees applicable to it or to its assets, properties, and business, including but not limited to its business of taking applications for, originating, underwriting, processing and selling mortgage loans (collectively, "APPLICABLE LAW").

        2.11.2 Disclosures; Privacy. Each of the Company Websites and all materials distributed or marketed by Company have at all times made all disclosures to users or customers required by Applicable Law and none of such disclosures made or contained in any Company Website or in any such materials have been materially inaccurate, misleading or deceptive or in violation of Applicable Law. Company and each of its subsidiaries has at all times been in material compliance with Applicable Laws relating to the privacy of users of each of the Company Websites. As used in this Agreement, "COMPANY WEBSITES" means all websites or other sites accessed via the Internet or any other electronic network, including without limitation any cable-based network or private network, that are owned or operated by the Company and/or any of its subsidiaries (either alone or jointly with others), either as of the date of this Agreement or in the past, including without limitation those certain websites accessible at the following URL addresses:

          http://www.RockLoans.com

          http://www.RockFin.com

        2.11.3 No Audit. Other than with respect to routine and periodic examinations conducted by Governmental Entities, which are performed in the ordinary course of business, neither Company nor any of its subsidiaries has been the subject of any audit by any governmental agency or authority (other than a Tax authority) for the purpose of determining whether Company or any of its subsidiaries have complied with Applicable Law.

        2.11.4 Governmental Permits. Company and each of its subsidiaries holds all permits, licenses, variances, exemptions, orders and approvals from, and has made all filings with, Governmental Entities (and quasi-governmental authorities), that are necessary for Company to conduct its present business without any violation of Applicable Law ("GOVERNMENTAL PERMITS") and all such Governmental Permits are in full force and effect. The Company and each of its subsidiaries is in compliance in all material respects with the terms of all Governmental Permits. Neither Company nor any of its subsidiaries has received any notice or other communication from any Governmental Entity (or quasi-governmental authority) regarding (a) any actual or possible violation of law or any Governmental Permit or any failure to comply with any term or requirement of any Governmental Permit, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Permit.

        2.11.5 Improper Payments. Neither Company nor any of its subsidiaries, nor any director, officer, agent or employee of Company and/or any of its subsidiaries, has, for or on behalf of Company or any of its subsidiaries, (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any other unlawful payment.

     2.12 Certain Transactions and Agreements. None of the officers or directors of the Company or any of its subsidiaries, nor any holders of at least 5% of the shares of Company Common Stock,

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nor any member of their immediate families, has any direct or indirect ownership interest in any firm or corporation that competes with, or does business with, or has any contractual arrangement with, Company or any of its subsidiaries (except with respect to any interest in less than one percent (1%) of the stock of any corporation whose stock is publicly traded). None of said officers, directors, or shareholders or any member of their immediate families, is a party to, or otherwise directly or indirectly interested in, any contract or informal arrangement with Company, except for normal compensation for services as an officer, director, employee or consultant thereof that have been disclosed to Parent and except for agreements related to the purchase of the stock of Company by, or the grant of Company Options to, such persons. None of said officers, directors, shareholders or family members has any interest in any property, real or personal, tangible or intangible (including but not limited to any Company Intellectual Property or any other Intellectual Property) that is used in, or that pertains to, the business of Company, except for the normal rights of a shareholder.

     2.13  Litigation.

        (a) There are no claims, suits, actions or proceedings pending or, to the knowledge of Company, threatened against, relating to or affecting Company or any of its subsidiaries, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that seeks to restrain or enjoin the consummation of the transactions contemplated by this Agreement or which could reasonably be expected, either singularly or in the aggregate with all such claims, actions or proceedings, to be material to Company or, following the Company Merger, to Company as the surviving corporation, or have a material adverse effect on the ability of the parties hereto to consummate the Company Merger. No Governmental Entity has, at any time within the twelve months prior to the date of this Agreement challenged or questioned in a writing delivered to Company the legal right of Company to design, offer or sell any of its products or services in the present manner or style thereof. To the knowledge of Company, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that would reasonably be expected to, cause or provide a bona fide basis for a director or executive officer of Company to seek indemnification from the Company.

        (b) Company has never been subject to an audit, compliance review, investigation or like contract review by the GSA office of the Inspector General or other Governmental Entity or agent thereof in connection with any government contract (a "GOVERNMENT AUDIT"), to the Company's knowledge no Government Audit is threatened or reasonably anticipated, and in the event of such Government Audit, to the knowledge of the Company no basis exists for a finding of noncompliance with any material provision of any government contract or a refund of any amounts paid or owed by any Governmental Entity pursuant to such government contract. For each item disclosed in the Company Schedules pursuant to this Section 2.13 a true and complete copy of all correspondence and documentation with respect thereto has been provided to Parent.

     2.14  Employee Benefit Plans

        (a) Definitions. With the exception of the definition of "Affiliate" set forth in Section 2.14(a)(i) below (which definition shall apply only to this Section 2.14), for purposes of this Agreement, the following terms shall have the meanings set forth below:

           (i) "AFFILIATE" shall mean any other person or entity under common control with Company within the meaning of Section 414(b), (c), (m) or (o) of the Code and the regulations issued thereunder;

           (ii) "COMPANY EMPLOYEE PLAN" shall mean any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or

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remuneration of any kind, whether written or unwritten or otherwise, funded or unfunded, including without limitation, each "employee benefit plan" within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by Company or any Affiliate for the benefit of any Employee;

           (iii) "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended;

           (iv) "DOL" shall mean the Department of Labor;

           (v) "EMPLOYEE" shall mean any current, former, or retired employee, officer, or director of Company or any Affiliate;

           (vi) "EMPLOYEE AGREEMENT" shall mean each management, employment, severance, consulting, relocation, repatriation, expatriation, visas, work permit or similar agreement or contract between Company or any Affiliate and any Employee or consultant;

           (vii) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended;

           (viii) "FMLA" shall mean the Family Medical Leave Act of 1993, as amended;

           (ix) "INTERNATIONAL EMPLOYEE PLAN" shall mean each Company Employee Plan that has been adopted or maintained by Company, whether informally or formally, for the benefit of Employees outside the United States;

           (x) "IRS" shall mean the Internal Revenue Service;

           (xi) "MULTIEMPLOYER PLAN" shall mean any "PENSION PLAN" (as defined below) which is a "multiemployer plan," as defined in Section 3(37) of ERISA;

           (xii) "PBGC" shall mean the Pension Benefit Guaranty Corporation; and

           (xiii) "PENSION PLAN" shall mean each Company Employee Plan which is an "employee pension benefit plan," within the meaning of Section 3(2) of ERISA.

        (b) Schedule. Part 2.14 of the Company Schedules contains an accurate and complete list of each Company Employee Plan and each Employee Agreement as of the date of this Agreement. Company does not have any plan or commitment to establish any new Company Employee Plan, to modify any Company Employee Plan or Employee Agreement (except to the extent required by law or to conform any such Company Employee Plan or Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Parent in writing, or as required by this Agreement), or to enter into any Company Employee Plan or Employee Agreement, nor does it have any intention or commitment to do any of the foregoing.

        (c) Documents. Company has provided to Parent: (i) correct and complete copies of all documents embodying to each Company Employee Plan and each Employee Agreement including all amendments thereto and written interpretations thereof; (ii) the most recent annual actuarial valuations, if any, prepared for each Company Employee Plan; (iii) the three (3) most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Company Employee Plan or related trust; (iv) if the Company Employee Plan is funded, the most recent annual and periodic accounting of Company Employee Plan assets; (v) the most recent summary plan description together with the summary of material modifications thereto, if any, required under ERISA with respect to each Company Employee Plan; (vi) all IRS determination, opinion, notification and advisory letters, and

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rulings relating to Company Employee Plans and copies of all applications and correspondence to or from the IRS or the DOL with respect to any Company Employee Plan; (vii) all material written agreements and contracts relating to each Company Employee Plan, including, but not limited to, administrative service agreements, group annuity contracts and group insurance contracts;
(viii) all communications material to any Employee or Employees relating to any Company Employee Plan and any proposed Company Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to Company; (ix) all COBRA forms and related notices; and (x) all registration statements and prospectuses prepared in connection with each Company Employee Plan.

        (d) Employee Plan Compliance. (i) Company has performed in all material respects all obligations required to be performed by it under, is not in default or violation of; and has no knowledge of any default or violation by any other party to each Company Employee Plan, and each Company Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code; (ii) each Company Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code has either received a favorable determination letter from the IRS with respect to each such Plan as to its qualified status under the Code or has remaining a period of time under applicable Treasury regulations or IRS pronouncements in which to apply for such a determination letter and make any amendments necessary to obtain a favorable determination and no event has occurred which would adversely affect the status of such determination letter or the qualified status of such Plan; (iii) no "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Company Employee Plan; (iv) there are no actions, suits or claims pending, or, to the knowledge of Company, threatened or reasonably anticipated (other than routine claims for benefits) against any Company Employee Plan or against the assets of any Company Employee Plan; (v) each Company Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to Parent, Company or any of its Affiliates (other than ordinary administration expenses typically incurred in a termination event); (vi) there are no audits, inquiries or proceedings pending or, to the knowledge of Company, threatened by the IRS or DOL with respect to any Company Employee Plan; and (vii) neither Company nor any Affiliate is subject to any penalty or tax with respect to any Company Employee Plan under Section 402(i) of ERISA or Sections 4975 through 4980 of the Code. Company has made all required contributions to each Company Employee Plan through the date hereof (and the Closing Date) or has accrued such amounts on the Company Financials.

        (e) Pension Plans. Company does not now, nor has it ever, maintained, established, sponsored, participated in, or contributed to, any Pension Plan which is subject to Title IV of ERISA or Section 412 of the Code.

        (f) Multiemployer Plans. At no time has Company contributed to or been requested to contribute to any Multiemployer Plan.

        (g) No Post-Employment Obligations. No Company Employee Plan provides, or has any liability to provide, retiree life insurance, retiree health or other retiree employee welfare benefits to any person for any reason, except as may be required by COBRA or other applicable statute and except pursuant to Employee Agreements disclosed in Part 2.14(g) of the Company Schedules, and Company has never represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) or any other person that such Employee(s) or other person would be provided with retiree life insurance, retiree health or other

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retiree employee welfare benefit, except to the extent required by statute and except pursuant to Employee Agreements disclosed in Part 2.14(g) of the Company Schedules.

        (h) COBRA; FMLA. Neither Company nor any Affiliate has, prior to the Effective Time, and in any material respect, violated any of the health care continuation requirements of COBRA, the requirements of FMLA or any similar provisions of state law applicable to its Employees.

        (i) Effect of Transaction. Except as disclosed in Part 2.14(i) of the Company Schedules:

           (i) The execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

           (ii) No payment or benefit which will or may be made by Company or its Affiliates with respect to any Employee as a result of the transactions contemplated by this Agreement will be characterized as an "excess parachute payment," within the meaning of Section 280G(b)(1) of the Code or will be treated as a nondeductible expense within the meaning of Section 162 of the Code.

        (j) Employment Matters. Company and each of its subsidiaries: (i) is in compliance in all material respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees; (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to Employees; (iii) has properly classified independent contractors for purposes of federal and applicable state tax laws, laws applicable to employee benefits and other applicable laws; (iv) is not liable for any arrears of wages or any taxes (other than taxes that are not yet due) or any penalty for failure to comply with any of the foregoing; and (v) is not liable for any material payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending, or, to Company's knowledge, threatened or reasonably anticipated claims or actions against Company under any worker's compensation policy or long-term disability policy. To Company's knowledge, no Employee of Company has violated any employment contract, nondisclosure agreement or noncompetition agreement by which such Employee is bound due to such Employee being employed by Company and disclosing to Company or using trade secrets or proprietary information of any other person or entity.

        (k) Labor. No material work stoppage or labor strike against Company is pending or, to the Company's knowledge, threatened or reasonably anticipated. Company does not know of any activities or proceedings of any labor union to organize any Employees. There are no actions, suits, claims, labor disputes or grievances pending, or, to the knowledge of Company, threatened or reasonably anticipated relating to any labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in any material liability to Company. Neither Company nor any of its subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act. Company is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by Company.

        (l) International Employee Plan. Each International Employee Plan has been established, maintained and administered in material compliance with its terms and conditions and with the requirements prescribed by any and all statutory or regulatory laws that are applicable to such International Employee Plan. Furthermore, no International Employee Plan has unfunded liabilities, that as of the Effective Time, will not be offset by insurance or fully accrued. Except as required by law, no condition exists that would prevent Company or Parent from terminating or amending any International Employee Plan at any time for any reason.

     2.15  Environmental Matters.

        (a) Hazardous Material. Except as would not result in material liability to Company, no underground storage tanks and no amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws, but excluding office and janitorial supplies, medicines and foods, (a "HAZARDOUS MATERIAL") are present, as a result of the actions of Company or any of its subsidiaries or any affiliate of Company, or, to Company's knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof that Company or any of its subsidiaries has at any time owned, operated, occupied or leased.

        (b) Hazardous Materials Activities. Except as would not result in a material liability to Company (in any individual case or in the aggregate) (i) neither Company nor any of its subsidiaries has transported, stored, used, manufactured, disposed of released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing Date, and (ii) neither Company nor any of its subsidiaries has disposed of; transported, sold, used, released, exposed its employees or others to or manufactured any product containing a Hazardous Material (collectively "HAZARDOUS MATERIALS ACTIVITIES") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

        (c) Permits. Company and its subsidiaries currently hold all environmental approvals, permits, licenses, clearances and consents (the "COMPANY ENVIRONMENTAL PERMITS") material to and necessary for the conduct of Company's and its subsidiaries' Hazardous Material Activities and other businesses of Company and its subsidiaries as such activities and businesses are currently being conducted.

        (d) Environmental Liabilities. No action, proceeding, revocation proceeding, amendment procedure, writ or injunction is pending, and to Company's knowledge, no action, proceeding, revocation proceeding, amendment procedure, writ or injunction has been threatened by any Governmental Entity against Company or any of its subsidiaries in a writing delivered to Company concerning any Company Environmental Permit, Hazardous Material or any Hazardous Materials Activity of Company or any of its subsidiaries. Company is not aware of any fact or circumstance which could involve Company or any of its subsidiaries in any environmental litigation or impose upon Company any material environmental liability.

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     2.16  Agreements, Contracts and Commitments. Except as otherwise set forth in Part 2.16 of the Company Schedules or except for any agreement filed as an exhibit to a Company SEC Report, neither Company nor any of its subsidiaries is a party to or is bound by:

        (a) any employment or consulting agreement, contract or commitment with any employee or member of Company's Board of Directors, other than (i) those that are terminable by Company or any of its subsidiaries on no more than thirty days notice without liability or financial obligation, except to the extent general principles of wrongful termination law may limit Company's or any of its subsidiaries' ability to terminate employees at will, (ii) those that are implied by law, and (iii) those that would entail financial commitments by the Company or its subsidiaries (whether by way of cash payments, loans, forgiveness of indebtedness, or delivery of other consideration) after the date of this Agreement of less than $100,000 in the aggregate for all such agreements, contracts or commitments;

        (b) any employee, consultant or director agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of the Company Merger or the value of any of the benefits of which will be calculated on the basis of the Company Merger;

        (c) any agreement of indemnification, any guaranty or any instrument evidencing indebtedness for borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, or otherwise where the Company's obligation is reasonably expected to exceed $100,000;

        (d) any agreement, obligation or commitment containing covenants purporting to limit or which effectively limit the Company's or any of its subsidiaries' freedom to compete in any line of business or in any geographic area or which would so limit Company or Company as the surviving corporation or any of its subsidiaries after the Effective Time or granting by the Company or any of its subsidiaries of any exclusive distribution or other exclusive rights;

        (e) any agreement, contract or commitment currently in force relating to the disposition or acquisition by Company or any of its subsidiaries after the date of this Agreement of more than $100,000 of assets not in the ordinary course of business or pursuant to which Company has any material ownership interest in any corporation, partnership, joint venture or other business enterprise other than Company's subsidiaries;

        (f) any licensing, distribution, marketing, reseller, merchant services, advertising, sponsorship or other similar agreement other than Ordinary Course Agreements;

        (g) any agreement, contract or commitment currently in force to provide source code to any third party for any product or technology; or

        (h) any other agreement, contract or commitment currently in effect that is material to Company's business as presently conducted and proposed to be conducted.

     Neither Company nor any of its subsidiaries, nor to Company's knowledge any other party to a Company Contract (as defined below), is in breach, violation or default under, and neither Company nor any of its subsidiaries has received written notice that it has breached, violated or defaulted under, any of the material terms or conditions of any of the agreements, contracts or commitments to which Company or any of its subsidiaries is a party or by which it is bound that are required to be disclosed in the Company Schedules pursuant to clauses
(a) through (h) above, pursuant to Section 2.9 hereof, or pursuant to Item 601(b)(10) of Regulation S-K under the Exchange Act (any such agreement, contract or commitment, a "COMPANY CONTRACT") in such a manner as would permit any other party to cancel or terminate any such Company Contract, or would permit any other party
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to seek material damages or other remedies (for any or all of such breaches, violations or defaults, in the aggregate).

     2.17 Change of Control Payments. Part 2.17 of the Company Schedules set forth each plan or agreement pursuant to which any amounts may become payable (whether currently or in the future) to current or former officers and directors of Company as a result of or in connection with the Company Merger.

     2.18 Insurance. Company and each of its subsidiaries have policies of insurance and bonds of the type and in amounts customarily carried by persons conducting business or owning assets similar to those of the Company and its subsidiaries. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies have been paid and the Company and its subsidiaries are otherwise in compliance in all material respects with the terms of such policies and bonds. To the knowledge of Company, there has been no threatened termination of, or material premium increase with respect to, any of such policies.

     2.19 Disclosure. The information supplied by Company for inclusion in the Form S-4 (or any similar successor form thereto) Registration Statement to be filed by Parent with the SEC in connection with the issuance of Parent Common Stock in the Company Merger (the "REGISTRATION STATEMENT") shall not at the time the Registration Statement becomes effective under the Securities Act contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The information supplied by Company for inclusion in the proxy statement/prospectus to be sent to the shareholders of Company in connection with the meeting of Company's shareholders to consider the approval of this Agreement and the Company Merger (the "COMPANY SHAREHOLDERS' MEETING") and to the shareholders of Title in connection with the meeting of Title's shareholders to consider the approval of this Agreement and the Title Merger (the "TITLE SHAREHOLDER'S MEETING") (such proxy statement/prospectus as amended or supplemented is referred to herein as the "PROXY STATEMENT/PROSPECTUS") shall not, on the date the Proxy Statement/Prospectus is mailed to Company's shareholders and Title's shareholders, at the time of the Company Shareholders' Meeting, or at the time of the Title Shareholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Shareholders' Meeting which has become materially false or misleading. The Proxy Statement/Prospectus will comply as to form in all material respects with the provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder. If at any time prior to the Effective Time any event relating to Company or any of its affiliates, officers or directors is discovered by Company which is required to be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement/Prospectus, Company shall promptly inform Parent. Notwithstanding the foregoing, Company makes no representation or warranty with respect to any information supplied by Parent, Merger Sub 1, or Merger Sub 2 which is contained in any of the foregoing documents.

     2.20 Board Approval. The Board of Directors of Company, at a meeting duly held on October 5, 1999, unanimously determined that as of that date the Company Merger is advisable and fair to, and in the best interests of, Company and its shareholders, approved this Agreement, the Stock Option Agreement, the Voting Agreements, the Company Merger and the other transactions contemplated by this Agreement, and recommended that the shareholders of Company approve this Agreement and the Company Merger. The only other meeting at which Company's Board of Directors considered or acted on any proposed agreement, arrangement or understanding with Parent

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

with respect to the transactions contemplated by this Agreement, the Stock Option Agreement, the Voting Agreements or the Company Merger was on September 7, 1999.

     2.21 Brokers' and Finders' Fees. Except for fees payable to Bear, Stearns & Co., Inc. pursuant to an engagement letter dated September 2, 1999, a copy of which has been provided to Parent, Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

     2.22 Fairness Opinion. Company's Board of Directors has received a written opinion from Bear, Stearns & Co., Inc., dated as of the date that the Company's Board of Directors approved this Agreement as described in Section 2.20, to the effect that, as of the date hereof, the Company Exchange Ratio is fair to Company's public shareholders from a financial point of view, and has delivered to Parent a copy of such opinion.

     2.23 Michigan Law; Rights Agreement. The Board of Directors of Company, at a meeting duly held on October 5, 1999, has unanimously taken all actions so that the provisions of Section 790 et seq. of Michigan Law applicable to control share acquisitions will not apply to the execution, delivery or performance of this Agreement, the Stock Option Agreement or the Voting Agreements or to the consummation of the Company Merger or the other transactions contemplated by this Agreement, the Stock Option Agreement or the Voting Agreements. The Company is not subject to Chapter 7A of Michigan Law. Neither Company nor any of its subsidiaries has adopted, nor are any of them subject to, a shareholder rights plan, "poison pill" or other anti-takeover or similar plan or arrangement, or entered into a shareholder rights agreement or any similar agreement or instrument with any entity (a "RIGHTS AGREEMENT").

     2.24 Affiliates. Part 2.24 of the Company Schedules is a complete list of those persons who may be deemed to be, in Company's reasonable judgment, affiliates of Company within the meaning of Rule 145 promulgated under the Securities Act (each, a "COMPANY AFFILIATE").

     2.25 Pooling of Interests. To the knowledge of Company, based on consultation with its independent accountants, neither Company nor any of its directors, officers, affiliates or shareholders has taken or agreed to take any action which would preclude Parent's ability to account for either of the Mergers as a pooling of interests.

                                  ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF TITLE

     As of the date of this Agreement and as of the Closing Date, Title represents and warrants to Parent and Merger Sub 2, subject to the exceptions specifically disclosed in writing in the disclosure letter and referencing a specific representation delivered by Title to Parent and Merger Sub 2 dated as of the date hereof and certified on behalf of Title by a duly authorized officer of Title (the "TITLE SCHEDULES") which Title Schedules shall be deemed, for all purposes of this Agreement (including without limitation Article VII), to be part of the representations and warranties made and given by Title under this
Article III, as follows:

     3.1  Organization; Subsidiaries

     (a) Title and each of its subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized; (ii) has the corporate or other applicable entity power and authority to own, lease and operate its assets and properties and to carry on its business as now being conducted; and (iii) except as would not be material to Title, is duly qualified or licensed to do business in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary.

     (b) Other than the corporations identified in Part 3.1 of the Title Schedules, neither Title nor any of the other corporations or other entities identified in Part 3.1 of the Title Schedules owns any capital stock of, or any equity interest of any nature in, any corporation, partnership, joint venture arrangement or other business entity, other than the entities identified in Part
3.1 of the Title Schedules, except for passive investments in equity interests of public companies as part of the cash management program of the Title. Neither Title nor any of its subsidiaries has agreed or is obligated to make, or is bound by any written, oral or other agreement, contract, subcontract, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature, as in effect as of the date hereof or as may hereinafter be in effect under which it may become obligated to make any future investment in or capital contribution to any other entity. Neither Title nor any of its subsidiaries, has, at any time, been a general partner of any general partnership, limited partnership or other entity. Part 3.1 of the Title Schedules indicates the jurisdiction of organization of each entity listed therein and Title's direct or indirect equity interest therein.

     (c) Title has delivered or made available to Parent a true and correct copy of the Articles of Incorporation and Bylaws of Title and similar governing instruments of each of its subsidiaries, each as amended to date, and each such instrument is in full force and effect. Neither Title nor any of its subsidiaries is in violation of any of the provisions of its Articles of Incorporation or Bylaws or equivalent governing instruments.

     3.2  Title Capital Structure.

     (a) The authorized capital stock of Title consists of 60,000 shares of Title Common Stock, of which there are 3,000 shares issued and outstanding as of the date of this Agreement. Each outstanding share of Title Common Stock is entitled to one vote on each matter submitted to shareholders for a vote. Part
3.2 of the Title Schedules lists each holder of outstanding shares of Title Common Stock and the number of shares of Title Common Stock held by such Title shareholder. All outstanding shares of Title Common Stock are duly authorized, validly issued, fully paid and nonassessable and are not subject to (i) preemptive rights created by statute, the Articles of Incorporation or Bylaws of Title or any agreement or document to which Title is a party or by which it is bound, (ii) rights of first refusal created by statute, the Articles of Incorporation or Bylaws of Title, or (iii) with respect to shares held or beneficially owned by officers, directors or greater than 5% shareholders of Title only, rights of first refusal created by any agreement or document to which Title is a party or by which it is bound. No shares of Title Common Stock have been issued without certificates. Title has reserved an aggregate of 1,200 shares of Title Common Stock for issuance pursuant to the Title Stock Option Plan. The only option outstanding under the Title Stock Option Plan is exercisable for a maximum of 600 shares of Title Common Stock (the "TITLE OPTION"). All shares of Title Common Stock subject to issuance upon exercise of the Title Option, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. The holder of the Title Option has entered into a binding, written agreement with Title (an accurate and complete copy of which has been provided to Parent and its counsel) consenting to the conversion of the Title Option into shares of Parent Common Stock in accordance with the terms and conditions of Article I of this Agreement and releasing all claims with respect to such Title Option except for the right to have it so converted (the "TITLE OPTION AGREEMENT").

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

     (b) All outstanding shares of Title Common Stock or other capital stock of Title, all outstanding Title Options, and all outstanding shares of capital stock of each subsidiary of the Title have been issued and granted in compliance, in all material respects, with (i) all applicable securities laws and other applicable Legal Requirements and (ii) all material requirements set forth in applicable agreements or instruments. No shareholder of Title has the right to rescind the purchase of any shares of Title Common Stock from Title.

     (c) No shares of the Title Common Stock that are outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition providing that such shares ("TITLE STOCK SUBJECT TO FORFEITURE") may be forfeited or repurchased by Title upon any termination of the shareholders' employment, directorship or other relationship with Title (and/or any affiliate of Title) under the terms of any restricted stock purchase agreement or other agreement with Title that does not by its terms provide that such repurchase option, risk of forfeiture or other condition lapses upon consummation of the Title Merger.

     3.3  Obligations With Respect to Capital Stock. Except as set forth in
Section 3.2(a) or in Part 3.3 of the Title Schedules, there are no Title equity securities or similar ownership interests of any class of Title equity security, or any securities exchangeable or convertible into or exercisable for such equity securities, interests or similar ownership interests, issued, reserved for issuance or outstanding. Except for securities Title owns free and clear of all Encumbrances, directly or indirectly through one or more subsidiaries, as of the date of this Agreement, there are no equity securities, partnership interests or similar ownership interests of any class of equity security of any subsidiary of Title, or any security exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. Except as set forth in Section 3.2(a), Part 3.2 or Part 3.3 of the Title Schedules, there are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which Title or any of its subsidiaries is a party or by which it is bound obligating Title or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of Title or any of its subsidiaries or obligating Title or any of its subsidiaries to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement. There are no registration rights and there is no voting trust, proxy or other agreement or understanding to which Title is a party or by which it is bound with respect to any equity security of any class of Title or with respect to any equity security, partnership interest or similar ownership interest of any class of any of its subsidiaries. Shareholders of Title will not be entitled to dissenters' or appraisal rights under applicable state law (including under Section 761 et seq. of Michigan Law) in connection with the Title Merger.

     3.4  Authority.

     (a) Title has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and thereby, subject to the approval of its shareholders. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Title, subject only to the approval of this Agreement and the Title Merger by Title's shareholders as contemplated by Section 6.2 and the filing of the Articles of Merger pursuant to Michigan Law. An affirmative vote of the holders of a majority of the outstanding shares of the Title is required for Title's shareholders to approve this Agreement and the Title Merger. No separate voting by a class of the Title's shareholders is or will be required in connection with the approval of the Title Merger or the other transactions contemplated hereby. This Agreement has been duly executed and delivered by Title and, assuming the due execution and delivery by Parent and Merger

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

Sub 1, constitutes the valid and binding obligations of Title, enforceable against Title in accordance with their terms, except as enforceability may be limited by bankruptcy and other similar laws affecting the rights of creditors generally and general principles of equity. Except as set forth in Part 3.4 of the Title Schedules and subject to obtaining the approval of this Agreement and the Title Merger by the Title's shareholders as contemplated by Section 6.2 and compliance with the requirements set forth in Section 3.4(b) below, the execution and delivery of this Agreement by Title does not, and the performance of this Agreement by Title will not, (i) conflict with or violate the Articles of Incorporation or Bylaws of Title or the equivalent organizational documents of any of its subsidiaries, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Title or any of its subsidiaries or by which Title or any of its subsidiaries or any of their respective properties is bound or affected, or (iii) result in any material breach of or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, or impair Title's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a material Encumbrance on any of the material properties or assets of Title or any of its subsidiaries pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise, concession, or other instrument or obligation to which Title or any of its subsidiaries is a party or by which Title or any of its subsidiaries or its or any of their respective assets are bound or affected except for such breaches or defaults which, in the aggregate, would not result in a material loss of benefits to Title or any of its subsidiaries, Parent, or Title as the surviving corporation. Part 3.4 of the Title Schedules list all consents, waivers and approvals under any of Title's or any of its subsidiaries' agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby, which, if individually or in the aggregate not obtained, would result in a material loss of benefits to Title or any of its subsidiaries, Parent ,or Title as the surviving corporation.

     (b) No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity, is required to be obtained or made by Title in connection with the execution and delivery of this Agreement or the consummation of the Title Merger, except for (i) the filing of the Articles of Merger with the Department of Consumer and Industry Services of the State of Michigan and appropriate documents with the relevant authorities of other states in which the Title is qualified to do business, (ii) the filing of the Proxy Statement/Prospectus with the SEC in accordance with Exchange Act and the effectiveness of the Registration Statement, (iii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal, foreign and state securities (or related) laws and the HSR Act and the securities or antitrust laws of any foreign country, and (iv) such other consents, authorizations, filings, approvals and registrations which if not obtained or made would not be material to the Title or Parent or have a material adverse effect on the ability of the parties hereto to consummate the Title Merger.

     3.5  Title Financial Statements.

     (a) Title has delivered to Parent an audited balance sheet of Title dated December 31, 1998, and an audited income statement and statement of changes in cash flows of Title for its fiscal year ended December 31, 1998 and an unaudited balance sheet of Title dated June 30, 1999 (the "BALANCE SHEET DATE") and an unaudited income statement of Title for the six month period ended June 30, 1999 (all such financial statements being collectively referred to herein as the "TITLE FINANCIALS") Such Title Financials (i) were prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto, except that unaudited interim financial statements may not contain footnotes and were or are subject to normal year-end adjustments, and (ii) fairly presented the consolidated financial position of Title and its subsidiaries as at the respective dates thereof and the consolidated results of Title's operations and cash flows for the periods indicated, except that the unaudited interim financial statements may not contain footnotes and were or are subject to normal year-end adjustments.

     3.6 Absence of Changes. Since the date of the Title Balance Sheet there has not been: (i) any Material Adverse Change (as defined in Section 9.3(c)) with respect to Title, Company and their subsidiaries, taken as a group, (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, or any issuance of, any of Title's or any of its subsidiaries' capital stock, or any purchase, redemption or other acquisition by Title of any of Title's capital stock or any other securities of Title or its subsidiaries or any options, warrants, calls or rights to acquire any such shares or other securities except for repurchases from employees following their termination pursuant to the terms of their pre-existing stock option or purchase agreements, (iii) any split, combination or reclassification of any of Title's or any of its subsidiaries' capital stock,
(iv) up to the date of this Agreement, any granting by Title or any of its subsidiaries of any increase in compensation or fringe benefits to any of their executive officers, or any payment by Title or any of its subsidiaries of any bonus to any of their executive officers, or any granting by Title or any of its subsidiaries of any increase in severance or termination pay to any of their executive officers or any entry by Title or any of its subsidiaries into, or material modification or amendment of, any currently effective employment, severance, termination or indemnification agreement with any executive officer or any agreement with any executive officer the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction involving Title of the nature contemplated hereby, (v) up to the date of this Agreement, any granting by Title or any of its subsidiaries of any increase in compensation or fringe benefits to any of their non-executive officer employees, or any payment by Title or any of its subsidiaries of any bonus to any of their non-executive executive officer employees, or any granting by Title or any of its subsidiaries of any increase in severance or termination pay to any non-executive officer employee or any entry by Title or any of its subsidiaries into, or material modification or amendment of, any currently effective employment, severance, termination or indemnification agreement with any non-executive officer employees or any agreement with a non-executive officer employee the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction involving Title of the nature contemplated hereby, excluding any such increases, payments, grants or other agreements which individually obligate Title to pay less than $10,000 annually to a non-executive officer employee and in the aggregate obligate Title to pay less than $50,000 at any time in the future, (vi) any material change or alteration in the policy of Title relating to the granting of stock options to its employees and consultants, (vii) entry by Title or any of its subsidiaries into, or material modification, amendment or cancellation of, any material licensing, distribution, marketing, reseller, merchant services, advertising, sponsorship or other similar agreement other than any such agreement entered into in the ordinary course of Title's business or which is terminable by Title or its subsidiaries without penalty upon no more than 90 days prior notice and/or provides (or reasonably could provide) for payments by or to Title or its subsidiaries in an amount in excess of $10,000 over the term of the agreement (such excepted agreements, collectively, "TITLE ORDINARY COURSE AGREEMENTS"),
(viii) any acquisition, sale or transfer of any material asset of Title or any of its subsidiaries other than in the ordinary course of business and other than any such agreement to which Parent has consented in writing, (ix) any material change by Title in its accounting methods, principles or practices, except as required by concurrent changes in GAAP or applicable law, or (x) any revaluation by Title of any of its assets, including, without limitation, writing off notes or accounts receivable other than in the ordinary course of business and other than revaluations or write offs of any amount, the sum of which in the aggregate is equal to less than $10,000 more than reserved in the Title Balance Sheet.

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

     3.7  Tax Returns and Audits.

     (a) Title and each of its subsidiaries have timely filed all Returns relating to Taxes required to be filed by or on behalf of Title and each of its subsidiaries with any Tax authority, such Returns are true, correct and complete in all material respects, and Title and each of its subsidiaries have paid all Taxes shown to be due on such Returns.

     (b) Title and each of its subsidiaries with respect to its employees, independent contractors, and others as appropriate have withheld and paid over to the appropriate Tax Authority all appropriate federal and state income taxes, employment or other Taxes, including but not limited to Taxes pursuant to FICA and Taxes pursuant to FUTA.

     (c) Neither Title nor any of its subsidiaries has been delinquent in the payment of any Tax nor is there any Tax deficiency outstanding, proposed or assessed against Title or any of its subsidiaries, nor has Title or any of its subsidiaries executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

     (d) No audit or other examination of any Return of Title or any of its subsidiaries by any Tax authority is presently in progress, nor has Title or any of its subsidiaries been notified of any request for such an audit or other examination.

     (e) No adjustment relating to any Returns filed by Title or any of its subsidiaries has been proposed in writing formally or informally by any Tax authority to Title or any of its subsidiaries or any representative thereof.

     (f) Neither Title nor any of its subsidiaries has any liability for unpaid Taxes which have not been accrued for or reserved on the Title Balance Sheet, whether asserted or unasserted, contingent or otherwise, which is material to Title, other than any liability for unpaid Taxes that may have accrued since the date of the Title Balance Sheet in connection with the operation of the business of Title and its subsidiaries in the ordinary course.

     (g) There is no contract, agreement, plan or arrangement to which Title is a party, including but not limited to the provisions of this Agreement and the agreements entered into in connection with this Agreement, covering any employee or former employee of Title or any of its subsidiaries that, individually or collectively, would be reasonably likely to give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162(m) of the Code. There is no contract, agreement, plan or arrangement to which the Title is a party or by which it is bound to compensate any individual for excise taxes paid pursuant to Section 4999 of the Code.

     (h) Neither Title nor any of its subsidiaries has filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by Title.

     (i) Neither Title nor any of its subsidiaries is party to or has any obligation under any tax-sharing, tax indemnity or tax allocation agreement or arrangement.

     (j) Except as may be required as a result of the Title Merger, Title and its subsidiaries have not been and will not be required to include any adjustment in Taxable income for any Tax period (or portion thereof) pursuant to
Section 481 or Section 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Closing.

     (k) None of Title's or its subsidiaries' assets are tax exempt use property within the meaning of Section 168(h) of the Code.

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

     (l) Title has made available to Parent or its legal or accounting representatives copies of all foreign, federal and state income tax and all state sales and use tax Returns for the Title and each of its subsidiaries filed for all periods since December 31, 1989.

     (m) There are no Encumbrances of any sort on the assets of the Title or any subsidiary relating to or attributable to Taxes, other than liens for Taxes not yet due and payable.

     (n) Effective as of November 1, 1997, Title made a valid election under
Section 1362 of the Code and any corresponding state or local tax provision to be an S corporation within the meaning of Sections 1361 and 1362 of the Code effective for all taxable periods beginning on or subsequent to November 1, 1997. At no time on or after November 1, 1997, including up through and including the Effective Date, has or will Title experience any of the following:(1) any corporate level Tax event under Section 1374 or any other provision of the Code; or (2) any type or form of voluntary, involuntary or inadvertent termination of its S corporation status. Title and its shareholders since November 1, 1997 have at no time taken any action or Tax return position inconsistent with the treatment of Title as an S corporation through the Effective Date. Similarly, neither Title or any of Title's shareholders from November 1, 1997 through the Effective Date have failed at any time to take any action required in order to maintain Title's S Corporation status.

     3.8  Title to Properties; Absence of Liens and Encumbrances.

     (a) Part 3.8 of the Title Schedules list all real property leases to which Title is a party and each amendment thereto that is in effect as of the date of this Agreement. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default) that could give rise to a claim against Title in an amount greater than $10,000. Other than the leaseholds created under the real property leases identified in Part 3.8 of the Title Schedules, the Title and its subsidiaries own no interests in real property.

     (b) Title has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Encumbrances, except as reflected in the Title Financials and except for liens for Taxes not yet due and payable and such Encumbrances, if any, which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby.

     3.9 Intellectual Property. For the purposes of this Agreement, the following terms have the following definitions:

     "TITLE INTELLECTUAL PROPERTY" shall mean any Intellectual Property that is owned by, or exclusively licensed to, Title or one of its subsidiaries and used or planned to be used in Title's or one of its subsidiaries' businesses as of the date of this Agreement or thereafter.

     "REGISTERED INTELLECTUAL PROPERTY" means all United States, international and foreign: (i) patents and patent applications (including provisional applications); (ii) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations or applications related to trademarks; (iii) registered copyrights and applications for copyright registration; and (iv) any other Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any state, government or other public legal authority.

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

     "TITLE REGISTERED INTELLECTUAL PROPERTY" means all of the Registered Intellectual Property owned by, or filed in the name of, Title or one of its subsidiaries and used or planned to be used in Title's or one of its subsidiaries' businesses as of the date of this Agreement or thereafter.

        (a) No material Title Intellectual Property or product or service of Title is subject to any proceeding or outstanding decree, order, judgment, agreement, or stipulation restricting in any manner the use, transfer, or licensing thereof by Title, or which may affect the validity, use or enforceability of such Title Intellectual Property.

        (b) Each material item of Title Registered Intellectual Property is valid and subsisting, all necessary registration, maintenance and renewal fees currently due in connection with such Title Registered Intellectual Property have been made and all necessary documents, recordations and certificates in connection with such Title Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Title Registered Intellectual Property.

        (c) Title or one of its subsidiaries owns and has good and exclusive title to, or has license (sufficient for the conduct of its business as currently conducted and as proposed to be conducted) to, each material item of Title Intellectual Property free and clear of any Encumbrance (excluding licenses and related restrictions) except (i) as described in Part 3.9 of Title's Schedules, (ii) as referred to in the Title Financials, (iii) for liens for Taxes not yet due and payable, and (iv) such Encumbrances, if any, which are not material in amount and which do not materially interfere with the present or planned use of Title's Intellectual Property subject thereto; and Title or one of its subsidiaries is the exclusive owner of all Trademarks used in connection with the operation or conduct of the business of Title and its subsidiaries, including the sale of any products or the provision of any services by Title and its subsidiaries.

        (d) Title or one of its subsidiaries owns exclusively, and has good title to, all copyrighted works that are material Title products or which Title otherwise expressly purports to own and are material to the operation of its business.

        (e) To the extent that any material Intellectual Property has been developed or created by a third party for Title or any of its subsidiaries, Title or its subsidiaries, as the case may be, has a written agreement with such third party with respect thereto and Title or its subsidiary thereby either (i) has obtained ownership of and is the exclusive owner of, or (ii) has obtained a license (sufficient for the conduct of its business as currently conducted and as proposed to be conducted) to all such third party's Intellectual Property in such work, material or invention to the extent it is legally possible to do so.

        (f) Neither Title has nor any of its subsidiaries transferred ownership of, or granted any exclusive license with respect to, any Intellectual Property that is material Title Intellectual Property, to any third party.

        (g) Part 3.9 of the Title Schedules list all material contracts, licenses and agreements to which Title is a party (i) with respect to material Title Intellectual Property licensed or transferred to any third party; or (ii) pursuant to which a third party has licensed or transferred any material Intellectual Property to Title.

        (h) All material contracts, licenses and agreements relating to the material Title Intellectual Property are in full force and effect. The consummation of the transactions contemplated by this Agreement will neither violate nor result in the breach, modification, cancellation, termination, or suspension of such contracts, licenses and agreements. Title and each of its subsidiaries are in material compliance with, and have not materially breached any term of any of such contracts,

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

licenses and agreements and, to the knowledge of Title and its subsidiaries, all other parties to such contracts, licenses and agreements are in compliance in all material respects with, and have not materially breached any term of, such contracts, licenses and agreements. Following the Closing Date, the Surviving Corporation will be permitted to exercise all of Title's rights under such contracts, licenses and agreements to the same extent Title would have been able to had the transactions contemplated by this Agreement not occurred and without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which Title would otherwise be required to pay.

        (i) The operation of the business of Title as such business currently is conducted, including Title's design, development, marketing and sale of the products or services of Title (including with respect to products currently under development) has not, does not and will not infringe or misappropriate the Intellectual Property of any third party or, to its knowledge, constitute unfair competition or trade practices under the laws of any jurisdiction.

        (j) Title has not received notice from any third party that the operation of the business of Title or any act, product or service of Title, infringes or misappropriates the Intellectual Property of any third party or constitutes unfair competition or trade practices under the laws of any jurisdiction.

        (k) To the knowledge of Title, no person has or is infringing or misappropriating any Title Intellectual Property.

        (l) Title and its subsidiaries have taken reasonable and appropriate steps to protect Title's and its subsidiaries' rights in Title's and such subsidiaries' confidential information and trade secrets that they wish to protect or any trade secrets or confidential information of third parties provided to Title or such subsidiaries, and, without limiting the foregoing, Title and its subsidiaries have and enforce a policy requiring each employee and contractor to execute a proprietary information/confidentiality agreement substantially in the form provided to Parent and all current and former employees and contractors of Title and its subsidiaries have executed such an agreement. All use, disclosure or appropriation of confidential information of third parties provided to Title or its subsidiaries, or of Title or its subsidiaries provided to third parties, has been pursuant to a written agreement between Title or such subsidiary and such third party.

        (m) None of Title's operating codes, programs, utilities, development tools and other software, as well as all hardware and systems, utilized by Title or any of its subsidiaries internally or to develop products or to provide services to customers, as well as all products of Title or any of its subsidiaries sold to customers (collectively, "TITLE'S SYSTEMS") will, as a result of processing data containing dates in the year 2000 and any preceding or following years, fail to initiate or operate, or to correctly store, represent and process (including sort) all dates (including single and multi-century formulas and leap year calculations) or abnormally terminate such processing in a manner materially adverse to Title's business, operations, assets or financial condition. Title's Systems operate and will operate in all material respects substantially in accordance with their specifications prior to, during and after the year 2000 or any leap years. Title's Systems have been developed and tested to support numeric and date transitions from the twentieth century to the twenty-first century, and back (including without limitation all calculations, aging, reporting, printing, displays, reversals, disaster and vital records recoveries) without material error, corruption or impact to current and/or future operations. Since January 1, 1998, neither Title nor any of its subsidiaries has given to customers any written representations or warranties or indemnities with respect to year 2000 compliance or conformity, except where Title's liability is limited to amounts paid to Title pursuant to the contract in which such representation, warranty or indemnity appears andlost profits and consequential damages are expressly excluded.

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

     3.10 Compliance with Laws; Permits; Restrictions. Neither Title nor any of its subsidiaries is, in any material respect, in conflict with, or in default or in violation of (i) any law, rule, regulation, order, judgment or decree applicable to Title or any of its subsidiaries or by which Title or any of its subsidiaries or any of their respective properties is bound or affected, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Title or any of its subsidiaries is a party or by which Title or any of its subsidiaries or its or any of their respective properties is bound or affected, except for conflicts, violations and defaults that (individually or in the aggregate) would not cause Title to lose any material benefit or incur any material liability. No investigation or review by any Governmental Entity is pending or, to Title's knowledge, has been threatened in a writing delivered to Title against Title or any of its subsidiaries, nor, to Title's knowledge, has any Governmental Entity indicated an intention to conduct an investigation of Title or any of its subsidiaries. Neither Title nor any of its subsidiaries is liable, either primarily or jointly and severally with any other party, for any material fines, penalties or other any amounts payable to any Governmental Entity. There is no agreement, judgment, injunction, order or decree binding upon Title or any of its subsidiaries which has or could reasonably be expected to have the effect of prohibiting or impairing any business practice of Title or any of its subsidiaries, any acquisition of property by Title or any of its subsidiaries, the conduct of business by Title as currently conducted, or the Title Merger or other transactions contemplated by this Agreement. Neither Title nor any of its subsidiaries is subject to any reporting or filing requirement with or to any Governmental Entity other than such requirements which are applicable to companies in Title's line of business generally.

     3.11  Compliance with Laws.

        3.11.1 Compliance with Title Applicable Law. Title and each of its subsidiaries has complied, and is now and at the Closing Date will be in compliance in all material respects with, all applicable federal, state, local or foreign laws, ordinances, regulations, and rules, and all orders, writs, injunctions, awards, judgments, and decrees applicable to it or to its assets, properties, and business, including but not limited to its business of taking applications for, originating, underwriting, processing and selling mortgage loans (collectively, "TITLE APPLICABLE LAW").

        3.11.2 Disclosures; Privacy. Each of the Title Websites and all materials distributed or marketed by Title have at all times made all disclosures to users or customers required by Title Applicable Law and none of such disclosures made or contained in any Title Website or in any such materials have been inaccurate, misleading or deceptive or in violation of Applicable Law. Title and each of its subsidiaries has at all times been in compliance with Applicable Laws relating to the privacy of users of each of the Title Websites. As used in this Agreement, "TITLE WEBSITES" means all websites or other sites accessed via the Internet or any other electronic network, including without limitation any cable-based network or private network, that are owned or operated by the Title and/or any of its subsidiaries (either alone or jointly with others), either as of the date of this Agreement or in the past, including without limitation those certain websites accessible at the following URL addresses:

     http://www.titlesourceinc.com
     http://www.etitlesource.com
     http://www.eappraisalsource.com
     http://www.etaxsource.com
     http://www.efloodsource.com
     http://www.ecreditsource.com

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

        3.11.3 No Audit. Neither Title nor any of its subsidiaries has been the subject of any audit by any governmental agency or authority (other than a Tax authority) for the purpose of determining whether Title or any of its subsidiaries have complied with Applicable Law.

        3.11.4 Title Governmental Permits. Title and each of its subsidiaries holds all permits, licenses, variances, exemptions, orders and approvals from, and has made all filings with, Governmental Entities (and quasi-governmental authorities), that are necessary for Title to conduct its present business without any violation of Title Applicable Law ("TITLE GOVERNMENTAL PERMITS") and all such Title Governmental Permits are in full force and effect. Title and each of its subsidiaries is in compliance in all material respects with the terms of the Title Governmental Permits. Neither Title nor any of its subsidiaries has received any notice or other communication from any Governmental Entity (or quasi-governmental authority) regarding (a) any actual or possible violation of law or any Title Governmental Permit or any failure to comply with any term or requirement of any Title Governmental Permit, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Title Governmental Permit.

        3.11.5 Improper Payments. Neither Title nor any of its subsidiaries, nor any director, officer, agent or employee of Title and/or any of its subsidiaries, has, for or on behalf of Title or any of its subsidiaries, (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any other unlawful payment.

     3.12 Certain Transactions and Agreements. None of the officers or directors of Title or any of its subsidiaries, nor any holders of at least 5% of the Title Common Stock, nor any member of their immediate families, has any direct or indirect ownership interest in any firm or corporation that competes with, or does business with, or has any contractual arrangement with, Title or any of its subsidiaries (except with respect to any interest in less than one percent (1%) of the stock of any corporation whose stock is publicly traded). None of said officers, directors, shareholders or any member of their immediate families, is a party to, or otherwise directly or indirectly interested in, any contract or informal arrangement with Title, except for normal compensation for services as an officer, director, employee or consultant thereof that have been disclosed to Parent and except for agreements related to the purchase of the stock of Title by , or the grant of Title Option to, such persons. None of said officers, directors, shareholders or family members has any interest in any property, real or personal, tangible or intangible (including but not limited to any Title Intellectual Property or any other Intellectual Property) that is used in, or that pertains to, the business of Title, except for the normal rights of a shareholder.

     3.13  Litigation.

     (a) There are no claims, suits, actions or proceedings pending or, to the knowledge of Title, threatened against, relating to or affecting Title or any of its subsidiaries, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that seeks to restrain or enjoin the consummation of the transactions contemplated by this Agreement or which could reasonably be expected, either singularly or in the aggregate with all such claims, actions or proceedings, to be material to Title or, following the Title Merger, to Title as the surviving corporation, or have a material adverse effect on the ability of the parties hereto to consummate the Title Merger. No Title Governmental Entity has at any time during the twelve months prior to the date of this Agreement challenged or questioned in a writing delivered to Title the legal right of Title to design, offer or sell any of its products or services in the present manner or style thereof. To the knowledge of Title, no event has occurred, and no claim, dispute or other condition or circumstance

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

exists, that will, or that would reasonably be expected to, cause or provide a bona fide basis for a director or executive officer of Title to seek indemnification from the Title.

     (b) Title has never been subject to a Government Audit, to the Title's knowledge no Government Audit is threatened or reasonably anticipated, and in the event of such Government Audit, to the knowledge of the Title no basis exists for a finding of noncompliance with any material provision of any government contract or a refund of any amounts paid or owed by any Governmental Entity pursuant to such government contract. For each item disclosed in the Title Schedules pursuant to this Section 3.13 a true and complete copy of all correspondence and documentation with respect thereto has been provided to Parent.

     3.14  Title Employee Benefit Plans.

     (a) Definitions. With the exception of the definition of "Affiliate" set forth in Section 3.14(a)(i) below (which definition shall apply only to this Section 3.14), for purposes of this Agreement, the following terms shall have the meanings set forth below:

        (i) "AFFILIATE" shall mean any other person or entity under common control with Title within the meaning of Section 414(b), (c), (m) or (o) of the Code and the regulations issued thereunder;

        (ii) "TITLE EMPLOYEE PLAN" shall mean any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written or unwritten or otherwise, funded or unfunded, including without limitation, each "employee benefit plan" within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by Title or any Affiliate for the benefit of any Title Employee;

        (iii) "TITLE EMPLOYEE" shall mean any current, former, or retired employee, officer, or director of Title or any Affiliate;

        (iv) "TITLE EMPLOYEE AGREEMENT" shall mean each management, employment, severance, consulting, relocation, repatriation, expatriation, visas, work permit or similar agreement or contract between Title or any Affiliate and any Title Employee or consultant;

        (v) "INTERNATIONAL TITLE EMPLOYEE PLAN" shall mean each Title Employee Plan that has been adopted or maintained by Title, whether informally or formally, for the benefit of Title Employees outside the United States;

        (vi) "TITLE PENSION PLAN" shall mean each Title Employee Plan which is an "employee pension benefit plan," within the meaning of Section 3(2) of ERISA.

     (b) Schedule. Part 3.14 of the Title Schedules contains an accurate and complete list of each Title Employee Plan and each Title Employee Agreement as of the date of this Agreement. Title does not have any plan or commitment to establish any new Title Employee Plan, to modify any Title Employee Plan or Title Employee Agreement (except to the extent required by law or to conform any such Title Employee Plan or Title Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Parent in writing, or as required by this Agreement), or to enter into any Title Employee Plan or Title Employee Agreement, nor does it have any intention or commitment to do any of the foregoing.

     (c) Documents. Title has provided to Parent: (i) correct and complete copies of all documents embodying to each Title Employee Plan and each Title Employee Agreement including all amendments thereto and written interpretations thereof; (ii) the most recent annual actuarial valuations, if any, prepared for each Title Employee Plan;
(iii) the three (3) most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Title Employee Plan or related trust;
(iv) if the Title Employee Plan is funded, the most recent annual and periodic accounting of Title Employee Plan assets; (v) the most recent summary plan description together with the summary of material modifications thereto, if any, required under ERISA with respect to each Title Employee Plan; (vi) all IRS determination, opinion, notification and advisory letters, and rulings relating to Title Employee Plans and copies of all applications and correspondence to or from the IRS or the DOL with respect to any Title Employee Plan; (vii) all material written agreements and contracts relating to each Title Employee Plan, including, but not limited to, administrative service agreements, group annuity contracts and group insurance contracts; (viii) all communications material to any Title Employee or Title Employees relating to any Title Employee Plan and any proposed Title Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to Title; (ix) all COBRA forms and related notices; and (x) all registration statements and prospectuses prepared in connection with each Title Employee Plan.

     (d) Title Employee Plan Compliance. (i) Title has performed in all material respects all obligations required to be performed by it under, is not in default or violation of; and has no knowledge of any default or violation by any other party to each Title Employee Plan, and each Title Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code; (ii) each Title Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code has either received a favorable determination letter from the IRS with respect to each such Plan as to its qualified status under the Code or has remaining a period of time under applicable Treasury regulations or IRS pronouncements in which to apply for such a determination letter and make any amendments necessary to obtain a favorable determination and no event has occurred which would adversely affect the status of such determination letter or the qualified status of such Plan; (iii) no "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Title Employee Plan; (iv) there are no actions, suits or claims pending, or, to the knowledge of Title, threatened or reasonably anticipated (other than routine claims for benefits) against any Title Employee Plan or against the assets of any Title Employee Plan; (v) each Title Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to Parent, Title or any of its Affiliates (other than ordinary administration expenses typically incurred in a termination event); (vi) there are no audits, inquiries or proceedings pending or, to the knowledge of Title, threatened by the IRS or DOL with respect to any Title Employee Plan; and (vii) neither Title nor any Affiliate is subject to any penalty or tax with respect to any Title Employee Plan under Section 402(i) of ERISA or Sections 4975 through 4980 of the Code. Title has made all required contributions to each Title Employee Plan through the date hereof (and the Closing Date) or has accrued such amounts on the Title Financials.

     (e) Pension Plans. Title does not now, nor has it ever, maintained, established, sponsored, participated in, or contributed to, any Pension Plan which is subject to Title IV of ERISA or Section 412 of the Code.

     (f) Multiemployer Plans. At no time has Title contributed to or been requested to contribute to any Multiemployer Plan.

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

     (g) No Post-Employment Obligations. No Title Employee Plan provides, or has any liability to provide, retiree life insurance, retiree health or other retiree employee welfare benefits to any person for any reason, except as may be required by COBRA or other applicable statute and except pursuant to Title Employee Agreements disclosed in Part 3.14(g) of the Title Schedules, and Title has never represented, promised or contracted (whether in oral or written form) to any Title Employee (either individually or to Title Employees as a group) or any other person that such Title Employee(s) or other person would be provided with retiree life insurance, retiree health or other retiree employee welfare benefit, except to the extent required by statute and except pursuant to Title Employee Agreements disclosed in Part 3.14(g) of the Title Schedules.

     (h) COBRA; FMLA. Neither Title nor any Affiliate has, prior to the Effective Time, and in any material respect, violated any of the health care continuation requirements of COBRA, the requirements of FMLA or any similar provisions of state law applicable to its Title Employees.

     (i) Effect of Transaction. Except as disclosed in Part 3.14(i) of the Title
Schedules:

        (i) The execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Title Employee Plan, Title Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Title Employee.

        (ii) No payment or benefit which will or may be made by Title or its Affiliates with respect to any Title Employee as a result of the transactions contemplated by this Agreement will be characterized as an "excess parachute payment," within the meaning of Section 280G(b)(1) of the Code or will be treated as a nondeductible expense within the meaning of Section 162 of the Code.

     (j) Employment Matters. Title and each of its subsidiaries: (i) is in compliance in all material respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Title Employees; (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to Title Employees; (iii) has properly classified independent contractors for purposes of federal and applicable state tax laws, laws applicable to employee benefits and other applicable laws; (iv) is not liable for any arrears of wages or any taxes (other than taxes that are not yet due) or any penalty for failure to comply with any of the foregoing; and (v) is not liable for any material payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Title Employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending, or, to Title's knowledge, threatened or reasonably anticipated claims or actions against Title under any worker's compensation policy or long-term disability policy. To Title's knowledge, no Title Employee of Title has violated any employment contract, nondisclosure agreement or noncompetition agreement by which such Title Employee is bound due to such Title Employee being employed by Title and disclosing to Title or using trade secrets or proprietary information of any other person or entity.

     (k) Labor. No work stoppage or labor strike against Title is pending, threatened or reasonably anticipated. Title does not know of any activities or proceedings of any labor union to organize any Title Employees. There are no actions, suits, claims, labor disputes or grievances pending, or, to the knowledge of Title, threatened or reasonably anticipated relating to any labor, safety or discrimination matters involving any Title Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate,

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result in any material liability to Title. Neither Title nor any of its subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act. Title is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Title Employees and no collective bargaining agreement is being negotiated by Title.

     (l) International Title Employee Plan. Each International Title Employee Plan has been established, maintained and administered in material compliance with its terms and conditions and with the requirements prescribed by any and all statutory or regulatory laws that are applicable to such International Title Employee Plan. Furthermore, no International Title Employee Plan has unfunded liabilities, that as of the Effective Time, will not be offset by insurance or fully accrued. Except as required by law, no condition exists that would prevent Title or Parent from terminating or amending any International Title Employee Plan at any time for any reason.

     3.15  Environmental Matters.

     (a) Hazardous Material. Except as would not result in material liability to Title, no underground storage tanks and no amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be a Hazardous Material are present, as a result of the actions of Title or any of its subsidiaries or any affiliate of Title, or, to Title's knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof that Title or any of its subsidiaries has at any time owned, operated, occupied or leased.

     (b) Title Hazardous Materials Activities. Except as would not result in a material liability to Title (in any individual case or in the aggregate) (i) neither Title nor any of its subsidiaries has transported, stored, used, manufactured, disposed of released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing Date, and (ii) neither Title nor any of its subsidiaries has disposed of; transported, sold, used, released, exposed its employees or others to or manufactured any product containing a Hazardous Material (collectively "TITLE HAZARDOUS MATERIALS ACTIVITIES") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Title Hazardous Material Activity.

     (c) Permits. Title and its subsidiaries currently hold all environmental approvals, permits, licenses, clearances and consents (the "TITLE ENVIRONMENTAL PERMITS") material to and necessary for the conduct of Title's and its subsidiaries' Hazardous Material Activities and other businesses of Title and its subsidiaries as such activities and businesses are currently being conducted.

     (d) Environmental Liabilities. No action, proceeding, revocation proceeding, amendment procedure, writ or injunction is pending, and to Title's knowledge, no action, proceeding, revocation proceeding, amendment procedure, writ or injunction has been threatened by any Governmental Entity against Title or any of its subsidiaries in a writing delivered to Title concerning any Title Environmental Permit, Hazardous Material or any Title Hazardous Materials Activity of Title or any of its subsidiaries. Title is not aware of any fact or circumstance which could involve Title or any of its subsidiaries in any environmental litigation or impose upon Title any material environmental liability.

     3.16 Agreements, Contracts and Commitments. Except as otherwise set forth in Part 3.16 of the Title Schedules, neither Title nor any of its subsidiaries is a party to or is bound by:

        (a) any employment or consulting agreement, contract or commitment with any employee or member of Title's Board of Directors, other than those (i) that are terminable by Title or any of its subsidiaries on no more than thirty days notice without liability or financial obligation, except to the extent general principles of wrongful termination law may limit Title's or any of its subsidiaries' ability to terminate employees at will, (ii) those that are implied by law, and (iii) those that would entail financial commitments by Title or its subsidiaries (whether by way of cash payments, loans, forgiveness of indebtedness, or delivery of other consideration) after the date of this Agreement of less than $10,000 in the aggregate for all such agreements, contracts or commitments;

        (b) any employee, consultant or director agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the Title Merger or the value of any of the benefits of which will be calculated on the basis of the Title Merger;

        (c) any agreement of indemnification, any guaranty or any instrument evidencing indebtedness for borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, or otherwise where Title's obligation is reasonably expected to exceed $10,000;

        (d) any agreement, obligation or commitment containing covenants purporting to limit or which effectively limit the Title's or any of its subsidiaries' freedom to compete in any line of business or in any geographic area or which would so limit Title or Title as the surviving corporation or any of its subsidiaries after the Effective Time or granting by Title or any of its subsidiaries of any exclusive distribution or other exclusive rights;

        (e) any agreement, contract or commitment currently in force relating to the disposition or acquisition by Title or any of its subsidiaries after the date of this Agreement of more than $10,000 of assets not in the ordinary course of business or pursuant to which Title has any material ownership interest in any corporation, partnership, joint venture or other business enterprise other than Title's subsidiaries;

        (f) any licensing, distribution, marketing, reseller, merchant services, advertising, sponsorship or other similar agreement other than Title Ordinary Course Agreements;

        (g) any agreement, contract or commitment currently in force to provide source code to any third party for any product or technology; or

        (h) any other agreement, contract or commitment currently in effect that is material to Title's business as presently conducted and proposed to be conducted.

     Neither Title nor any of its subsidiaries, nor to Title's knowledge any other party to a Title Contract (as defined below), is in breach, violation or default under, and neither Title nor any of its subsidiaries has received written notice that it has breached, violated or defaulted under, any of the material terms or conditions of any of the agreements, contracts or commitments to which Title or any of its subsidiaries is a party or by which it is bound that are required to be disclosed in the Title Schedules pursuant to clauses (a) through (h) above, pursuant to Section 3.9 hereof (any such agreement, contract or commitment, a "TITLE CONTRACT") in such a manner as would permit any other party to cancel or terminate any such Title Contract, or would permit any other party to seek material damages or other remedies (for any or all of such breaches, violations or defaults, in the aggregate).

     3.17 Change of Control Payments. Part 3.17 of the Title Schedules set forth each plan or agreement pursuant to which any amounts may become payable (whether currently or in the future) to current or former officers and directors of Title as a result of or in connection with the Title Merger.
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

     3.18 Insurance. Title and each of its subsidiaries have policies of insurance and bonds of the type and in amounts customarily carried by persons conducting business or owing assets similar to those of the Title and its subsidiaries. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies have been paid and the Title and its subsidiaries are otherwise in compliance in all material respects with the terms of such policies and bonds. To the knowledge of Title, there has been no threatened termination of, or material premium increase with respect to, any of such policies.

     3.19 Disclosure. The information supplied by Title for inclusion in the Registration Statement shall not at the time the Registration Statement becomes effective under the Securities Act contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The information supplied by Title for inclusion in the Proxy Statement/Prospectus shall not, on the date the Proxy Statement/Prospectus is mailed to Company's shareholders and Title's shareholders, at the time of the Title Shareholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to solicitation of proxies for the Title Shareholder's Meeting which has become materially false or misleading. The Proxy Statement/Prospectus will comply as to form in all material respects with the provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder. If at any time prior to the Effective Time any event relating to Title or any of its affiliates, officers or directors is discovered by Title which is required to be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement/Prospectus, Title shall promptly inform Parent. Notwithstanding the foregoing, Title makes no representation or warranty with respect to any information supplied by Parent, Merger Sub 1 or Merger Sub 2 which is contained in any of the foregoing documents.

     3.20 Board Approval. The Board of Directors of Title, at a meeting duly held on, or by an action by unanimous written consent of the Board of Directors of Title dated October 6, 1999, unanimously determined that as of that date the Title Merger is advisable and fair to, and in the best interests of, Title and its shareholders, approved this Agreement, the Voting Agreements, the Title Merger and the other transactions contemplated by this Agreement, and recommended that the shareholders of Title approve this Agreement and the Title Merger. There was no prior meeting of the Board of Directors of Title at which the Board considered or acted on any proposed agreement, arrangement or understanding with Parent with respect to the transactions contemplated by this Agreement, the Voting Agreements or the Title Merger.

     3.21 Brokers' and Finders' Fees. Title has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

     3.22 Affiliates. Part 3.22 of the Title Schedules is a complete list of those persons who may be deemed to be, in Title's reasonable judgment, affiliates of Title within the meaning of Rule 145 promulgated under the Securities Act (each, a "TITLE AFFILIATE").

     3.23 Pooling of Interests. To the knowledge of Title, based on consultation with its independent accountants, neither Title nor any of its directors, officers, affiliates or shareholders has taken or agreed to take any action which would preclude Parent's ability to account for either of the Mergers as a pooling of interests.

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

                                   ARTICLE IV

    REPRESENTATIONS AND WARRANTIES OF PARENT, MERGER SUB 1 AND MERGER SUB 2

     As of the date of this Agreement and as of the Closing Date, Parent, Merger Sub 1 and Merger Sub 2 represent and warrant to Company and Title, subject to the exceptions specifically disclosed in writing in the disclosure letter and referencing a specific representation delivered by Parent to Company dated as of the date hereof and certified by a duly authorized officer of Parent (the "PARENT SCHEDULES") which Parent Schedules shall be deemed, for all purposes of this Agreement (including without limitation Article VII), to be part of the representations and warranties made and given by Parent, Merger Sub 1 and Merger Sub 2 under this Article IV, as follows:

     4.1  Organization of Parent, Merger Sub 1 and Merger Sub 2.

     (a) Each of Parent, Merger Sub 1 and Merger Sub 2 (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized; (ii) has the corporate or other entity power and authority to own, lease and operate its assets and properties and to carry on its business as now being conducted; and (iii) except as would not be material to Parent, is duly qualified or licensed to do business in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary.

     (b) Parent has delivered or made available to Company a true and correct copy of the Certificate or Articles of Incorporation and Bylaws of Parent, Merger Sub 1 and Merger Sub 2, each as amended to date, and each such instrument is in full force and effect. Neither Parent nor any of its subsidiaries is in violation of any of the provisions of its Certificate or Articles of Incorporation or Bylaws or equivalent governing instruments.

     4.2  Parent and Merger Sub 1 and Merger Sub 2 Capital Structure.

     (a) Stock. The authorized capital stock of Parent consists of 250,000,000 shares of Parent Common Stock, $0.01 par value per share, and 1,344,918 shares of Parent Preferred Stock, $0.01 par value per share, of which (a) 144,918 shares are designated Series A Preferred Stock, (b) 200,000 shares have been designated Series B Junior Participating Preferred Stock ("SERIES B STOCK") and
(c) 1,000,000 shares are undesignated, and, except as expressly described above in this Section 4.2.(a), no other shares of any capital stock of Parent are authorized. At the close of business on September 30, 1999, and as adjusted to reflect a 3-for-1 stock split effective as of September 30, 1999, 188,782,911 shares of Parent Common Stock were issued and outstanding and an additional 13,026 such shares were designated as treasury stock. Each outstanding share of Parent Common Stock is entitled to one vote on each matter submitted to the shareholders for a vote. As of the date of this Agreement, no shares of Parent Preferred Stock were issued and outstanding. All of the issued and outstanding shares of Parent Common Stock have been duly authorized and validly issued and are fully paid and non-assessable. As of the date of this Agreement, the authorized capital stock of Merger Sub 1 consists of 1,000 common shares, no par value per share, of which 1,000 shares are duly authorized, validly issued and outstanding, all of which shares have been fully paid and are non-assessable and are owned by Parent. Each outstanding common share of Merger Sub 1 is entitled to one vote on each matter submitted to shareholders for a vote. As of the date of this Agreement, the authorized capital stock of Merger Sub 2 consists of 1,000 common shares, no par value per share, of which 1,000 shares are duly authorized, validly issued and outstanding, all of which shares have been fully paid and are non-assessable and are owned by Parent. Each outstanding common share of Merger Sub 2 is entitled to one vote on each matter submitted to shareholders for a vote. Each of Merger Sub 1 and Merger Sub 2 was formed for the purpose of consummating the Mergers and has no material assets or liabilities except as necessary for such purpose.

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

     (b) Options. As of September 30, 1999 and as adjusted to reflect a 3-for-1 stock split effective as of September 30, 1999, an aggregate of 30,973,610 shares of Parent Common Stock were reserved for future issuance pursuant to stock options granted by Parent and outstanding on September 30, 1999, and as of that date an additional 6,341,401 shares of Parent Common Stock were reserved and available for the grant of future stock options under all Parent's stock option or equity incentive plans. Except for (a) the above-mentioned options to purchase shares of Parent Common Stock, (b) outstanding rights to purchase shares of Parent Common Stock under Parent's 1996 Employee Stock Purchase Plan (under which, as of September 30, 1999, a total of 1,270,623 shares of Parent Common Stock remain available for purchase), and (c) preferred share purchase rights to purchase 1/3000 of a share of Parent Series B Stock (and potentially Parent Common Stock under certain terms) that are outstanding under Parent's Amended and Restated Rights Agreement dated October 7, 1998 among Parent and American Stock Transfer and Trust Company as rights agent (the "PARENT RIGHTS PLAN"), there were no options, warrants, convertible securities or other securities, calls, commitments or conversion privileges outstanding to purchase or otherwise acquire (whether directly or indirectly) from Parent any shares of Parent's authorized but unissued capital stock or any securities convertible into or exchangeable for any shares of Parent's capital stock. The Parent Rights Plan provides for the issuance of one (1) such right with respect to each share of Parent Common Stock issued after May 11, 1998, subject to the exceptions provided in the Parent Rights Agreement, none of which currently applies to the Parent Common Stock issuable in the Mergers or pursuant to the exercise of Company options assumed in the Company Merger.

     (c) The Parent Common Stock to be issued in the Mergers, when issued in accordance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, the Certificate of Incorporation or bylaws of Parent or any agreement or document to which Parent is a party or by which it is bound.

     4.3  Authority.

     (a) Parent has all requisite corporate power and authority to enter into this Agreement, the Stock Option Agreement and the Voting Agreements and to consummate the transactions contemplated hereby and thereby. Merger Sub 1 and Merger Sub 2 have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, the Stock Option Agreement and the Voting Agreements and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Parent, Merger Sub 1 and Merger Sub 2, subject only to the filing of the Articles of Merger pursuant to Michigan Law. No vote of Parent's shareholders is required to approve this Agreement, the Mergers, the issuance of Parent Common Stock pursuant to the Mergers or any other transaction described in this Agreement. This Agreement, the Stock Option Agreement and the Voting Agreements have each been duly executed and delivered by Parent and this Agreement has been duly executed and delivered by each of Merger Sub 1 and Merger Sub 2 and, assuming the due authorization, execution and delivery by Company and Title, constitute the valid and binding obligations of Parent, Merger Sub 1 and Merger Sub 2, respectively, enforceable against Parent, Merger Sub 1 and Merger Sub 2 in accordance with their terms, except as enforceability may be limited by bankruptcy and other similar laws affecting the rights of creditors generally and general principles of equity. The execution and delivery of this Agreement, the Stock Option Agreement and the Voting Agreements by Parent and the execution and delivery of this Agreement by each of Merger Sub 1 and Merger Sub 2 does not, and the performance of this Agreement, the Stock Option Agreement and the Voting Agreements by Parent and the performance of this Agreement by each of Merger Sub 1 and Merger Sub 2 will not, (i) conflict with or violate the Certificate of Incorporation, or Articles of Incorporation, as applicable, or Bylaws of Parent, Merger Sub 1 or Merger Sub 2 or the equivalent organizational documents of

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

any of their subsidiaries, (ii) subject to compliance with the requirements set forth in Section 4.3(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Parent, Merger Sub 1 or Merger Sub 2 or any of their subsidiaries or by which any of them or their respective properties is bound or affected, or (iii) result in any material breach of or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, or impair Parent's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of; or result in the creation of a material Encumbrance on any of the material properties or assets of Parent, Merger Sub 1 or Merger Sub 2 or any of their subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent, Merger Sub 1 or Merger Sub 2 or any of their subsidiaries is a party or by which Parent, Merger Sub 1 or Merger Sub 2 or any of their subsidiaries or any of their respective properties are bound or affected. Part
4.3 of the Parent Schedules list all consents, waivers and approvals under any of Parent's or any of its subsidiaries' agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby, which, if individually or in the aggregate not obtained, would result in a material loss of benefits to Parent as a result of the Mergers.

     (b) No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity is required to be obtained or made by Parent, Merger Sub 1 or Merger Sub 2 in connection with the execution and delivery of this Agreement, the Stock Option Agreement and the Voting Agreements or the consummation of the Mergers, except for (i) the filing of the Articles of Merger with the Department of Consumer and Industry Services of the State of Michigan, (ii) the filing of the Registration Statement and a Schedule 13D with regard to the Stock Option Agreement and the Voting Agreements in accordance with the Securities Act and the Exchange Act, and the effectiveness of the Registration Statement, (iii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal, foreign and state securities (or related) laws and the HSR Act and the securities or antitrust laws of any foreign country, and (iv) such other consents, authorizations, filings, approvals and registrations which if not obtained or made would not be material to Parent or Company or have a material adverse effect on the ability of the parties hereto to consummate the Mergers.

     4.4  SEC Filings; Parent Financial Statements.

     (a) Parent has filed all forms, reports and documents required to be filed by Parent with the SEC since January 1, 1997, and has made available to Company and Title such forms, reports and documents in the form filed with the SEC. All such required forms, reports and documents (including those that Parent may file subsequent to the date hereof) are referred to herein as the "PARENT SEC REPORTS." As of their respective dates, the Parent SEC Reports (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Parent SEC Reports, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent corrected prior to the date of this Agreement by a subsequently filed Parent SEC Report. All documents required to be filed as exhibits to the Parent SEC Reports have been so filed. None of Parent's subsidiaries is required to file any forms, reports or other documents with the SEC pursuant to the Securities Act or the Exchange Act.

     (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Parent SEC Reports (the "FILED PARENT FINANCIALS"), including any Parent

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SEC Reports filed after the date hereof until the Closing, (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q, 8-K or any successor form under the Exchange Act) and (iii) fairly presented the consolidated financial position of Parent and its subsidiaries as at the respective dates thereof and the consolidated results of Parent's operations and cash flows for the periods indicated, except that the unaudited interim financial statements may not contain footnotes and were or are subject to normal and recurring year-end adjustments. By letter dated as of the date of this Agreement, Parent has delivered to Company the consolidated financial statements of Parent for its fiscal year ended July 31, 1999 (consisting of a consolidated balance sheet of Parent at July 31, 1999 (the "PARENT BALANCE SHEET"), and a consolidated Statement of Operations, a consolidated Statement of Stockholders' Equity and a consolidated Statement of Cash Flows of Parent for the year ended July 31, 1999) (collectively, the "UNAUDITED PARENT FISCAL 1999 FINANCIAL STATEMENTS"). The Unaudited Parent Fiscal 1999 Financial Statements (a) are currently unaudited, and (b) were prepared in accordance with GAAP applied on a consistent basis throughout the period involved (except as may be indicated in the notes thereto or as may be permitted by the SEC on Form 10-Q, 8-K or any successor form under the Exchange Act) and (c) fairly presented the consolidated financial position of Parent and its subsidiaries as at the respective dates thereof and the consolidated results of Parent's operations and cash flows for the periods indicated, except for normal and recurring year-end adjustments. The Unaudited Parent Fiscal 1999 Financial Statements do not yet comply as to form with published rules and regulations of the SEC since they are unaudited. Except as disclosed in the Filed Parent Financials or the Unaudited Parent Fiscal 1999 Financial Statements, since the date of the Parent Balance Sheet neither Parent nor any of its subsidiaries has any liabilities required under GAAP to be set forth on a balance sheet (absolute, accrued, contingent or otherwise) which are, individually or in the aggregate, material to the business, results of operations or financial condition of Parent and its subsidiaries taken as a whole, except for liabilities incurred since the date of the Parent Balance Sheet in the ordinary course of business consistent with past practices and liabilities incurred in connection with this Agreement.

     (c) Parent has heretofore furnished to Company and Title a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by Parent with the SEC pursuant to the Securities Act or the Exchange Act.

     4.5 Absence of Changes. Since the date of the Parent Balance Sheet there has not been: (i) any Material Adverse Change with respect to Parent, (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of Parent's or any of its subsidiaries' capital stock, or any purchase, redemption or other acquisition by Parent of any of Parent's capital stock or any other securities of Parent or its subsidiaries or any options, warrants, calls or rights to acquire any such shares or other securities except for repurchases from employees following their termination pursuant to the terms of their pre-existing stock option or purchase agreements, (iii) any split, combination or reclassification of any of Parent's or any of its subsidiaries' capital stock,
(iv) any material change by Parent in its accounting methods, principles or practices, except as required by concurrent changes in GAAP or applicable law, or (v) any revaluation by Parent of any of its assets, including, without limitation, writing off notes or accounts receivable other than in the ordinary course of business.

     4.6 Litigation. There are no claims, suits, actions or proceedings pending or, to the knowledge of Parent, threatened against, relating to or affecting Parent or any of its subsidiaries, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator

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that seeks to restrain or enjoin the consummation of the transactions contemplated by this Agreement or which could reasonably be expected, either singularly or in the aggregate with all such claims, actions or proceedings, to be material to Parent or have a material adverse effect on the ability of the parties hereto to consummate the Mergers.

     4.7 Disclosure. The information supplied by Parent for inclusion in the Registration Statement shall not at the time the Registration Statement becomes effective under the Securities Act contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The information supplied by Parent for inclusion in the Proxy Statement/Prospectus shall not, on the date the Proxy Statement/Prospectus is mailed to Company's shareholders and to Title's shareholders, at the time of the Company Shareholders' Meeting, or the Title Shareholder's Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Shareholders' Meeting which has become materially false or misleading. The Registration Statement will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations thereunder. If at any time prior to the Effective Time, any event relating to Parent or any of its affiliates, officers or directors is discovered by Parent which is required to be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement/Prospectus, Parent shall promptly inform Company. Notwithstanding the foregoing, Parent makes no representation or warranty with respect to any information supplied by Company which is contained in any of the foregoing documents.

     4.8 Pooling of Interests. To the knowledge of Parent, based on consultation with its independent accountants, neither Parent nor any of its directors, officers, affiliates or stockholders has taken or agreed to take any action which would preclude Parent's ability to account for the Mergers as a pooling of interests.

     4.9 Affiliates. Part 4.9 of the Parent Schedules is a complete list of those persons who may be deemed to be, in Parent's reasonable judgment, affiliates of Parent within the meaning of Rule 145 promulgated under the Securities Act (each a "PARENT AFFILIATE").

                                   ARTICLE V

                      CONDUCT PRIOR TO THE EFFECTIVE TIME

     5.1 Conduct of Business by Company. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, each of Company, Title and each of its subsidiaries shall, except to the extent that Parent shall otherwise consent in writing or as otherwise specifically required or permitted by this Agreement or as set forth in Part 5.1 of the Company Schedules or Title Schedules, carry on their business in all material respects in the usual, regular and ordinary course, in substantially the same manner as heretofore conducted and in compliance in all material respects with all applicable laws and regulations, pay its debts and taxes when due subject to good faith disputes over such debts or taxes, pay or perform other material obligations when due, and use its commercially reasonable efforts consistent with past practices and policies to (i) preserve intact their present business organization, (ii) keep available the services of their present officers and employees and (iii) preserve their relationships with customers, suppliers, licensors, licensees, and others with which they have business

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dealings. In addition, Company and Title will promptly notify Parent of any material event involving its business or operations.

     In addition, except as permitted by the terms of this Agreement or as otherwise specifically required or permitted by this Agreement, and except as provided in Part 5.1 of the Company Schedules or in Part 5.1 of the Title Schedules, without the prior written consent of Parent, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Company and Title shall not do any of the following and shall not permit their subsidiaries to do any of the following:

        (a) Waive any stock repurchase rights, accelerate, amend or change the period of exercisability of options or repurchase of restricted stock (including Company Stock Subject to Forfeiture and Title Stock Subject to Forfeiture), or reprice options granted under any employee, consultant, director or other stock plans or authorize cash payments in exchange for any options granted under any of such plans;

        (b) Grant any severance or termination pay to any officer or employee or adopt any new severance plan, except pursuant to written agreements in effect, or written plans or policies existing, except as otherwise disclosed in writing to Parent before the dated of this Agreement and expressly approved by Parent in writing in advance, or permitted by Section 5.1(k), and except for making any severance or termination payments that do not exceed $10,000 individually or $200,000 in the aggregate between both Company and Title;

        (c) Transfer or license to any person or entity or otherwise extend, amend or modify in any material respect any rights to any material Company Intellectual Property or Title Intellectual Property, other than non-exclusive licenses in the ordinary course of business and consistent with past practice;

        (d) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock (except for distributions by Title to its shareholders of amounts equal to their tax obligations with respect to the earnings of Title for the tax year beginning on January 1, 1999 (and to the extent that the Title Merger is not consummated prior to January 1, 2000, for the tax year beginning on January 1, 2000) in accordance with the terms of the Title Source, Inc. Shareholders Agreement dated as of November 28, 1997 as to which distributions have not already been made to them in an amount not to exceed Five Hundred Thousand Dollars ($500,000) (the "PERMITTED TITLE DISTRIBUTION")) or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

        (e) Purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock of Company or its subsidiaries or of Title or its subsidiaries, except repurchases of unvested shares at cost in connection with the termination of the employment relationship with any employee pursuant to stock option or purchase agreements in effect on the date hereof;

        (f) Issue, deliver, sell, authorize, pledge or otherwise encumber any shares of capital stock or any securities convertible into shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of capital stock or any securities convertible into, or exercisable or exchangeable for, shares of capital stock, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible, exercisable or exchangeable securities, other than (i) grants of Company Options to newly hired employees and current employees, consistent with Company's past practices regarding such grants, not to exceed Company Options in respect of 100,000 shares of Company Common Stock in the aggregate, and (ii) the issuance delivery and/or

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sale of shares of Company Common Stock pursuant to the exercise of Company
Options outstanding as of the date of this Agreement and Company Options granted pursuant to the preceding clause (i);

        (g) Cause, permit or propose any amendments to its Articles of Incorporation, Bylaws or other charter documents (or similar governing instruments of any of its subsidiaries);

        (h) Acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a material portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof; or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of Company, Title and their subsidiaries, taken as a whole, except in the ordinary course of business or enter into any material joint ventures, strategic partnerships or alliances;

        (i) Sell, lease, license, encumber or otherwise dispose of any properties or assets which are, material, individually or in the aggregate, to the business of Company, Title and their subsidiaries, taken as a whole except in the ordinary course of business;

        (j) Incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Company or Title, enter into any "keep well" or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing except in the ordinary course of business or pursuant to existing written loan agreements that constitute either a Company Contract or a Title Contract;

        (k) Adopt or amend any employee benefit plan or employee stock purchase or employee stock option plan; enter into, amend, terminate or waive any rights under any employment agreement or collective bargaining agreement (other than offer letters and letter agreements entered into in the ordinary course of business consistent with past practice with employees who are terminable "at will"); pay any special bonus or special remuneration to any director or employee; increase the salaries or wage rates or fringe benefits (other than in the ordinary course of business, consistent with past practice or as required by applicable law) of, or make any change with respect to the rights to severance, indemnification, or acceleration of options for, its directors, officers, employees or consultants; change in any material respect any management policies or procedures; except pursuant to written plans, policies or agreements existing as of the date of this Agreement, or except as otherwise disclosed to Parent before the date of this Agreement and expressly approved by Parent in writing in advance, and except for any bonuses (other than those constituting severance or termination pay) to non-executive officer employees that do not exceed $600,000 in the aggregate between both Company and Title; and except for salary increases that, in the aggregate between both Company and Title, do not exceed $100,000 calculated on an annualized basis;

        (1) Except as set forth in Part 5.1(l) of the Company Disclosure Schedules, make any payments outside of the ordinary course of business, or any material capital expenditures, capital additions or capital improvements outside of the ordinary course of business in excess of $100,000 individually or $500,000 in the aggregate between both Company and Title (including for purposes of calculating such aggregate amount, any payments, discharges or satisfactions outside of the ordinary course of business permitted under Section 5.1(q) below);

        (m) Modify, amend or terminate any material Company Contract or Title Contract or other material contract or agreement to which Company or any subsidiary thereof or Title or any subsidiary thereof is a party or waive, release or assign any material rights or claims thereunder, outside the ordinary course of business;

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

        (n) Enter into (i) any licensing, distribution, marketing, reseller, merchant services, advertising, sponsorship or other similar agreement other than in the ordinary course of business, consistent with, as applicable, Company's or Title's past practice, or (ii) any contracts, agreements, or obligations granting any exclusive distribution or other exclusive rights;

        (o) Except as required by GAAP, materially revalue any of its assets or make any change in accounting methods, principles or practices;

        (p) Take any action that would be reasonably likely to prevent Parent from accounting for each of the Mergers as a pooling of interests, whether or not otherwise permitted by the provisions of this Article V;

        (q) Pay, discharge or satisfy any material claim, liability or obligation arising other than in the ordinary course of business, other than the payment, discharge or satisfaction of liabilities (i) reflected or reserved against in Company Financials as to Company and in the Title Financials as to Title or (ii) not in excess of $25,000 individually or $200,000 in the aggregate between both Company and Title (including for purposes of calculating such aggregate amount, any payments of amounts outside of the ordinary course of business permitted under Section 5.1(l) below);

        (r) Enter into any Rights Agreement, or take or fail to take any action which would, or could reasonably be expected to, cause the Company's representations set forth in Section 2.23 to be or become untrue in any respect; or

        (s) Agree in writing or otherwise to take any of the actions described in Section 5.1 (a) through (r) above.

     5.2 Waiver Proposals. At any time after the date of this Agreement and prior to the Effective Time, either of Company or Title may deliver to Parent a written notice proposing a specific waiver of any of the covenants contained in the following subsections of Section 5.1: (b), (c), (h), (i), (j), (k), (l),
(m), (n), (o), (q) or (s) (but as to (s) solely with respect to subsections subsections (b), (c), (h), (i), (j), (k), (l), (m), (n), (o) or (q)), and
setting forth the reasons for such proposal (a "WAIVER PROPOSAL"). Each Waiver Proposal shall be delivered by facsimile transmission and email to each of Zan Hamilton (zan_hamilton@intuit.com), Mark Goines (mark_goines@intuit.com) and Fran Smallson (fran_smallson@intuit.com) of Parent (and to such other persons as Parent shall designate in writing from time to time) and shall state prominently "PURSUANT TO SECTION 5.2 OF THE AGREEMENT AND PLAN OF MERGER, FAILURE TO RESPOND TO THIS NOTICE WITHIN SEVEN CALENDAR DAYS SHALL BE DEEMED CONSENT TO THE WAIVER PROPOSED HEREIN." In the event that Parent does not respond to a Waiver Proposal within seven calendar days of its delivery in accordance with this paragraph, the Waiver Proposal shall be deemed agreed to by Parent for purposes of this
Section 5.1. In the event that Parent responds to a Waiver Proposal within such seven calendar period and Parent does not, in such response, expressly consent to the Waiver Proposal, then the Waiver Proposal shall not be deemed agreed to and the parties shall use reasonable commercial efforts to thereafter discuss the contents of the Waiver Proposal. Nothing in this Section 5.2 shall be deemed to require Parent to consent to any Waiver Proposal.

                                   ARTICLE VI

                             ADDITIONAL AGREEMENTS

     6.1 Proxy Statement/Prospectus; Registration Statement; Antitrust and Other Filings. As promptly as practicable after the execution of this Agreement, Company, Title and Parent will

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prepare and file with the SEC, the Proxy Statement/Prospectus and Parent will prepare and file with the SEC the Registration Statement in which the Proxy Statement/Prospectus will be included as a prospectus. Each of Company, Title and Parent will promptly respond to any comments of the SEC, will use its respective commercially reasonable efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and each of Company and Title will cause the Proxy Statement/Prospectus to be mailed to its respective shareholders at the earliest practicable time after the Registration Statement is declared effective by the SEC. As promptly as practicable after the date of this Agreement, (i) each of Company, Daniel Gilbert, if required to do so in order to receive shares of Parent Common Stock in compliance with the requirements of the HSR Act and the regulations thereunder upon the consummation of either of the Mergers, and Parent will prepare and file with the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice Notification and Report Forms relating to the transactions contemplated herein as required by the HSR Act, as well as comparable pre-merger notification forms required by the merger notification or control laws and regulations of any applicable jurisdiction, as agreed to by the parties (the "ANTITRUST FILINGS") and (ii) each of Company, Title and Parent will prepare and file any other filings required to be filed by it under the Exchange Act, the Securities Act or any other Federal, state or foreign laws relating to the Mergers and the transactions contemplated by this Agreement (the "OTHER FILINGS"). Company, Title and Parent each shall promptly supply the other with any information which may be required in order to effectuate any filings pursuant to this Section 6.1. Each of Company, Title and Parent will notify the other promptly upon the receipt of any comments from the SEC or its staff or any other government officials in connection with any filing made pursuant hereto and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Registration Statement, the Proxy Statement/Prospectus or any Antitrust Filings or Other Filings or for additional information and will supply the other with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Registration Statement, the Proxy Statement/Prospectus, the Mergers or any Antitrust Filing or Other Filing. Each of Company, Title and Parent will cause all documents that it is responsible for filing with the SEC or other regulatory authorities under this Section 6.1 to comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement/Prospectus, the Registration Statement or any Antitrust Filing or Other Filing, Company, Title or Parent, as the case may be, will promptly inform the others of such occurrence and cooperate in any required filing with the SEC or its staff or any other government officials, and/or mailing to shareholders of Company and Title, such amendment or supplement. Neither Parent nor any of its affiliates shall be under any obligation to make proposals, execute or carry out agreements or submit to orders providing for the sale or other disposition or holding separate (through the establishment of a trust or otherwise) of any assets or categories of assets of Parent, any of its affiliates, Company or Title or the holding separate of the shares of Company Common Stock or Title Common Stock or imposing or seeking to impose any limitation on the ability of Parent or any of its subsidiaries or affiliates to conduct their business or own such assets or to acquire, hold or exercise full rights of ownership of the shares of Company Common Stock.

     6.2  Meeting of Company Shareholders and Meeting of Title Shareholders.

     (a)(i) As promptly as practicable after the date hereof, Company will take all action necessary in accordance with the Michigan Law and its Articles of Incorporation and Bylaws to call, notice, convene and hold the Company Shareholders' Meeting to be held as promptly as practicable, and in any event (to the extent permissible under applicable law) within 45 days after the declaration of effectiveness of the Registration Statement, for the purpose of voting upon approval of this Agreement and the Company Merger. Subject to
Section 6.2(c), Company will solicit from its

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shareholders proxies with respect to the approval of this Agreement and the
Company Merger and will take all other action necessary or advisable to collect proxies and convene and conduct a meeting of Company's shareholders at which a quorum is present to consider and act upon this Agreement and the transactions contemplated thereby. Notwithstanding anything to the contrary contained in this Agreement, Company may adjourn or postpone the Company Shareholders' Meeting to the extent necessary to ensure that any necessary supplement or amendment to the Proxy Statement/Prospectus is provided to Company's shareholders in advance of a vote on the Company Merger and this Agreement or, if as of the time that Company Shareholders' Meeting is originally scheduled (as set forth in the Proxy Statement/Prospectus) there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Shareholders' Meeting. Company shall ensure that the Company Shareholders' Meeting is called, noticed, convened, held and conducted prior to and separate from any meeting of Company's shareholders at which any Acquisition Proposal or Acquisition Transaction is considered or voted upon, and that all proxies solicited by Company in connection with the Company Shareholders' Meeting are solicited in compliance with Michigan Law, its Articles of Incorporation and Bylaws, the rules of Nasdaq and all other applicable legal requirements. Company's obligation to call, give notice of, convene, hold and conduct the Company Shareholders' Meeting in accordance with this Section 6.2(a) shall not be limited to or otherwise affected by the commencement, disclosure, announcement or submission to Company of any Acquisition Proposal (as defined in Section 6.4) (including a Superior Offer (as defined in Section 6.2(c)), or by any withdrawal, amendment or modification of the recommendation of the Board of Directors of Company to Company's shareholders to approve this Agreement and the Company Merger.

        (ii) As promptly as practicable after the date hereof, Title will take all action necessary in accordance with the Michigan Law and its Articles of Incorporation and Bylaws to call, notice, convene and hold the Title Shareholders' Meeting to be held as promptly as practicable, and in any event (to the extent permissible under applicable law) within 45 days after the declaration of effectiveness of the Registration Statement, for the purpose of voting upon approval of this Agreement and the Title Merger. Subject to Section 6.2(c), Title will solicit from its shareholders proxies with respect to the approval of this Agreement and the Title Merger and will take all other action necessary or advisable to collect proxies and convene and conduct a meeting of Title's shareholders at which a quorum is present to consider and act upon this Agreement and the transactions contemplated thereby. Notwithstanding anything to the contrary contained in this Agreement, Title may adjourn or postpone the Title Shareholders' Meeting to the extent necessary to ensure that any necessary supplement or amendment to the Proxy Statement/Prospectus is provided to Title's shareholders in advance of a vote on the Title Merger and this Agreement or, if as of the time that Title Shareholders' Meeting is originally scheduled (as set forth in the Proxy Statement/ Prospectus) there are insufficient shares of Title Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Title Shareholders' Meeting. Title shall ensure that the Title Shareholders' Meeting is called, noticed, convened, held and conducted prior to and separate from any meeting of Title's shareholders at which any Acquisition Proposal or Acquisition Transaction is considered or voted upon, and that all proxies solicited by Title in connection with the Title Shareholders' Meeting are solicited in compliance with Michigan Law, its Articles of Incorporation and Bylaws, and all other applicable legal requirements. Title's obligation to call, give notice of, convene, hold and conduct the Title Shareholders' Meeting in accordance with this Section 6.2(a) shall not be limited to or otherwise affected by the commencement, disclosure, announcement or submission to Title of any Acquisition Proposal (as defined in Section 6.4) (including a Superior Offer (as defined in Section 6.2(c)), or by any withdrawal, amendment or modification of the recommendation of the Board of Directors of Title to Title's shareholders to approve this Agreement and the Title Merger.

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     (b)(i) Subject to Section 6.2(c): (i) the Board of Directors of Company
shall recommend that Company's shareholders vote in favor of and approve this Agreement and the Company Merger at the Company Shareholders' Meeting; (ii) the Proxy Statement/Prospectus shall include a statement to the effect that the Board of Directors of the Company has recommended that Company's shareholders vote in favor of and approve this Agreement and the Company Merger at the Company Shareholders' Meeting; and (iii) neither the Board of Directors of Company nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to Parent, the recommendation of the Board of Directors of Company that Company's shareholders vote in favor of and approve this Agreement and the Company Merger. For purposes of this Agreement, said recommendation of the Board of Directors shall not be deemed to have been modified in a manner adverse to Parent if said recommendation shall no longer be unanimous, provided that, it is still approved by a majority of the Company's directors then in office.

        (ii) Subject to Section 6.2(c): (i) the Board of Directors of Title shall recommend that Title's shareholders vote in favor of and approve this Agreement and the Title Merger at the Title Shareholders' Meeting; (ii) the Proxy Statement/Prospectus shall include a statement to the effect that the Board of Directors of Title has recommended that Title's shareholders vote in favor of and approve this Agreement and the Title Merger at the Title Shareholders' Meeting; and (iii) neither the Board of Directors of Title nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to Parent, the recommendation of the Board of Directors of Title that Title's shareholders vote in favor of and approve this Agreement and the Title Merger. For purposes of this Agreement, said recommendation of the Board of Directors shall not be deemed to have been modified in a manner adverse to Parent if said recommendation shall no longer be unanimous, provided that, it is still approved by a majority of the Title's directors then in office.

     (c)(i) Nothing in this Agreement shall prevent the Board of Directors of Company from withholding and withdrawing its recommendation in favor of this Agreement and the Company Merger and substituting therefor a statement to the shareholders of Company that, because of special circumstances, the Board of Directors has determined that it can make no recommendation with respect to this Agreement or the Company Merger (together with a description of the basis for that determination) either at the same time that the Proxy Statement/Prospectus is mailed by Company to Company's shareholders or thereafter if prior to any such time each of the following shall have occurred (a) a Superior Offer is made to Company and is not withdrawn, (b) Company shall have provided written notice to Parent (a "NOTICE OF SUPERIOR OFFER") advising Parent that Company has received a Superior Offer, specifying all of the material terms and conditions of such Superior Offer and identifying the person or entity making such Superior Offer, (c) Parent shall not have, within five business days of Parent's receipt of the Notice of Superior Offer, made an offer that Company's Board by a majority vote determines in its good faith judgment (after consulting with its financial adviser) to be at least as favorable to Company's shareholders as such Superior Offer (it being agreed that the Board of Directors of Company shall convene a meeting to consider any such offer by Parent promptly following the receipt thereof), (d) the Board of Directors of Company concludes in good faith, after consultation with its outside counsel, that, in light of such Superior Offer, the withholding and withdrawal of such recommendation and the substitution therefor of a statement by the Board of Directors to the shareholders of Company that it can make no recommendation with respect to this Agreement or the Company Merger (together with a description of the basis for that determination) is required in order for the Board of Directors of Company to comply with its fiduciary obligations to Company's shareholders under applicable law and (e) Company shall not have violated any of the restrictions set forth in Section 6.4 or this Section 6.2. Company shall provide Parent with at least three business days prior notice (or such lesser prior notice as provided to the members of Company's Board of Directors) of any meeting of Company's Board of Directors at which Company's Board of

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Directors is reasonably expected to consider any Acquisition Proposal (as defined in Section 6.4) to determine whether such Acquisition Proposal is a Superior Offer. Nothing contained in this Section 6.2 shall limit Company's obligation to hold and convene the Company Shareholders' Meeting (regardless of whether the recommendation of the Board of Directors of Company in favor of this Agreement and the Company Merger shall have been withdrawn or withheld) and should such recommendation be withdrawn or withheld the Board of Directors of Company shall substitute therefor a statement to the shareholders of Company that, because of special circumstances, the Board of Directors has determined that it can make no recommendation with respect to this Agreement or the Company Merger (together with a description of the basis for that determination). For purposes of this Agreement "SUPERIOR OFFER" shall mean an unsolicited, bona fide written proposal made by a third party to consummate any of the following transactions: (i) a merger, consolidation or statutory share exchange involving Company pursuant to which the shareholders of Company immediately preceding such transaction hold less than 50% of the equity interest in the surviving or resulting entity of such transaction, (ii) the acquisition by any person or group (including by way of a tender offer or an exchange offer or a two step transaction involving a tender offer followed with reasonable promptness by a merger involving Company), directly or indirectly, of ownership of 100% of the then outstanding shares of capital stock of Company, or (iii) a sale of all or substantially all of Company's assets on terms that the Board of Directors of Company determines by majority vote, in its good faith judgment (after consulting with its financial adviser) to be more favorable to Company's shareholders than the terms of the Company Merger.

        (ii) Nothing in this Agreement shall prevent the Board of Directors of Title from withholding and withdrawing its recommendation in favor of this Agreement and the Title Merger and substituting therefor a statement to the shareholders of Title that, because of special circumstances, the Board of Directors has determined that it can make no recommendation with respect to this Agreement or the Title Merger (together with a description of the basis for that determination) either at the same time that the Proxy Statement/Prospectus is mailed by Title to Title's shareholders or thereafter if prior to any such time each of the following shall have occurred (a) a Title Superior Offer is made to Title and is not withdrawn, (b) Title shall have provided written notice to Parent (a "NOTICE OF TITLE SUPERIOR OFFER") advising Parent that Title has received a Title Superior Offer, specifying all of the material terms and conditions of such Title Superior Offer and identifying the person or entity making such Title Superior Offer, (c) Parent shall not have, within five business days of Parent's receipt of the Notice of Title Superior Offer, made an offer that the Title Board by a majority vote determines in its good faith judgment (after consulting with its financial adviser) to be at least as favorable to Title's shareholders as such Title Superior Offer (it being agreed that the Board of Directors of Title shall convene a meeting to consider any such offer by Parent promptly following the receipt thereof), (d) the Board of Directors of Title concludes in good faith, after consultation with its outside counsel, that, in light of such Title Superior Offer, the withholding and withdrawal of such recommendation and the substitution therefor of a statement by the Board of Directors to the shareholders of Title that it can make no recommendation with respect to this Agreement or the Title Merger (together with a description of the basis for that determination) is required in order for the Board of Directors of Title to comply with its fiduciary obligations to Title's shareholders under applicable law and (e) Title shall not have violated any of the restrictions set forth in Section 6.4 or this Section 6.2. Title shall provide Parent with at least three business days prior notice (or such lesser prior notice as provided to the members of Title's Board of Directors) of any meeting of Title's Board of Directors at which Title's Board of Directors is reasonably expected to consider any Acquisition Proposal (as defined in Section 6.4) to determine whether such Acquisition Proposal is a Title Superior Offer. Nothing contained in this Section 6.2 shall limit Title's obligation to hold and convene the Title Shareholders' Meeting (regardless of whether the recommendation of the Board of Directors of Title in favor of this Agreement and the Title Merger shall have been withdrawn or withheld) and should such recommendation be withdrawn

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or withheld the Board of Directors of Title shall substitute therefor a statement to the shareholders of Title that, because of special circumstances, the Board of Directors has determined that it can make no recommendation with respect to this Agreement or the Title Merger (together with a description of the basis for that determination). For purposes of this Agreement "TITLE SUPERIOR OFFER" shall mean an unsolicited, bona fide written proposal made by a third party to consummate any of the following transactions: (i) a merger, consolidation or statutory share exchange involving Title pursuant to which the shareholders of Title immediately preceding such transaction hold less than 50% of the equity interest in the surviving or resulting entity of such transaction,
(ii) the acquisition by any person or group (including by way of a tender offer or an exchange offer or a two step transaction involving a tender offer followed with reasonable promptness by a merger involving Title), directly or indirectly, of ownership of 100% of the then outstanding shares of capital stock of Title, or (iii) a sale of all or substantially all of Title's assets on terms that the Board of Directors of Title determines by majority vote, in its good faith judgment (after consulting with its financial adviser) to be more favorable to Title's shareholders than the terms of the Title Merger.

     (d) Nothing contained in this Agreement shall prohibit Company or its Board of Directors from taking and disclosing to its shareholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act.

     6.3  Confidentiality; Access to Information.

     (a) The parties acknowledge that Company and Parent have previously executed a Confidentiality Agreement, dated as of July 12, 1999 and that Parent and Title have previously executed a Confidentiality Agreement, dated as of
[          ], 1999 (collectively, the "CONFIDENTIALITY AGREEMENTS"), which
Confidentiality Agreements will continue in full force and effect in accordance with their terms.

     (b) Access to Information. Company and Title will afford Parent and its accountants, counsel and other representatives reasonable access during normal business hours to the properties, books, records and personnel of Company and Title, respectively, during the period prior to the Effective Time to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel of Company and Title, respectively, as Parent may reasonably request, subject to the recipients of such information, to the extent it is non-public and material, agreeing to be bound by Company's applicable insider trading restrictions. No information or knowledge obtained by Parent in any investigation pursuant to this Section 6.3 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate either of the Mergers. Parent will afford Company and Title and their accountants, counsel and other representatives reasonable access to executive management personnel of Parent during the period prior to the Effective Time to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel of Parent, as Company or Title may reasonably request, subject to the recipients of such information, to the extent it is non-public and material, agreeing to be bound by Parent's applicable insider trading restrictions. No information or knowledge obtained by Company or Title in any investigation pursuant to this Section 6.3 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate either of the Mergers.

     6.4  No Solicitation.

     (a) From and after the date of this Agreement until the Effective Time or termination of this Agreement pursuant to Article VIII, Company and its subsidiaries will not, nor will they authorize or permit any of their respective officers, directors, affiliates or employees or any investment banker,

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attorney or other advisor or representative retained by any of them to, directly or indirectly, (i) solicit, initiate, encourage or induce the making, submission or announcement of any Acquisition Proposal (as hereinafter defined), (ii) participate in any discussions or negotiations regarding, or furnish to any person any non-public information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Acquisition Proposal, (iii) engage in discussions with any person with respect to any Acquisition Proposal, except as to the existence and content of the provisions of this Section 6.4, (iv) approve, endorse or (except as permitted by Section 6.2(c)) recommend any Acquisition Proposal or (v) enter into any letter of intent or similar document or any contract, agreement, agreement in principle or commitment contemplating or otherwise relating to any Acquisition Transaction; provided, however, that prior to the approval of this Agreement and the Company Merger at the Company Shareholders' Meeting, this Section 6.4(a) shall not prohibit Company from furnishing access and nonpublic information regarding Company, Title and their subsidiaries to any person or entity making an unsolicited request therefor that the Board of Directors of Company determines by majority vote in its good faith judgment is reasonably likely to make a Superior Offer, or entering into discussions and negotiations with, any person or group who has submitted (and not withdrawn) to Company an unsolicited, written, bona fide Acquisition
Proposal that the Board of Directors of Company determines by a majority vote in its good faith judgment (after consulting with its financial adviser) may constitute a Superior Offer if (1) neither Company nor any representative of Company or its subsidiaries shall have violated any of the restrictions set forth in this Section 6.4 with respect to such Acquisition Proposal, (2) the Board of Directors of Company by a majority vote determines in its good faith judgment, after consultation with its outside legal counsel, that such action is required in order for the Board of Directors of Company to comply with its fiduciary obligations to Company's shareholders under applicable law, (3) prior to furnishing any such nonpublic information to, or entering into any such discussions with, such person or group, Company gives Parent prompt written notice of the identity of such person or group and all of the material terms and conditions of such Acquisition Proposal and of Company's intention to furnish nonpublic information to, or enter into discussions with, such person or group, and Company receives from such person or group an executed confidentiality agreement containing terms at least as restrictive with regard to Company's confidential information as the Confidentiality Agreements, (4) Company gives Parent at least three business days advance notice of its intent to furnish such nonpublic information or enter into such discussions, and (5) contemporaneously with furnishing any such nonpublic information to such person or group, Company furnishes such nonpublic information to Parent (to the extent such nonpublic information has not been previously furnished by the Company to Parent). Company and its subsidiaries will immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding two sentences by any officer, director or employee of Company or any of its subsidiaries or any investment banker, attorney or other advisor or representative of Company or any of its subsidiaries shall be deemed to be a breach of this Section 6.4 by Company.

     For purposes of this Agreement, "ACQUISITION PROPOSAL" shall mean any offer or proposal (other than an offer or proposal by Parent, Merger Sub 1, Merger Sub 2 or any of their affiliates) relating to any Acquisition Transaction. For the purposes of this Agreement, "ACQUISITION TRANSACTION" shall mean any transaction or series of related transactions other than the transactions contemplated by this Agreement involving: (A) any acquisition or purchase from the Company by any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of more than a 20% interest in the total outstanding voting securities of the Company or any of its subsidiaries or any tender offer or exchange offer that if consummated would result in any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) beneficially owning 20% or more of the total outstanding voting securities of the

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Company, or any of its subsidiaries or any merger, consolidation, statutory share exchange, business combination or similar transaction involving the Company; (B) any sale, lease (other than in the ordinary course of business), exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of more than 20% of the assets of the Company; or (C) any liquidation or dissolution of the Company.

     (b) In addition to the obligations of Company set forth in paragraph (a) of this Section 6.4, Company as promptly as practicable shall advise Parent orally and in writing of any request for non-public information or any other inquiry which Company reasonably believes could lead to an Acquisition Proposal or of any Acquisition Proposal, the material terms and conditions of such request, inquiry or Acquisition Proposal, and the identity of the person or group making any such request, inquiry or Acquisition Proposal. Company will keep Parent informed as promptly as practicable in all material respects of the status and details (including material amendments or proposed amendments) of any such request, inquiry or Acquisition Proposal.

     6.5 Public Disclosure. Parent, Company and Title will consult with each other, and to the extent practicable, agree, before issuing any press release or otherwise making any public statement with respect to either of the Mergers, this Agreement or an Acquisition Proposal and will not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or any listing agreement with a national securities exchange or the rules of The Nasdaq Stock Market. The parties have agreed to the text of the joint press release announcing the signing of this Agreement.

     6.6  Reasonable Efforts; Notification.

     (a) Upon the terms and subject to the conditions set forth in this Agreement, including without limitation those set forth in Section 6.2(c), each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective in an expeditious manner, the Mergers and the other transactions contemplated by this Agreement, including using reasonable efforts to accomplish the following: (i) the taking of all reasonable acts necessary to cause the conditions precedent set forth in Article VII to be satisfied, (ii) the obtaining of all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from Governmental Entities and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Entity, (iii) the obtaining of all necessary consents, approvals or waivers from third parties,
(iv) the defending of any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (v) the execution or delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. Notwithstanding anything in this Agreement to the contrary, neither Parent nor any of its affiliates shall be under any obligation to make proposals, execute or carry out agreements or submit to orders providing for the sale or other disposition or holding separate (through the establishment of a trust or otherwise) of any assets or categories of assets of Parent, any of its affiliates, Company or Title or the holding separate of the shares of Company Common Stock or Title Common Stock or imposing or seeking to impose any limitation on the ability of Parent or any of its subsidiaries or affiliates to conduct their business or own such assets or to acquire, hold or exercise full rights of ownership of the shares of Company Common Stock or Title Common Stock.

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

     (b) Each of Company, Title and Parent will give prompt notice to the other of (i) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with either of the Mergers, (ii) any notice or other communication from any Governmental Entity in connection with either of the Mergers, (iii) any litigation relating to, involving or otherwise affecting Company, Title, Parent or their respective subsidiaries that relates to the consummation of either of the Mergers. Each of Company and Title shall give prompt notice to Parent of any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate in any material respect, or any failure of Company or Title to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, such that the conditions set forth in Section 7.3 would not be satisfied, provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement. Parent shall give prompt notice to Company and Title of any representation or warranty made by it or Merger Sub 1 or Merger Sub 2 contained in this Agreement becoming untrue or inaccurate in any material respect, or any failure of Parent or Merger Sub 1 or Merger Sub 2 to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, such that the conditions set forth in Section 7.2 would not be satisfied, provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

     6.7 Third Party Consents. As soon as practicable following the date hereof, Parent, Company and Title will each use its commercially reasonable efforts to obtain any consents, waivers and approvals under any of its or its subsidiaries' respective agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby.

     6.8 Stock Options. At the Effective Time, each outstanding Company Option, whether or not then exercisable, will be assumed by Parent. Each Company Option so assumed by Parent under this Agreement will continue to have, and be subject to, the same terms and conditions set forth in the Company Stock Option Plan and in the applicable stock option agreement immediately prior to the Effective Time (including any repurchase rights or vesting provisions), except that (i) each Company Option will be exercisable (or will become exercisable in accordance with its terms) for that number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of such Company Option immediately prior to the Effective Time multiplied by the Company Exchange Ratio, rounded down to the nearest whole number of shares of Parent Common Stock and (ii) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Company Option will be equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which such Company Option was exercisable immediately prior to the Effective Time by the Company Exchange Ratio, rounded up to the nearest whole cent. Continuous employment with Company or its subsidiaries shall be credited to the optionee for purposes of determining the vesting of all assumed Company Options after the Effective Time.

     6.9 Form S-8. Parent agrees to file a registration statement on Form S-8 for the shares of Parent Common Stock issuable with respect to assumed Company Options as soon as is reasonably practicable after the Effective Time and shall maintain the effectiveness of such registration statement thereafter for so long as any of such options or other rights remain outstanding.

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

     6.10  Indemnification.

     (a) From and after the Effective Time, Parent will cause Company and Title as surviving corporations of the Company Merger and Title Merger, respectively, to fulfill and honor in all respects the obligations of Company and Title, respectively pursuant to any indemnification agreements between Company and Title, respectively, and their directors and officers as of the Effective Time (the "INDEMNIFIED PARTIES") and any indemnification provisions under Company's or Title's Articles of Incorporation or Bylaws as in effect on the date hereof. The Articles of Incorporation and Bylaws of Company and of Title, as the surviving corporations of the Mergers will contain provisions with respect to exculpation and indemnification that are at least as favorable to the Indemnified Parties as those contained in the Articles of Incorporation and Bylaws of Company and Title, respectively as in effect on the date hereof, which provisions will not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who, immediately prior to the Effective Time, were directors, officers, employees or agents of Company, or Title, respectively, unless such modification is required by law. This Section 6.10 shall survive the consummation of the Company Merger and the Title Merger, is intended to benefit Company, Title, Company and Title as the surviving corporations of the Mergers, respectively, and each Indemnified Party, shall be binding on all successors and assigns of Company and Title as the surviving corporations of the Mergers, respectively, and Parent, and shall be enforceable by the Indemnified Parties.

     (b) In the event the Company or Title, as the surviving corporations of the Mergers, or Parent or any of their successors or assigns, (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then and in each such case, proper provisions shall be made so that the successors and assigns of the Company, Title or Parent, as the case may be, shall assume the obligations set forth in this Section 6.10.

     (c) From and after the Effective Time until six years after the Effective Time, Parent will cause Company to maintain in full force and effect directors' and officers' liability insurance ("D&O INSURANCE") in at least the same amounts and providing at least the same coverage as the Company's directors' and officers' insurance in effect as of the date of this Agreement (as such insurance has been disclosed to Parent and its attorneys in writing prior to the date of the Agreement) and from established and reputable insurers. Notwithstanding the foregoing, Parent and Company and Title, as the surviving companies, shall have no obligation to obtain or maintain D&O Insurance if Parent determines in good faith that such insurance is not reasonably available, the premium costs for such insurance are disproportionate to the amount of coverage provided, or the coverage provided by such insurance is limited by exclusions so as to provide insufficient benefit.

     (d) Between the date of this Agreement and the Closing Date, the Company and Title may enter into indemnification agreements with any of their directors and officers in the form provided to Parent and its counsel before the date of this Agreement.

     6.11 Nasdaq Listing. Parent agrees to authorize for listing on The Nasdaq Stock Market the shares of Parent Common Stock issuable, and those required to be reserved for issuance, in connection with the Company Merger, the Title Merger, the Company Options and the Title Option, upon official notice of issuance

     6.12 Affiliates; Restrictive Legend. Parent will give stop transfer instructions to its transfer agent with respect to any Parent Common Stock (i) received pursuant to the Company Merger by any shareholder of Company who is a Company Affiliate and (ii) received pursuant to the Title Merger by any shareholder of Title who is a Title Affiliate and in each such case under clauses

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

(i) or (ii) there will be placed on the certificates representing such Parent Common Stock, or any substitutions therefor, a legend stating in substance:

     THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, APPLIES AND MAY ONLY BE TRANSFERRED (A) IN CONFORMITY WITH RULE 145(d) UNDER SUCH ACT, OR (B) IN ACCORDANCE WITH A WRITTEN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO THE ISSUER IN FORM AND SUBSTANCE THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

     6.13 Letter of Company's and Title's Accountants. Company and Title shall use all reasonable efforts to cause to be delivered to Parent a letter of KPMG LLP, dated no more than two business days before the date on which the Registration Statement becomes effective (and reasonably satisfactory in form and substance to Parent), that is customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

     6.14 Takeover Statutes. If any "control share acquisition," "fair price," "moratorium" or other similar anti-takeover statute or regulation is or may become applicable to the Company Merger, the Title Merger or the other transactions contemplated by this Agreement, each of Parent, Company and Title and their respective Boards of Directors shall grant such approvals and take such lawful actions as are necessary to ensure that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize the effects of such statute and any regulations promulgated thereunder on such transactions.

     6.15 Certain Employee Benefits. As soon as practicable after the execution of this Agreement, Company, Title and Parent shall confer and work together in good faith to agree upon mutually acceptable employee benefit and compensation arrangements (and terminate Company Employee Plans and Title Employee Plans immediately prior to the Effective Time if requested in writing by Parent) so as to provide benefits to Company employees and Title employees generally equivalent in the aggregate to those provided to similarly situated employees of Parent. In addition, each of Company and Title agrees that it and its subsidiaries shall terminate any and all severance, separation, retention and salary continuation plans, programs or arrangements (other than contractual agreements disclosed in Part 6.15 of the Company Schedules) prior to the Effective Time.

     6.16 Form 5500s. Prior to the Effective Time, Company shall file all late Form 5500s for each Company Employee Plan with the Department of Labor under the Delinquent Filer Voluntary Compliance Program sponsored by the Department of Labor and shall file a "reasonable cause" letter with the Internal Revenue Service with respect to each such Form 5500 filing.

     6.17 Affiliate Agreements. Each of Company and Title will use its commercially reasonable efforts to deliver or cause to be delivered to Parent, as promptly as practicable on or following the date hereof, from each Company Affiliate and each Title Affiliate an executed affiliate agreement in substantially the form attached hereto as Exhibit C (the "COMPANY/TITLE AFFILIATE AGREEMENT"), each of which will be in full force and effect as of the Effective Time. Parent will use its commercially reasonable efforts to deliver or cause to be delivered, as promptly as practicable following the date hereof, from each Parent Affiliate an executed affiliate agreement in substantially the form attached hereto as Exhibit D (the "PARENT AFFILIATE AGREEMENT"), each of which will be in full force and effect as of the Effective Time. Parent will be entitled to place appropriate legends on the certificates evidencing any Parent Common Stock to be received by a Company Affiliate and by a Title Affiliate

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

pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the Parent Common Stock, consistent with the terms of the Company/Title Affiliate Agreement.

     6.18 Pooling Accounting. Each of Parent, Company and Title shall use their commercially reasonable efforts to cause each of the Mergers to be accounted for as a pooling of interests. Parent will use its commercially reasonable efforts to have each person who is a Parent Affiliate not to take any action that would prevent Parent from accounting for the Mergers as a pooling of interests. Each of Company and Title will use its commercially reasonable efforts to have each person who is a Company Affiliate or a Title Affiliate not to take any action that would prevent Parent from accounting for the Mergers as a pooling of interests.

     6.19 Employee Matters. Prior to the Effective Time Company and Title shall provide Parent with a listing that enumerates each individual that holds a license or permit for the Company or Title, the license or permit and the jurisdiction which issued such license or permit. To the extent that Company or Title is a federal contractor which would require such entity to file certain governmental reports, such as the EEO-1, or maintain an Affirmative Action Plan, and any such required reports or Affirmative Action Plan have not been filed or maintained, Company and Title shall take such steps as are necessary to timely make such filings and establish an Affirmative Action Plan prior to the Effective Time.

                                  ARTICLE VII

                            CONDITIONS TO THE MERGER

     7.1 Conditions to Obligations of Each Party to Effect the Mergers. The respective obligations of each party to this Agreement to consummate and effect each of the Mergers shall be subject to the satisfaction or waiver at or prior to the Closing Date of the following conditions, any of which may be waived, in writing, exclusively by Company (as to the obligations of Company to consummate and effect the Company Merger), by Title (as to the obligations of Title to consummate and effect the Title Merger), and by Parent (as to the obligations of Parent, Merger Sub 1 and Merger Sub 2 to consummate and effect both Mergers) (it being agreed by the parties hereto that Parent shall not have any obligation to consummate either the Company Merger or the Title Merger unless the conditions of both Mergers set forth in this Section 7.1 have been satisfied or waived in accordance with the terms and conditions of this Agreement):

        (a) Company and Title Shareholder Approval. (i) This Agreement and the Company Merger shall have been approved by the requisite vote of the shareholders of Company under applicable law and the governance documents of Company; and (ii) this Agreement and the Title Merger shall have been approved by the requisite vote of the shareholders of Title under applicable law and the governance documents of Title.

        (b) Registration Statement Effective; Proxy Statement. The SEC shall have declared the Registration Statement effective. No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose, and no similar proceeding in respect of the Proxy Statement/Prospectus, shall have been initiated or threatened in writing by the SEC.

        (c) No Order; HSR Act. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Company Merger illegal or otherwise prohibiting consummation of the Mergers, or prohibiting

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

Parent's ownership or operation of, or compelling Parent to dispose of or hold separate, all or a material portion of the business or assets of Title, Company and their subsidiaries, taken as a whole. All waiting periods, if any, under the HSR Act relating to the transactions contemplated hereby will have expired or terminated early and all material foreign antitrust approvals required to be obtained prior to the consummation of the Mergers in connection with the transactions contemplated hereby shall have been obtained.

        (d) Tax Opinions. Parent, Company and Title shall each have received written opinions from their respective tax counsel (Fenwick & West LLP and Honigman Miller Schwartz and Cohn, respectively), in form and substance reasonably satisfactory to them, to the effect that each of the Mergers will constitute a reorganization within the meaning of Section 368(a) of the Code and such opinions shall not have been withdrawn; provided, however, that if the counsel to either Parent, Company or Title does not render such opinion, this condition shall nonetheless be deemed to be satisfied with respect to such party if counsel to the other party renders such opinion to such party. The parties to this Agreement agree to make such reasonable representations as requested by such counsel for the purpose of rendering such opinions. The parties agree not to take any position different from or inconsistent with the treatment of each of the Mergers as a reorganization within the meaning of Section 368(a) of the Code.

        (e) Nasdaq Listing. The shares of Parent Common Stock to be issued in each of the Mergers and pursuant to the Company Options shall have been approved for listing on the Nasdaq Stock Market.

     7.2 Additional Conditions to Obligations of Company and Title. The obligation of Company and Title to consummate and effect the Mergers shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Company (as to the obligations of Company to consummate and effect the Company Merger) and by Title (as to the obligations of Title to consummate and effect the Title Merger):

        (a) Representations and Warranties. Each representation and warranty of Parent, Merger Sub 1 and Merger Sub 2 contained in this Agreement (as qualified by the Parent Schedules) (i) that are qualified as to materiality shall be true and correct and (ii) that are not qualified as to materiality shall be true and correct in all material respects, in each case on and as of the Closing Date with the same force and effect as if they had been made at the Closing Date (except for any such representations or warranties that, by their terms, speak only as of a specific date or dates, in which case such representations and warranties (x) that are qualified as to materiality shall be true and correct and (y) that are not qualified as to materiality shall be true and correct in all material respects, in each case on and as of such specified date or dates (it being understood that, for purposes of determining the accuracy of such representations and warranties, any update of or modification to the Parent Schedules made or purported to have been made after the execution of this Agreement shall be disregarded)); provided, however, that the foregoing condition in this subsection (a) shall not apply to any failures of any representations or warranties unless, in the aggregate, such failures reflect or constitute (1) a Material Adverse Change to Parent, Merger Sub 1, Merger Sub 2 and their subsidiaries, taken as a group (except that, for purposes of determining whether any failures of any representations and warranties, in the aggregate, reflect or constitute a Material Adverse Change, all materiality qualifiers in such representations and warranties shall be disregarded), (2) facts that render either of the Company Merger or the Title Merger invalid, or
(3) facts that materially limit Company's or Title's ability to consummate the Company Merger or the Title Merger, as applicable, on the material terms set forth in this Agreement, and each of Company and Title will have received a certificate to such effect executed on behalf of Parent, Merger Sub 1 and Merger Sub 2 by an authorized officer of each such corporation.

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

        (b) Agreements and Covenants. Parent, Merger Sub 1 and Merger Sub 2 shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date; provided, however, that the foregoing condition in this subsection (b) shall not apply to any failures to perform or comply with the agreements and covenants set forth in Sections 6.5, 6.6, and
6.15 unless, in the aggregate, such failures (1) result in a Material Adverse Change to Parent, Merger Sub 1, Merger Sub 2 and their subsidiaries, taken as a group (except that, for purposes of determining whether any failures, in the aggregate, result in a Material Adverse Change, all materiality qualifiers in such obligations to perform or comply shall be disregarded), (2) render either of the Company Merger or the Title Merger invalid, or (3) materially limit Company's or Title's ability to consummate the Company Merger or the Title Merger, as applicable, on the material terms set forth in this Agreement, and Company and Title shall have received a certificate to such effect on behalf of Parent, Merger Sub 1 and Merger Sub 2 executed by an authorized officer of each such corporation.

        (c) Material Adverse Change. No Material Adverse Change with respect to Parent shall have occurred since the date of this Agreement and be continuing.

        (d) Consents. Each of Parent, Merger Sub 1 and Merger Sub 2 shall have obtained all consents, waivers and approvals required in connection with the consummation of the transactions contemplated hereby, the failure of which to obtain, individually or in the aggregate, would result in a Material Adverse Change to Parent, Merger Sub 1 and Merger Sub 2, taken as a whole.

        (e) Opinions. Company and Title shall have received the opinion(s) of Parent's, Merger Sub 1's and Merger Sub 2's outside counsel, in form and substance reasonably satisfactory to Company and Title, regarding the matters set forth on Exhibit E.

     7.3 Additional Conditions to the Obligations of Parent, Merger Sub 1 and Merger Sub 2. The obligations of Parent, Merger Sub 1 and Merger Sub 2 to consummate and effect the Mergers shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Parent (it being agreed by the parties hereto that Parent, Merger Sub 1 and Merger Sub 2 shall have no obligation to consummate either the Company Merger or the Title Merger unless the conditions of both Mergers set forth in this Section 7.3 have been satisfied or waived in accordance with the terms and conditions of this Agreement):

        (a) Representations and Warranties. Each representation and warranty of Company contained in this Agreement (as qualified by the Company Schedules) and each representation and warranty of Title contained in this Agreement (as qualified by the Title Schedules) (i) that are qualified as to materiality shall be true and correct and (ii) that are not qualified as to materiality shall be true and correct in all material respects, in each case on and as of the Closing Date with the same force and effect as if they had been made at the Closing Date (except for any such representations or warranties that, by their terms, speak only as of a specific date or dates, in which case such representations and warranties (x) that are qualified as to materiality shall be true and correct and (y) that are not qualified as to materiality shall be true and correct in all material respects, in each case on and as of such specified date or dates (it being understood that, for purposes of determining the accuracy of such representations and warranties, any update of or modification to the Company Schedules or Title Schedules made or purported to have been made after the execution of this Agreement shall be disregarded)); provided, however, that the foregoing condition in this subsection (a) shall not apply to any failures of any representations or warranties unless, in the aggregate, such failures reflect or constitute (1) a Material Adverse Change to Company, Title and their subsidiaries, taken as a group (except that, for purposes of determining whether any failures of any representations and warranties, in the aggregate, reflect or constitute a Material Adverse Change, all materiality qualifiers in such representations and warranties shall be disregarded), (2) facts that

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render either of the Company Merger or the Title Merger invalid, or (3) facts that materially limit Parent's, Merger Sub 1's or Merger Sub 2's ability to consummate the Company Merger or the Title Merger, as applicable, on the material terms set forth in this Agreement (including without limitation Parent's ability to account for each of the Mergers as a pooling of interests), and Parent will have received a certificate to such effect executed on behalf of Company and Title by an authorized officer of each corporation.

        (b) Agreements and Covenants. Each of Company and Title shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date provided, however, that the foregoing condition in this subsection (b) shall not apply to any failures to perform or comply with the agreements and covenants set forth in the first paragraph of Section 5.1, or in Sections 5.1(c), 5.1(i), 5.1(m), 5.1(n), 5.1(o), 5.1(q) or 5.1(s) (to the extent that 5.1(s) applies to Sections 5.1(c), 5.1(i), 5.1(m), 5.1(n), 5.1(o), 5.1(q)),
6.3, 6.5, 6.6, 6.7, 6.15 or 6.19 unless, in the aggregate, such failures (1) result in a Material Adverse Change to Company, Title and their subsidiaries, taken as a group (except that, for purposes of determining whether any failures, in the aggregate, result in a Material Adverse Change, all materiality qualifiers in such obligations to perform or comply shall be disregarded), (2) render either of the Company Merger or the Title Merger invalid, or (3) materially limit Parent's, Merger Sub 1's or Merger Sub 2's ability to consummate the Company Merger or the Title Merger, as applicable, on the material terms set forth in this Agreement (including without limitation Parent's ability to account for each of the Mergers as a pooling of interests), and Parent shall have received a certificate to such effect signed on behalf of Company and Title by an authorized officer of each such corporation.

        (c) Material Adverse Change. No Material Adverse Change with respect to Company, Title and their subsidiaries, taken as a group, shall have occurred since the date of this Agreement and be continuing.

        (d) Affiliate Agreements. Each of the Company Affiliates and each of the Title Affiliates shall have entered into the Company/Title Affiliate Agreement and each of such agreements will be in full force and effect as of the Effective Time.

        (e) Opinion of Accountants. Parent shall have received a letter from KPMG LLP dated within two business days prior to the Effective Time, regarding that firm's concurrence with Company's management's and Title's management's conclusions as to the appropriateness of pooling of interest accounting for Company and Title for each of the Mergers under Accounting Principles Board Opinion No. 16, if the Mergers are consummated in accordance with this Agreement; provided that this condition shall be deemed waived if KPMG LLP is unable to deliver such letter as a result of actions taken by Parent, Merger Sub 1, Merger Sub 2 or any of their subsidiaries after the date of this Agreement.

        (f) Consents. Each of Company and Title shall have obtained all consents, waivers and approvals required in connection with the consummation of the transactions contemplated hereby, the failure of which to obtain, individually or in the aggregate, would have a Material Adverse Change on Company, Title and their subsidiaries, taken as a group.

        (g) Opinions. Parent shall have received the opinion(s) of Company's and Title's outside counsel, in form and substance reasonably satisfactory to Parent, regarding the matters set forth on Exhibit F.

        (h) Noncompetition Agreement. The Noncompetition Agreement shall be in full force and effect.

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        (i) Antitrust Filings. Daniel Gilbert and each other shareholder of
Company shall, if required to do so in order to receive shares of Parent Common Stock in compliance with the requirements of the HSR Act and the regulations thereunder upon the consummation of either of the Mergers, have made all Antitrust Filings contemplated by Section 6.1 on the same terms as applicable to Company and Parent thereunder.

                                  ARTICLE VIII

                       TERMINATION, AMENDMENT AND WAIVER

     8.1 Termination. This Agreement may be terminated and the Mergers may be abandoned at any time prior to the Effective Time, whether before or after the requisite approval of Company's shareholders or Title's shareholders:

        (a) by mutual written consent duly authorized by the Boards of Directors of Parent, Company and Title;

        (b) by either Company or Parent if the Company Merger shall not have been consummated by March 31, 2000 for any reason; provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose action or failure to act has been the principal cause of or resulted in the failure of the Company Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

        (c) by either Title or Parent if the Title Merger shall not have been consummated by March 31, 2000 for any reason; provided, however, that the right to terminate this Agreement under this Section 8.1(c) shall not be available to any party whose action or failure to act has been the principal cause of or resulted in the failure of the Title Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

        (d) by either Company or Parent if a Governmental Entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Company Merger, which order, decree, ruling or other action is final and nonappealable;

        (e) by either Title or Parent if a Governmental Entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Title Merger, which order, decree, ruling or other action is final and nonappealable;

        (f) by either Company or Parent if the required approval of Company's shareholders contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at a meeting of Company's shareholders duly convened therefor or at any adjournment thereof; provided, however, that the right to terminate this Agreement under this Section 8.1(f) shall not be available to (i) a party where the failure to obtain the Company shareholder approval shall have been caused by the action or failure to act of such party and such action or failure to act constitutes a breach by such party of this Agreement and (ii) to Company where the failure to obtain the Company shareholder approval shall have been caused by a breach of any Voting Agreement by the "Shareholder" (as defined in any such Voting Agreement);

        (g) by either Title or Parent if the required approval of Title's shareholders contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at a meeting of Title's shareholders duly convened therefore or at any adjournment thereof; provided, however, that the right to terminate this Agreement under this Section 8.1(g) shall not be available to (i) a party where the failure to obtain the Title shareholder approval shall have been caused by the action or failure to act of such party and such action or failure to act constitutes a breach by such party of this Agreement and (ii) to Title where the failure to obtain the Title shareholder approval shall have been caused by a breach of any Voting Agreement by the "Shareholder" (as defined in any such Voting Agreement);

        (h) by Parent (at any time prior to the approval of this Agreement and each of the Mergers by the required votes of the shareholders of Company and Title, respectively) if a Triggering Event (as defined below) shall have occurred.

        (i) by Company, upon a breach of any representation, warranty, covenant or agreement on the part of Parent, Merger Sub 1 or Merger Sub 2 set forth in this Agreement, or if any representation or warranty of Parent, Merger Sub 1 or Merger Sub 2 shall have become untrue, in either case such that the conditions set forth in Section 7.2(a) or Section 7.2(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided that if such inaccuracy in Parent's, Merger Sub 1's or Merger Sub 2's representations and warranties or breach by Parent, Merger Sub 1 or Merger Sub 2 is curable by Parent, Merger Sub 1 or Merger Sub 2 through the exercise of its commercially reasonable efforts (and, for purposes of this Section 8.1(i) only, the parties agree that a covenant contained in Section 6.1 or 6.2 that requires a party to act "promptly," "as promptly as practicable," or at the "earliest practicable time" is curable through the exercise of commercially reasonable efforts if it is performed within the cure period provided below except to the extent that such cure period would extend beyond a specific and express time limit imposed in either of such Sections for the action in question to be taken), then Company may not terminate this Agreement under this Section 8.1(i) for 30 days after delivery of written notice from Company to Parent of such breach or inaccuracy, provided Parent, Merger Sub 1 or Merger Sub 2 continues to exercise commercially reasonable efforts to cure such breach or inaccuracy (it being understood that Company may not terminate this Agreement pursuant to this paragraph (i) if such breach or inaccuracy by Parent, Merger Sub 1 or Merger Sub 2 is cured during such 30-day period, or if Company shall have materially breached this Agreement); or

        (j) by Title, upon a breach of any representation, warranty, covenant or agreement on the part of Parent, Merger Sub 1 or Merger Sub 2 set forth in this Agreement, or if any representation or warranty of Parent, Merger Sub 1 or Merger Sub 2 shall have become untrue, in either case such that the conditions set forth in Section 7.2(a) or Section 7.2(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided that if such inaccuracy in Parent's, Merger Sub 1's or Merger Sub 2's representations and warranties or breach by Parent, Merger Sub 1 or Merger Sub 2 is curable by Parent, Merger Sub 1 or Merger Sub 2 through the exercise of its commercially reasonable efforts (and, for purposes of this Section 8.1(j) only, the parties agree that a covenant contained in Section 6.1 or 6.2 that requires a party to act "promptly," "as promptly as practicable," or at the "earliest practicable time" is curable through the exercise of commercially reasonable efforts if it is performed within the cure period provided below except to the extent that such cure period would extend beyond a specific and express time limit imposed in either of such Sections for the action in question to be taken), then Title may not terminate this Agreement under this Section 8.1(j) for 30 days after delivery of written notice from Title to Parent of such breach or inaccuracy, provided Parent, Merger Sub 1 or Merger Sub 2 continues to exercise commercially reasonable efforts to cure such breach or inaccuracy (it being understood that Title may not terminate this Agreement pursuant to this paragraph (j) if such breach or inaccuracy by Parent, Merger Sub 1 or Merger Sub 2 is cured during such 30-day period, or if Title shall have materially breached this Agreement); or

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

        (k) by Parent, upon a breach of any representation, warranty, covenant or agreement on the part of Company or Title set forth in this Agreement, or if any representation or warranty of Company or Title shall have become untrue, in either case such that the conditions set forth in Section 7.3(a) or Section 7.3(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided that if such inaccuracy in Company's or Title's representations and warranties or breach by Company or Title is curable by Company or Title through the exercise of its commercially reasonable efforts (and, for purposes of this Section 8.1(k) only, the parties agree that a covenant contained in Section 6.1 or 6.2 that requires a party to act "promptly," "as promptly as practicable," or at the "earliest practicable time" is curable through the exercise of commercially reasonable efforts if it is performed within the cure period provided below except to the extent that such cure period would extend beyond a specific and express time limit imposed in either of such Sections for the action in question to be taken), then Parent may not terminate this Agreement under this Section 8.1(k) for 30 days after delivery of written notice from Parent to Company and Title of such breach or inaccuracy, provided Company or Title, as applicable continues to exercise commercially reasonable efforts to cure such breach or inaccuracy (it being understood that Parent may not terminate this Agreement pursuant to this paragraph (k) if such breach or inaccuracy by Company or Title, as applicable, is cured during such 30-day period, or if Parent shall have materially breached this Agreement).

     For the purposes of this Agreement, a "TRIGGERING EVENT" shall be deemed to have occurred if: (i) the Board of Directors of Company or Title or any committee thereof shall for any reason have withdrawn or shall have amended or modified in a manner adverse to Parent its recommendation in favor of the approval of this Agreement or the Company Merger or the Title Merger, as applicable; (ii) Company or Title shall have failed to include in the Proxy Statement/Prospectus the recommendation of its Board of Directors in favor of the approval of this Agreement and the Company Merger and the Title Merger, as applicable; (iii) the Board of Directors of Company fails to reaffirm its recommendation in favor of the adoption and approval of this Agreement and the Company Merger within 10 business days after Parent requests in writing that such recommendation be reaffirmed at any time following the public announcement of an Acquisition Proposal; (iv) the Board of Directors of Company or any committee thereof shall have approved or publicly recommended any Acquisition Proposal; (v) Company shall have entered into any letter of intent of similar document or any agreement, agreement in principle, contract or commitment accepting any Acquisition Proposal; or (vi) a tender or exchange offer relating to securities of Company shall have been commenced by a Person unaffiliated with Parent, and Company shall not have sent to its shareholders pursuant to Rule 14e-2 promulgated under the Securities Act, within 10 business days after such tender or exchange offer is first published sent or given, a statement disclosing that Company recommends rejection of such tender or exchange offer.

     8.2 Notice of Termination Effect of Termination. Any termination of this Agreement under Section 8.1 above will be effective immediately upon the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in Section 8.1, this Agreement shall be of no further force or effect, except (i) as set forth in this Section 8.2, Section 8.3 and Article 9, each of which shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party from liability for any willful breach of such party's representations, warranties, covenants or agreements in this Agreement. No termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreements or the Stock Option Agreement, all of which obligations shall survive termination of this Agreement in accordance with their terms.

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     8.3  Fees and Expenses.

     (a) General. Except as set forth in this Section 8.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not either of the Mergers is consummated; provided, however, that Parent and Company shall share equally all fees and expenses, other than attorneys' and accountants fees and expenses, incurred in relation to the printing, filing (with the SEC) and distribution of the Proxy Statement/Prospectus (including any preliminary materials related thereto) and the Registration Statement (including financial statements and exhibits) and any amendments or supplements thereto.

     (b) Company Payments. In the event that this Agreement is terminated by Parent, Company or Title, as applicable, pursuant to (i) any of Section 8.1(f),
Section 8.1(g), or Section 8.1(h) or (ii) pursuant to Section 8.1(k) to the extent that such termination arises from a willful breach of a representation, warranty or covenant, Company shall promptly, but in no event later than two business days after the date of such termination, pay Parent a fee equal to Seven Million Four Hundred Thousand Dollars ($7,400,000) in immediately available funds (the "TERMINATION FEE") and, in the event that, within 12 months after any such termination, the Company consummates any Company Acquisition (as defined below) or enters into an agreement providing for a Company Acquisition, then within two business days after the consummation of such Company Acquisition, the Company shall pay Parent (in addition to the Termination Fee) an additional fee equal to the dollar amount of the Termination Fee in immediately available funds (the "ADDITIONAL FEE"). For the purposes of this Agreement, "COMPANY ACQUISITION" shall mean any of the following transactions (other than the transactions contemplated by this Agreement); (i) a merger, consolidation, statutory share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company pursuant to which the shareholders of the Company immediately preceding such transaction hold less than 50% of the aggregate equity interests in the surviving or resulting entity of such transaction, (ii) a sale or other disposition by the Company of assets other than in the ordinary course of business representing in excess of 50% of the aggregate fair market value of the Company's business immediately prior to such sale or (iii) any purchase from the Company or acquisition by any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of more than a 50% interest in the total outstanding voting securities of the Company or any of its subsidiaries, or any tender offer or exchange offer that if consummated would result in any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) beneficially owning 50% or more of the total outstanding voting securities of the Company or any of its subsidiaries, or any merger, consolidation, statutory share exchange, business combination or similar transaction involving the Company (provided, however, that none of the foregoing transactions or series of related transactions described in this clause (iii) shall be deemed to occur solely by virtue of the exercise by any person who is a shareholder of the Company as of the date of this Agreement of any Company Options that are outstanding and held by such shareholder as of the date of this Agreement). Company acknowledges that the agreements contained in this Section 8.3(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement; accordingly, if Company fails to pay in a timely manner the amounts due pursuant to this Section 8.3(b), and, in order to obtain such payment, Parent makes a claim that results in a judgment against Company for the amounts set forth in this Section 8.3(b), Company shall pay to Parent its reasonable costs and expenses (including reasonable attorneys' fees and expenses) in connection with such suit, together with interest on the amounts set forth in this Section 8.3(b) at the prime rate of The Chase Manhattan Bank in effect on the date such payment was required to be made. Payment of the fees described in this Section 8.3(b) shall be liquidated damages in lieu of any

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

other liability or obligation to pay damages as a result of such termination, except for damages arising from a willful breach of this Agreement.

     In the event that this Agreement is terminated by Parent pursuant to
Section 8.1(k) and to the extent that such termination arises from a non-willful breach of a representation, warranty or covenant, then Company shall promptly, but in no event later than two business days after receipt of a written notice from Parent setting forth the amount of fees and out-of-pocket expenses incurred by Parent in connection with the due diligence review relating to the transactions provided for in this Agreement, the negotiation, monitoring and implementation of this Agreement and the agreements contemplated thereby (including without limitation attorney's, accountant's, and banker's fees and costs as well as travel and lodging expenses of Parent's personnel) ("PARENT EXPENSES"), pay Parent a fee equal to the Parent Expenses in immediately available funds.

     In the event that this Agreement is terminated by Company or Title pursuant to Section 8.1(i) or (j) and to the extent that such termination arises from a non-willful breach of a representation, warranty or covenant, then Parent shall promptly, but in no event later than two business days after receipt of a written notice from Company and Title setting forth the combined amount of fees and out-of-pocket expenses incurred by Company and Title and Title in connection with the due diligence review relating to the transactions provided for in this Agreement, the negotiation, monitoring and implementation of this Agreement and the agreements contemplated thereby (including without limitation attorney's, accountant's, and banker's fees and costs as well as travel and lodging expenses of Company's and Title's personnel) ("COMPANY/TITLE EXPENSES"), which notice shall pro rate the Company/Title Expenses between the two corporations, pay to each of Company and Title a fee equal to its pro rata share of the Company/Title Expenses.

     8.4 Amendment. Subject to applicable law, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of Parent, Company and Title.

     8.5  Extension; Waiver. At any time prior to the Effective Time:

        (a) either of Company and Parent may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other, (ii) waive any inaccuracies in the representations and warranties made to such other party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such other party contained herein; and

        (b) either of Title and Parent may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other, (ii) waive any inaccuracies in the representations and warranties made to such other party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such other party contained herein.

        Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

                                   ARTICLE IX

                               GENERAL PROVISIONS

     9.1  Non-Survival of Representations and Warranties. Except as provided in
Section 1.7, with respect to the exchange of and payment for the Company Common Stock and the Title Common

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Stock in connection with the Mergers, in Section 6.10, with respect to directors' and officers' indemnification, or in Section 6.3(a), with respect to confidential information, regardless of any investigation at any time made by or on behalf of any party to this Agreement or of any information any party may have in respect thereof, notwithstanding any other term or condition of this Agreement, all representations, warranties, covenants and agreements contained in this Agreement or made pursuant to, or in connection with, this Agreement, the Voting Agreements, the Stock Option Agreement, the Mergers or the other transactions contemplated by this Agreement (including, without limitation, any certificates, instruments, or other documents delivered at the Closing by or on behalf of the parties or any of their directors, officers, employees, or agents, but not including any opinion of the attorneys or accountants for any party, any Company, Title or Parent Affiliate Agreement, or the Noncompetition Agreement) shall automatically terminate (without further action) at and upon the Effective Time and they shall have no effect after the Effective Time and no claim whatsoever may be brought after the Effective Time alleging a breach of any representation or warranty or any other failure to comply with the terms and provisions of this Agreement or any of such other documents, other than any opinion of the attorneys or accountants for any party, any Company, Title or Parent Affiliate Agreement or the Noncompetition Agreement; provided, however, that nothing in this Section 9.1 shall preclude any claim from being made for fraud in connection with, this Agreement, the Voting Agreements, the Stock Option Agreement, the Mergers or the other transactions contemplated by this Agreement (including, without limitation, any certificates, instruments, or other documents delivered at the Closing by or on behalf of the parties or any of their directors, officers, employees, or agents).

     9.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given (1) when delivered personally, (2) on the date delivery is made if sent by commercial delivery service, (3) five business days after being mailed if mailed by registered or certified mail (postage prepaid, return receipt requested, or (4) on the date sent if sent via facsimile, telegraph or telex (receipt confirmed) to the parties at the following addresses or facsimile numbers (or at such other address or facsimile numbers for a party as shall be specified by like notice):

     (a) if to Parent, Merger Sub 1 or Merger Sub 2, to:

         If sent by registered or certified mail, to:

         Intuit Inc.
         Attn: General Counsel
         Legal Dept.
         P.O. Box 7850
         Mountain View, CA 94039-7850
         Fax No. (650) 944-6622

          If personally delivered or delivered by commercial delivery service, to:

          Intuit Inc.
          Attn: General Counsel
          Legal Dept.
          2550 Garcia Avenue
          Mountain View, CA 94043
          Fax No. (650) 944-6622

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          with a copy to:

          Fenwick & West LLP
          Two Palo Alto Square
          Palo Alto, California 94306
          Attention: Gordon K. Davidson
                      Michael J. Patrick
          Fax No. (650) 494-1417

     (b) if to Company, to:

         Rock Financial Corporation
         30600 Telegraph Road, Fourth Floor
         Bingham Farms, MI 48025
         Attention: President
         Fax No. (248) 723-7220

         a copy to:

         Honigman, Miller, Schwartz and Cohn
         2290 First National Building
         Detroit, Michigan 48226-3583
         Attention: Alan S. Schwartz and Robert J. Krueger
         Fax No. (313) 465-7575

     (c) if to Title, to:

         Title Source, Inc.
         3001 West Big Beaver Road
         Troy, MI 48048
         Attention: President
         Fax No.

         with a copy to:

         Honigman, Miller, Schwartz and Cohn
         2290 First National Building
         Detroit, Michigan 48226-3583
         Attention: Alan S. Schwartz and Robert J. Krueger
         Fax No. (313) 465-7575

     9.3  Interpretation; Certain Defined Terms.

     (a) When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. When a reference is made in this Agreement to an Article, such reference shall be to an Article in this Agreement unless otherwise indicated. The words "INCLUDE," "INCLUDES" and "INCLUDING" when used herein shall be deemed in each case to be followed by the words "WITHOUT LIMITATION." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "THE BUSINESS OF" an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity. Reference to the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity. Reference to a statute, regulation or agreement shall include all amendments thereto.

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

     (b) For purposes of this Agreement, the term "KNOWLEDGE" as applied to a party hereto, means, with respect to any matter in question, that any of the executive officers or directors of such party has actual knowledge of such matter.

     (c) For purposes of this Agreement, the term "MATERIAL ADVERSE CHANGE," when used with reference to any entity or group of related entities, means any event, change or effect that is (or will with the passage of time be) materially adverse to the financial condition, properties, assets, liabilities, business, operations or results of operations of such entity or group, taken as a whole; except for an event, change or effect that: (a) arises or results, directly or indirectly, from general economic or financial, banking, capital or mortgage market conditions; (b) arises or results, directly or indirectly, from fluctuations in interest rates; (c) reflects seasonal fluctuations in business or operating results for either Parent or Company or their respective industries; (d) results from a written request by Parent to Company or Title that it change its manner of operations or levels of spending; (e) is a change in the market price of Parent Common Stock or Company Common Stock; (f) results from facts, events or projections known to the other party before the date of signing this Agreement; (g) results from any termination of the Company's Joint Venture Agreement or Operating Agreement with Michigan National Bank, both dated February 19, 1999 (the "JV AGREEMENTS") by the Company (or by mutual agreement between the Company and Michigan National Bank), in each case with the written consent of Parent, prior to the Effective Time; (h) results from any termination or purported or attempted termination of any of the JV Agreements by Michigan National Bank as a result of the announcement of this Agreement or the transactions contemplated thereby (provided, that Company takes such reasonable actions as are necessary to oppose any such termination or purported or attempted termination) (i) is a letter or other indication of intent by Michigan National Bank to terminate either of the JV Agreements after the Effective Time; or (j) results from any distribution by Title of the Permitted Title Distribution.

     (d) For purposes of this Agreement, the term "PERSON" shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.

     (e) For purposes of this Agreement, "SUBSIDIARY" of a specified entity will be any corporation, partnership, limited liability company, joint venture or other legal entity of which the specified entity (either alone or through or together with any other subsidiary) owns, directly or indirectly, 50% or more of the stock or other equity or partnership interests the holders of which are generally entitled to vote for the election of the Board of Directors or other governing body of such corporation or other legal entity.

     9.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

     9.5 Entire Agreement; Third Party Beneficiaries. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Company Schedules, the Title Schedules and the Parent Schedules (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being agreed that the Confidentiality Agreements shall continue in full force and effect until the Closing and shall survive any termination of this Agreement; and (b) are not intended to confer upon any other person any rights or remedies hereunder, except as specifically provided in Section 6.10.

     9.6 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     9.7 Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     9.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of law; provided that issues involving the corporate governance of any of the parties hereto shall be governed by their respective jurisdictions of incorporation, and issues involving the consummation and effects of each of the Mergers shall be governed by the laws of the State of Michigan.

     9.9 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

     9.10 Assignment. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Any purported assignment in violation of this Section shall be void.

     9.11 WAIVER OF JURY TRIAL. EACH OF PARENT, COMPANY, TITLE, MERGER SUB 1 AND MERGER SUB 2 HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT, COMPANY, TITLE, MERGER SUB 1 OR MERGER SUB 2 IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized respective officers as of the date first written above.

                                          INTUIT INC.

                                          By: /s/ MARK GOINES
                                            ------------------------------------

                                          Name: Mark Goines
                                              ----------------------------------

                                          Title: Senior Vice President
                                          --------------------------------------

                                          MERGER SUB 1, INC.

                                          By: /s/ MARK GOINES
                                            ------------------------------------

                                          Name: Mark Goines
                                              ----------------------------------

                                          Title: President
                                             -----------------------------------

                                          MERGER SUB 2, INC.

                                          By: /s/ MARK GOINES
                                            ------------------------------------

                                          Name: Mark Goines
                                              ----------------------------------

                                          Title: President
                                             -----------------------------------

                                          ROCK FINANCIAL CORPORATION

                                          By: /s/ DANIEL GILBERT
                                            ------------------------------------

                                          Name: Daniel Gilbert
                                              ----------------------------------

                                          Title: Chief Executive Officer
                                             -----------------------------------

                                          TITLE SOURCE, INC.

                                          By: /s/ DANIEL GILBERT
                                            ------------------------------------

                                          Name: Daniel Gilbert
                                              ----------------------------------

                                          Title: Secretary
                                             -----------------------------------

                [SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]

                                                                         ANNEX B

                             STOCK OPTION AGREEMENT

     This Stock Option Agreement (the "AGREEMENT") is made and entered into as of October 6, 1999, between Rock Financial Corporation, a Michigan corporation ("COMPANY"), and Intuit Inc., a Delaware corporation ("PARENT"). Capitalized terms used in this Agreement but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement (as defined below).

                                    RECITALS

     A. Concurrently with the execution and delivery of this Agreement, Company, Parent, Title Source, Inc., a Michigan corporation, Merger Sub 1, Inc., a Michigan corporation and a wholly owned subsidiary of Parent ("MERGER SUB 1") and Merger Sub 2, Inc., a Michigan corporation and a wholly owned subsidiary of Parent ("MERGER SUB 2"), are entering into an Agreement and Plan of Merger (the "MERGER AGREEMENT"), that provides, among other things, upon the terms and subject to the conditions thereof, for Company and Parent to enter into a business combination transaction (the "COMPANY MERGER").

     B. As a condition to Parent's willingness to enter into the Merger Agreement, Parent has required that Company agree, and Company has so agreed, to grant to Parent an option to acquire shares of Company Common Stock ("COMPANY SHARES"), upon the terms and subject to the conditions set forth herein.

     In consideration of the foregoing and of the mutual covenants and agreements set forth herein and in the Merger Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

     1. Grant of Option. Company hereby grants to Parent an irrevocable option (the "OPTION"), exercisable following the occurrence of an Exercise Event (as defined in Section 2(a)), to acquire up to a number of Company Shares equal to 19.9% of the shares of Company Common Stock issued and outstanding as of the date, if any, upon which an Exercise Notice (as defined in Section 2(b) below) shall have been delivered (the "OPTION SHARES"), in the manner set forth below by paying cash at a price of $23.00 per share (the "EXERCISE PRICE").

     2. Exercise of Option

     (a) For all purposes of this Agreement, an "EXERCISE EVENT" shall mean the occurrence of any of (i) a Triggering Event (as such term is defined in the Merger Agreement), (ii) the public announcement of an Option Acquisition Proposal (as defined below), (iii) the acquisition by any person (other than Parent, Merger Sub 1, Merger Sub 2 or any of their affiliates) or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of beneficial ownership of 20% or more of the total outstanding voting securities of the Company or any of its subsidiaries (provided, however, that no exercise by a shareholder of the Company as of the date of this Agreement of any Company Options that are outstanding and held by such shareholder as of the date of this Agreement shall be deemed to cause a person to be the beneficial owner of such interest of more than 20%), (iv) Company's failure to take all actions necessary to hold the Company Shareholders' Meeting as promptly as practicable, and in any event (to the extent permissible under applicable law) within 45 days after the declaration of effectiveness of the Registration Statement, (v) the termination of the Merger Agreement pursuant to
(i) any of Section 8.1(f), Section 8.1(g), or Section 8.1(h) thereof or (ii) pursuant to Section 8.1(k) thereof to the extent that such termination arises from a willful breach of a representation, warranty or covenant, or (vi) the commencement of a solicitation within the meaning of Rule 14a-1(l) by any person or entity other than Company or its Board of Directors (or any person or entity acting on behalf of Company or its Board of Directors) seeking to alter the composition of Company's Board of Directors.

     For purposes of this Agreement, "OPTION ACQUISITION PROPOSAL" shall mean any offer or proposal (other than an offer or proposal by Parent, Merger Sub 1, Merger Sub 2 or their affiliates) relating to any transaction or series of related transactions involving: (A) any purchase from the Company or acquisition by any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of more than a 20% interest in the total outstanding voting securities of the Company or any of its subsidiaries, or any tender offer or exchange offer that if consummated would result in any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) beneficially owning 20% or more of the total outstanding voting securities of the Company or any of its subsidiaries, or any merger, consolidation, statutory share exchange, business combination or similar transaction involving the Company (provided, however, that none of the foregoing transactions or series of related transactions described in this clause (A) shall be deemed to occur solely by virtue of the exercise by any person who is a shareholder of the Company as of the date of this Agreement of any Company Options that are outstanding and held by such shareholder as of the date of this Agreement); (B) any sale, lease (other than in the ordinary course of business), exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of more than 20% of the assets of the Company; or (C) any liquidation or dissolution of the Company.

     (b) Parent may deliver to Company a written notice (an "EXERCISE NOTICE") specifying that it wishes to exercise and close a purchase of Option Shares at any time following the occurrence of an Exercise Event and specifying the total number of Option Shares it wishes to acquire. The closing of a purchase of Option Shares (a "CLOSING") specified in such Exercise Notice shall take place at the principal offices of Company upon such business day as may be designated by Parent therein, but no later than the later of (1) five business days after such Exercise Notice is delivered in accordance with the terms hereof, and (2) one business day after the conditions of closing are satisfied or waived.

     (c) The Option shall terminate upon the earliest to occur of (i) the Effective Time (as such term is defined in the Merger Agreement), (ii) termination of the Merger Agreement pursuant to either Section 8.1(a) or 8.1(i) thereof, (iii) termination of the Merger Agreement pursuant to Section 8.1(b) or 8.1(d) thereof if prior thereto no Exercise Event shall have occurred, or (iv) 12 months following the termination of the Merger Agreement under any other circumstances; provided, however, that if the Option is exercisable but cannot be exercised by reason of any applicable government order or because the waiting period related to the issuance of the Option Shares under the HSR Act shall not have expired or been terminated, or because any other condition to closing has not been satisfied, then the Option shall not terminate until the tenth business day after such impediment to exercise shall have been removed or shall have become final and not subject to appeal.

     (d) If Parent receives proceeds in connection with any sales or other dispositions of Option Shares or the Option (including by surrendering the option pursuant to Section 9 hereof), plus any dividends (or equivalent distributions under Section 8(a) hereof) received by Parent declared on Option Shares, then, to the extent that the sum of (i) such proceeds, plus (ii) the sum of (a) any Termination Fee, plus (b) any Additional Fee, exceeds the sum of (1) Eighteen Million Five Hundred Thousand Dollars ($18,500,000) plus (2) the Exercise Price multiplied by the number of Company Shares purchased by Parent pursuant to the Option, then all proceeds to Parent in excess of such sum shall be promptly remitted in cash by Parent to Company.

     3. Conditions to Closing. The obligation of Company to issue Option Shares to Parent hereunder is subject to the conditions that (a) any waiting period under the HSR Act applicable to the issuance of the Option Shares hereunder shall have expired or been terminated, (b) all material consents, approvals, orders or authorizations of, or registrations, declarations or filings with, any Governmental Entity, if any, required in connection with the issuance of the Option Shares hereunder shall have been obtained or made, as the case may be, and (c) no preliminary or permanent injunction or other order by any court of competent jurisdiction prohibiting or otherwise restraining such issuance shall be in effect. It is understood and agreed that upon delivery to Company of an Exercise Notice, the parties will use their respective reasonable efforts to satisfy all conditions to Closing so that a Closing may take place as promptly as practicable.

     4. Closing. At any Closing, (a) Company shall deliver to Parent a single certificate in definitive form representing the number of Company Shares designated by Parent in its Exercise Notice consistent with this Agreement, such certificate to be registered in the name of Parent and to bear the legend set forth in Section 9 hereof, against delivery of (b) payment by Parent to Company of the aggregate Exercise Price for the Company Shares so designated and being purchased by delivery of a certified check, bank check or wire transfer of immediately available funds.

     5. Representations and Warranties of the Company. Company represents and warrants to Parent that: (a) Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder; (b) the execution and delivery of this Agreement by Company and consummation by Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Company and no other corporate proceedings on the part of Company are necessary to authorize this Agreement or any of the transactions contemplated hereby; (c) this Agreement has been duly executed and delivered by Company and, assuming the due execution and delivery thereof by Parent, constitutes a legal, valid and binding obligation of Company and, assuming this Agreement constitutes a legal, valid and binding obligation of Parent, is enforceable against Company in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws affecting the rights of creditors generally and general principles of equity; (d) except for any filings, authorizations, approvals or orders required under the HSR Act, Company has taken all necessary corporate and other action to authorize and reserve for issuance and to permit it to issue upon exercise of the Option, and at all times from the date hereof until the termination of the Option will have reserved for issuance, a sufficient number of unissued Company Shares for Parent to exercise the Option in full and will take all necessary corporate or other action to authorize and reserve for issuance all additional Company Shares or other securities which may be issuable pursuant to Section 7(a) upon exercise of the Option, all of which, upon their issuance and delivery in accordance with the terms of this Agreement and payment therefor by Parent, will be validly issued, fully paid and nonassessable; (e) upon delivery of the Company Shares and any other securities to Parent upon exercise of the Option, Parent will acquire such Company Shares or other securities free and clear of all claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever; (f) the execution and delivery of this Agreement by Company do not, and the performance of this Agreement by the Company will not, (i) conflict with or violate the Articles of Incorporation or Bylaws of the Company, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or by which they or any of their respective properties is bound or affected or (iii) except to the extent it will not interfere with or prevent Company in any way from performing all of its obligations hereunder, result in any material breach of or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, or impair Company's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a material Encumbrance on any of the material properties or assets of Company or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise, concession, or other instrument or obligation to which Company or any of its subsidiaries is a party or by which Company or any of its subsidiaries or its or any of their respective assets are bound or affected; and (g) the execution and delivery of this Agreement by Company does not, and the performance of this Agreement by Company will not, require any consent, approval, authorization or permit of, or filing with, or notification to, any Governmental Entity, except pursuant to the HSR Act.

     6. Registration Rights

     (a) Following the occurrence of an Exercise Event, Parent (sometimes referred to herein as the "HOLDER") may by written notice (a "REGISTRATION NOTICE") to Company (the "REGISTRANT") request the Registrant to register under the Securities Act all or any part of the shares acquired by the Holder pursuant to this Agreement (such shares requested to be registered the "REGISTRABLE SECURITIES") in order to permit the sale or other disposition of such shares; provided, however, that any such Registration Notice must relate to a number of shares equal to at least 2% of the outstanding shares of Common Stock of the Registrant and that any rights to require registration hereunder shall terminate with respect to any shares that may be sold pursuant to Rule 144(k) under the Securities Act or at such time as all of the Registrable Securities may be sold in any three month period pursuant to Rule 144 under the Securities Act. Upon receipt of a Registration Notice, the Registrant shall use all reasonable efforts to effect, as promptly as practicable, the registration under the Securities Act of the Registrable Securities requested to be registered in the Registration Notice; provided, however, that (i) the Holder shall not be entitled to more than an aggregate of two effective registration statements hereunder (provided that if the Registrant withdraws a filed registration statement at the request of the Holder (other than as the result of a material change in the Registrant's business or the Holder's learning of new material information concerning the Registrant), then such filing shall be deemed to have been an effective registration for purposes of this clause (i)), and (ii) the Registrant will not be required to maintain the effectiveness of any such registration statement for a period greater than 90 days. If consummation of the sale of any Registrable Securities pursuant to a registration hereunder does not occur within 180 days after the filing with the SEC of the initial registration statement therefor, the provisions of this Section 6 shall again be applicable to any proposed registration. The Registrant shall use all reasonable efforts to cause any Registrable Securities registered pursuant to this Section 6 to be qualified for sale under the securities or blue sky laws of such jurisdictions as the Holder may reasonably request and shall continue such registration or qualification in effect in such jurisdictions until the Holder has sold or otherwise disposed of all of the securities subject to the registration statement; provided, however, that the Registrant shall not be required to qualify to do business in, or consent to general service of process in, any jurisdiction by reason of this provision. In the event that, following the occurrence of an Exercise Event, Company enters into (with the approval of Company's Board of Directors) any bona fide, definitive agreement with any third party (a "TRANSACTION AGREEMENT") providing for the consummation of any transaction (a "TRANSACTION"), and such Transaction Agreement provides, upon the consummation of the Transaction, for the registration of the Option Shares then outstanding (or issuable upon a subsequent exercise of the Option) or for issuance of other securities in exchange for such Option or Option Shares that may, promptly after the consummation of the Transaction (or the exercise of this Option after such consummation to the extent that the Option is exercised after such consummation) be freely resold by Parent without any restrictions under applicable state or U.S. federal securities laws (including without limitation volume of sale restrictions or other limitations imposed by Rule 144 or Rule 145 under the Securities Act), then during the period beginning on the date that the Company enters into such a Transaction Agreement and ending on the earlier of
(a) the date that such Trans action Agreement is terminated and (b) the one hundred and twentieth

(120th) day following the date on which the Company enters into such a Transaction Agreement, the Company may elect, upon written notice to Parent delivered at any time during such period, not to proceed with the registration of any Registrable Securities under this Section 6(a); provided, however, that the Company may only make one such election.

     (b) The registration rights set forth in this Section 6 are subject to the condition that the Holder shall provide the Registrant with such information with respect to the Holder's Registrable Securities, the plan for distribution thereof, and such other information with respect to the Holder as, in the reasonable judgment of counsel for the Registrant, is necessary to enable the Registrant to include in a registration statement all material facts required to be disclosed with respect to a registration thereunder, including the identity of the Holder and the Holder's plan of distribution.

     (c) A registration effected under this Section 6 shall be effected at the Registrant's expense, except for underwriting discounts and commissions and the fees and expenses of counsel to the Holder, and the Registrant shall use all reasonable efforts to provide to the underwriters such documentation (including certificates, opinions of counsel and "comfort" letters from auditors) as are customary in connection with underwritten public offerings and as such underwriters may reasonably require. In connection with any registration, the Holder and the Registrant agree to enter into an underwriting agreement reasonably acceptable to each such party, in form and substance customary for transactions of this type with the underwriters participating in such offering.

     (d) Indemnification

        (i) The Registrant will indemnify the Holder, each of its directors and officers and each person who controls the Holder within the meaning of Section 15 of the Securities Act, and each underwriter of the Registrant's securities, with respect to any registration, qualification or compliance which has been effected pursuant to this Agreement, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Registrant of any rule or regulation promulgated under the Securities Act applicable to the Registrant in connection with any such registration, qualification or compliance, and the Registrant will reimburse the Holder and, each of its directors and officers and each person who controls the Holder within the meaning of Section 15 of the Securities Act, and each underwriter for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Registrant will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Registrant by the Holder or director or officer or controlling person or underwriter seeking indemnification, provided, however, that the indemnity agreement contained in this subsection 6(e)(i) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Registrant, which consent shall not be unreasonably withheld.

        (ii) The Holder will indemnify the Registrant, each of its directors and officers and each underwriter of the Registrant's securities covered by such registration statement and each person who controls the Registrant within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Holder of any rule or regulation promulgated under the Securities Act applicable to the Holder in connection with any such registration, qualification or compliance, and will reimburse the Registrant, such directors, officers or control persons or underwriters for any legal or any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Registrant by the Holder expressly for use therein, provided that in no event shall any indemnity under this Section 6(e) exceed the gross proceeds of the offering received by the Holder and provided further that the indemnity agreement contained in this subsection 6(e)(ii) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld.

        (iii) Each party entitled to indemnification under this Section 6(e) (the "INDEMNIFIED PARTY") shall give notice to the party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense; provided, however, that the Indemnifying Party shall pay such expense if representation of the Indemnified Party by counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 6(e) unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. No Indemnifying Party shall be required to indemnify any Indemnified Party with respect to any settlement entered into without such Indemnifying Party's prior consent (which shall not be unreasonably withheld).

     7. Representations and Warranties of Parent

     (a) Investment Purpose. Any Option Shares Parent acquires pursuant to this Option will be acquired for Parent's own account, and no one else will have any interest in such Option Shares. Parent will acquire Option Shares for investment purposes only, and not with a view to any resale or distribution thereof, and will not sell any of the Option Shares purchased pursuant to this Agreement except in compliance with state and federal securities law. Parent acknowledges that, as of the date of this Agreement, the Option Shares have not been registered under federal or state law and may not be resold without registration under state and federal securities laws or applicable exemptions from such registration requirements. Parent also acknowledges that the Company is relying on these representations, warranties and covenants for purposes of determining whether Parent is eligible to receive this Option or purchase any Option Shares without registration under applicable state and federal securities laws.

     (b) Ability to Bear Risk; Sophistication; Access to Information. Parent represents, warrants and covenants that Parent will be able to bear the economic risk of any investment in the Option Shares for an indefinite period. In addition, Parent represents, warrants and covenants that at the time Parent exercises this Option, Parent, or Parent's financial advisor, will have such knowledge and experience in financial and business matters that Parent will be capable of evaluating the merits and risks of the prospective investment in the Option Shares. In addition, Parent represents, warrants and covenants that at the time Parent exercises this Option, Parent will have, or Parent's financial advisor will have, carefully reviewed all of the information regarding the Company, access to which will be accorded to Parent, and Parent will be thoroughly familiar with the business, operations, properties, financial condition, results of operations, prospects and risks of the Company and its business by virtue of Parent's review and of Parent's relationship with the Company and will have discussed with officers of the Company any questions Parent may have with respect to the Company or its securities.

     (c) Opinion of Counsel for Transfers. Parent will not dispose of all or any part of or any interest in this Option or any of the Option Shares Parent acquires upon exercise of this Option, or encumber, pledge, hypothecate, sell or transfer this Option, any of such Option Shares or any interest therein, unless Parent furnishes the Company, upon it's request, with an opinion of counsel in form and substance satisfactory to the Company to the effect that the disposition will not require registration of this Option or any of the Option Shares. The Company may refuse to transfer this Option or any Option Shares if it believes that such transfer will require registration or qualification of the Option Shares under any securities laws or result in a breach of any of Parent's representations, warranties or covenants in this Agreement.

     8. Adjustment Upon Changes in Capitalization; Rights Plans

     (a) In the event of any change in the Company Shares by reason of stock dividends, stock splits, reverse stock splits, mergers (other than the Company Merger), recapitalizations, combinations, exchanges of shares and the like, the type and number of shares or securities subject to the Option and the Exercise Price shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction so that Parent shall receive, upon exercise of the Option, the number and class of shares or other securities or property that Parent would have received in respect of the Company Shares if the Option had been exercised immediately prior to such event or the record date therefor, as applicable.

     (b) Prior to such time as the Option is terminated, and at any time after the Option is exercised (in whole or in part, if at all), Company shall not (i) adopt (nor permit the adoption of) a Rights Agreement (as defined in the Merger Agreement) that contains provisions for the distribution or exercise of rights thereunder as a result of Parent or any affiliate or transferee of Parent being the beneficial owner of shares of Company by virtue of the Option being exercisable or having been exercised (or as a result of beneficially owning shares issuable in respect of any Option Shares), or (ii) take any other action which would prevent or disable Parent from exercising its rights under this Agreement or enjoying the full rights and privileges possessed by other holders of Company Common Stock generally.

     9. Surrender of Option. If, at any time after the occurrence of an Exercise Event and prior to the termination of the Option, any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) other than Parent, Merger Sub 1, Merger Sub 2 and their affiliates (an "ACQUIRING PERSON") (a) acquires beneficial ownership of more than a 50% interest in the total outstanding voting securities of Company or any of its subsidiaries (provided, however, that no exercise by a shareholder of the Company as of the date of this Agreement of any Company Options that are outstanding and held by such shareholder as of the date of this Agreement shall be deemed to cause a person to be the beneficial owner of such interest of more than 50%) or (b) shall have entered into an agreement with Company for, or shall have effected, a merger, consolidation, business combination or similar transaction involving Company, or any sale, lease (other than in the ordinary course of business), exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of more than 50% of the assets of Company, then Parent may, at its sole option and upon Parent's written request to Company, surrender the Option to Company in exchange for the payment by Company to Parent in immediately available funds of an amount equal to the product of: (x) the excess, if any, of (i) the closing sale price of Company Common Stock on the Nasdaq National Market on the trading day immediately preceding the date of such request over (ii) the Exercise Price, multiplied by (y) the total number of Option Shares as to which the Option has not theretofore been exercised. Upon the delivery by Parent to Company of a surrender request, each party shall take all actions necessary to consummate such surrender transaction as expeditiously as possible. Upon exercise of its right to surrender the Option or any portion thereof and full payment therefor to Parent pursuant to this Section 8, any and all rights of Parent with respect to the portion of the Option so surrendered shall be terminated.

     10. Restrictive Legends. Each certificate representing Option Shares issued to Parent hereunder (other than certificates representing shares sold in a registered public offering pursuant to Section 6) shall include a legend in substantially the following form:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY BE REOFFERED OR SOLD ONLY IF SO REGISTERED OR IF THE COMPANY RECEIVES AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO IT, THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

     11. Listing and HSR Filing. The Company, upon the request of Parent, shall promptly file an application to list the Company Shares to be acquired upon exercise of the Option for quotation on the Nasdaq National Market and shall use its reasonable efforts to obtain approval of such listing as promptly as practicable. Promptly after the date hereof, each of the parties hereto shall promptly file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice all required premerger notification and report forms and other documents and exhibits required to be filed under the HSR Act to permit the acquisition of the Company Shares subject to the Option at the earliest possible date.

     12. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing contained in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto and their respective successors and permitted assigns any rights or remedies of any nature whatsoever by reason of this Agreement.

     13. Specific Performance. The parties recognize and agree that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, each party agrees that in addition to other remedies the other party shall be entitled to an injunction restraining any violation or threatened violation of the provisions of this Agreement. In the event that any action shall be brought in equity to enforce the provisions of the Agreement, neither party will allege, and each party hereby waives the defense, that there is an adequate remedy at law.

     14. Entire Agreement. This Agreement and the Merger Agreement (including the appendices and exhibits thereto) constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

     15. Further Assurances. Each party will execute and deliver all such further documents and instruments and take all such further action as may be necessary in order to consummate as promptly as practicable the transactions contemplated hereby.

     16. Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     17. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given (1) when delivered personally, (2) on the date delivery is made if sent by commercial delivery service, (3) five business days after being mailed if mailed by registered or certified mail (postage prepaid, return receipt requested, or (4) on the date sent if sent via facsimile, telegraph or telex (receipt confirmed) to the parties at the following addresses or facsimile numbers (or at such other address or facsimile numbers for a party as shall be specified by like notice):

     (a) if to Parent, to:

         If sent by registered or certified mail, to:

         Intuit Inc.
         Attn: General Counsel
         Legal Dept.
         P.O. Box 7850
         Mountain View, CA 94039-7850
         Fax No. (650) 944-6622

         If personally delivered or delivered by commercial delivery service, to:

         Intuit Inc.
         Attn: General Counsel
         Legal Dept.
         2550 Garcia Avenue
         Mountain View, CA 94043
         Fax No. (650) 944-6622

         with a copy to:

         Fenwick & West LLP
         Two Palo Alto Square
         Palo Alto, California 94306
         Attention: Gordon K. Davidson
                    Michael J. Patrick
          Fax No. (650) 494-1417

(b) if to Company, to:

    Rock Financial Corporation
    30600 Telegraph Road, Fourth Floor
    Bingham Farms, MI 48025
    Attention: President
    Fax No. (248) 723-7220

    with a copy to:

    Honigman Miller Schwartz and Cohn
    2290 First National Building
    Detroit, Michigan 48226-3583
    Attention: Alan S. Schwartz and Robert J. Krueger
    Fax No.(313) 465-7575

     17. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

     18. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

     19. Expenses. Except as otherwise expressly provided herein or in the Merger Agreement, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

     20. Amendments; Waiver. This Agreement may be amended by the parties hereto and the terms and conditions hereof may be waived only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance.

     21. Assignment. Neither party hereto may sell, transfer, assign or otherwise dispose of this Agreement or any of its rights or obligations under this Agreement or the Option created hereunder to any other person, without the express written consent of the other party. Any purported assignment in violation of this Section shall be void. The rights and obligations hereunder shall inure to the benefit of and be binding upon any permitted successor of a party hereto.

     22. WAIVER OF JURY TRIAL. EACH OF PARENT AND COMPANY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT OR COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

             [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized respective officers as of the date first written above.

                                          ROCK FINANCIAL CORPORATION

                                          By: /s/ DANIEL GILBERT
                                            ------------------------------------

                                          Name: Daniel Gilbert
                                              ----------------------------------

                                          Title: Chief Executive Officer
                                             -----------------------------------

                                          INTUIT INC.

                                          By: /s/ GREG J. SANTORA
                                            ------------------------------------

                                          Name: Greg J. Santora
                                              ----------------------------------

                                          Title: Senior Vice President,
                                             -----------------------------------
                                                 Chief Financial Officer

                   [SIGNATURE PAGE TO STOCK OPTION AGREEMENT]

                                                                         ANNEX C

[BEAR STEARNS LETTERHEAD]

October 6, 1999

The Board of Directors
Rock Financial Corporation
30600 Telegraph Road
Bingham Farms, MI 48025

Gentlemen:

     We understand that Rock Financial Corporation ("Rock"), Intuit, Inc. ("Intuit") and TitleSource, Inc. ("Title") have entered into an Agreement and Plan of Merger dated the date hereof (the "Agreement") pursuant to which a wholly-owned subsidiary of Intuit will be merged with and into Rock (the "Merger"). The Agreement further provides that a wholly owned subsidiary of Intuit will be merged with and into Title (the "Title Merger"). Pursuant to the Agreement, in the Merger each share of common stock of Rock will be converted into the right to receive a number of shares of Intuit common stock equal to the Exchange Ratio. The "Exchange Ratio" shall equal a fraction whose numerator equals $23.00 and whose denominator equals the average of the closing prices of Intuit common stock on the NASDAQ Stock Market over the twenty (20) trading days ending on the third trading day prior to the date of the meeting of Rock's shareholders at which the Merger is approved; provided, however, that the Exchange Ratio shall under no circumstances be less than 0.579832 nor greater than 0.841463. We have been advised by Rock that certain shareholders of Rock (the "Control Shareholders") will enter into voting agreements simultaneously with the execution of the Agreement pursuant to which, among other things, the Control Shareholders will agree to vote their shares of common stock of Rock in favor of the Merger at a meeting of Rock's shareholders held to vote on approval of the Merger (the "Voting Agreements"), and that the Control Shareholders will receive the same per share consideration as the other Rock shareholders.

     You have asked us to render our opinion as to whether the Exchange Ratio is fair, from a financial point of view, to the shareholders of Rock (other than the Control Shareholders).

     In the course of performing our review and analyses for rendering this opinion, we have:

          1. reviewed the Agreement and the Voting Agreements;

          2. reviewed Rock's Annual Report on Form 10-K for the year ended December 31, 1998 and its Quarterly Reports on Form 10-Q for the periods ended March 31, 1999 and June 30, 1999;

          3. reviewed Rock's Registration Statement on Form S-1 filed April 30, 1998;

          4. reviewed a draft (as provided by Intuit's management) of Intuit's Form 10-K (dated September 22, 1999) for the fiscal year ended July 31, 1999, Intuit's Annual Reports to Shareholders on Form 10-K for the fiscal years ended July 31, 1997 and July 31, 1998 and its Quarterly Reports on Form 10-Q for the periods ended July 31, 1998, October 31, 1998 and April 30, 1999;

          5. reviewed certain operating and financial information, including budgets and estimates, provided to us by Rock's and Intuit's management relating to their respective company's businesses and prospects;

Rock Financial Corporation
October 6, 1999
Page  2

          6. met with certain members of Rock's and Intuit's senior management to discuss Rock's and Intuit's respective businesses, operations, historical and projected financial results and future prospects;

          7. reviewed the historical prices, valuation parameters and trading volumes of the common shares of Rock and Intuit;

          8. reviewed certain publicly available financial data, stock market performance data and valuation parameters of companies which we deemed generally comparable to Rock and Intuit;

          9. reviewed the terms of recent acquisitions of companies which we deemed generally comparable to Rock and the Merger; and

          10. conducted such other studies, analyses, inquiries and investigations as we deemed appropriate.

     We have relied upon and assumed, without independent verification, the accuracy and completeness of the financial and other information, including without limitation, the budgets and estimates provided to us by Rock and Intuit. With respect to Rock's and Intuit's budgets and estimates, we have assumed, without independent verification, that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the senior managements of Rock and Intuit as to the expected future performance of Rock and Intuit, respectively. We have not assumed any responsibility for the independent verification of any such information or of the budgets and estimates provided to us, and we have further relied upon the assurances of the senior managements of Rock and Intuit that they are unaware of any facts that would make the information and budgets and estimates provided to us incomplete or misleading.

     In arriving at our opinion, we have not performed or obtained any independent appraisal of the assets or liabilities of Rock and Intuit, nor have we been furnished with any such appraisals. We have assumed with your consent that the Merger will (i) qualify as a tax-free "reorganization" within the meaning of Section 368 of the Internal Revenue Code, (ii) be accounted for as a pooling-of-interests in accordance with U.S. generally accepted accounting principles and (iii) otherwise be consummated in accordance with the terms described in the Agreement, without the waiver of any material condition and with all the necessary material consents and approvals having been obtained without any limitations, restrictions, conditions, amendments or modifications that collectively would be material to our analysis. Our opinion is necessarily based on economic, market and other conditions, and the information made available to us, as they exist and can be evaluated, as of the date hereof.

     We have acted as a financial advisor to the Board of Directors of Rock in connection with the Merger and will receive a fee for such services. Bear Stearns has been previously engaged by Rock to provide certain investment banking and financial advisory services. In addition, an affiliate of Bear Stearns currently provides Rock with an uncommitted reverse repurchase financing facility. In the ordinary course of business, Bear Stearns may actively trade the equity securities of Rock and/or Intuit for our own account and for the account of our customers and, accordingly, may at any time hold a long or short position in such securities.

     We have not been retained as financial advisor to Title and express no opinion whatsoever to the shareholders of Title. Without limiting the generality of the foregoing, we express no opinion as to the financial fairness to the shareholders of Rock or Title of the terms and provisions of the Agreement

Rock Financial Corporation
October 6, 1999
Page  3

(as such terms and provisions relate to Title) or of the Title Merger or any other transaction involving Title.

     It is understood that this letter is rendered to and intended for the benefit and use of the Board of Directors of Rock in connection with its consideration of the Agreement. This letter is not intended to be and does not constitute a recommendation to the Board of Directors of Rock or any holders of Rock common shares as to how to vote in connection with the Merger. Our opinion does not address Rock's underlying business decision to pursue the Merger nor does it in any manner address the prices at which Intuit common stock will trade following the announcement or consummation of the Merger. We have not solicited, nor were we asked to solicit, third party acquisition interest in Rock. This letter may not be used for any other purpose, or reproduced, disseminated, quoted to or referred to at any time, in whole or in part, without our prior written consent; provided, however, that this letter may be included in its entirety in any proxy statement / prospectus to be distributed to the holders of Rock common stock in connection with the Merger.

     Based on and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to the shareholders of Rock (other than the Control Shareholders).

                                          Very truly yours,

                                          BEAR, STEARNS & CO. INC.

                                          By:        /s/ ROB KRAMER
                                            ------------------------------------
                                                  Senior Managing Director

                                                                         ANNEX D

                         FORM OF ROCK VOTING AGREEMENT

     THIS VOTING AGREEMENT (this "AGREEMENT") is entered into as of October   ,
1999 (the "AGREEMENT DATE") by and between Intuit Inc. a Delaware corporation
("INTUIT") and                ("SHAREHOLDER").

                                    RECITALS

     A. Intuit, Merger Sub 1, Inc., a Michigan corporation and a wholly-owned subsidiary of Intuit ("MERGER SUB 1"), Merger Sub 2, Inc., a Michigan corporation and a wholly-owned subsidiary of Intuit ("MERGER SUB 2"), Rock Financial Corporation, a Michigan corporation ("COMPANY"), and Title Source, Inc., a Michigan corporation ("TITLE") are entering into an Agreement and Plan of Merger dated as of October 6, 1999, as such may be hereafter amended from time to time (the "PLAN") which provides (subject to the conditions set forth therein) for the merger of Merger Sub 1 with and into the Company (the "MERGER") with the Company to survive the Merger. Upon the effectiveness of the Merger, the outstanding shares of the Company's Common Stock will be converted into shares of the Common Stock of Intuit and outstanding options to purchase shares of the Company's Common Stock will be converted into options to purchase shares of Intuit Common Stock, all as more particularly set forth in the Plan. Capitalized terms used but not otherwise defined in this Agreement will have the same meanings ascribed to such terms in the Plan.

     B. As of the Agreement Date, Shareholder owns in the aggregate (including shares held both beneficially and of record and other shares held either beneficially or of record) the number of shares of the Company's Common Stock set forth below Shareholder's name on the signature page of this Agreement (all such shares, together with any shares of the Company's Common Stock or any other shares of capital stock of the Company that may hereafter be acquired by Shareholder, being collectively referred to herein as the "SUBJECT SHARES"). If, between the Agreement Date and the Expiration Date (as defined herein), the outstanding shares of the Company's Common Stock are changed into a different number or class of shares by reason of any stock split, stock dividend, reverse stock split, reclassification, recapitalization or other similar transaction, then the shares constituting the Subject Shares shall be appropriately adjusted, and shall include any shares or other securities of the Company issued on, or with respect to, the Subject Shares in such a transaction.

     C. As a condition to the willingness of Intuit and Merger Sub 1 to enter into the Plan, Intuit and Merger Sub 1 have required that Shareholder agree, and in order to induce Intuit and Merger Sub 1 to enter into the Plan, Shareholder has agreed to enter into this Agreement.

     The parties to this Agreement, intending to be legally bound by this Agreement, hereby agree as follows:

     1. Transfer of Subject Shares

        1.1  No Disposition or Encumbrance of Subject Shares.

           (a) Except as expressly provided for in the Plan in connection with the Merger, notwithstanding any other provision of this Agreement to the contrary, Shareholder will not sell, transfer, exchange, pledge, distribute or otherwise dispose of, or in any other way reduce Shareholder's risk of ownership or investment in, or make any offer or agreement relating to any of the foregoing with respect to, any of the Subject Shares or any rights, options or warrants to purchase Subject Shares during the thirty (30) day period immediately preceding the Effective Time; provided, however, that Shareholder's obligations under this Section 1.1 shall expire immediately after the Expiration Date (as defined below).

           (b) As used in this Agreement, the term "EXPIRATION DATE" shall mean the earlier of (i) the date upon which the Plan is validly terminated in accordance with its terms or (ii) the Effective Time of the Merger.

        1.2 Transfer of Voting Rights. Shareholder covenants and agrees that, prior to the Expiration Date, Shareholder will not deposit any of the Subject Shares into a voting trust or grant a proxy or enter into an agreement of any kind with respect to any of the Subject Shares, except for the Proxy called for by Section 2.2 of this Agreement.

     2. Voting of Subject Shares

        2.1 Agreement. Shareholder hereby agrees that, prior to the Expiration Date, at any meeting of the shareholders of the Company, however called, and in any action taken by the written consent of shareholders of the Company without a meeting, unless otherwise directed in writing by Intuit, Shareholder shall vote the Subject Shares:

           (i) in favor of the Merger and the Plan, the execution and delivery by the Company of the Plan and the adoption and approval of the terms thereof and in favor of each of the other actions contemplated by the Plan and any action required in furtherance hereof and thereof; and

           (ii) against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of the Company in the Plan or that would preclude fulfillment of a condition precedent under the Plan to the Company's or Intuit's or Merger Sub 1's obligation to consummate the Merger.

Prior to the Expiration Date, Shareholder shall not enter into any agreement or understanding with any Person to vote or give instructions in any manner inconsistent with clause "(i)" or "(ii)" of this Section 2.1.

     The provisions of this Section 2.1 shall not be binding on any transferee of any of the Shares to the extent that the transfer of such Shares is consummated prior to the thirty (30) day period immediately preceding the Effective Time.

        2.2 Proxy. Contemporaneously with the execution of this Agreement, Shareholder shall deliver to Intuit a proxy with respect to the Subject Shares in the form attached hereto as Exhibit 1, which proxy shall be irrevocable to the fullest extent permitted by law (the "PROXY").

     3. Appraisal Rights

     Shareholder hereby agrees not to exercise any rights of appraisal and any dissenters' rights that Shareholder may have (whether under applicable law or otherwise) or could potentially have or acquire in connection with the Merger.

     4.  No Solicitation or Encouragement

     Shareholder covenants and agrees that, during the period commencing on the date of this Agreement and ending on the Expiration Date, Shareholder shall not, directly or indirectly solicit, facilitate or encourage any offer from any person or entity concerning the possible disposition of all or any portion of the Company's business assets or capital stock by merger, sale of stock, sale of assets or other means, or any Alternative Transaction in contravention of the Plan.

     5. Representations and Warranties of Shareholder

     Shareholder hereby represents and warrants to Intuit as follows:

        5.1 Due Organization, Authorization, etc. Shareholder has all requisite power and capacity to execute and deliver this Agreement and to perform Shareholder's obligations hereunder. This Agreement has been duly executed and delivered by Shareholder and assuming due execution and delivery by Intuit, constitutes a legal, valid and binding obligation of Shareholder, enforceable against Shareholder in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the rights of creditors, and
(ii) general principles of equity and rules of law governing specific performance, injunctive relief and other equitable remedies.

        5.2  No Conflicts, Required Filings and Consents.

           (a) The execution and delivery of this Agreement by Shareholder do not, and the performance of this Agreement by Shareholder will not: (i) conflict with or violate any order, decree or judgment applicable to Shareholder or by which Shareholder or any of Shareholder's properties or Subject Shares is bound or affected; or (ii) result in any breach of or constitute a default (with notice or lapse of time, or both) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any lien, restriction, adverse claim, encumbrance or security interest in or to any of the Subject Shares pursuant to, any written, oral or other agreement, contract or legally binding commitment to which Shareholder is a party or by which Shareholder or any of Shareholder's properties (including but not limited to the Subject Shares) is bound or affected.

           (b) The execution and delivery of this Agreement by Shareholder do not, and the performance of this Agreement by Shareholder will not, require any consent under any written, oral or other agreement, contract or legally binding commitment of any third party.

        5.3 Title to Subject Shares. As of the Agreement Date, Shareholder owns of record and beneficially the Subject Shares set forth under Shareholder's name on the signature page hereof and does not directly or indirectly own, either beneficially or of record, any shares of capital stock of the Company, other than the Subject Shares set forth below Shareholder's name on the signature page hereof.

        5.4 Accuracy of Representations. The representations and warranties contained in this Agreement are accurate in all respects as of the date of this Agreement, will be accurate in all respects at all times through the Expiration Date and will be accurate in all respects as of the date of the consummation of the Merger as if made on that date.

     6. Covenants of Shareholder

        6.1 Further Assurances. From time to time and without additional consideration, Shareholder will execute and deliver, or cause to be executed and delivered, such additional or further transfers, assignments, endorsements, proxies, consents and other instruments, and perform such further acts, as Intuit may reasonably request for the purpose of effectively carrying out and furthering the intent of this Agreement and the Proxy.

        6.2 Legend. Immediately after the execution of this Agreement, Shareholder shall instruct the Company to cause each certificate of Shareholder evidencing the Subject Shares to bear a legend in the following form:

     THE SHARES REPRESENTED BY THIS CERTIFICATE AND THE RIGHT TO VOTE THESE SHARES ARE SUBJECT TO THE TERMS OF A VOTING AGREEMENT,

     DATED OCTOBER 6, 1999 (THE "VOTING AGREEMENT"), BETWEEN INTUIT INC. AND THE REGISTERED HOLDER OF THIS CERTIFICATE. THESE SHARES MAY NOT BE VOTED, SOLD, EXCHANGED OR OTHERWISE TRANSFERRED OR DISPOSED OF EXCEPT IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF THE VOTING AGREEMENT, AS IT MAY BE AMENDED. A COPY OF THE VOTING AGREEMENT IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF THE ISSUER. SUCH AGREEMENT IS BINDING ON ALL TRANSFEREES OF THESE SHARES.

     7. Miscellaneous

        7.1 Expenses. All costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

        7.2 Governing Law. The internal laws of the State of Michigan (irrespective of its choice of law principles) will govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto.

        7.3 Assignment, Binding Effect, Third Parties. Except as provided herein, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party, except that Intuit may assign all or any of its rights hereunder to any wholly-owned subsidiary of Intuit. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of (i) Shareholder and Shareholder's heirs, successors and assigns and (ii) Intuit and its successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person or entity other than the parties hereto or their respective heirs, successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

        7.4 Severability. If any provision of this Agreement, or the application thereof, will for any reason and to any extent be invalid or unenforceable, then the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto.

        7.5 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

        7.6 Amendment; Waiver. This Agreement may be amended by the written agreement of the parties hereto. No waiver by any party hereto of any condition or of any breach of any provision of this Agreement will be effective unless such waiver is set forth in a writing signed by such party. No waiver by any party of any such condition or breach, in any one instance, will be deemed to be a further or continuing waiver of any such condition or breach or a waiver of any other condition or breach of any other provision contained herein.

        7.7 Notices. All notices and other communications required or permitted under this Agreement will be in writing and shall be deemed given (1) when delivered personally, (2) on the date delivery is made if sent by commercial delivery service, (3) five business days after being mailed by certified or registered mail (postage pre-paid; return receipt requested), or (4) on the date set via facsimile, telegraph or telex (receipt confirmed), to the following addresses or facsimile numbers (or such other addresses or facsimile numbers as any party may notify the other parties in accordance with this Section):

       if to Shareholder:

       at the address set forth below Shareholder's signature on the signature page hereto;

       if to Intuit:

       If sent by registered or certified mail, to:

       Intuit Inc.
       Attn: General Counsel
       Legal Dept.
       P.O. Box 7850
       Mountain View, CA 94039-7850
       Fax No. (650) 944-6622

       If personally delivered or delivered by commercial delivery service, to:

       Intuit Inc.
       Attn: General Counsel
       Legal Dept.
       2550 Garcia Avenue
       Mountain View, CA 94043
       Fax No. (650) 944-6622

        7.8 Entire Agreement. This Agreement and any documents delivered by the parties in connection herewith constitute the entire agreement and understanding between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings between the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon either party hereto unless made in writing and signed by both parties hereto. The parties hereto waive trial by jury in any action at law or suit in equity based upon, or arising out of, this Agreement or the subject matter hereof.

        7.9 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that, in addition to any other remedy to which Intuit is entitled at law or in equity, Intuit shall be entitled to injunctive relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any California court or in any other court of competent jurisdiction.

        7.10 Other Agreements. Nothing in this Agreement shall limit any of the rights or remedies of Intuit or any of the obligations of Shareholder under any other agreement.

        7.11 Construction. This Agreement has been negotiated by the respective parties hereto and their attorneys and the language hereof will not be construed for or against either party. Unless otherwise indicated herein, all references in this Agreement to "Sections" refer to sections of this Agreement. The titles and headings herein are for reference purposes only and will not in any manner limit the construction of this Agreement which will be considered as a whole.

             [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, Intuit and Shareholder have caused this Agreement to be executed as of the Agreement Date first written above.

INTUIT INC.                                        SHAREHOLDER
By:                                                                   Name:
                                                                  (Please Print)

Name:                                                                  By:
                                                                   (Signature)

Title:                                             Title:

                                                   Address:
                                                   Facsimile: (   )
                                                   Number of Shares of Company Common Stock
                                                   owned by Shareholder as of the Agreement
                                                   Date: ________________

                   [SIGNATURE PAGE TO ROCK VOTING AGREEMENT]

                                              EXHIBIT 1 TO ROCK VOTING AGREEMENT

                               IRREVOCABLE PROXY

     The undersigned shareholder of Rock Financial Corporation, a Michigan corporation (the "COMPANY"), hereby irrevocably (to the fullest extent permitted by law) appoints and constitutes Kristen Brown, Catherine Valentine and/or Intuit Inc., a Delaware corporation ("INTUIT"), and each of them, the attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to the fullest extent of the undersigned's rights with respect to (i) the shares of capital stock of the Company owned by the undersigned as of the date of this proxy, which shares are specified on the final page of this proxy and (ii) any and all other shares of capital stock of the Company which the undersigned may acquire after the date hereof. (The shares of the capital stock of the Company referred to in clauses (i) and (ii) of the immediately preceding sentence are collectively referred to as the "SHARES.") Upon the execution hereof, all prior proxies given by the undersigned with respect to any of the Shares are hereby revoked, and no subsequent proxies will be given with respect to any of the Shares.

     This proxy is irrevocable, is coupled with an interest and is granted in connection with that certain Voting Agreement, dated as of the date hereof, between Intuit and the undersigned (the "VOTING AGREEMENT"), and is granted in consideration of Intuit entering into the Agreement and Plan of Merger, dated as of October 6, 1999, among Intuit, Merger Sub 1, Inc., a Michigan corporation that is a wholly owned subsidiary of Intuit ("MERGER SUB 1"), Merger Sub 2, Inc., a Michigan corporation that is a wholly owned subsidiary of Intuit ("MERGER SUB 2"), Title Source, Inc., a Michigan corporation ("TITLE"), and the Company (the "PLAN"). Capitalized terms used but not otherwise defined in this proxy have the meanings ascribed to such terms in the Plan.

     The attorneys and proxies named above will be empowered, and may exercise this proxy, to vote the Shares at any time until the Expiration Date (as defined in the Voting Agreement) at any meeting of the shareholders of the Company, however called, or in any action by written consent of shareholders of the
Company:

        (i) in favor of the Merger and the Plan, the execution and delivery by the Company of the Plan, the adoption and approval of the terms thereof and in favor of each of the other actions contemplated by the Plan, and any action required in furtherance hereof and thereof; and

        (ii) against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of the Company in the Plan or that would preclude fulfillment of a condition precedent under the Plan to the Company's or Intuit's or Merger Sub 1's obligation to consummate the Merger.

     Prior to the Expiration Date (as such term is defined in the Voting Agreement), at any meeting of the shareholders of the Company, however called, and in any action by written consent of shareholders of the Company without a meeting, the attorneys and proxies named above may, in their sole discretion, elect to abstain from voting on any matter covered by the foregoing subparagraphs (i) and (ii) above.

     The undersigned shareholder may vote the Shares on all other matters.

     This proxy shall be binding upon the heirs, successors and assigns of the undersigned (including any transferee of any of the Shares) and any obligation of the undersigned hereunder shall be binding upon the heirs, successors and assigns of the undersigned (including any transferee of any of the Shares) provided, however, that this proxy shall not be binding upon any transferee of any of the

Shares and the obligations of the undersigned hereunder shall not be binding upon such transferee of any of the Shares to the extent that the transfer of such Shares is consummated prior to the thirty (30) day period immediately preceding the Effective Time.

             [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     This proxy shall terminate upon the Expiration Date.

Dated: October   , 1999

                                          Name:
                                          By:
                                          Title (If Applicable):
                                          Number of Shares of Company Common
                                          Stock Owned:

                     [SIGNATURE PAGE TO IRREVOCABLE PROXY]

                                                                         ANNEX E

                         FORM OF TITLE VOTING AGREEMENT

     THIS VOTING AGREEMENT (this "AGREEMENT") is entered into as of October   ,
1999 (the "AGREEMENT DATE") by and between Intuit Inc. a Delaware corporation
("INTUIT") and                ("SHAREHOLDER").

                                    RECITALS

     A. Intuit, Merger Sub 1, Inc., a Michigan corporation and a wholly-owned subsidiary of Intuit ("MERGER SUB 1"), Merger Sub 2, Inc., a Michigan corporation and a wholly-owned subsidiary of Intuit ("MERGER SUB 2"), Title Source, Inc., a Michigan corporation ("COMPANY"), and Rock Financial Corporation, a Michigan corporation ("ROCK") are entering into an Agreement and Plan of Merger dated as of October 6, 1999, as such may be hereafter amended from time to time (the "PLAN") which provides (subject to the conditions set forth therein) for the merger of Merger Sub 2 with and into the Company (the "MERGER") with the Company to survive the Merger. Upon the effectiveness of the Merger, the outstanding shares of the Company's Common Stock and the "Title Option" (as defined in the Plan) will be converted into shares of the Common Stock of Intuit, all as more particularly set forth in the Plan. Capitalized terms used but not otherwise defined in this Agreement will have the same meanings ascribed to such terms in the Plan.

     B. As of the Agreement Date, Shareholder owns in the aggregate (including shares held both beneficially and of record and other shares held either beneficially or of record) the number of shares of the Company's Common Stock set forth below Shareholder's name on the signature page of this Agreement (all such shares, together with any shares of the Company's Common Stock or any other shares of capital stock of the Company that may hereafter be acquired by Shareholder, being collectively referred to herein as the "SUBJECT SHARES"). If, between the Agreement Date and the Expiration Date (as defined herein), the outstanding shares of the Company's Common Stock are changed into a different number or class of shares by reason of any stock split, stock dividend, reverse stock split, reclassification, recapitalization or other similar transaction, then the shares constituting the Subject Shares shall be appropriately adjusted, and shall include any shares or other securities of the Company issued on, or with respect to, the Subject Shares in such a transaction.

     C. As a condition to the willingness of Intuit and Merger Sub 2 to enter into the Plan, Intuit and Merger Sub 2 have required that Shareholder agree, and in order to induce Intuit and Merger Sub 2 to enter into the Plan, Shareholder has agreed to enter into this Agreement.

     The parties to this Agreement, intending to be legally bound by this Agreement, hereby agree as follows:

     1. Transfer of Subject Shares

        1.1 No Disposition or Encumbrance of Subject Shares.

           (a) Except as expressly provided for in the Plan in connection with the Merger, notwithstanding any other provision of this Agreement to the contrary, Shareholder will not sell, transfer, exchange, pledge, distribute or otherwise dispose of, or in any other way reduce Shareholder's risk of ownership or investment in, or make any offer or agreement relating to any of the foregoing with respect to, any of the Subject Shares or any rights, options or warrants to purchase Subject Shares during the thirty (30) day period immediately preceding the Effective Time; provided, however, that Shareholder's obligations under this Section 1.1 shall expire immediately after the Expiration Date (as defined below).

           (b) As used in this Agreement, the term "EXPIRATION DATE" shall mean the earlier of (i) the date upon which the Plan is validly terminated in accordance with its terms or (ii) the Effective Time of the Merger.

        1.2 Transfer of Voting Rights. Shareholder covenants and agrees that, prior to the Expiration Date, Shareholder will not deposit any of the Subject Shares into a voting trust or grant a proxy or enter into an agreement of any kind with respect to any of the Subject Shares, except for the Proxy called for by Section 2.2 of this Agreement.

     2. Voting of Subject Shares

        2.1 Agreement. Shareholder hereby agrees that, prior to the Expiration Date, at any meeting of the shareholders of the Company, however called, and in any action taken by the written consent of shareholders of the Company without a meeting, unless otherwise directed in writing by Intuit, Shareholder shall vote the Subject Shares:

           (i) in favor of the Merger and the Plan, the execution and delivery by the Company of the Plan and the adoption and approval of the terms thereof and in favor of each of the other actions contemplated by the Plan and any action required in furtherance hereof and thereof; and

           (ii) against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of the Company in the Plan or that would preclude fulfillment of a condition precedent under the Plan to the Company's or Intuit's or Merger Sub 2's obligation to consummate the Merger.

Prior to the Expiration Date, Shareholder shall not enter into any agreement or understanding with any Person to vote or give instructions in any manner inconsistent with clause "(i)" or "(ii)" of this Section 2.1.

     The provisions of this Section 2.1 shall not be binding on any transferee of any of the Shares to the extent that the transfer of such Shares is consummated prior to the thirty (30) day period immediately preceding the Effective Time.

        2.2 Proxy. Contemporaneously with the execution of this Agreement, Shareholder shall deliver to Intuit a proxy with respect to the Subject Shares in the form attached hereto as Exhibit 1, which proxy shall be irrevocable to the fullest extent permitted by law (the "PROXY").

     3. Appraisal Rights Shareholder hereby agrees not to exercise any rights of appraisal and any dissenters' rights that Shareholder may have (whether under applicable law or otherwise) or could potentially have or acquire in connection with the Merger.

     4. No Solicitation or Encouragement

     Shareholder covenants and agrees that, during the period commencing on the date of this Agreement and ending on the Expiration Date, Shareholder shall not, directly or indirectly solicit, facilitate or encourage any offer from any person or entity concerning the possible disposition of all or any portion of the Company's business assets or capital stock by merger, sale of stock, sale of assets or other means, or any Alternative Transaction in contravention of the Plan.

     5. Representations and Warranties of Shareholder

     Shareholder hereby represents and warrants to Intuit as follows:

        5.1 Due Organization, Authorization, etc. Shareholder has all requisite power and capacity to execute and deliver this Agreement and to perform Shareholder's obligations hereunder. This

Agreement has been duly executed and delivered by Shareholder and assuming due execution and delivery by Intuit, constitutes a legal, valid and binding obligation of Shareholder, enforceable against Shareholder in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the rights of creditors, and (ii) general principles of equity and rules of law governing specific performance, injunctive relief and other equitable remedies.

        5.2 No Conflicts, Required Filings and Consents.

           (a) The execution and delivery of this Agreement by Shareholder do not, and the performance of this Agreement by Shareholder will not: (i) conflict with or violate any order, decree or judgment applicable to Shareholder or by which Shareholder or any of Shareholder's properties or Subject Shares is bound or affected; or (ii) result in any breach of or constitute a default (with notice or lapse of time, or both) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any lien, restriction, adverse claim, encumbrance or security interest in or to any of the Subject Shares pursuant to, any written, oral or other agreement, contract or legally binding commitment to which Shareholder is a party or by which Shareholder or any of Shareholder's properties (including but not limited to the Subject Shares) is bound or affected.

           (b) The execution and delivery of this Agreement by Shareholder do not, and the performance of this Agreement by Shareholder will not, require any consent under any written, oral or other agreement, contract or legally binding commitment of any third party.

        5.3 Title to Subject Shares. As of the Agreement Date, Shareholder owns of record and beneficially the Subject Shares set forth under Shareholder's name on the signature page hereof and does not directly or indirectly own, either beneficially or of record, any shares of capital stock of the Company, other than the Subject Shares set forth below Shareholder's name on the signature page hereof.

        5.4 Accuracy of Representations. The representations and warranties contained in this Agreement are accurate in all respects as of the date of this Agreement, will be accurate in all respects at all times through the Expiration Date and will be accurate in all respects as of the date of the consummation of the Merger as if made on that date.

     6. Covenants of Shareholder

        6.1 Further Assurances. From time to time and without additional consideration, Shareholder will execute and deliver, or cause to be executed and delivered, such additional or further transfers, assignments, endorsements, proxies, consents and other instruments, and perform such further acts, as Intuit may reasonably request for the purpose of effectively carrying out and furthering the intent of this Agreement and the Proxy.

        6.2 Legend. Immediately after the execution of this Agreement, Shareholder shall instruct the Company to cause each certificate of Shareholder evidencing the Subject Shares to bear a legend in the following form:

        THE SHARES REPRESENTED BY THIS CERTIFICATE AND THE RIGHT TO VOTE THESE SHARES ARE SUBJECT TO THE TERMS OF A VOTING AGREEMENT, DATED OCTOBER 6, 1999 (THE "VOTING AGREEMENT"), BETWEEN INTUIT INC. AND THE REGISTERED HOLDER OF THIS CERTIFICATE. THESE SHARES MAY NOT BE VOTED, SOLD, EXCHANGED OR OTHERWISE TRANSFERRED OR DISPOSED OF EXCEPT IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF THE VOTING AGREEMENT, AS IT MAY BE AMENDED. A COPY OF THE VOTING AGREEMENT IS ON FILE AT

        THE PRINCIPAL EXECUTIVE OFFICES OF THE ISSUER. SUCH AGREEMENT IS BINDING ON ALL TRANSFEREES OF THESE SHARES.

     7. Miscellaneous

        7.1 Expenses. All costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

        7.2 Governing Law. The internal laws of the State of Michigan (irrespective of its choice of law principles) will govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto.

        7.3 Assignment, Binding Effect, Third Parties. Except as provided herein, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party, except that Intuit may assign all or any of its rights hereunder to any wholly-owned subsidiary of Intuit. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of (i) Shareholder and Shareholder's heirs, successors and assigns and (ii) Intuit and its successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person or entity other than the parties hereto or their respective heirs, successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

        7.4 Severability. If any provision of this Agreement, or the application thereof, will for any reason and to any extent be invalid or unenforceable, then the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto.

        7.5 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

        7.6 Amendment; Waiver. This Agreement may be amended by the written agreement of the parties hereto. No waiver by any party hereto of any condition or of any breach of any provision of this Agreement will be effective unless such waiver is set forth in a writing signed by such party. No waiver by any party of any such condition or breach, in any one instance, will be deemed to be a further or continuing waiver of any such condition or breach or a waiver of any other condition or breach of any other provision contained herein.

        7.7 Notices. All notices and other communications required or permitted under this Agreement will be in writing and shall be deemed given (1) when delivered personally, (2) on the date delivery is made if sent by commercial delivery service, (3) five business days after being mailed by certified or registered mail (postage pre-paid; return receipt requested), or (4) on the date set via facsimile, telegraph or telex (receipt confirmed), to the following addresses or facsimile numbers (or such other addresses or facsimile numbers as any party may notify the other parties in accordance with this Section):

        if to Shareholder:

           at the address set forth below Shareholder's signature on the signature page hereto;

        if to Intuit:

          If sent by registered or certified mail, to:
          Intuit Inc.
          Attn: General Counsel
          Legal Dept.
          P.O. Box 7850
          Mountain View, CA 94039-7850
          Fax No. (650) 944-6622

           If personally delivered or delivered by commercial delivery service, to:

           Intuit Inc.
           Attn: General Counsel
           Legal Dept.
           2550 Garcia Avenue
           Mountain View, CA 94043
           Fax No. (650) 944-6622

        7.8 Entire Agreement. This Agreement and any documents delivered by the parties in connection herewith constitute the entire agreement and understanding between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings between the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon either party hereto unless made in writing and signed by both parties hereto. The parties hereto waive trial by jury in any action at law or suit in equity based upon, or arising out of, this Agreement or the subject matter hereof.

        7.9 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that, in addition to any other remedy to which Intuit is entitled at law or in equity, Intuit shall be entitled to injunctive relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any California court or in any other court of competent jurisdiction.

        7.10 Other Agreements. Nothing in this Agreement shall limit any of the rights or remedies of Intuit or any of the obligations of Shareholder under any other agreement.

        7.11 Construction. This Agreement has been negotiated by the respective parties hereto and their attorneys and the language hereof will not be construed for or against either party. Unless otherwise indicated herein, all references in this Agreement to "Sections" refer to sections of this Agreement. The titles and headings herein are for reference purposes only and will not in any manner limit the construction of this Agreement which will be considered as a whole.

             [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, Intuit and Shareholder have caused this Agreement to be executed as of the Agreement Date first written above.

INTUIT INC.                                        SHAREHOLDER

By:                                                Name:
--------------------------------------------       --------------------------------------------
                                                                  (Please Print)

Name:                                              By:
--------------------------------------------       --------------------------------------------
                                                                   (Signature)

Title:                                             Title:
--------------------------------------------       --------------------------------------------

                                                   Address:
                                                   --------------------------------------------

                                                   Facsimile: (   )
                                                   -----------------------------------

                                                   Number of Shares of Company Common Stock
                                                   owned by Shareholder as of the Agreement
                                                   Date:
                                                   --------------------------------------------

                   [SIGNATURE PAGE TO TITLE VOTING AGREEMENT]

                                             EXHIBIT 1 TO TITLE VOTING AGREEMENT

                               IRREVOCABLE PROXY

     The undersigned shareholder of Title Source, Inc., a Michigan corporation (the "COMPANY"), hereby irrevocably (to the fullest extent permitted by law) appoints and constitutes Kristen Brown, Catherine Valentine and/or Intuit Inc., a Delaware corporation ("INTUIT"), and each of them, the attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to the fullest extent of the undersigned's rights with respect to (i) the shares of capital stock of the Company owned by the undersigned as of the date of this proxy, which shares are specified on the final page of this proxy and (ii) any and all other shares of capital stock of the Company which the undersigned may acquire after the date hereof. (The shares of the capital stock of the Company referred to in clauses (i) and (ii) of the immediately preceding sentence are collectively referred to as the "SHARES.") Upon the execution hereof, all prior proxies given by the undersigned with respect to any of the Shares are hereby revoked, and no subsequent proxies will be given with respect to any of the Shares.

     This proxy is irrevocable, is coupled with an interest and is granted in connection with that certain Voting Agreement, dated as of the date hereof, between Intuit and the undersigned (the "VOTING AGREEMENT"), and is granted in consideration of Intuit entering into the Agreement and Plan of Merger, dated as of October 6, 1999, among Intuit, Merger Sub 1, Inc., a Michigan corporation that is a wholly owned subsidiary of Intuit ("MERGER SUB 1"), Merger Sub 2, Inc., a Michigan corporation that is a wholly owned subsidiary of Intuit ("MERGER SUB 2"), Rock Financial Corporation, a Michigan corporation ("ROCK"), and the Company (the "PLAN"). Capitalized terms used but not otherwise defined in this proxy have the meanings ascribed to such terms in the Plan.

     The attorneys and proxies named above will be empowered, and may exercise this proxy, to vote the Shares at any time until the Expiration Date (as defined in the Voting Agreement) at any meeting of the shareholders of the Company, however called, or in any action by written consent of shareholders of the
Company:

        (i) in favor of the Merger and the Plan, the execution and delivery by the Company of the Plan, the adoption and approval of the terms thereof and in favor of each of the other actions contemplated by the Plan, and any action required in furtherance hereof and thereof; and

        (ii) against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of the Company in the Plan or that would preclude fulfillment of a condition precedent under the Plan to the Company's or Intuit's or Merger Sub 2's obligation to consummate the Merger.

     Prior to the Expiration Date (as such term is defined in the Voting Agreement), at any meeting of the shareholders of the Company, however called, and in any action by written consent of shareholders of the Company without a meeting, the attorneys and proxies named above may, in their sole discretion, elect to abstain from voting on any matter covered by the foregoing subparagraphs (i) and (ii) above.

     The undersigned shareholder may vote the Shares on all other matters.

     This proxy shall be binding upon the heirs, successors and assigns of the undersigned (including any transferee of any of the Shares) and any obligation of the undersigned hereunder shall be binding upon the heirs, successors and assigns of the undersigned (including any transferee of any of the Shares) provided, however, that this proxy shall not be binding upon any transferee of any of the Shares and the obligations of the undersigned hereunder shall not be binding upon such transferee of any of the Shares to the extent that the transfer of such Shares is consummated prior to the thirty (30) day period immediately preceding the Effective Time.

     This proxy shall terminate upon the Expiration Date.

Dated: October   , 1999

                                          Name:
                                          --------------------------------------

                                          By:
                                          --------------------------------------

                                          Title (If Applicable):

       -------------------------------------------------------------------------

                                          Number of Shares of Company Common
                                          Stock Owned:  ________________

                     [SIGNATURE PAGE TO IRREVOCABLE PROXY]

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF OFFICERS AND DIRECTORS

     As permitted by the Delaware General Corporation Law, Intuit's certificate of incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach or alleged breach of their duty of care.

     In addition, as permitted by Section 145 of the Delaware General Corporation Law, the bylaws of Intuit provide that

     - Intuit is required to indemnify its directors and officers and persons serving in those capacities in other business enterprises (including, for example, subsidiaries of Intuit) at Intuit's request, to the fullest extent permitted by Delaware law, including those circumstances in which indemnification would otherwise be discretionary;

     - Intuit may, in its discretion, indemnify employees and agents in those circumstances where indemnification is not required by law;

     - Intuit is required to advance expenses, as incurred, to its directors and officers in connection with defending a proceeding (except that it is not required to advance expenses to a person against whom Intuit brings a claim for breach of the duty of loyalty, failure to act in good faith, intentional misconduct, knowing violation of law or deriving an improper personal benefit);

     - the rights conferred in the bylaws are not exclusive and Intuit is authorized to enter into indemnification agreements with its directors, officers and employees; and

     - Intuit may not retroactively amend the bylaw provisions in a way that is adverse to the directors, officers and employees.

     Intuit's policy is to enter into indemnity agreements with each of its and its subsidiaries' directors and executive officers that provide the maximum indemnity allowed to directors and executive officers by Section 145 of the Delaware General Corporation Law and the bylaws, as well as certain additional procedural protections. In addition, the indemnity agreements provide that directors and executive officers will be indemnified to the fullest possible extent not prohibited by law against all expenses (including attorney's fees) and settlement amounts paid or incurred by them in any action or proceeding, including any derivative action by or in the right of Intuit, on account of their services as directors or executive officers of Intuit or as directors or officers of any other company or enterprise when they are serving in those capacities at the request of Intuit. Intuit will not be obligated under the agreements to indemnify or advance expenses to an indemnified party with respect to proceedings or claims initiated by the indemnified party and not by way of defense, except with respect to proceedings specifically authorized by Intuit's board of directors or brought to enforce a right to indemnification under the indemnity agreement, Intuit's bylaws or any statute or law. Under the agreements, Intuit is not obligated to indemnify the indemnified party:

     - for any expenses incurred by the indemnified party with respect to any proceeding instituted by the indemnified party to enforce or interpret the agreement, if a court of competent jurisdiction determines that each of the material assertions made by the indemnified party in the proceeding was not made in good faith or was frivolous;

     - for any amounts paid in settlement of a proceeding unless Intuit consents to the settlement;

     - with respect to any proceeding brought by Intuit against the indemnified party for willful misconduct, unless a court determines that each of the claims was not made in good faith or was frivolous;

     - on account of any suit in which judgment is rendered against the indemnified party for an accounting of profits made from the purchase or sale by the indemnified party of securities of Intuit under Section 16(b) of the Securities Exchange Act of 1934 and related laws;

     - on account of the indemnified party's conduct which is finally adjudged to have been knowingly fraudulent or deliberately dishonest, or to constitute willful misconduct or a knowing violation of the law;

     - on account of any conduct from which the indemnified party derived an improper personal benefit;

     - on account of conduct that constituted a breach of the indemnified party's duty of loyalty to Intuit or its stockholders; or

     - if a final decision by a court having jurisdiction in the matter determines that indemnification is not lawful.

     The indemnification provision in the Bylaws, and the indemnity agreements entered into between Intuit and its directors and executive officers, may be sufficiently broad to permit indemnification of Intuit's officers and directors for liabilities arising under the Securities Act of 1933.

     The indemnity agreements with Intuit's officers and directors require Intuit to maintain director and officer liability insurance to the extent reasonably available. Intuit currently maintains a director and officer liability insurance policy.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) The following exhibits are filed with this registration statement or incorporated into this registration statement by reference:

EXHIBIT
 NUMBER                          EXHIBIT TITLE
-------                          -------------
 2.01     Agreement and Plan of Merger among Intuit Inc., Merger Sub
          1, Inc., Merger Sub 2, Inc. and Rock Financial Corporation
          and Title Source, Inc. dated as of October 6, 1999.
          (Incorporated by reference to Annex A to the
          prospectus/proxy statement that is part of this registration statement.) (Schedules and similar attachments will be
          furnished to the Commission upon request.)*
 2.02     Stock Option Agreement between Intuit Inc. and Rock
          Financial Corporation dated October 6, 1999. (Incorporated by reference to Annex B to the prospectus/proxy statement
          that is part of this registration statement.)*
 2.03     Form of Rock Voting Agreement, between specified
          shareholders of Rock Financial Corporation and Intuit Inc.
          (Incorporated by reference to Annex D to the prospectus/
          proxy statement that is part of this registration
          statement.)*
 2.04     Form of Title Voting Agreement, between specified
          shareholders of Title Source, Inc. and Intuit Inc.
          (Incorporated by reference to Annex E to the
          prospectus/proxy statement that is part of this registration statement.)*
 2.05(l)  Agreement and Plan of Merger among Checkfree Corporation,
          Checkfree Acquisition Corporation II, Intuit and Intuit
          Services Corporation dated September 15, 1996 (schedules and similar attachments will be furnished to the Commission upon request)

EXHIBIT
 NUMBER                          EXHIBIT TITLE
-------                          -------------
 2.06(2)  Amendment No. 1 to Agreement and Plan of Merger dated as of
          September 15, 1996 by and among Intuit Inc., Intuit Services
          Corporation, Checkfree Corporation and Checkfree Acquisition
          Corporation II
 2.07(3)  Amended and Restated Checkfree Corporation Stock Restriction
          Agreement dated September 15, 1996 between Intuit and
          Checkfree Corporation
 2.08(2)  Amended and Restated Registration Rights Agreement dated as of September 15, 1996 between Intuit and Checkfree
          Corporation
 2.09(4)  Asset Purchase Agreement by and among Lacerte Software
          Corporation, Lacerte Educational Services Corporation,
          Intuit Inc. and IL Acquisition Corporation, dated May 18,
          1998
 2.10(5)  Exchange Agreement dated as of March 2, 1999 by and among
          Intuit Inc., Computing Resources, Inc., Ranson W. Webster
          and Harry D. Hart and Amendment No. 1 thereto dated April
          30, 1999
 3.01(6)  Certificate of Incorporation of Intuit dated February 1,
          1993
 3.02(7)  Certificate of Amendment to Intuit's Certificate of
          Incorporation dated December 14, 1993
 3.03(8)  Certificate of Amendment to Intuit's Certificate of
          Incorporation dated January 18, 1996
 3.04(9)  Certificate of Designations of Series B Junior Participating
          Preferred Stock dated May 1, 1998
 3.05(10) Amended and Restated Rights Agreement, dated October 5, 1998
 3.06(10) Certificate of Retirement of Series A Preferred Stock dated
          September 16, 1998
 3.07(11) Bylaws of Intuit, as amended and restated effective April
          29, 1998
 4.01(10) Form of Specimen Certificate for Intuit's Common Stock
 4.02(10) Form of Right Certificate for Series B Junior Participating
          Preferred Stock (included in Exhibit 3.05)
 4.03(5)  Registration Rights Agreement dated as of May 3, 1999 by and among Intuit Inc., Ranson W. Webster and Norma J. Webster
          and Harry D. and Carla J. Hart
 5.01     Opinion of counsel regarding the legality of the securities being registered*
 8.01     Opinion of Fenwick & West LLP regarding tax matters*
 8.02     Opinion of Fenwick & West LLP regarding tax matters*
 8.03     Opinion of Honigman Miller Schwartz and Cohn regarding tax matters*
 8.04     Opinion of Honigman Miller Schwartz and Cohn regarding tax matters*
10.01(6)  Intuit 1988 Stock Option Plan and related documents
10.02(12) 1992 Stock Option Plan of ChipSoft and related documents
10.03(22) Intuit Inc. 1993 Equity Incentive Plan and related documents, as amended through February 19, 1999
10.04(13) Intuit Inc. 1996 Employee Stock Purchase Plan, as amended through January 15, 1999
10.05(22) Intuit Inc. 1996 Directors Stock Option Plan, and related documents, as amended through February 19, 1999
10.06(6)  Intuit's form of Non-Plan Non-Qualified Stock Option
          Agreement
10.07(14) Intuit Inc. 1998 Option Plan for Mergers and Acquisitions,
          as amended through April 28, 1999 and related documents
10.08(22) Intuit Inc. Form Of Amendment to All Stock Options
          Outstanding At February 19, 1999
10.09(7)  Letter Agreement of Employment dated March 30, 1994 between
          Intuit and William V. Campbell
10.10(6)  Form of Indemnification Agreement entered into by Intuit with each of its directors and certain executive officers

EXHIBIT
 NUMBER                          EXHIBIT TITLE
-------                          -------------
10.12(15) Supply Agreement dated August 23, 1995 by and between Intuit
          Inc. and John H. Harland Company
10.13(16) Distribution, Assumption and Assignment Agreement dated as of August 7, 1997 between Intuit and Parsons Technology,
          Inc. (schedules and attachments thereto to be furnished to the Commission upon request)
10.14(17) Securities Contract, dated as of May 5, 1999 between Lacerte
          Software Corporation, a wholly-owned subsidiary of Intuit
          and Credit Suisse Financial Products
10.15(17) Pledge Agreement, dated as of May 5, 1999, among Lacerte
          Software Corporation, Credit Suisse Financial Products and
          Credit Suisse First Boston
10.16(18) Stock Purchase and Option Agreement by and between Security
          First Technologies Corporation and Intuit Inc., dated as of
          May 16, 1999
10.17(22) Master Agreement between Intuit Inc. and Modus Media
          International, Inc., dated as of August 31, 1999
10.18(19) Lease Agreement dated as of November 30, 1994 between Intuit and Charleston Properties for 2700 Coast Drive, Mountain
          View, California to commence on January 1, 1999
10.19(19) Lease Agreement dated as of November 30, 1994 between Intuit and Charleston Properties for 2750 Coast Drive, Mountain
          View, California to commence on January 1, 1998
10.20(19) Lease Agreement dated as of November 30, 1994 between Intuit and Charleston Properties for 2475 Garcia Drive, Mountain
          View, California
10.21(19) Lease Agreement dated as of November 30, 1994 between Intuit and Charleston Properties for 2525 Garcia Drive, Mountain
          View, California
10.22(19) Lease Agreement dated as of November 30, 1994 between Intuit and Charleston Properties for 2535 Garcia Drive, Mountain
          View, California
10.23(20) Lease Agreement dated as of November 30, 1994 between Intuit and Charleston Properties for 2500 Garcia Drive, Mountain
          View, California
10.24(20) Lease Agreement dated as of November 30, 1994 between Intuit and Charleston Properties for 2550 Garcia Drive, Mountain
          View, California
10.25(10) Lease Agreement dated as of January 7, 1998 between Intuit and Charleston Properties for 2650 Casey Drive, Mountain
          View, California
10.26(21) Build-to-Suit Lease Agreement dated as of June 9, 1995 between Intuit and Kilroy Realty Corporation, successor to
          UTC Greenwich Partners, a California limited partnership
10.27(21) Lease Agreement dated as of August 31, 1995 between Intuit and Airport Business Center Associates Limited Partnership,
          an Arizona limited partnership
10.28(10) Offer to Purchase Real Estate Agreement dated as of October
          14, 1997, as amended on December 5, 1997, between Intuit
          Inc. and General American Life Insurance Company, for
          property located at 110 Juliad Court, Fredericksburg,
          Virginia (purchase and sale agreement)
10.29(10) Build-to-Suit Lease Agreement dated as of April 8, 1998, between Intuit and TACC Investors, LLC for property located at 2800 East Commerce Center Place, Tucson, Arizona
10.30(10) Amendment to Lease Agreement dated as of June 9, 1995, dated
          April 14, 1998 between Intuit and Kilroy Realty Corporation, a successor to UTC Greenwich Partners, a California Limited
          Partnership
10.31(22) Deed of Lease dated as of July 27, 1999 between Intuit and
          Waterfront I Corporation for 44 Canal Center Plaza,
          Alexandria, Virginia

EXHIBIT
 NUMBER                          EXHIBIT TITLE
-------                          -------------
10.32(22) Lease Agreement dated as of January 1, 1994 between Intuit as successor in interest to Computing Resources, Inc. and
          1285 Financial Boulevard, Inc. for 1285 Financial Boulevard,
          Reno, Nevada
10.33(22) Lease Agreement dated as of June 1, 1993 between Intuit as successor in interest to Computing Resources, Inc. who is
          successor in interest to Pioneer Bank and Dermody Properties for 5400 Equity Avenue, Reno, Nevada
10.34(22) Lease Agreement dated as of January 1, 1996 between Intuit as successor in interest to Computing Resources, Inc. and
          565 Rio Vista Drive, Inc. for 565 Rio Vista Drive, Fallon,
          Nevada
10.35(22) Office Space Lease dated as of May 5, 1999 between Intuit as successor in interest to Computing Resources, Inc. and
          Starwood/SVP L.L.C. for 21061 S. Western Avenue, Torrance,
          California
10.36(22) Standard Industrial/Commercial Multi-Tenant Lease -- Gross
          dated February 5, 1999 between Intuit as successor in
          interest to Computing Resources, Inc. and Powell
          Electronics, Inc. for 2240 Lundy Avenue, San Jose,
          California
10.37(22) Sublease Agreement and Amendments between Lacerte Software
          Corporation and Oryx Energy Company for 13155 Noel Road,
          Suite 2200, Dallas, Texas
21.01(22) List of Intuit's Subsidiaries
23.01     Consent of counsel (included in Exhibit 5.01)*
23.02     Consent of Fenwick & West LLP (included in Exhibit 8.01)*
23.03     Consent of Fenwick & West LLP (included in Exhibit 8.02)*
23.04     Consent of Honigman Miller Schwartz and Cohn (included in
          Exhibit 8.03)*
23.05     Consent of Honigman Miller Schwartz and Cohn (included in
          Exhibit 8.04)*
23.06     Consent of Ernst & Young LLP, Independent Auditors*
23.07     Independent Auditor's Consent (KPMG LLP)*
24.01     Power of Attorney (see signature page)*
99.01     Notice of Special Meeting of Rock Financial Corporation
          (Incorporated by reference to the prospectus/proxy statement that is part of this registration statement.)*
99.02     Notice of Special Meeting of Title Source, Inc.
          (Incorporated by reference to the prospectus/proxy statement that is part of this registration statement.)*
99.03     Form of Proxy of Rock Financial Corporation*
99.04     Form of Proxy of Title Source, Inc.*
99.05     Fairness Opinion of Bear, Stearns & Co. Inc. (Incorporated
          by reference to Annex C to the prospectus/proxy statement
          that is part of this registration statement.)*

-------------------------
  *  Filed herewith.

 (1) Filed as an exhibit to Intuit's Form 10-K for the fiscal year ended July 31, 1996, filed with the Commission on October 24, 1996 and incorporated by reference

 (2) Filed as an exhibit to Intuit's Form 10-Q for the quarter ended January 31, 1997, filed with the Commission on March 14, 1997 and incorporated by reference

 (3) Incorporated by reference from Intuit's report on Schedule 13D with respect to its beneficial ownership of shares of Checkfree Corporation filed with the Commission on February 6, 1997

 (4) Filed as an exhibit to Intuit's Form 8-K, Amendment No. 1, filed with the Commission on May 19, 1998 and incorporated by reference

 (5) Filed as an Exhibit to Intuit's Form 8-K filed with the Commission on May 7, 1999 and incorporated by reference

 (6) Filed as an exhibit to Intuit's Registration Statement on Form S-1, filed with the Commission on February 3, 1993, as amended (File No. 33-57884) and incorporated by reference

 (7) Filed as an exhibit to Intuit's Form 10-K as originally filed with the Commission on October 31, 1994, as amended, and incorporated by reference

 (8) Filed as an exhibit to Intuit's Form 10-Q for the quarter ended January 31, 1996, filed with the Commission on March 15, 1996 and incorporated by reference

 (9) Filed as an exhibit to Intuit's Registration Statement on Form 8-A filed with the Commission on May 5, 1998 and incorporated by reference

(10) Filed as an Exhibit to Intuit's Form 10-K for the fiscal year ended July 31, 1998, filed with the Commission on October 6, 1998 and incorporated by reference

(11) Filed as an exhibit to Intuit's Form 8-K filed with the Commission on May 2, 1998 and incorporated by reference

(12) Filed as an exhibit to the ChipSoft Form S-1 registration statement filed with the Commission on February 24, 1993 (file No. 33-57692) and incorporated by reference

(13) Filed as an Exhibit to Intuit's Registration Statement on Form S-8, filed with the Commission on January 25, 1999 and incorporated by reference

(14) Filed as an Exhibit to Intuit's Registration Statement on Form S-8, filed with the Commission on May 7, 1999 and incorporated by reference

(15) Filed as an exhibit to Intuit's Form 10-Q for the quarter ended October 31, 1995, filed with the Commission on December 14, 1995 and incorporated by reference

(16) Filed as an exhibit to Intuit's Form 8-K filed with the Commission on August 22, 1997 and incorporated by reference

(17) Filed as an Exhibit to Intuit's Schedule 13D/Amendment No. 3, filed with the Commission on May 6, 1999 and incorporated by reference

(18) Filed as an Exhibit to Intuit's Form 10-Q for the quarter ended April 30, 1999 and incorporated by reference

(19) Filed as an exhibit to Intuit's Form 10-Q for the quarter ended January 31, 1995, filed with the Commission on March 17, 1995 and incorporated by reference

(20) Filed as an exhibit to Intuit's Form 10-K for the fiscal year ended July 31, 1997, filed with the Commission on October 15, 1997 and incorporated by reference

(21) Filed as an exhibit to Intuit's Form 10-K for the fiscal year ended July 31, 1995, filed with the Commission on October 30, 1995 and incorporated by reference

(22) Filed as an exhibit to Intuit's Form 10-K for the fiscal year ended July 31, 1999, filed with the Commission on October 12, 1999 and incorporated by reference.

(b) Financial Statement Schedules

     The information required to be set forth herein is incorporated by reference to the Registrant's annual report on Form 10-K for the year ended July 31, 1999.

(c) Report, Opinion or Appraisal

     Fairness Opinioin of Bear, Stearns & Co. Inc. (Incorporated by reference to Annex C to the prospectus/proxy statement that is part of this registration statement.)

ITEM 22. UNDERTAKINGS

     The undersigned registrant hereby undertakes:

     (a) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (b) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

     (c) That every prospectus (i) that is filed pursuant to paragraph (b) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant, Intuit, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on this 5th day of November, 1999.

                                          INTUIT, INC.

                                          By:      /s/ GREG J. SANTORA
                                            ------------------------------------
                                                      GREG J. SANTORA
                                                   Senior Vice President
                                                and Chief Financial Officer

                               POWER OF ATTORNEY

     Each individual whose signature appears below constitutes and appoints William V. Campbell and Greg J. Santora, and each of them, his or her attorneys-in-fact and agents, each with the power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting to the attorneys-in-fact and agents, and each of them, full power and authority to do each and every act and thing necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                   TITLE                   DATE
                      ---------                                   -----                   ----
PRINCIPAL EXECUTIVE OFFICER:
/s/ WILLIAM V. CAMPBELL                                  Acting Chief Executive     November 5, 1999
-----------------------------------------------------  Officer and Chairman of the
William V. Campbell                                        Board of Directors

PRINCIPAL FINANCIAL/ ACCOUNTING OFFICER

/s/ GREG J. SANTORA                                     Senior Vice President and   November 5, 1999
-----------------------------------------------------    Chief Financial Officer
Greg J. Santora

                      SIGNATURE                                   TITLE                   DATE
                      ---------                                   -----                   ----
ADDITIONAL DIRECTORS

/s/ SCOTT D. COOK                                               Director            November 5, 1999
-----------------------------------------------------
Scott D. Cook

/s/ CHRISTOPHER W. BRODY                                        Director            November 5, 1999
-----------------------------------------------------
Christopher W. Brody

/s/ L. JOHN DOERR                                               Director            November 5, 1999
-----------------------------------------------------
L. John Doerr

/s/ DONNA L. DUBINSKY                                           Director            November 5, 1999
-----------------------------------------------------
Donna L. Dubinsky

/s/ MICHAEL R. HALLMAN                                          Director            November 5, 1999
-----------------------------------------------------
Michael R. Hallman

/s/ WILLIAM H. HARRIS, JR.                                      Director            November 5, 1999
-----------------------------------------------------
William H. Harris, Jr.

/s/ BURTON J. MCMURTRY                                          Director            November 5, 1999
-----------------------------------------------------
Burton J. McMurtry

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                           EXHIBIT TITLE
-------                          -------------
 2.01     Agreement and Plan of Merger among Intuit Inc., Merger Sub
          1, Inc., Merger Sub 2, Inc. and Rock Financial Corporation
          and Title Source, Inc. dated as of October 6, 1999.
          (Incorporated by reference to Annex A to the
          prospectus/proxy statement that is part of this registration statement.) (Schedules and similar attachments will be
          furnished to the Commission upon request.)
 2.02     Stock Option Agreement between Intuit Inc. and Rock
          Financial Corporation dated October 6, 1999. (Incorporated by reference to Annex B to the prospectus/proxy statement
          that is part of this registration statement.)
 2.03     Form of Rock Voting Agreement, between specified
          shareholders of Rock Financial Corporation and Intuit Inc.
          (Incorporated by reference to Annex D to the
          prospectus/proxy statement that is part of this registration statement.)
 2.04     Form of Title Voting Agreement, between specified
          shareholders of Title Source, Inc. and Intuit Inc.
          (Incorporated by reference to Annex E to the
          prospectus/proxy statement that is part of this registration statement.)
 5.01     Opinion of counsel regarding the legality of the securities being registered
 8.01     Opinion of Fenwick & West LLP regarding tax matters
 8.02     Opinion of Fenwick & West LLP regarding tax matters
 8.03     Opinion of Honigman Miller Schwartz and Cohn regarding tax matters
 8.04     Opinion of Honigman Miller Schwartz and Cohn regarding tax matters
23.01     Consent of counsel (included in Exhibit 5.01)
23.02     Consent of Fenwick & West LLP (included in Exhibit 8.01)
23.03     Consent of Fenwick & West LLP (included in Exhibit 8.02)
23.04     Consent of Honigman Miller Schwartz and Cohn (included in
          Exhibit 8.03)
23.05     Consent of Honigman Miller Schwartz and Cohn regarding tax matters (included in Exhibit 8.04)
23.06     Consent of Ernst & Young LLP, Independent Auditors
23.07     Independent Auditor's Consent (KPMG LLP)
24.01     Power of Attorney (see signature page)
99.01     Notice of Special Meeting of Rock Financial Corporation
          (Incorporated by reference to the prospectus/proxy statement that is part of this registration statement.)
99.02     Notice of Special Meeting of Title Source, Inc.
          (Incorporated by reference to the prospectus/proxy statement that is part of this registration statement.)
99.03     Form of Proxy of Rock Financial Corporation
99.04     Form of Proxy of Title Source, Inc.
99.05     Fairness Opinion of Bear, Stearns & Co. Inc. (Incorporated
          by reference to Annex C to the prospectus/proxy statement
          that is part of this registration statement.)
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